SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                      Filed by the Registrant (X) Filed by
                      a Party other than the Registrant ( )

                           Check the appropriate box:

        (X) Preliminary Proxy Statement ( ) Confidential, for Use of the
                          Commission Only (as permitted
                              by Rule 14a-6(e)(2))
                         ( ) Definitive Proxy Statement
                       ( ) Definitive Additional Materials
 ( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INCYTE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule, or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                          INCYTE PHARMACEUTICALS, INC.



                              _______________, 1998



Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Incyte Pharmaceuticals, Inc. (the "Company"). The meeting will be held at [______] a.m. Pacific Time, on _______________, 1998 at the [Stanford Park Hotel, 100 El Camino Real, Menlo Park, California].

           At the Special Meeting, you will be asked to consider and approve a proposal (the "Incyte Genetics Stock Proposal") being recommended by your Board of Directors (the "Board") in order to effect a comprehensive plan that will create two series of Common Stock. These series are intended to reflect separately the performance of the Company's new Incyte Genetics division, encompassing the Company's businesses of providing information-based tools and services to the pharmaceutical industry to help them better understand the role of genetic variation in human disease and drug response ("Incyte Genetics") and its Incyte General division, encompassing the Company's businesses that are not attributable to Incyte Genetics ("Incyte General". The plan will authorize the Board to issue the remaining authorized Common Stock as shares of either such series or to designate and issue such shares as a new series of Common Stock. Incyte General and Incyte Genetics are sometimes referred to herein collectively as the "Divisions" and individually as a "Division."

         The Incyte Genetics Stock Proposal was adopted by the Board to separate the business, cash flows and reported operating results of Incyte Genetics from the rest of the Company's business. The Incyte Genetics Stock Proposal is intended to charge the managers of each Division with the responsibility of maximizing the returns from their businesses and permit the use of the Company's stock incentive plans to provide more focused incentives to those management teams and to employees of the two Divisions. In addition, this new equity structure should increase the Company's flexibility in raising capital and responding to acquisitions and other strategic opportunities by enabling the Company to issue either Incyte Genetics Stock or Incyte General Stock as appropriate under the particular circumstances.

         By providing investors with separate series of Common Stock intended to reflect the respective performances of the Company's businesses, the Incyte Genetics Stock Proposal should allow investors and analysts to gain a better understanding of each business and enable investors to invest in either or both securities depending upon their individual investment objectives. The Board believes that the separate reporting of each Division's results should result in greater market recognition of the value of each of these businesses, while at the same time enabling the Company to preserve the operational and financial benefits it currently enjoys as a single company.

         The key elements of this plan are as follows:

o CREATION OF TRACKING STOCK. The Company will create two series of Common Stock that are intended to reflect separately the performance of Incyte Genetics and Incyte General. In order to do this, the Company's Restated Certificate of Incorporation will be amended and restated to provide for the issuance of the Company's 75,000,000 shares of authorized Common Stock in series by action of the Board, of which 35,000,000 shares would initially be designated by the Board as Incyte Pharmaceuticals, Inc.-- Incyte General Common Stock ("Incyte General Stock") and 15,000,000 shares would initially be designated as Incyte Pharmaceuticals, Inc.-- Incyte Genetics Common Stock ("Incyte Genetics Stock"), in each case with the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as are described in the accompanying Proxy Statement. The 25,000,000 remaining shares would be available for issuance by the Board as Incyte Genetics Stock or Incyte General Stock or for designation and issuance in one or more additional series of Common Stock with the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of any such additional series determined by the Board.

o REDESIGNATION OF EXISTING COMMON STOCK. Each outstanding share of the Company's existing Common Stock will be redesignated as one share of Incyte General Stock.

o POSSIBLE PRIVATE PLACEMENT AND/OR INITIAL PUBLIC OFFERING OF INCYTE GENETICS STOCK. Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal and subject to prevailing market and other conditions, the Company currently intends to (a) sell shares of Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock in a private placement to a limited number of pharmaceutical companies (the "Incyte Genetics Private Placement") and
          (b) depending on the capital needs of Incyte Genetics, to offer to the public, for cash, shares of Incyte Genetics Stock (the "Incyte Genetics Public Offering"). The Company currently plans to issue any such shares from the authorized but unissued shares of capital stock, as determined by the Board, and to allocate the net proceeds of any Incyte Genetics Private Placement and any Incyte Genetics Public Offering to Incyte Genetics. Subject to prevailing market and other conditions, the Company currently expects that any Incyte Genetics Public Offering would take place in 1999 and any Incyte Genetics Private Placement would take place prior to any Incyte Genetics Public Offering.

o PROPOSED DISTRIBUTION OF INCYTE GENETICS DESIGNATED SHARES. Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal, the Company currently intends to distribute up to 12,000,000 shares of Incyte Genetics Stock in the form of a stock dividend to the holders of Incyte General Stock (the "Incyte Genetics Distribution"). The Company currently expects that the Incyte Genetics Distribution would take place at least six months after the completion of any Incyte Genetics Public Offering, but in no event more than 360 days after the filing of the amendment and restatement of the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware.

         The Incyte Genetics Stock Proposal will not result in a distribution or spin-off to stockholders of any assets or liabilities of the Company or its subsidiaries. Holders of Incyte Genetics Stock and Incyte General Stock will be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in Incyte Pharmaceuticals, Inc. and all of its businesses, assets and liabilities. Following implementation of the Incyte Genetics Stock Proposal, there can be no assurance as to whether or to what extent the market values of the Incyte Genetics Stock and the Incyte General Stock will reflect the separate performance of the Company's businesses they are intended to track, or that the combined market values of the Incyte Genetics Stock and the Incyte General Stock will equal or exceed the market value of the Company's existing Common Stock. Implementation of the Incyte Genetics Stock Proposal will, to an extent, make the capital structure of the Company more complex and may give rise to occasions when the interests of the holders of Incyte Genetics Stock and the holders of Incyte General Stock may diverge or conflict. In addition, the authorized but unissued shares of Common Stock will be available for issuance from time to time at the sole discretion of the Board as Incyte Genetics Stock, Incyte General Stock or as a new series of Common Stock with voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions determined by the Board.

         At the Special Meeting, you also will be asked to consider and approve related proposals to amend the Company's 1991 Stock Plan, the Company's 1997 Employee Stock Purchase Plan and the Company's 1993 Directors' Stock Option Plan (the "Additional Proposals").

         THE BOARD HAS CAREFULLY CONSIDERED THE TERMS OF THE INCYTE GENETICS STOCK PROPOSAL AND EACH OF THE ADDITIONAL PROPOSALS AND BELIEVES THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY HAS RECOMMENDED THAT YOU APPROVE THESE PROPOSALS, WHICH ARE DESCRIBED IN MORE DETAIL IN THE ACCOMPANYING PROXY STATEMENT. YOU ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY PRIOR TO VOTING YOUR SHARES.

         PLEASE GIVE THESE PROXY MATERIALS YOUR CAREFUL ATTENTION. BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF EXISTING COMMON STOCK IS REQUIRED TO APPROVE THE INCYTE GENETICS STOCK PROPOSAL, SHARES THAT ARE NOT VOTED WILL HAVE THE EFFECT OF A VOTE AGAINST THE INCYTE GENETICS STOCK PROPOSAL.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

Sincerely yours,


Roy A. Whitfield
Chief Executive Officer

                          INCYTE PHARMACEUTICALS, INC.

                  --------------------------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD _______________, 1998

                  --------------------------------------------


              To the Stockholders of Incyte Pharmaceuticals, Inc.:


         A Special Meeting of Stockholders of Incyte Pharmaceuticals, Inc. (the "Company") will be held at [the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California] on [__________], 1998, at [______] a.m., Pacific Time, for the following purposes:

1. To consider and vote upon a proposal (the "Incyte Genetics Stock Proposal") to authorize an amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation" and, as so amended and restated, the "Amended and Restated Certificate") that would:

         (a) provide for the issuance of the Company's common stock, par value $.001 (the "Common Stock"), in series by action of the Board of Directors (the "Board"), of which 35,000,000 shares would initially be designated by the Board as Incyte Pharmaceuticals, Inc. -- Incyte General Common Stock, par value $.001 ("Incyte General Stock"), 15,000,000 shares would initially be designated as Incyte Pharmaceuticals, Inc. -- Incyte Genetics Common Stock, par value $.001 ("Incyte Genetics Stock"), and 25,000,000 shares would initially be undesignated;

         (b) authorize the Board to issue any undesignated shares of Common Stock as Incyte Genetics Stock or Incyte General Stock or to designate and issue such shares in one or more additional series of Common Stock and to determine the number of shares, and the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of any such series; and

         (c) redesignate each outstanding share of the Company's existing common stock, par value $.001 (the "Existing Common Stock"), as one share of Incyte General Stock.

2. To consider and vote upon a proposal to amend the Company's 1991 Stock Plan to provide that shares of Incyte General Stock and Incyte Genetics Stock may be issued under the plan and to reserve 6,300,000 shares of Incyte General Stock (the amount currently reserved under the 1991 Stock Plan) and 2,300,000 shares of Incyte Genetics Stock for issuance thereunder.

3. To consider and vote upon a proposal to amend the Company's 1997 Employee Stock Purchase Plan to provide that shares of Incyte General Stock and Incyte Genetics Stock may be issued under the plan and to reserve 400,000 shares of Incyte General Stock (the amount currently reserved under the 1993 Director's Stock Option Plan) and 400,000 shares of Incyte
           Genetics Stock for issuance thereunder; and

4. To consider and vote upon a proposal to amend the Company's 1993 Directors' Stock Option Plan to provide that the automatic stock option grants thereunder will be made in a fixed proportion that reflects the ratio of the number of shares of Incyte General Stock outstanding at the time of grant to the number of shares of Incyte Genetics Stock then outstanding and to reserve 400,000 shares of Incyte General Stock (the amount currently reserved under the 1993 Director's Stock Option Plan) and 200,000 shares of Incyte Genetics Stock for issuance thereunder.

         Information relating to the four proposals, including the full text of the proposed Amended and Restated Certificate, is contained in the accompanying Proxy Statement. The accompanying Amended and Restated Certificate identifies all amendments to be made to the Certificate of Incorporation in connection with the proposals set forth in this Notice of Special Meeting of Stockholders and the transactions contemplated hereby. Stockholders are urged to review the Proxy Statement in its entirety prior to voting their shares.

         If Proposal 1 is not approved by the stockholders, Proposals 2, 3 and 4 will not be implemented. Accordingly, a vote against Proposal 1 will have the effect of a vote against Proposals 2, 3 and 4. If Proposal 1 is approved by the stockholders, it will be implemented whether or not Proposals 2, 3 or 4 are approved.

         The approval of Proposal 1 will require the affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock. The approval of Proposals 2, 3 and 4 will require the affirmative vote of holders of a majority of the shares of Existing Common Stock present in person or represented by proxy at the meeting and entitled to vote thereon. Stockholders are not entitled to dissenters' rights with regard to any of the proposals.

         Stockholders of record as of the close of business on [_______________], 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available at the Secretary's office, 3174 Porter Drive, Palo Alto, California, for ten days before the meeting.

         It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

                                        By Order of the Board of Directors


                                        Lee Bendekgey
                                        Vice President, Legal Affairs
                                         and Secretary


_________________, 1998

                                TABLE OF CONTENTS


                                                                            Page

PROXY STATEMENT............................................................ 1

QUESTIONS AND ANSWERS...................................................... 4

PROXY STATEMENT SUMMARY.................................................... 9

INCYTE PHARMACEUTICALS, INC.
  SELECTED CONSOLIDATED FINANCIAL DATA ....................................

INCYTE GENERAL
  SELECTED COMBINED FINANCIAL DATA.........................................28

INCYTE GENETICS
  SELECTED COMBINED FINANCIAL DATA.........................................30

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
  PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
  1995.....................................................................31

RISK FACTORS...............................................................32
  Stockholders of One Company; Financial Effects of One Division Could
        Adversely Affect the Other Division................................32
  Limited Separate Stockholder Rights......................................33
  Limited Separate Voting Rights; Variable Voting Rights...................33
  Management and Allocation Policies Subject to Change.....................35
  Potential Divergence of Interests; No Specific Procedures for Resolution.35 Fiduciary Duties of the Board Owed to All Stockholders Regardless
        of Class or Series.................................................38
  Transfer of Funds Between Divisions; Equity Contributions................39
  Absence of Approval Rights with Respect to Future Issuances of Authorized Shares...............................................40
  No Assurances as to Market Price.........................................41
  Limitations on Potential Unsolicited Acquisitions........................41
  Anti-Takeover Considerations.............................................42
  No Assurance of Completion of Transactions...............................42
  Certain Federal Income Tax Considerations................................42

PRICE RANGE OF AND DIVIDENDS ON EXISTING COMMON STOCK......................44

GENERAL....................................................................45

PROPOSAL 1 -- INCYTE GENETICS STOCK PROPOSAL...............................46
       General.............................................................46

                                TABLE OF CONTENTS
                                   (continued)

                                                                          Page

       Background And Reasons for the Incyte Genetics Stock Proposal.......47
       Vote Required.......................................................51
       Recommendation of the Board of Directors............................51
       Dividend Policy.....................................................51
       Certain Management and Allocation Policies..........................51
       Description of Incyte General Stock and Incyte Genetics Stock.......58
       Incyte Genetics Designated Shares...................................72
       Stock Transfer Agent and Registrar..................................73
       Nasdaq National Market..............................................73
       No Dissenters' Rights...............................................73
       Certain Federal Income Tax Consequences.............................73
       Restatement of Rights Agreement.....................................75
       Anti-takeover Considerations........................................78

PROPOSAL 2 -- AMENDMENT OF THE 1991 STOCK PLAN.............................81
       Summary of Amendments...............................................81
       Summary of the Restated Stock Plan..................................81

PROPOSAL 3 -- AMENDMENT OF THE 1997 EMPLOYEE STOCK PURCHASE
       PLAN................................................................87
       Summary of Amendments...............................................87
       Summary of the Restated ESPP........................................87

PROPOSAL 4 -- AMENDMENT OF THE 1993 DIRECTORS' STOCK OPTION PLAN...........90
       Description of Amendments...........................................90
       Summary of the Restated Directors' Option Plan......................90

EXECUTIVE COMPENSATION.....................................................93
       Summary Compensation Table..........................................93
       Compensation of Directors...........................................96
       Compensation Committee Interlocks and Insider Participation.........96

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
       MANAGEMENT..........................................................97

INDEPENDENT AUDITORS.......................................................99

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING.........................100

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page



ANNEX A: Amended and Restated Certificate of Incorporation...................A-1

ANNEX B: Amended and Restated 1991 Stock Plan................................B-1

ANNEX C: Amended and Restated 1997 Employee Stock Purchase Plan..............C-1

ANNEX D: Amended and Restated 1993 Directors' Stock Option Plan..............D-1

ANNEX E: Incyte Pharmaceuticals, Inc.........................................E-1

ANNEX F: Incyte General......................................................F-1

ANNEX G: Incyte Genetics.....................................................G-1

ANNEX H: Additional Financial Information....................................H-1

ANNEX I: Factors That May Affect Results.....................................I-1

ANNEX J: Certain Scientific Terms............................................J-1

                            GLOSSARY OF DEFINED TERMS


         Set forth below are certain defined terms used in this Proxy Statement and the Annexes thereto, showing the pages on which each term is defined:

Acquiring Person............................................................
Additional Proposals........................................................
Affymetrix..................................................................
Amended and Restated Certificate............................................
Available Dividend Amount...................................................
Board.......................................................................
Business Judgment Rule......................................................
ByLaws......................................................................
Celera......................................................................
Certificate of Incorporation................................................
ChaseMellon.................................................................
Code........................................................................
Commercial Product or Service...............................................
Committee...................................................................
Common Stock................................................................
Common Stock Right..........................................................
Company.....................................................................
Convertible Securities......................................................
Delaware Law................................................................
diaDexus....................................................................
Directors' Option Plan......................................................
Disposition.................................................................
Distribution................................................................
Distribution Date...........................................................
Division....................................................................
Effective Date..............................................................
ESSP........................................................................
Existing Common Stock.......................................................
Expense Allocation..........................................................
Fair Value of the Net Proceeds..............................................
Fair Value..................................................................
GATT........................................................................
Generating Division.........................................................
Hexagen.....................................................................
INCY........................................................................
Incyte Genetics Public Offering.............................................
Incyte Genetics Stock.......................................................

Incyte Genetics Designated Shares...........................................
Incyte Genetics Subsidiaries................................................
Incyte Genetics Stock Proposal..............................................
Incyte Genetics Private Placement...........................................
Incyte Management...........................................................
Incyte General Stock........................................................
Incyte Pharmaceuticals, Inc.................................................
Interdivision Transactions..................................................
Interdivision Asset Transfer................................................
ISO.........................................................................
Key Genetics Program........................................................
LifeSeq Genome(TM) Database.................................................
LifeSeq FL(R) Database......................................................
LifeSeq(R) Database.........................................................
Liquidation Units...........................................................
Market Value................................................................
Material Asset Transfer.....................................................
Merck.......................................................................
Merger Right................................................................
Nasdaq Stock Market, Inc....................................................
Net Proceeds................................................................
NSO.........................................................................
Offering Period.............................................................
PathoSeq Database...........................................................
PCT.........................................................................
Permitted Offer.............................................................
PhytoSeq(TM) Database.......................................................
Plan Effective Date.........................................................
Preferred Stock.............................................................
Proxy Statement.............................................................
Publicly Traded.............................................................
Purchase Period.............................................................
Purchasing Division.........................................................
Redemption Price............................................................
Related Business Transaction................................................
Restated Directors' Option Plan.............................................
Restated Rights Agreement...................................................
Restated Stock Plan.........................................................
Restated ESPP...............................................................
Rights Agent................................................................
Rights Agreement............................................................
Safe Harbor Provisions......................................................

Securities Exchange Act of 1934.............................................
Selling Division............................................................
Series A Shares.............................................................
Series B Shares.............................................................
Service.....................................................................
SNPs........................................................................
Special Meeting.............................................................
Special Voting Rights.......................................................
Stock Plan..................................................................
Subscription Right..........................................................
Substantially All of the Properties and Assets..............................
Synteni.....................................................................
Tax Attributes..............................................................
TIGR........................................................................
Tracking Stock..............................................................
Trading Day.................................................................
USPTO.......................................................................
Voting Stock................................................................
ZooSeq(TM) Database.........................................................




         Certain scientific terms used in this Proxy Statement and the Annexes attached hereto are defined in Annex J - Certain Scientific Terms attached hereto.

                          INCYTE PHARMACEUTICALS, INC.
                                3174 Porter Drive
                           Palo Alto, California 94304


                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS

         This Proxy Statement, first mailed to stockholders on or about _______________, 1998, is furnished in connection with the solicitation by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form from holders of outstanding shares of the Company's common stock, par value $.001 (the "Existing Common Stock"), for use at a special meeting of stockholders to be held at [_________] a.m. Pacific Time, on [________], 1998, and at any adjournments or postponements thereof (the "Special Meeting"). For an index indicating the pages on which certain terms used in this Proxy Statement are defined, see "Glossary of Defined Terms" located immediately following the Table of Contents of this Proxy Statement.

         At the Special Meeting, holders of the Existing Common Stock will be asked to consider and approve a proposal (the "Incyte Genetics Stock Proposal") to authorize the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") as set forth in Annex A (the Certificate of Incorporation as so amended and restated, the "Amended and Restated Certificate"), in order to effect a comprehensive plan that will (i) create two new series of Common Stock that are intended to reflect separately the performance of the Company's new Incyte Genetics division, encompassing the Company's businesses of providing information-based tools and services to the pharmaceutical industry to help them better understand the role of genetic diversity in human disease and drug response ("Incyte Genetics") and its Incyte General division, encompassing the Company's businesses that are not attributable to Incyte Genetics ("Incyte General"), and (ii) authorize the Board to issue the remaining authorized Common Stock as shares of either such series or to designate and issue such shares as a new series of Common Stock. Incyte General and Incyte Genetics are sometimes referred to herein collectively as the "Divisions" and individually as a "Division."

         The key elements of this plan are as follows:

o The Company would create two series of Common Stock that are intended to reflect separately the performance of Incyte Genetics and Incyte General. In order to do this, the Company's Restated Certificate of Incorporation would be amended and restated to provide for the issuance of the Company's Common Stock in series by action of the Board of Directors (the "Board"), of which 35,000,000 shares would initially be designated by the Board as Incyte Pharmaceuticals, Inc.-- Incyte General Common Stock ("Incyte General Stock") and 15,000,000 shares would initially be designated as Incyte Pharmaceuticals, Inc. -- Incyte Genetics Common Stock ("Incyte Genetics Stock"), in each case with the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of each such series as are described in the accompanying Proxy Statement. The 25,000,000 remaining shares would be available for issuance by the Board as Incyte Genetics Stock or Incyte General Stock or for designation and issuance in one or more additional series of Common Stock with voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions determined by the Board.

o Each outstanding share of the Existing Common Stock would be redesignated as one share of Incyte General Stock.

o Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal and subject to prevailing market and other conditions, the Company currently intends to (a) sell shares of Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock in a private placement to a limited number of pharmaceutical companies (the "Incyte Genetics Private Placement") and (b) depending on the capital needs of Incyte Genetics, to offer to the public for cash shares of Incyte Genetics Stock (the "Incyte Genetics Public Offering"). The Company currently plans to issue any such shares from the authorized but unissued shares of capital stock, as determined by the Board, and to allocate the net proceeds of any Incyte Genetics Private Placement and any Incyte Genetics Public Offering to Incyte Genetics. Subject to prevailing market and other conditions, the Company currently expects that any Incyte Genetics Public Offering would take place in 1999 and any Incyte Genetics Private Placement would take place prior to any Incyte Genetics Public Offering.

o Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal, the Company currently intends to distribute up to 12,000,000 shares of Incyte Genetics Stock in the form of a stock dividend to the holders of Incyte General Stock (the "Incyte Genetics Distribution"). The Company currently expects that the Incyte Genetics Distribution would take place at least six months after the completion of any Incyte Genetics Public Offering, but in no event more than 360 days after the filing of the Amended and Restated Certificate with the Secretary of State of Delaware (the date of such filing being referred to as the "Effective Date").

         The Incyte Genetics Stock Proposal will not result in a distribution or spin-off to stockholders of any assets or liabilities of the Company or its subsidiaries. Holders of Incyte Genetics Stock and Incyte General Stock will be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in Incyte Pharmaceuticals, Inc. and all of its businesses, assets and liabilities. Following implementation of the Incyte Genetics Stock Proposal, there can be no assurance as to whether or to what extent the market values of the Incyte Genetics Stock and the Incyte General Stock will reflect the separate performance of the Company's businesses they are intended to track, or that the combined market values of the Incyte Genetics Stock and the Incyte General Stock will equal or exceed the market value of the Company's existing Common Stock. Implementation of the Incyte Genetics Stock Proposal will, to an extent, make the capital structure of the Company more complex and give rise to occasions when the interests of the holders of Incyte

Genetics Stock and the holders of Incyte General Stock diverge or conflict. In addition, the authorized but unissued shares of Common Stock will be available for issuance from time to time at the sole discretion of the Board as Incyte Genetics Stock, Incyte General Stock or as a new series of Common Stock with voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions determined by the Board. See "Risk Factors."

         The Existing Common Stock is approved for quotation on the Nasdaq National Market; however, there has been no prior market for Incyte General Stock or Incyte Genetics Stock. Application has been made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Incyte General Stock to be quoted on the Nasdaq National Market under the symbol INCY and for the quotation of the Incyte Genetics Stock on the Nasdaq National Market under the symbol [--------].

         Stockholders also will be asked to consider and approve three related proposals that would amend the Company's 1991 Stock Plan, the Company's 1997 Employee Stock Purchase Plan and the Company's 1993 Directors' Stock Option Plan (the "Additional Proposals").

         If the Incyte Genetics Stock Proposal is approved by the stockholders, the Company will file with the Secretary of State of the State of Delaware the Amended and Restated Certificate to effect the Incyte Genetics Stock Proposal. If the Incyte Genetics Stock Proposal is not approved by the stockholders, the Additional Proposals will not be implemented. Accordingly, a vote against the Incyte Genetics Stock Proposal will have the effect of a vote against each of the Additional Proposals. If the Incyte Genetics Stock Proposal is approved by the stockholders, it will be implemented whether or not the Additional Proposals are approved.

         The Board has carefully considered the terms of the Incyte Genetics Stock Proposal and each of the Additional Proposals and believes they are in the best interests of the Company and its stockholders. Accordingly, the Board unanimously has recommended that you approve these proposals, which are described in more detail in the Proxy Statement. You are urged to read the Proxy Statement in its entirety prior to voting your shares.

         Stockholders should note that, if the Incyte Genetics Stock Proposal is approved and the Existing Common Stock is redesignated as Incyte General Stock, stockholders will not have to send in their certificates representing shares of Existing Common Stock to be exchanged for certificates representing shares of Incyte General Stock. Do not mail your existing Common Stock certificates to either the Company or its transfer agent in connection with these transactions.

                              QUESTIONS AND ANSWERS
                                 RELATING TO THE
                         INCYTE GENETICS STOCK PROPOSAL
                            AND RELATED TRANSACTIONS


Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?

A: The Board is sending you this Proxy Statement to seek your approval, at a special meeting of stockholders to be held on [_______________], 1998 (the "Special Meeting") of a proposal (the "Incyte Genetics Stock Proposal") that would, among other things, provide for the issuance of the Company's Common Stock in series and create two new series of "tracking stock" that are intended to reflect separately the performance of the Company's newly-formed Incyte General and Incyte Genetics divisions, designated as Incyte General Stock and Incyte Genetics Stock, respectively. 35,000,000 shares of the Company's authorized Common Stock would initially be designated as Incyte General Stock, 15,000,000 shares would initially be designated as Incyte Genetics Stock and 25,000,000 shares would be initially undesignated. The undesignated shares would be authorized for designation and issuance by the Board as Incyte Genetics Stock, Incyte General Stock or as a new series of Common Stock with voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions determined by the Board. All of the outstanding shares of Existing Common Stock would be redesignated as Incyte General Stock.

     At the Special Meeting, you are also being asked to vote on related proposals to amend the Company's 1991 Stock Plan, 1997 Employee Stock Purchase Plan and 1993 Directors' Stock Option Plan in connection with the Incyte Genetics Stock Proposal (the "Additional Proposals").

     The Board is seeking your proxy to vote in favor of the Incyte Genetics Stock Proposal and the Additional Proposals at the Special Meeting.

Q:   WHAT IS A TRACKING STOCK?

A: Tracking stock, which is also referred to as "alphabet stock," "targeted stock" or "letter stock," represents shares of common stock of a corporation, in this case the Company, that are intended to "track" the performance of a business segment of that corporation. The Board proposes creating two new series of tracking stock, to be designated as Incyte General Stock and Incyte Genetics Stock:

     o The Incyte Genetics Stock is intended to reflect the separate performance of the Company's new Incyte Genetics division, encompassing the Company's businesses of providing information-based tools and services to the pharmaceutical industry to help them better understand the role of genetic diversity in human disease and drug response; and

     o The Incyte General Stock is intended to reflect the Company's Incyte General division, encompassing the Company's businesses that are not attributable to Incyte Genetics.

     There can be no assurance as to whether or to what extent the market values of the Incyte Genetics Stock and the Incyte General Stock will reflect the separate performance of the Company's businesses they are intended to track, or that the combined market values of the Incyte Genetics Stock and the Incyte General Stock will equal or exceed the market value of the Existing Common Stock.

Q:   WHAT ARE THE COMPANY'S PLANS IF THE INCYTE GENETICS STOCK PROPOSAL IS
     APPROVED?

A: If the Incyte Genetics Stock Proposal is approved, in addition to filing the Amended and Restated Certificate the Company intends to:

     o sell Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock in a private placement to a limited number of pharmaceutical companies, subject to prevailing market and other conditions, and allocate the net proceeds thereof to Incyte Genetics (the "Incyte Genetics Private Placement");

     o depending on the capital needs of Incyte Genetics, offer and sell Incyte Genetics Stock in a public offering for cash, subject to prevailing market and other conditions, and allocate the net proceeds thereof to Incyte Genetics (the "Incyte Genetics Public Offering"); and

     o distribute up to 12,000,000 shares of Incyte Genetics Stock to the holders of Incyte General Stock in the form of a stock dividend (the "Incyte Genetics Distribution").

Q:   WHEN WILL ALL OF THIS TAKE PLACE?

A: If the Incyte Genetics Stock Proposal is approved, the Company intends to file the Amended and Restated Certificate with the Secretary of State of Delaware shortly after the Special Meeting (the date such Amended and Restated Certificate is filed being the "Effective Date"). If approval is received as planned, the Effective Date would take place prior to January 1, 1999. The Company currently expects that the Incyte Genetics Private Placement will occur prior to any Incyte Genetics Public Offering and that any Incyte Genetics Public Offering would occur in 1999, in each case subject to prevailing market and other conditions. However, the Board could choose to conduct either any Incyte Genetics Private Placement or any Incyte Genetics Public Offering at any time or not to conduct either an Incyte Genetics

     Private Placement or an Incyte Genetics Public Offering or both, depending on the circumstances at the time. The Company currently expects that the Incyte Genetics Distribution will occur at least six months after any Incyte Genetics Public Offering, but in any event no later than 360 days after the Effective Date.

Q:   WHAT WILL I OWN FOLLOWING EFFECTIVENESS OF THE INCYTE GENETICS STOCK
     PROPOSAL?

A:   If the Incyte Genetics Stock Proposal is approved, as of the Effective
     Date you will continue to own a number of shares of Incyte General Stock equal to the current number of shares of Existing Common Stock that you currently own. Collectively, such shares of Incyte General Stock will represent 100% of the outstanding shares of Incyte General Stock immediately after the Effective Date. Pending the Incyte Genetics Distribution, which may not occur until 360 days after the Effective Date, you will not hold a direct interest in Incyte Genetics. Only stockholders of record on the record date for the Incyte Genetics Distribution will receive shares of Incyte Genetics Stock in such distribution. The shares of Incyte Genetics Stock distributed in the Incyte Genetics Distribution, together with the shares sold in any Incyte Genetics Public Offering and any Incyte Genetics Private Placement, will collectively represent 100% of the outstanding shares of Incyte Genetics Stock immediately after the Incyte Genetics Distribution.

Q:   WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?

A: The Special Meeting will be held at [______] a.m. Pacific Time, on [_______________], 1998 at [the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California].

Q:   WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A: The Board has unanimously approved each proposal, believes that the adoption of each proposal is in the best interests of you, your fellow stockholders and the Company and unanimously recommends that you vote "FOR" each of the proposals.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE INCYTE GENETICS STOCK PROPOSAL AND THE ADDITIONAL PROPOSALS?

A: The approval of the Incyte Genetics Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock. The approval of each of the Additional Proposals requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Q: WILL THE INCYTE GENETICS STOCK PROPOSAL RESULT IN A CHANGE IN CONTROL OF THE COMPANY?

A: No. There will be no change in control of the Company if the Incyte Genetics Stock Proposal is approved.

Q:   WILL THE INCYTE GENETICS STOCK PROPOSAL RESULT IN A SPIN-OFF?

A: No. The Incyte Genetics Stock Proposal will not result in a distribution or spin-off of any assets or liabilities of the Company or its subsidiaries. Holders of Incyte General Stock and Incyte Genetics Stock will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES?

A: No. If the Incyte Genetics Stock Proposal is approved, then upon filing of the Amended and Restated Certificate, each of your shares of Existing Common Stock will be automatically redesignated as one share of Incyte General Stock. In connection with this redesignation, the stock certificate representing your shares of Common Stock will represent ownership of the same number of shares of Incyte General Stock.

Q: WILL THE INCYTE GENERAL STOCK AND THE INCYTE GENETICS STOCK BE LISTED ON THE NASDAQ NATIONAL MARKET?

A: Application has been made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Incyte General Stock to be quoted on the Nasdaq National Market under the symbol INCY and for the quotation of the Incyte Genetics Stock on the Nasdaq National Market under the symbol [________].

Q:   WHAT VOTING RIGHTS WILL I HAVE?

A: After the Effective Date, each share of Incyte General Stock will be entitled to one vote. Until completion of the first to occur of any Incyte Genetics Private Placement, any Incyte Genetics Public Offering or the Incyte Genetics Distribution, there will be no shares of Incyte Genetics Stock outstanding. The number of votes to which each share of Incyte Genetics Stock will initially be entitled will be determined prior to the first applicable record date after the initial issuance of Incyte Genetics Stock, and will be based on the ratio of the then current market value of a share of Incyte Genetics Stock to the then current market value of a share of Incyte General Stock. Prior to any applicable record date thereafter, the number of votes to which each share of Incyte Genetics Stock will be entitled will be adjusted to reflect the ratio of the then current market value of a share of Incyte Genetics Stock to the then current market value of a share of Incyte General Stock. Holders of the Incyte General Stock and the Incyte Genetics Stock will vote together as a single class except in certain limited circumstances, under which the holders of Incyte General Stock or Incyte Genetics Stock will have rights to vote as a separate series.

Q:   WHAT ARE THE TAX CONSEQUENCES TO ME?

A: The implementation of the Incyte Genetics Stock Proposal and the Incyte Genetics Distribution is expected to be tax-free for federal income tax purposes to stockholders (except with respect to any cash received in lieu of fractional shares in the Incyte Genetics Distribution) based upon the facts and law at the time of this Proxy Statement. You should consult a tax advisor.

Q:   DOES THE COMPANY INTEND TO PAY DIVIDENDS?

A: The Company currently intends to retain future earnings, if any, for the development of its business and does not anticipate paying dividends on the Incyte General Stock or the Incyte Genetics Stock in the foreseeable future.

Q:   WHAT DO I DO IF I HAVE ADDITIONAL QUESTIONS?

A:   If you have any questions prior to the Special Meeting, please call
     Dayna Wheeler, Associate Director of Investor Relations, at (650) 845-4589.

                             PROXY STATEMENT SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. See "Glossary of Defined Terms." Stockholders are urged to read carefully this Proxy Statement and the Annexes hereto in their entirety.

                                   THE COMPANY

         Incyte Pharmaceuticals, Inc. designs, develops and markets genomic information-based tools including database products, genomic data management software tools, genomic reagents and related services. The Company consists of two divisions, the Incyte General division and the Incyte Genetics division.


INCYTE GENERAL                   Incyte General focuses on providing
                                 information-based products and services to assist pharmaceutical and biotechnology companies in the discovery and development of new drugs including the identification of new disease targets and novel disease pathways, and the evaluation of the safety and efficacy of new drugs.

INCYTE GENETICS                  Incyte Genetics is a newly-formed division of
                                 the Company. It focuses on providing
                                 information-based products and services to assist pharmaceutical companies in the identification and analysis of a type of genetic variation called single nucleotide polymorphisms ("SNPs") believed to correlate to a patients' disease prognosis and drug response. Incyte Genetics believes that its products and services could have application in both the clinical development of new drugs and disease management. Incyte Genetics will focus on human gene mapping, human genome sequencing and human SNP discovery.

The principal executive offices of the Company are located at 3174 Porter Drive, Palo Alto, California 94304. The Company's telephone number is (650) 855-0555.

                               THE SPECIAL MEETING

DATE, TIME AND      The Special Meeting will be held at [______] a.m. Pacific
PLACE FOR MEETING   Time, on [_______________], 1998 at [the Stanford Park
                    Hotel, 100 El Camino Real, Menlo Park, California].

RECORD DATE         [______________], 1998

PROPOSALS TO BE     The Special Meeting will be held to consider the Incyte
CONSIDERED AT THE   Genetics Stock Proposal and the Additional Proposals as
SPECIAL MEETING     follows:

                    Proposal 1 -- Incyte Genetics Stock Proposal. The stockholders of the Company are being asked to consider and approve the Incyte Genetics Stock Proposal, which, if approved, would authorize the Company to file the Amended and Restated Certificate set forth in Annex A hereto with the Secretary of State of the State of Delaware. Such Amended and Restated Certificate would, among other things:
                    (a) provide for the issuance of the Company's Common Stock in series by action of the Board, of which 35,000,000 shares would initially be designated by the Board as Incyte General Stock, 15,000,000 shares would initially be designated as Incyte Genetics Stock, and 25,000,000 shares would initially be undesignated; (b) provide authorization to the Board to issue any undesignated shares of Common Stock as Incyte General Stock or Incyte Genetics Stock or to designate and issue any such shares in one or more additional series of Common Stock and to determine the number of shares, and the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of any such series; and (c) redesignate each outstanding share of Existing Common Stock as one share of Incyte General Stock.

                    Subject to approval by the Company's stockholders of the Incyte Genetics Stock Proposal and subject to prevailing market and other conditions, the Company is currently considering plans to (a) sell shares of Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock to a limited number of pharmaceutical companies prior to any Incyte Genetics Public Offering, allocating the net proceeds to Incyte Genetics, (b) depending on the capital needs of Incyte Genetics, offer to the public for cash, sometime in 1999, shares of Incyte Genetics Stock, allocating the net proceeds to Incyte Genetics, and (c) distribute up to 12,000,000 shares of Incyte Genetics Stock at least six months after the completion of any Incyte Genetics Public Offering, but in any event no later than 360 days after the Effective Date, in the form of a stock dividend to the holders of Incyte General Stock at the time of such distribution.

                    Proposals 2, 3 and 4 -- Additional Proposals. The stockholders of the Company are being asked to consider and approve three proposals related to the Incyte Genetics Stock Proposal that would amend the Company's 1991 Stock Plan (the "Stock Plan"), 1997 Employee Stock

                    Purchase Plan (the "ESPP"), and 1993 Directors' Stock Option Plan (the "Directors' Option Plan").

                    Proposal 2 would amend the 1991 Stock Plan to provide that shares of Incyte General Stock and Incyte Genetics Stock may be issued under the plan and to reserve 6,300,000 shares of Incyte General Stock and 2,400,000 shares of Incyte General Stock for issuance thereunder.

                    Proposal 3 would amend the 1997 Employee Stock Purchase Plan to provide that shares of Incyte General Stock and Incyte Genetics Stock may be issued under the plan and to reserve 400,000 shares of Incyte General Stock and 400,000 shares of Incyte Genetics Stock for issuance thereunder.

                    Proposal 4 would amend the 1993 Directors' Stock Option Plan to provide that the automatic stock option grants thereunder will be made in a fixed proportion that reflects the ratio of the number of shares of Incyte General Stock outstanding at the time of grant to the number of shares of Incyte Genetics Stock then outstanding and to reserve 400,000 shares of Incyte General Stock and 200,000 shares of Incyte Genetics Stock for issuance thereunder.

VOTE REQUIRED       The affirmative vote of the holders of a majority of the
                    outstanding shares of Existing Common Stock will be required to approve the Incyte Genetics Stock Proposal. The approval of each of the Additional Proposals requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

RECOMMENDATION OF
THE BOARD           The Board of Directors has carefully considered the terms of the Incyte Genetics Stock Proposal and each of the Additional Proposals and believes they are in the best interests of the Company and its stockholders. Accordingly, the Board unanimously has recommended that you approve these proposals, which are described in more detail in this Proxy
                    Statement. You are urged to read this Proxy Statement in its entirety prior to voting your shares.

FAILURE OF
PROPOSAL If the Incyte Genetics Stock Proposal is not approved by the stockholders, the Existing Common Stock will not be redesignated as Incyte General Stock and the Incyte Genetics Stock will not be created.

                    If the Incyte Genetics Stock Proposal is not approved by the stockholders, the Additional Proposals will not be implemented.

                    Accordingly, a vote against the Incyte Genetics Stock Proposal will have the effect of a vote against each of the Additional Proposals. If the Incyte Genetics Stock Proposal is approved by the stockholders, it will be implemented whether or not the Additional Proposals are approved.

                         INCYTE GENETICS STOCK PROPOSAL




REASONS FOR THE     The Incyte Genetics Stock Proposal was adopted by the Board
INCYTE GENETICS     following its review of various alternatives to enhance
STOCK PROPOSAL      stockholder value over the long term. In addition, the new equity structure should increase the Company's flexibility in raising capital and responding to acquisitions and other strategic opportunities by enabling the Company to issue either Incyte Genetics Stock or Incyte General Stock as appropriate under the particular circumstances. The Incyte
                    Genetics Stock Proposal is intended to charge the managers of the respective Divisions with the responsibility of maximizing returns from their businesses and permit the use of the Company's stock incentive plans to provide more focused incentives to those management teams and the employees of the Divisions. By providing investors with separate series of Common Stock intended to reflect separately the performance of Incyte General and Incyte
                    Genetics, the Incyte Genetics Stock Proposal should also allow investors and analysts to gain a better understanding of the businesses of Incyte General and Incyte Genetics, and enable investors to invest in either or both securities depending upon their individual investment objectives. The
                    Board believes that the separate reporting of each Division's results should result in greater market recognition of the value of each of the businesses, while at the same time enabling the Company to preserve the operational and financial benefits it currently enjoys as a single company. See "Proposal 1 -- Incyte Genetics Stock
                    Proposal -- Background and Reasons for the Incyte Genetics
                    Stock Proposal."

DIVIDEND POLICIES   The Company currently intends to retain future earnings, if any, for the development of its businesses and does not anticipate paying dividends on the Incyte Genetics Stock or the Incyte General Stock in the foreseeable future.


CERTAIN MANAGEMENT
AND ALLOCATION
POLICIES Because Incyte General and Incyte Genetics will each be a part of a single company, the Board has established policies to separate the business and operations of Incyte Genetics from those of Incyte General and to operate Incyte Genetics in a manner approximating the operation of an independent enterprise as closely as practicable. Some of these policies are summarized below. The Board will generally be able to modify or rescind these policies, or to adopt additional policies, without stockholder approval.

                    Financial Statements; Allocation Matters. The Company will prepare financial statements for Incyte General and Incyte Genetics in accordance with generally accepted accounting principles, and these financial statements, taken together, will comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

                    Revenue Allocation. Revenues from the sale of a Division's products and services generally will be reflected in the operating results of that Division. Revenues derived from the sale of products of both Divisions that are sold together will be allocated between Incyte General and Incyte Genetics in a reasonable and consistent manner by the management of the Company subject to oversight by the Board.

                    Expense Allocation. All direct expenses generally will be charged to the Division for the benefit of which they are incurred. Corporate, general and administrative expenses (including joint marketing and sales expenses) or other indirect costs will be allocated to each Division in a reasonable and consistent manner based on the Division's utilization of the services to which such costs relate.

                    Tax Allocations. Income tax provisions and deferred income taxes will generally be determined for each Division under generally accepted accounting principles, as if each Division were a separate taxpayer. If, however, either Division has deductions, losses, net operating losses, foreign tax credits, other tax credits or other tax attributes ("Tax Attributes") that cannot be utilized by that Division (the "Generating Division") to offset or reduce its current or deferred income tax expense as a separate taxpayer, a benefit will be allocated to the Generating Division to the extent the Tax Attributes are utilized in the consolidated income tax provision. Any benefit so allocated may be subsequently adjusted if the other Division subsequently generates Tax Attributes that it can use, on a separate taxpayer basis, in lieu of the Tax Attributes of the Generating Division. To the extent that one of the divisions is allocated a benefit which, as a result of expiration or otherwise, will not ultimately be utilized on the consolidated tax return, the prior years benefit for such attribute will be adjusted such that the effect of the expiration or other adjustment is borne by the division that generated the attribute.

                    The Generating Division will receive from the other Division a payment, or offset against other amounts due, for its Tax Attributes as they are utilized on the consolidated income tax return. Any such payments or offsets may be adjusted or refunded in the circumstances in which a benefit is modified for provision purposes, as discussed above.

                    Returns to Stockholders. Except as described under "Other Interdivision Transactions" with respect to certain interdivision investments and loans, earnings and cash flows generated from the businesses of Incyte General or Incyte Genetics generally will be used for reinvestment in the business of the Division generating such earnings and related cash flow, for repayment of its debt or for payment of dividends on, or for the repurchase of shares of, the Common Stock related to that Division.

                    Acquisitions of Programs, Products or Assets. Upon the acquisition by the Company from a third party of any programs, products, technologies or assets (whether by acquisition of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products, technologies or assets acquired will be allocated between Incyte General and Incyte Genetics based on the business to which such items principally relate. As a guideline, if the acquired program, product, technology or asset is directly and primarily related to one Division's line or lines of business, it will be allocated to such Division, and otherwise it will be allocated in the manner determined to be in the best interests of the Company. If the aggregate cost of such acquisition is greater than 20% of the fair value of the total assets of either Division, such allocation will be reviewed and approved by the Board.

                    Review of Corporate Opportunities and Other Matters. Other than as provided in the preceding paragraph, the Board will review any matter that involves the allocation of a material corporate opportunity of the Company to either Incyte General or Incyte Genetics. If such a corporate opportunity is directly and primarily related to one Division's line or lines of business, it will be allocated to such Division, and otherwise such corporate opportunity will be allocated in the manner determined to be in the best interests of the Company.

                    Disposition of Programs, Products or Assets. Upon any sale, transfer, assignment or other disposition by Incyte of any product, program, technology or asset not consisting of all or substantially all of the assets of a Division, all proceeds from such disposition will be allocated to the

                    Division to which the program, product, technology or asset had been allocated. If the program, product, technology or asset was allocated to both Incyte General and Incyte Genetics, the proceeds of the disposition will be allocated between the Divisions based on their respective interests in such program, product, technology or asset.

                    Interdivision Asset Transfers. The Board may at any time and from time to time reallocate, at fair market value, any program, product, technology or other asset from one Division to the other (with the exception of the transfer of Key Genetics Programs from Incyte Genetics to Incyte General and Material Asset Transfers between Divisions, which require certain stockholder approval). The compensation for such reallocation may be in cash or other consideration with a value equal to the fair market value of the reallocated program, product, technology or other asset.

                    Other Interdivision Transactions. From time to time, Incyte General and Incyte Genetics may engage in transactions directly with one another or jointly with one or more third parties. Research, development, production (including sequencing) work, and corporate, general and administrative (including, if appropriate, sales and marketing services) services will be provided by one Division to the other Division requesting such services on a cost basis. All other interdivision transactions shall be on terms and conditions comparable to those that would be obtainable in transactions negotiated at arm's- length with unaffiliated third parties. The terms of any interdivision loan or investment must be comparable to that which would otherwise be obtained from a third party on an arm's-length basis.

                    Access to Technology and Know-how. Each of Incyte General and Incyte Genetics will have free access to all technology and know-how of the Company that may be useful in such Division's business, subject to any limitations applicable to the Company's use of technology licensed from third parties.

                    Capital and Research and Development Spending. Any decision by the Board to fund capital expenditures or investments and research and development spending in excess of the cash flows of the respective Divisions will be made by the Board in the exercise of its good faith business judgment.

                    Fiduciary and Management Responsibilities. Because Incyte General and Incyte Genetics will continue to be part of a single company, under current principles of Delaware law the Board and Incyte Management will likely have an equal fiduciary duty to all holders of Common Stock as a whole rather than separate or additional duties to holders of either Incyte General Stock or Incyte Genetics Stock. The Board and the Chief Executive Officer, in exercising their discretion under the above policies, in establishing new policies or in rescinding or modifying existing policies, will consider various factors and information which could be a benefit or a detriment to the stockholders of the respective Divisions and will make determinations in the best interests of the Company.


COMPARISON OF
EXISTING COMMON
STOCK WITH INCYTE
GENERAL COMMON
STOCK AND INCYTE
GENETICS COMMON
STOCK The following is a comparison of the Existing Common Stock with the proposed Incyte General Stock and Incyte Genetics Stock. This summary is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Annexes hereto. See "Risk Factors," "Proposal 1-- Incyte Genetics Stock Proposal-- Description of Incyte General Stock and Incyte Genetics Stock" and the Amended and Restated Certificate included in Annex A to this Proxy Statement.


                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock
Stockholders of       Holders of Existing      Holders of Incyte General Stock      Holders of Incyte Genetics Stock
One Company:          Common Stock are         will continue to be subject to the   will continue to be subject to the
                      subject to the risks     risks associated with an investment  risks associated with an investment
                      associated with an       in the Company and all of its        in the Company and all of its
                      investment in the        businesses, assets and liabilities.  businesses, assets and liabilities.
                      Company and all of its   Financial effects arising from the   Financial effects arising from the
                      businesses, assets and   Incyte Genetics Stock that affect    Incyte General Stock that affect the
                      liabilities.             the Company's results of             Company's results of operations or
                                               operations or financial condition    financial condition could, if
                                               could, if significant, affect the    significant, affect the results of
                                               results of operations of Incyte      operations of Incyte Genetics or the
                                               General or the market price of       market price of Incyte Genetics
                                               Incyte General Stock.                Stock.

                                               Any net losses of either             Any net losses of either
                                               Division, and dividends or           Division, and dividends or
                                               distributions on, or repurchases     distributions on, or repurchases
                                               of, either series of Common Stock,   of, either series of Common Stock,
                                               or any Preferred Stock,              or any Preferred Stock,
                                               will reduce the assets of the        will reduce the assets of the
                                               Company legally available for        Company legally available for
                                               payment of future dividends on the   payment of future dividends on the
                                               other series of Common Stock.        other series of Common Stock.



                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock
Capitalization:       One series of Common     35,000,000 shares of Common          15,000,000 shares of Common
                      Stock, consisting of     Stock will initially be designated   Stock will initially be designated as
                      75,000,000 authorized    as Incyte General Stock. Each        Incyte Genetics Stock.  All of such
                      and 26,663,544           outstanding share of Existing        shares will initially be designated
                      outstanding shares as    Common Stock will be                 as "Incyte Genetics Designated
                      of June 30, 1998.        redesignated as one share of Incyte  Shares."
                                               General Stock.
                                                                                    An additional 25,000,000 shares of
                                               An additional 25,000,000 shares of   Common Stock will be authorized
                                               Common Stock will be authorized      but unissued and will be available
                                               but unissued and will be available   for designation and issuance by the
                                               for designation and issuance by the  Board as Incyte General Stock,
                                               Board as Incyte General Stock,       Incyte Genetics Stock or a new
                                               Incyte Genetics Stock or a new       series of Common Stock with the
                                               series of Common Stock with the      voting powers and relative,
                                               voting powers and relative,          participating, optional and other
                                               participating, optional and other    special rights and qualifications,
                                               special rights and qualifications,   limitations and restrictions of any
                                               limitations and restrictions of any  such additional series determined
                                               such additional series determined    by the Board.
                                               by the Board.

Listing               Currently quoted on      Application has been made to         Application has been made for the
of Shares:            the Nasdaq National      redesignate the Existing Common      quotation of the Incyte Genetics
                      Market under the         Stock as Incyte General Stock, to    Stock on the Nasdaq National
                      symbol "INCY."            be quoted on the Nasdaq National     Market under the symbol [_______].
                                               Market under the symbol "INCY."




                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock
Dividends:            The Company's policy     The Company intends to retain its    The Company intends to retain its
                      is not to pay cash       policy of not paying cash dividends  policy of not paying cash dividends
                      dividends on shares of   on shares of its capital stock with  on shares of its capital stock with
                      its capital stock.       respect to the Incyte General Stock  respect to the Incyte Genetics in order to retain earnings to fund  Stock in order to retain earnings to
                                               development of the Company's         fund development of the
                                               business.  Therefore, the Company    Company's business.  Therefore,
                                               does not expect to pay any cash      the Company does not expect to
                                               dividends on the Incyte General      pay any cash dividends on the
                                               Stock in the foreseeable future.     Incyte Genetics Stock in the
                                                                                    foreseeable future.
                                               Any dividends on the Incyte
                                               General Stock will be paid at the    Any dividends on the Incyte
                                               Any dividends on the Incyte          General Stock will be paid at the
                                               discretion of the Board, based       Any dividends on the Incyte
                                               upon Genetics Stock will be paid     discretion of the Board, based
                                               at the the financial condition,      upon Genetics Stock will be paid
                                               results of discretion of the         at the the financial condition,
                                               Board, based upon operations and     results of discretion of the
                                               business the financial condition,    Board, based upon operations and
                                               results of requirements of Incyte    business the financial condition,
                                               General and operations and           results of requirements of Incyte
                                               business the Company as a whole.     General and operations and
                                               The requirements of Incyte           business the Company as a whole.
                                               Genetics Board may declare and       The requirements of Incyte
                                               pay and the Company as a whole.      Genetics Board may declare and
                                               The dividends exclusively on the     pay and the Company as a whole.
                                               Incyte Board may declare and pay     The dividends exclusively on the
                                               General Stock, exclusively on the    Incyte Board may declare and pay
                                               dividends exclusively on the         General Stock, exclusively on the
                                               Incyte Incyte Genetics Stock or      dividends exclusively on the
                                               on any General Stock, exclusively    Incyte Incyte Genetics Stock or
                                               on the combination thereof, in       on any General Stock, exclusively
                                               equal Incyte Genetics Stock or on    on the combination thereof, in
                                               any amounts or in unequal            equal Incyte Genetics Stock or on
                                               amounts, combination thereof, in     any amounts or in unequal
                                               equal notwithstanding the amount     amounts, combination thereof, in
                                               of amounts or in unequal amounts,    equal notwithstanding the amount
                                               dividends previously declared on     of amounts or in unequal amounts,
                                               notwithstanding the amount of        dividends previously declared on
                                               either series, the respective        notwithstanding the amount of
                                               voting dividends previously          either series, the respective
                                               declared on rights or liquidation    voting dividends previously
                                               rights of eitheeither series, the    declared on rights or liquidation
                                               respective voting series or any      rights of eitheeither series, the
                                               other factor. rights or              respective voting series or any
                                               liquidation rights of either         other factor. rights or
                                               Dividends will be paid out of the    liquidation rights of either
                                               series or any other factor.          Dividends will be paid out of the
                                               lesser of (i) assets of the          series or any other factor.
                                               Company Dividends will be paid       lesser of (i) assets of the
                                               out of the legally available for     Company Dividends will be paid
                                               the payment of lesser of (i)         out of the legally available for
                                               assets of the Company dividends      the payment of lesser of (i)
                                               and (ii) the Incyte legally          assets of the Company dividends
                                               available for the payment of         and (ii) the Incyte legally
                                               General Available Dividend           available for the payment of
                                               dividends and (ii) the Incyte        General Available Dividend
                                               Amount. See "Proposal 1 --           dividends and (ii) the Incyte
                                               Genetics Available Dividend          Amount. See "Proposal 1 --
                                               Incyte Genetics Stock Proposal --    Genetics Available Dividend
                                               Amount. See "Proposal 1 --           Incyte Genetics Stock Proposal --
                                               Incyte Genetics Stock Proposal --    Amount. See "Proposal 1 --
                                               Description of Incyte General        Incyte Genetics Stock Proposal --
                                               Stock and Incyte Genetics Stock."    Description of Incyte General
                                                                                    Stock and Incyte Genetics Stock."





                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock

Voting Rights:        One vote per share.      One vote per share.                  Until completion of the first to
                                                                                    occur of any Incyte Genetics
                                               Holders of the Incyte General        Private Placement, any Incyte
                                               Stock will vote with holders of      Genetics Public Offering or the
                                               Incyte Genetics Stock as one         Incyte Genetics Distribution, there
                                               class of stock, except as to         will be no shares of Incyte
                                               certain Material Asset Transfers     Genetics Stock outstanding. The
                                               between Divisions and as required    number of votes to which each
                                               required by Delaware law.            share of Incyte Genetics Stock will
                                                                                    initially be entitled will be determined
                                                                                    five trading days prior to the first record
                                                                                    date for any matter subject
                                                                                    to a stockholder vote in which shares
                                                                                    of Incyte General Stock are entitled
                                                                                    to vote after the initial issuance of Incyte
                                                                                    Genetics Stock. Each share of Incyte Genetics
                                                                                    Stock will be entitled to the number of votes
                                                                                    that reflect the ratio of the average market
                                                                                    value of one share of Incyte Genetics Stock to
                                                                                    the average market value of one share of Incyte
                                                                                    General Stock during the 20 consecutive trading
                                                                                    days beginning on the 25th trading day prior to
                                                                                    such date of determination. Prior to any
                                                                                    applicable record date thereafter, the number
                                                                                    of votes to which each share of Incyte Genetics
                                                                                    Stock is entitled will be adjusted so that each
                                                                                    share of Incyte Genetics Stock will be entitled
                                                                                    to the number of votes that reflect the ratio
                                                                                    of the average market value of a share of
                                                                                    Incyte Genetics Stock to the average market
                                                                                    value of one share of Incyte General Stock
                                                                                    during the 20 consecutive trading days
                                                                                    beginning on the 25th trading day prior to such
                                                                                    date of determination.

                                                                                    Holders of the Incyte General Stock will vote
                                                                                    with holders of Incyte Genetics Stock as one
                                                                                    class of stock, except as to transfers of
                                                                                    certain Key Programs from Incyte Genetics,
                                                                                    certain Material Asset Transfers between
                                                                                    Divisions and as required by Delaware law.



                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock

Conversion of         None.                    None.                                At the option of the Company, at any time on or
Common Stock at                                                                     after the third anniversary of the Effective
Option of                                                                           Date, all outstanding shares of Incyte Genetics
Company:                                                                            Stock may be converted into Incyte General
                                                                                    Stock at a 20% premium to the then current
                                                                                    market value of the Incyte Genetics Stock.


                                                                                    The market value of the Incyte Genetics Stock
                                                                                    could be affected by many factors, including
                                                                                    the results of operations and financial
                                                                                    condition of the Company and each Division,
                                                                                    trading value, share issuances and repurchases,
                                                                                    the completion of any Incyte Genetics Private
                                                                                    Placement, any Incyte Genetics Public Offering
                                                                                    and the Incyte Genetics Distribution and
                                                                                    general economic and market conditions.



                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock

Mandatory             None.                    None.                                If the Company disposes of all or
Dividend on or                                                                      substantially all of the properties
Redemption or                                                                       and assets of Incyte Genetics (other
Conversion of                                                                       than pro rata to the holders of all
Common Stock:                                                                       outstanding shares of Incyte
                                                                                    Genetics Stock, in a liquidation, to
                                                                                    certain parties controlled by the
                                                                                    Company or in a transaction with a
                                                                                    company primarily engaged in a
                                                                                    complementary business), the
                                                                                    Company must either (i) distribute
                                                                                    to the holders of Incyte Genetics
                                                                                    Stock an amount in cash and/or
                                                                                    securities or other property equal to
                                                                                    the Fair Value of the Net Proceeds
                                                                                    of such disposition, either by
                                                                                    special dividend or by redemption
                                                                                    of all or part of the outstanding
                                                                                    shares of Incyte Genetics Stock, or
                                                                                    (ii) convert each share of Incyte
                                                                                    Genetics Stock into a number of
                                                                                    shares of Incyte General Stock
                                                                                    equal to 110% of the ratio of the
                                                                                    average Market Value of one share
                                                                                    of Incyte Genetics Stock to the
                                                                                    average Market Value of one share
                                                                                    of Incyte General Stock during the
                                                                                    20 consecutive trading days
                                                                                    beginning on the 26th trading day
                                                                                    after consummation of the
                                                                                    disposition transaction.
Optional              None                     None                                 The Company may redeem the
Redemption in                                                                       outstanding shares of Incyte
Exchange for                                                                        Genetics Stock for shares of the
Stock of a                                                                          common stock of one or more
Subsidiary:                                                                         wholly-owned subsidiaries of the


                                                                                    The Company may redeem the outstanding shares
                                                                                    of Incyte Genetics Stock for shares of the
                                                                                    common stock of one or more wholly-owned
                                                                                    subsidiaries of the Company that hold all of
                                                                                    the assets and liabilities of Incyte Genetics.
                                                                                    This would result in an actual "spin-off" of
                                                                                    Incyte Genetics.





                          Existing Common             Incyte General Stock                 Incyte Genetics Stock
                               Stock
Liquidation:          Holders of the Existing  Holders of Incyte General Stock      Holders of Incyte Genetics Stock
                      Common Stock are         will be entitled to a portion of the will be entitled to a portion of the entitled to receive the  assets remaining for distribution to assets remaining for distribution to
                      net assets of the Com    holders of Common Stock in           holders of Common Stock in
                      pany, if any, remaining  proportion to the aggregate          proportion to the aggregate
                      for distribution to the  liquidation units of Incyte General  liquidation units of Incyte Genetics
                      holders of Existing      Stock.                               Stock.
                      Common Stock.
                                               Each share of Incyte General
                                               Stock Each share of Incyte
                                               Genetics will have such number of
                                               Stock will have such number of
                                               liquidation units as is equal to
                                               the liquidation units as is equal
                                               to the number of votes to which
                                               one share number of votes to
                                               which one share of such series
                                               would be entitled if of such
                                               series would be entitled if the
                                               applicable record date was the
                                               the applicable record date was
                                               the date on which the
                                               liquidation, date on which the
                                               liquidation, dissolution or
                                               winding-up was dissolution or
                                               winding-up was announced.
                                               announced.


INCYTE GENETICS   The Board determined that the initial equity interest of
DESIGNATED SHARES Incyte Genetics would be represented by 12,100,000 shares of
                  Incyte Genetics Stock. All of such shares will initially be designated as "Incyte Genetics Designated Shares." This number of Incyte Genetics Designated Shares does not include any shares of Incyte Genetics Stock that might be sold in an Incyte Genetics Private Placement or an Incyte Genetics Public
                  Offering, which shares would be issued from the authorized but unissued shares of Common Stock, and also does not include shares of Incyte Genetics Stock reserved for issuance under the Company's stock-based employee compensation plans. Incyte
                  Genetics Designated Shares are authorized shares of Incyte
                  Genetics Stock, which are not issued and outstanding, but which the Board, pursuant to the Company's management and allocation policies, may from time to time issue, sell or otherwise distribute and for which the proceeds or other benefits of such issuance, sale or distribution would be allocated to Incyte General. The shares of Incyte Genetics
                  Stock that are issuable with respect to the Incyte Genetics
                  Designated Shares are not outstanding shares of Incyte
                  Genetics Stock, are not eligible to receive dividends and cannot be voted by the Company.

                  The number of Incyte Genetics Designated Shares will be:

                      (a)   increased by

                            (i) the number of any outstanding shares of Incyte Genetics Stock repurchased by the Company, the consideration for which was provided by Incyte General, and

                            (ii) the number of shares of Incyte Genetics Stock (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties (including cash) that had been allocated to Incyte General that are reallocated to Incyte Genetics (other than reallocations that represent sales at fair value between such Divisions) divided by the average Market Value of one share of Incyte Genetics Stock for the 20 consecutive Trading Days beginning on the Trading Day prior to the date of such reallocation;

                      (b)   decreased (but to not less than zero) by

                            (i) the number of any shares of Incyte Genetics Stock issued by the Company, the proceeds of which are allocated to Incyte General,

                            (ii) the number of any shares of Incyte Genetics Stock issued upon the conversion, exercise or exchange of Convertible Securities the proceeds of which are allocated to Incyte General,

                            (iii) the number of any shares of Incyte Genetics Stock issued by the Company as a dividend or distribution or by reclassification, exchange or otherwise to holders of Incyte General Stock,

                            (iv) the number of any shares of Incyte Genetics Stock issued upon the conversion, exercise or exchange of any Convertible Securities issued by the Company as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Incyte General Stock, and

                            (v) the number of shares of Incyte Genetics Stock (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties (including cash) that had been allocated to Incyte Genetics that are reallocated to Incyte General in consideration for a reduction in the number of

                            Incyte Genetics Designated Shares divided by the average Market Value of one share of Incyte Genetics Stock for the 20 consecutive Trading Days beginning on the Trading Day prior to the date of such reallocation; and

                      (c) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Incyte Genetics Stock and dividends or distributions of shares of Incyte Genetics Stock to holders of Incyte Genetics Stock and other reclassifications of Incyte Genetics Stock.

                      The Company currently intends to distribute all of the Incyte Genetics Designated Shares existing immediately following the Effective Date in the Incyte Genetics Distribution within 360 days after the Effective Date. For additional information regarding the Incyte Genetics Designated Shares, see "Proposal 1 -- Incyte Genetics Stock Proposal -- Incyte Genetics Designated Shares" and "-- Certain Management and Allocation Policies -- Disposition of Incyte Genetics Designated Shares."

DISSENTERS' RIGHTS    Under the Delaware General Corporation Law, holders of
                      shares of the Existing Common Stock will not have dissenters' rights in connection with the Incyte Genetics
                      Stock Proposal.


TAX CONSIDERATIONS    The Company has been advised by Shearman & Sterling, its
                      tax counsel, that for federal income tax purposes the Incyte General Stock and the Incyte Genetics Stock will be common stock of the Company and accordingly: (i) the redesignation of the Existing Common Stock as Incyte
                      General Stock will not be taxable to the Company or existing stockholders; (ii) if any Incyte Genetics Public
                      Offering [or any Incyte Genetics Private Placement] occurs, the Company will not recognize any income, gain or loss on the sale of the Incyte Genetics Stock to the public; and (iii) if an Incyte Genetics Distribution occurs, a holder of Incyte General Stock will not recognize any income, gain or loss upon the receipt of the Incyte Genetics Stock, except to the extent of any cash received in lieu of fractional shares. There are, however, no court decisions or other authorities bearing directly on transactions similar to the Incyte Genetics Stock
                      Proposal. Further, the Internal Revenue Service (the
                      "Service") has announced that it will not issue advance rulings on the federal income tax consequences of transactions similar to the Incyte Genetics Stock
                      Proposal. It is possible, therefore, that the Service could assert that the Incyte Genetics Stock or the Incyte
                      General

                      Stock or both represent property other than stock of the Company [and that the foregoing transactions would therefore be taxable to the Company and its stockholders]. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Federal Income Tax Consequences."

RISK FACTORS          When evaluating the Incyte Genetics Stock Proposal,
                      stockholders should be aware of certain risk factors relating thereto. Such risk factors include: (i) the risks associated with an investment in the Company and all of its businesses, (ii) limited separate stockholder rights with respect to the two series of Common Stock, and the effect on the relative voting power of the Incyte Genetics
                      Stock and the Incyte General Stock of the vote per share of the Incyte Genetics Stock, which will fluctuate based on its fair market value compared to the fair market value of the Incyte General Stock; (iii) the ability of the Board to change certain management and allocation policies without stockholder approval; (iv) the potential diverging interests of two series of common stock; (v) the potential effects of a possible disposition of assets attributed to a Division; (vi) the lack of legal precedent with respect to the fiduciary duties of the board of directors of a company with two series of common stock, the rights of which are defined by reference to specified businesses of the company; (vii) the ability to transfer funds between the Divisions; (viii) the effect of allocating financing costs between the Divisions; (ix) the Company's ability to issue authorized but unissued shares of Incyte Genetics
                      Stock or Incyte General Stock or to issue a new series of Common Stock without stockholder approval; (x) no assurances as to the market price of the Incyte Genetics
                      Stock or the Incyte General Stock; (xi) limitations on potential unsolicited acquisitions of either Division;
                      (xii) certain anti-takeover considerations; (xiii) the uncertainty of the completion of the Incyte Genetics
                      Public Offering, the Incyte Genetics Private Placement and the Incyte Genetics Distribution; and (xiv) certain potential adverse tax consequences. For additional information with respect to the foregoing considerations, see "Cautionary Statement for Purposes of the "Safe
                      Harbor" Provisions of the Private Securities Litigation
                      Reform Act of 1995" and "Risk Factors."

                          INCYTE PHARMACEUTICALS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

         The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes of Incyte Pharmaceuticals, Inc. included in Annex E to this Proxy Statement.



                                                                                                      Six Months
                                                            Year Ended December 31                  Ended June 30,
                                             =========================================================================
                                                1993       1994     1995        1995       1997      1997       1998
                                             =========================================================================
                                                (in thousands, except share and per share amounts)    (unaudited)

Statement of Operations Data:(1)
Revenues                                     $    672   $  1,512   $ 12,299   $ 41,895   $ 89,996  $ 39,423  $ 63,472
Costs and expenses:
   Research and development                     4,764     11,169     19,272     41,337     72,452    32,503    44,819
   Selling, general and                           737      2,328      3,952      6,957     13,928     6,103    10,322
   Acquisition-related charges                   --         --         --         --         --        --       1,171
   Charge for purchase of in-process
   research and development                      --         --         --        3,165       --        --        --
                                             --------   --------   --------   --------   --------  --------  --------
      Total costs and expenses                  5,501     13,497     23,224     51,459     86,380    38,606    56,312

Income (loss) from operations                  (4,829)   (11,985)   (10,925)    (9,564)     3,616       817     7,160
Interest and other income, net and losses
from joint venture                                 60        510        988      2,288      3,840     1,069     3,041
                                             --------   --------   --------   --------   --------  --------  --------
Income (loss) before income taxes              (4,769)   (11,475)    (9,937)    (7,276)     7,456     1,886    10,201
Provision for income taxes                       --         --         --         --          548       158     1,428
                                             --------   --------   --------   --------   --------  --------  --------
Net income (loss)                            $ (4,769)  $(11,475)  $ (9,937)  $ (7,276)  $  6,908  $  1,728  $  8,773
                                             ========   ========   ========   ========   ========  ========  ========
Basic net income (loss) per share(2)(3)      $  (1.46)  $  (0.82)  $  (0.53)  $  (0.32)  $   0.28  $   0.07  $   0.33
                                             ========   ========   ========   ========   ========  ========  ========
Number of shares used in                        3,264     14,060     18,819     22,398     24,300    23,059    26,504
  computation of basic net                   ========   ========   ========   ========   ========  ========  ========
  income (loss) per share

Diluted net income (loss) per share(2)(3)    $  (1.46)  $  (0.82)  $  (0.53)  $  (0.32)  $   0.26  $   0.07  $   0.30
                                             ========   ========   ========   ========   ========  ========  ========

Number of shares used in                        3,264     14,060     18,819     22,398     26,498    25,228    28,792
  computation of diluted net                 ========   ========   ========   ========   ========  ========  ========
  income (loss) per share

Incyte General Pro Forma Net Income (Loss) Per Share(4)

Incyte General Pro Forma Net income (loss)   $ (4,769)  $(11,475)  $ (9,937)  $ (7,488)  $  8,554  $  2,339  $  9,573
                                             ========   ========   ========   ========   ========  ========  ========
Pro Forma basic net income (loss) per share  $  (1.46)  $  (0.82)  $  (0.53)  $  (0.33)  $   0.35  $   0.10  $   0.36
                                             ========   ========   ========   ========   ========  ========  ========
Number of shares used in computation            3,264     14,060     18,819     22,398     24,300    23,059    26,504
  of Pro Forma basic net income (loss)         ========   ========   ========   ========   ========  ========  ========
  per share

Diluted net income (loss) per share(2)(3)    $  (1.46)  $  (0.82)  $  (0.53)  $  (0.33)  $   0.32  $   0.09  $   0.33
                                             ========   ========   ========   ========   ========  ========  ========

Number of shares used in computation            3,264     14,060     18,819     22,398     26,498    25,228    28,792
  of Pro Forma diluted net income (loss)       ========   ========   ========   ========   ========  ========  ========
  per share

Incyte Genetics Pro Forma Net Income (Loss) Per Share(4)

Incyte Genetics net income (loss)                                             $    212   $ (1,646)  $  (611)   $ (800)
                                                                              ========   ========   ========   =======
Pro Forma basic and diluted net income (loss)                                 $   0.02   $  (0.14)  $ (0.05)   $(0.07)
   per share (2)(3)                                                           ========   ========   ========   =======

Number of shares used in computation
   of Pro Forma basic and diluted net
   income (loss) per share                                                      12,000     12,000     12,000    12,000
                                                                              ========   ========   ========   =======




                                                            December 31                              Ended June 30,
                                             =========================================================================
                                                1993       1994     1995        1995       1997      1997       1998
                                             =========================================================================
                                                          (in thousands)                              (unaudited)


Balance Sheet Data:(1)
Cash, cash equivalents, restricted
and securities available-for-sale  cash      $15,540     $25,257    $41,128    $40,238   $119,095   $43,937   $130,710
Working capital                               14,865      20,866     39,015     21,351     90,700    17,945     86,792
Total assets                                  17,807      29,350     58,892     69,173    199,089    83,502    219,188
Noncurrent portion of capital lease              517         148        147         37        801        23        594
  obligations and notes payable
Accumulated deficit                           (8,349)    (19,824)   (29,761)   (37,037)   (30,129)  (35,311)   (23,100)
Stockholders' equity                          16,451      24,344     47,606     44,834    145,702    50,926    157,876


(1) Financial data for the years ended December 31, 1993, 1994, 1995, and 1996, have been restated to reflect the combined results and financial position of the Company and Genome Systems, Inc. All periods through December 31, 1997 have been restated to reflect the combined results and financial position of the Company and Synteni, Inc. See Note 7 of Notes to Consolidated Financial Statements.

(2) Basic and diluted net income (loss) per share for all periods have been restated in accordance with FASB Statement No. 128, which the Company adopted on December 31, 1997. See Note 1 of Notes to Consolidated Financial Statement.

(3) Basic and diluted net income (loss) per share for 1993 have been restated to retroactively eliminate cheap stock in accordance with the requirements of Staff Accounting Bulletin No. 98, issued by the staff of the Securities and Exchange Commission in February 1998.

(4) The Incyte Genetics and Incyte General pro forma net income (loss) per share are computed assuming the Incyte Genetics Stock Proposal is approved by the Company's stockholders. Incyte General pro forma net income (loss) per share gives effect to the redesignation of all Existing Common Stock as Incyte General Stock on a one-for-one basis. Incyte Genetics' pro forma net income (loss) per share assumes 12,000,000 shares of Incyte Genetics Stock are outstanding for all periods, as if the Incyte Genetics Distribution had occurred on July 1, 1996.

                                 INCYTE GENERAL
                        SELECTED COMBINED FINANCIAL DATA

         The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and related Notes of Incyte General, a division of Incyte Pharmaceuticals, Inc., included in Annex F to this Proxy Statement.




                                                                                                                   Six Months
                                                                 Year Ended December 31                           Ended June 30,
                                             =======================================================================================
                                                 1993        1994         1995         1996         1997        1997       1998
                                             =======================================================================================
                                                                     (in thousands)                                (unaudited)

Statement of Operations Data:(1)
Revenues                                      $    672     $  1,512     $ 12,299     $ 41,445     $ 88,863    $ 39,039    $ 62,337
Costs and expenses:
   Research and development                      4,764       11,169       19,272       41,130       70,152      31,553      43,221
   Selling, general administrative                 737        2,328        3,952        6,926       13,715       6,044      10,133
   Charge for purchase of in-
      process research and
      development                                 --           --           --          3,165         --          --          --
   Acquisition-related charges                    --           --           --           --           --          --         1,171
                                              --------     --------     --------     --------     --------    --------    --------
      Total costs and expenses                   5,501       13,497       23,224       51,221       83,867      37,597      54,525

Income (loss) from operations                   (4,829)     (11,985)     (10,925)      (9,776)       4,996       1,442       7,812
Interest and other income, net                      60          510          988        2,288        4,140       1,069       3,681
                                              --------     --------     --------     --------     --------    --------    --------

Income (loss) before income taxes               (4,769)     (11,475)      (9,937)      (7,488)       9,136       2,511      11,493
Provision for income taxes                        --           --           --           --            582         172       1,920
                                              --------     --------     --------     --------     --------    --------    --------
Net income (loss)                             $ (4,769)    $(11,475)    $ (9,937)    $ (7,488)    $  8,554    $  2,339    $  9,573
                                              ========     ========     ========     ========     ========    ========    ========




                                                                December 31                                         June 30,
                                             =======================================================================================
                                                1993        1994          1995        1995          1997        1997        1998
                                             =======================================================================================
                                                    (in thousands, except share and per share amounts)             (unaudited)

Balance Sheet Data:(1)
Cash, cash equivalents and
  marketable securities available-for-        $15,540      $25,257      $41,128      $40,238      $113,095    $43,937     $126,710
  sale
Working capital                                14,865       20,866       39,015       21,671        90,777     18,221       87,649
Total assets                                   17,807       29,350       58,892       69,111       182,491     83,375      206,065
Noncurrent portion of capital lease               517          148          147           37           801         23          594
  Obligations and notes payable
Division equity                                16,451       24,344       47,606       45,154       136,079     51,202      149,673


(1) The accompanying combined financial data have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of Incyte Pharmaceuticals, Inc. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to Incyte General as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte General on a stand-alone basis.

                                 INCYTE GENETICS
                        SELECTED COMBINED FINANCIAL DATA


         The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and related Notes of Incyte Genetics, a division of Incyte Pharmaceuticals, Inc., included in Annex G to this Proxy Statement.



                                       July 1, 1996                         Six Months Ended
                                         Through         Year Ended             June 30,
                                       December 31,     December 31,        -----------------
Statement of Operations Data(1):          1996             1997             1997         1998
                                       -------------    ------------        ----         ----
                                             (in thousands)                    (unaudited)
Revenues                                 $ 450         $  1,133            $  384        $1,135
Costs and expenses:
   Research and development                207            2,300               950         1,598
   Selling, general and administrative      31              213                59           189
                                         -----           -------            ------        ------

          Total costs and expenses         238            2,513             1,009         1,787

Income (loss) from operations              212           (1,380)             (625)         (652)

Losses from joint venture                   --             (300)               --          (640)
                                         -----           -------            ------        ------


Income (loss) before income taxes          212           (1,680)             (625)       (1,292)

Income tax benefit                          --              (34)              (14)         (492)
                                         -----           -------            ------        ------
Net income (loss)                        $ 212         $ (1,646)           $ (611)       $ (800)
                                         =====         =========           =======       =======



                                          December 31,                          June 30,
                             -----------------------------------      ------------------------------
Balance Sheet Data:(1)            1996                 1997               1997              1998
                             ---------------      --------------      ------------      ------------
                                        (in thousands)                         (unaudited)

Restricted Cash                $    --              $   6,000         $     --           $   4,000
Working capital (deficit)         (320)                   (77)            (276)               (857)
Total assets                        62                 16,598              127              13,123
Division equity                   (320)                 9,623             (276)              8,203

(1) The accompanying combined financial data have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of Incyte Pharmaceuticals, Inc. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to Incyte Genetics as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte Genetics on a stand-alone basis.

          CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
          PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM
          ACT OF 1995

         When used in this Proxy Statement, the word "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements under the captions "Proxy Statement Summary -- Incyte Genetics Stock Proposal," "Risk Factors," "Proposal 1 -- Incyte Genetics Stock Proposal -- Background and Reasons for the Incyte Genetics Proposal," Annex E -- "Incyte Pharmaceuticals, Inc. -- Management's Discussion and Analysis of Financial Condition and Results of Operations," Annex F -- "Incyte General -- Description of Business and "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" and Annex G -- "Incyte Genetics -- Description of Business" and "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" as to the timing of availability of products under development, the ability to commercialize products developed under collaborations and alliances, the performance and utility of the Company's products and services, the profitability of the two Divisions and the adequacy of capital resources, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below as well as the extent of utilization of genomic and pharmacogenetics information by the pharmaceutical and biotechnology industries in both research and development, risks relating to the development of new products and their use by potential collaborators of the Company, the impact of technological advances and competition, the ability to successfully integrate the operations of recent business combinations, the cost of accessing technologies developed by other companies, uncertainty as to the scope of coverage, enforceability or commercial protection from patents that issue on gene sequences and other genetic information, the viability of joint ventures and businesses in which the Company has purchased equity, uncertainties associated with the ability to raise capital and the risks set forth in this Proxy Statement under the captions "Risk Factors" and Annex I -- "Factors That May Affect Results." The cautionary statements made in this Proxy Statement should be read as being applicable to all related forward-looking statements wherever they appear in this Proxy Statement.

                                  RISK FACTORS

Stockholders of One Company; Financial Effects of One Division Could Adversely Affect the Other Division

         Incyte General and Incyte Genetics are not separate legal entities. Holders of Incyte General Stock and Incyte Genetics Stock will be stockholders of a single company and will not have any interest in the assets of their respective Division. Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and stockholders' equity between the Divisions for the purpose of preparing their respective financial statements, the change in the capital structure of the Company contemplated by the Incyte Genetics Stock Proposal will not affect legal title to such assets or responsibility for such liabilities of the Company or any of its subsidiaries. The assets of each Division are subject to the obligations and liabilities incurred by either Division, whether such obligations or liabilities arise from lawsuits, contract or other indebtedness allocated to such Division. If one Division is unable to satisfy its obligations or liabilities out of assets or other resources allocated to it, the Company may be required to satisfy the obligations or liabilities using assets or resources allocated to the other Division. As such, the holders of Incyte General Stock and Incyte Genetics Stock can be affected by decisions of the Board and the Company's management regarding the assets and liabilities of both Divisions. Subject to the Management and Allocation Policies described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Management and Allocation Policies," the Board's fiduciary duties to the Company and its stockholders, and the rights of the holders of a series of Common Stock to vote separately as a class, the Board or management may allocate assets and divert revenue streams or products between Divisions without stockholder approval.

         Financial effects arising from a Division that affect the consolidated results of operations or financial position of the Company could affect the results of operations or financial position of the other Division and the market price of the series of Common Stock related to the other Division. Moreover, any net losses of Incyte General or Incyte Genetics and any distributions on, or repurchases of, any shares of capital stock will reduce the funds of the Company legally available for the payment of dividends on all classes and series of common stock of the Company. Accordingly, Incyte General's and Incyte Genetics' financial information should be read in conjunction with the Company's consolidated financial information.

         The Company will continue to prepare consolidated financial statements and also provide such consolidated financial statements to the stockholders of each of Incyte General and Incyte Genetics. If the Incyte Genetics Stock Proposal is approved, the Company will provide to stockholders of each of Incyte General and Incyte Genetics separate financial statements, management's discussion and analysis of financial condition and results of operations, descriptions of businesses and other relevant information for the respective Division, together with the Company's consolidated financial statements.

Limited Separate Stockholder Rights

         Under the Incyte Genetics Stock Proposal, holders of the Incyte General Stock would not have any legal rights specifically related to the assets attributed to Incyte Genetics, and holders of Incyte Genetics stock would not have any legal rights specifically related to the assets attributed to Incyte General, except (i) as set forth in the provisions relating to dividend and liquidation rights and requirements for a mandatory exchange of Incyte Genetics Stock upon the disposition of all or substantially all of the properties and assets allocated to Incyte Genetics, as described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Exchange of Incyte Genetics Stock" and (ii) separate voting rights in limited circumstances with respect to the transfer of certain key programs out of Incyte Genetics, certain material asset transfers between Divisions and items requiring a separate vote under the Delaware General Corporation Law, as discussed below under "--Limited Separate Voting Rights; Variable Voting Rights." Separate meetings for the holders of Incyte General Stock and Incyte Genetics Stock will not be held.

         Holders of Incyte General Stock and Incyte Genetics Stock will be common stockholders of the Company, and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses and liabilities. The Company and its subsidiaries will continue to be responsible for each of their respective liabilities.

Limited Separate Voting Rights; Variable Voting Rights

         Under the Incyte Genetics Stock Proposal, holders of both the Incyte General Stock and of Incyte Genetics Stock will vote together as a single voting group, except that the Amended and Restated Certificate requires a series vote of Incyte Genetics Stock with respect to the transfer of certain key programs out of Incyte Genetics and may require a series vote of the stock of either or both Divisions with respect to certain Material Asset Transfers between Divisions. In addition, the approval of the holders of a majority of the outstanding shares of each series of Common Stock, voting together as a single series, is required under the current Delaware General Corporation Law to approve any amendment to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely. Accordingly, except in limited circumstances, holders of shares of one series of Common Stock could not bring a proposal to a vote of the holders of that series of Common Stock only, but would be required to bring any proposal to a vote of all common stockholders. If a separate vote on a matter by the holders of either the Incyte General Stock or Incyte Genetics Stock is not required under the Delaware General Corporation Law, stock market rules or the Amended and Restated Certificate, either series of Common Stock that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of such vote even if the matter involves a divergence or conflict of the interests of the holders of the Incyte General Stock and Incyte Genetics Stock. See "--Potential Divergence of Interests; No Specific Procedures for Resolution."

         Conversely, if a separate vote on a matter by the holders of either the Incyte General Stock or Incyte Genetics Stock is required under the Delaware General Corporation Law, by stock market rules or by the Board, such holders of either Incyte General Stock or Incyte Genetics Stock could prevent approval of such matter, even if the holders of a majority of the total number of votes cast or entitled to be cast with respect to both the Incyte General Stock and Incyte Genetics Stock voting together as a group were to vote in favor of it. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Voting Rights."

         Each share of Incyte General Stock will have one vote. Until the completion of the first to occur of any Incyte Genetics Private Placement, any Incyte Genetics Public Offering or the Incyte Genetics Distribution, there will be no shares of Incyte Genetics Stock outstanding. The number of votes to which each share of Incyte Genetics Stock will initially be entitled will be determined prior to the first record date relating to a vote on any matter on which the holders of the Incyte Genetics Stock are entitled to vote after the initial issuance of Incyte Genetics Stock. Five trading days prior to such record date, the number of votes to which each share of Incyte Genetics Stock is entitled will be determined so as to equal the ratio of the average market value of one share of Incyte Genetics Stock to the average market value of one share of Incyte General Stock for the 20 consecutive trading days beginning on the 25th trading day prior to such date of determination. Five trading days prior to each applicable record date thereafter, the number of votes to which each share of Incyte Genetics Stock is entitled will be adjusted to equal the ratio of the average market value of one share of Incyte Genetics Stock to the average market value of one share of Incyte General Stock for the 20 consecutive trading days beginning on the 25th trading day prior to such date of determination.. Accordingly, the relative voting power per share of Incyte General Stock and Incyte Genetics Stock will fluctuate based on the respective market values of the two series of Common Stock. Market value could be affected by many factors, including the results of operations of the Company and each of the Divisions, trading volume, share issuances and repurchases, and general economic and market conditions. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Voting Rights." Changes in the aggregate votes or relative voting power of Incyte General Stock or Incyte Genetics Stock could result from the market's reaction to a decision by the Company's management or the Board that is perceived to affect differently one series of Common Stock in comparison to the other or the issuance or repurchase of shares of Common Stock of either series.

         Upon the approval by the stockholders and the filing of the Amendment and Restated Certificate with the Delaware Secretary of State there will be only Incyte General Stock outstanding, and consequently holders of Incyte General Stock will hold all of the voting power of the Company. The Company expects that, even after completion of any Incyte Genetics Private Placement, any Incyte Genetics Public Offering and the Incyte Genetics Distribution, holders of Incyte General Stock will still hold a substantial majority of the total voting power of the Company. As a result, on matters submitted to a vote of the common stockholders as a group, the preferences of the holders of Incyte General Stock are likely to dominate and determine the outcome of such vote unless and until the relative number of shares outstanding and/or the market value of each series of the Company's Common Stock materially changes.

Management and Allocation Policies Subject to Change

         The Board has adopted certain management and allocation policies described herein with respect to cash management, the allocation of corporate expenses, rights to commercialize products, interdivision transactions and other matters. Such management and allocation policies may be modified or rescinded by the Board, in its sole discretion, without the approval of stockholders, although there is no present intention to do so. The Board could also adopt additional policies depending upon the circumstances. The Board could decide to modify or rescind such policies, or to adopt additional polices, and any such decision could have disparate effects upon holders of shares of any series of Common Stock. Any determination of the Board to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of Incyte General Stock and holders of Incyte Genetics Stock, would be made in accordance with the Board's good faith business judgment of the best interests of the Company, taking into consideration the interests of all common stockholders. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies."

Potential Divergence of Interests; No Specific Procedures for Resolution

         Occasions may arise when the interest of the holders of Incyte General Stock and the holders of Incyte Genetics Stock may diverge or appear to diverge. Examples include, among others, determinations by the Board to: (i) allocate resources and financial support to or pursue business opportunities or operational strategies through one Division instead of the other Division, (ii) exchange each outstanding share of Incyte Genetics Stock for cash or shares of Incyte General Stock, (iii) approve the disposition of all or substantially all of the properties and assets of Incyte Genetics, (iv) allocate consideration to be received by holders of Common Stock in connection with a merger or consolidation involving the Company among holders of different series of Common Stock, (v) if and to the extent there are Incyte Genetics Designated Shares, allocate the proceeds of future issuances of Incyte Genetics Stock either to Incyte General as a reduction in the number of Incyte Genetics Designated Shares or to the equity of Incyte Genetics, (vi) pay or omit dividends on any series of Common Stock or (vii) approve transactions involving the transfer of funds or assets from one Division to the other or make other operational or financial decisions with respect to one Division that could be considered to be detrimental to the other Division.

         Other than as described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies," no specific procedures have been adopted for consideration of matters involving a divergence of interests among the holders of the Company's Common Stock. The policies that have been adopted could be modified or rescinded by the Board, in its sole discretion, without the approval of stockholders, although there is no present intention to do so. The Board could also adopt additional policies without stockholder approval. The Board intends to exercise its judgment from time to time, depending on the circumstances, as to how best to obtain information regarding the divergence (or potential divergence) of interests, under what circumstances to seek the assistance of outside advisors, whether a committee of the Board should be appointed to address the matter, and how to assess which available alternative is in the best interests of the

Company and all of its stockholders. The Board believes the advantages of retaining flexibility in determining how best to fulfill its responsibilities in such circumstances as they may arise outweigh any perceived advantages from attempting to adopt specific procedures in advance to cover all conceivable circumstances. Each of the foregoing potential diverging or conflicting interests is discussed below:

         Operational and Financial Decisions. The Board could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of Incyte General and Incyte Genetics, such as transfers of services, funds or assets between Divisions and other interdivision transactions, the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for both Divisions. Any such decision may favor one Division at the expense of the other. For example, the decision to obtain funds for one Division may adversely affect the ability of the other Division to obtain funds sufficient to implement its growth strategies. All such decisions will be made by the Board in its good faith business judgment or in accordance with procedures and policies adopted by the Board from time to time, including the policies described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies," to ensure that such decisions will be made in a manner consistent with the best interests of the Company, taking into consideration the interests of all common stockholders. For further discussion of potential divergence of interests, see "--Fiduciary Duties of the Board; No Definitive Precedent Under Delaware Law," "--Transfers of Funds Between Divisions; Equity Contributions," and "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies."

         Optional Exchange of Incyte Genetics Stock. The Board could, in its sole discretion and without stockholder approval, determine to exchange shares of Incyte Genetics Stock for shares of Incyte General Stock (or any combination thereof) at a 20% premium over the then current market value of Incyte Genetics Stock at any time following the third anniversary of the Effective Date. Any such determination could be made at a time when either or both of Incyte Genetics Stock and Incyte General Stock may be considered to be overvalued or undervalued. In addition, any such conversion at any premium would dilute the interests in the Company of the holders of Incyte General Stock and would preclude holders of Incyte Genetics Stock from retaining their investment in a security that is intended to reflect separately the performance of that Division. If such exchange is perceived as dilutive to Incyte General Stock, the market price of such stock may be adversely affected. The Company cannot predict the impact on the market prices of Incyte General Stock or Incyte Genetics Stock of its ability to effect any such exchange or the effect, if any, that the exercise by the Company of this exchange right would have on the market price of Incyte General Stock or Incyte Genetics Stock prevailing at such time. In determining whether to convert Incyte Genetics Stock into Incyte General Stock, the Board will act in accordance with its good faith business judgment that any such conversion is in the best interests of the Company as a whole, but not necessarily in the best interests of either Division individually. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Exchange of Incyte Genetics Stock."

         Fair Value Upon Disposition of Division Assets. As long as the assets attributed to a Division continue to represent less than substantially all of the properties and assets of the Company, the Board may approve sales and other dispositions of any amount of the properties and assets of such Division without stockholder approval (other than the transfer of certain key programs out of Incyte Genetics and certain material asset transfers between Divisions). The proceeds from any such sale would be assets attributed to such Division and used for its benefit, subject to the management and allocation policies described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies." The Amended and Restated Certificate would contain provisions that, in the event of a disposition of all or substantially all of the properties and assets of Incyte Genetics (other than pro rata to the holders of all outstanding shares of Incyte Genetics Stock, in a liquidation, to certain parties controlled by the Company or in a transaction with a company primarily engaged in a complementary business), require the Company to (i) distribute to holders of the Incyte Genetics Stock an amount in cash and/or securities or other property equal to their proportionate interest in the Fair Value of the Net Proceeds of such Disposition either by special dividend or redemption of all or part of the shares of such Incyte Genetics Stock or (ii) convert the outstanding shares of Incyte Genetics Stock into a number of shares of Incyte General Stock equal to 110% of the ratio, calculated over a period of time, of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte Genetics Stock and Incyte General Stock -- Conversion and Redemption." The terms of the Common Stock do not require the Board to select the option that would result in the distribution with the highest value to the holders of Incyte Genetics Stock or with the smallest effect on the Incyte General Stock. The Board would select an option based upon its good faith business judgment that such option is in the best interests of the Company as a whole. See "--Fiduciary Duties of the Board Owed to All Stockholders Regardless of Class or Series." If Incyte Genetics were a separate, independent company and its shares were acquired by another person, certain costs of such disposition, including corporate level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by stockholders of such a separate independent company in connection with such an acquisition might be greater than the Fair Value of the Net Proceeds that would be received by holders of the Incyte Genetics Stock if the assets of Incyte Genetics were sold. In addition, no assurance can be given that the Net Proceeds per share of Incyte Genetics Stock to be received in connection with a Disposition of all of the assets of Incyte Genetics will be equal to or more than the market value per share of such Incyte Genetics Stock prior to or after announcement of such Disposition. See "--No Assurances as to Market Price" and "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Conversion and Redemption -- Mandatory Dividend on or Redemption or Conversion of Common Stock."

         Allocation of Proceeds upon Issuance of Incyte Genetics Stock. If and to the extent there are Incyte Genetics Designated Shares at the time of any sale of shares of Incyte Genetics Stock, the Board would determine the allocation of the proceeds of such sale between Incyte General and Incyte Genetics. Any such allocation would be reflected on the financial statements of the Division to which such proceeds were allocated and to the extent such net proceeds are allocated to Incyte General would reduce the number of Incyte Genetics Designated Shares.

         No Assurance of Payment of Dividends. The Company has not paid dividends in the past and does not anticipate paying any dividends in the foreseeable future. Any dividends on the Incyte General Stock or Incyte Genetics Stock that may be declared by the Board will be payable out of the lesser of:
(i) the funds of the Company legally available for such purpose, which are determined on the basis of the entire Company, and (ii) the Available Dividend Amount with respect to the relevant Division, which in general is equal to the amount legally available for such purpose determined in accordance with Delaware law applied as if such Division were a separate corporation. Such dividends are further subject to the prior payment of dividends on outstanding shares of any class or series of capital stock of the Company with preferential dividend provisions. Any net losses of the Company (without regard to whether such losses arose from any specific Division), and any dividends or distributions on, or repurchases of, the Incyte General Stock or Incyte Genetics Stock, and dividends on, and certain repurchases of, preferred stock, will reduce the funds of the Company legally available for payment of dividends on both the Incyte General Stock and Incyte Genetics Stock. Subject to limitations imposed by the Delaware General Corporation Law and the Amended and Restated Certificate, the Board may declare and pay dividends on Incyte General Stock and Incyte Genetics Stock in equal or unequal amounts, or may decide not to declare and pay such dividends, notwithstanding the relationship between the Available Dividend Amounts for the respective Divisions, the respective amounts of prior dividends paid on, or liquidation rights of, the Incyte General Stock or Incyte Genetics Stock or any other factor. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Dividends."

         Allocation of Proceeds of Mergers or Consolidations. The Amended and Restated Certificate does not contain any provisions governing how consideration to be received by the Company's stockholders in connection with a merger or consolidation involving the Company (in which the Common Stock is to be converted into other securities, cash or other property) is to be allocated among holders of Incyte Genetics Stock and Incyte General Stock. In any such merger or consolidation, the allocation of consideration would be determined by the Board and would be subject to approval by a majority of the voting power of all shares of Common Stock of the Company, voting together as one group.

Fiduciary Duties of the Board Owed to All Stockholders Regardless of Class or Series

         The Company is not aware of any legislative or judicial precedent involving the fiduciary duties of directors of corporations having two classes or series of common stock, or separate classes or series of capital stock, the rights of which are defined by reference to specified operations of the corporation. Principles of Delaware law established in cases involving differing treatment of two classes of capital stock or two groups of holders of the same class of capital stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series and does not have separate or additional duties to either group of stockholders. Under these principles and the related principle known as the "business judgment rule," absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed Board, or a committee thereof, with respect to any matter having disparate impacts upon holders of Incyte General Stock and holders of Incyte Genetics Stock would be a defense to any challenge to such determination made by or on behalf of the holders of either series of Common Stock. Nevertheless, a Delaware court hearing a case involving such a challenge may decide to apply principles of Delaware law other than those discussed above, or, because such a case could be a case of first impression, may fashion new principles of Delaware law to decide such a case. There may arise circumstances involving a divergence or conflict of the interests of the holders of Incyte General Stock and holders of Incyte Genetics Stock in which the Board is held to have properly discharged its fiduciary duties but in which holders of Incyte General Stock or Incyte Genetics Stock consider themselves to be disadvantaged relative to the other series. In such a case, such holders might not have any remedy under Delaware law with respect to the circumstances giving rise to the divergence or conflict of interests.

         Disproportionate ownership interests of members of the Board in Incyte General Stock or Incyte Genetics Stock or disparity in the respective market values of the Incyte General Stock and Incyte Genetics Stock held by such directors could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for the different series. See "--Potential Divergence of Interests; No Specific Procedures for Resolution" and "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies -- Fiduciary and Management Responsibilities."

Transfer of Funds Between Divisions; Equity Contributions

         If the Incyte Genetics Stock Proposal is approved by stockholders, all debt incurred or stock issued by the Company and its subsidiaries following the Effective Date would be (unless the Board otherwise provides) specifically attributed to and reflected in the financial statements of the Division that includes the entity which incurred the debt or issued the stock or, in the case of debt or stock that is not specifically attributed to one of the Divisions, Incyte General. The Board could, however, determine from time to time that debt incurred or stock issued by entities included in a Division should be specifically attributed to and reflected in the financial statements of the other Division to the extent that the debt is incurred or the stock is issued for the benefit of such other Division.

         To the extent the cash needs of Incyte Genetics exceed the cash provided by such Division, Incyte General may fund Incyte Genetics in accordance with the policies described under "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies." Incyte General will manage the financial activities of all of the Company's Divisions, including the investment of surplus cash, the issuance and repayment of short-term and long-term debt and capital lease obligations and the issuance of Common Stock.

         No specific criteria have been established for determining when a transfer between Divisions will be reflected as a borrowing or an investment. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the expected effect on the valuation of the Common Stock of each Division, the financing needs and objectives of the Divisions, the investment objectives of the Divisions, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

         Loans from one Division to another Division, if any, will bear interest at such rates and have such repayment schedules and other terms as are established from time to time by, or pursuant to procedures established by, the Board. The Board expects to make such determinations, either in specific instances or by setting generally applicable policies from time to time, after consideration of such factors as it deems relevant, including, without limitation, the needs of the Company, the use of proceeds by and creditworthiness of the recipient Division, the capital expenditure plans and investment opportunities available to each Division and the availability of and cost and time associated with alternative financing sources. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Management and Allocation Policies -- Other Interdivision Transactions."

         Although the number of shares attributable to any funding of one Division by the other by way of a capital contribution would be determined by reference to the market value of stock of the Division being funded as of the date of such event, an increase (or decrease) could occur at a time when such Division's stock could be considered undervalued or overvalued. In addition, the creation of or an increase in the number of shares of a Division's stock may result in dilution in net tangible book value per share to the existing holders of such stock.

Absence of Approval Rights with Respect to Future Issuances of Authorized Shares

         The authorized but unissued shares of capital stock of the Company will be available for issuance from time to time at the sole discretion of the Board for any proper corporate purpose. Such issuances could include Incyte Genetics Stock, Incyte General Stock, or a combination thereof, as well as the issuance of such shares upon the conversion or exercise of securities of the Company that are convertible into or exercisable or exchangeable for such shares. In addition, the Board will be able to designate and issue a new series of Common Stock from the authorized but unissued shares of Common Stock or a new series of preferred stock from the authorized but unissued shares of preferred stock. The approval of the stockholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of capital stock of the Company, unless deemed advisable by the Board or required by applicable law, regulation or stock market requirements. Subject to prevailing market and other conditions, the Company currently expects that the shares of Incyte Genetics Stock or preferred stock issued in any Incyte Genetics Private Placement and the shares of Incyte Genetics Stock issued in any Incyte Genetics Public Offering would come from the authorized but unissued shares of capital stock.

         In addition, as permitted by Delaware law, the Amended and Restated Certificate will permit the number of authorized shares of any class of capital stock to be increased or decreased (but not below the number of shares then outstanding in such class, respectively) by the affirmative vote of the holders of a majority of the voting power of the shares of capital stock of the Company entitled to vote with respect to such matter. Immediately after the Effective Date, only Incyte General Stock will be outstanding and consequently holders of Incyte General Stock will hold all of the voting power of the Company. In addition, the Company expects that, even after completion of any Incyte Genetics Private Placement, any Incyte Genetics Public Offering and the Incyte Genetics Distribution, holders of Incyte General Stock will still hold a substantial majority of the voting power of the Company. This provision could allow holders of Incyte General Stock to authorize and issue shares of capital stock under circumstances which could preserve the ability of such holders to continue to exercise control over a majority of the voting power of the Company and, therefore, could make it more difficult to replace the current Board and management of the Company. The Company has no current intention to take any action to authorize any additional shares of capital stock, other than as described herein.

No Assurances as to Market Price

         Because there has been no prior market for the Incyte General Stock and Incyte Genetics Stock, there can be no assurance as to their market prices following issuance thereof. There can be no assurance that the combined market values of the Incyte General Stock and Incyte Genetics Stock held by a stockholder immediately following the effectiveness of the Incyte Genetics Stock Proposal will equal or exceed the market value of the Existing Common Stock held by such stockholder prior to the announcement or effectiveness of the Incyte Genetics Stock Proposal, and the combined market value could be less than such market value of the Existing Common Stock. Until an orderly market develops for the Incyte General Stock and Incyte Genetics Stock, and perhaps thereafter, their respective trading prices may fluctuate significantly. If an active trading market does develop, there can be no assurance that it will be maintained. The prices at which the shares of Incyte General Stock or Incyte Genetics Stock will trade will be determined in the trading markets and may be influenced by many factors, including the consolidated results of the Company, as well as the respective performance of Incyte General and Incyte Genetics, investors' expectations for the Company and each Division, trading volume and general economic and market conditions. There is no assurance that investors will assign value to the Incyte General Stock or Incyte Genetics Stock based on the reported financial results and fundamental operating prospects of the related Division. Financial results of the Divisions that impact the Company's consolidated results of operations or financial condition could affect the market prices of the Incyte General Stock and Incyte Genetics Stock. In addition, the Company cannot predict the impact on the market values of the Incyte General Stock or Incyte Genetics Stock, or certain terms of the securities, such as the ability of the Company to convert shares of Incyte Genetics Stock, the discretion of the Board to make various determinations, or the impact on the market value of each series of Common Stock of its voting power.

Limitations on Potential Unsolicited Acquisitions

         If Incyte General or Incyte Genetics were stand-alone corporations, any person interested in acquiring either of such corporations without negotiation with management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. Although the Incyte Genetics Stock Proposal would create two series of Common Stock that are intended to reflect the separate performance of the Divisions, a person interested in acquiring only one Division without negotiation with the Company's management would still be required to seek control of the voting power represented by all of the outstanding capital stock of the Company entitled to vote on such acquisition, including the series of Common Stock related to the other Division. See "--Limited Separate Stockholder Rights," "--Limited Separate Voting Rights; Variable Voting Rights," and "Proposal 1 -- Incyte Genetics Stock Proposal -- Description of Incyte General Stock and Incyte Genetics Stock -- Voting Rights."

Anti-Takeover Considerations

         The Company has adopted a Stockholder Rights Plan pursuant to which each share of Existing Common Stock (including, after implementation of the Incyte Genetics Stock Proposal, if approved, shares of Incyte General Stock and Incyte Genetics Stock) is accompanied by a preferred stock purchase right. These rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board and may have the effect of deterring hostile takeover attempts.

         The existence of two series of Common Stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The Stockholder Rights Plan and the existence of the two series of Common Stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control. Although the Board has no present intention of doing so, it could issue shares of preferred stock or of a new or existing series of Common Stock that could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board in opposing such action. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Anti-takeover Considerations."

No Assurance of Completion of Transactions

         This Proxy Statement describes the Incyte Genetics Private Placement, the Incyte Genetics Public Offering and the Incyte Genetics Distribution as currently contemplated by the Board. Such transactions are subject to various conditions and uncertainties and there can be no assurance that all or any of such transactions will be completed or, if they are completed, that they will be completed on the terms described in this Proxy Statement.

Certain Federal Income Tax Considerations

         The Company has been advised by its tax counsel that for federal income tax purposes the Incyte General Stock and the Incyte Genetics Stock will be common stock of the Company and accordingly: (i) the redesignation of the Existing Common Stock as Incyte General Stock will not be taxable to the Company or existing stockholders; (ii) if any Incyte Genetics Private Placement or any Incyte Genetics Public Offering occurs, the Company will not recognize any income, gain or loss on the sale of the Incyte Genetics Stock to the public; and (iii) when the Incyte Genetics Distribution occurs, a holder of Incyte General Stock will not recognize any income, gain or loss upon the receipt of the Incyte Genetics Stock, except to the extent of any cash received in lieu of fractional shares. However, there are no court decisions or other authorities bearing directly on transactions similar to the Incyte Genetics Stock Proposal. Further, the Service has announced that it will not issue advance rulings with respect to tracking stock transactions. It is possible, therefore, that the Service could assert that the Incyte Genetics Stock or the Incyte General Stock or both represent property other than Common Stock of the Company. Any such determination could have a material adverse effect on the Company and result in adverse tax consequences for stockholders of the Company. See "Proposal 1 -- Incyte Genetics Stock Proposal -- Certain Federal Income Tax Consequences." Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the redesignation to them under federal, state, local or foreign law.

              PRICE RANGE OF AND DIVIDENDS ON EXISTING COMMON STOCK

         The Existing Common Stock was traded on the American Stock Exchange from the Company's initial public offering on November 4, 1993 until January 15, 1996. Since January 16, 1996, the Existing Common Stock has been traded on the Nasdaq National Market under the symbol "INCY." The following table sets forth for the periods indicated the high and low sales prices for the Existing Common Stock on the applicable market. All prices have been adjusted to reflect a 2-for-1 stock split effected in the form of a 100% stock dividend in November 1997.


1996                                           High                  Low
                                               ----                  ---
   First Quarter............................. $19.69                $12.31
   Second Quarter............................  19.94                 11.56
   Third Quarter.............................  24.88                 16.25
   Fourth Quarter............................  26.44                 17.75

1997
   First Quarter.............................  37.25                 24.06
   Second Quarter............................  35.88                 20.75
   Third Quarter.............................  42.25                 29.81
   Fourth Quarter............................  45.25                 31.50

1998
   First Quarter.............................  51.00                 34.00
   Second Quarter............................  48.00                 31.00
   Third Quarter (through September 25,        42.00                 18.50
      1998)..................................


         On September 25, 1998, the last reported sale price for the Existing Common Stock on the Nasdaq National Market was $23 11/16. As of September 25, 1998, there were approximately 354 holders of record of the Existing Common Stock.

         The Company has never declared or paid dividends on its capital stock. For a description of the Company's intended dividend policy following approval of the Incyte Genetics Stock Proposal, see "Proposal 1 -- Incyte Genetics Stock Proposal -- Dividend Policy."

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form to be used at the Special Meeting to be held at [Stanford Park Hotel, 100 El Camino Real, Menlo Park, California], on [_______________], 1998, at [_____] a.m., Pacific Time, and at
any adjournments or postponements thereof. The shares represented by the proxies in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions contained therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the form of proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the approval of each of the Incyte Genetics Stock Proposal and Additional Proposals (Proposals 1, 2, 3 and 4 referred to in Items 1, 2, 3 and 4 in the Notice of Special Meeting and described in this Proxy Statement).

         Stockholders of record at the close of business on [_______________], 1998 (the "Record Date") are entitled to vote at the Special Meeting. As of the close of business on such date, ________ shares of Existing Common Stock were outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of Existing Common Stock will constitute a quorum for the transaction of business at the Special Meeting. Each holder of Existing Common Stock will be entitled to one vote for each share held as of the Record Date, on all matters brought before the Special Meeting.

         The approval of the Incyte Genetics Stock Proposal will require the affirmative vote of a majority of the outstanding shares of Existing Common Stock. Each of the Additional Proposals will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal will have the same effect as negative votes. If a broker which is the record holder of certain shares indicates on a form of proxy that it does not have discretionary authority to vote such shares on any proposal, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes. With respect to the Incyte Genetics Stock Proposal, these non-voted shares will have the same effect as negative votes. With respect to the Additional Proposals, these non-voted shares will not be deemed to be present or represented for purposes of determining whether stockholder approval of such proposal has been obtained.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Existing Common Stock.

                  PROPOSAL 1 -- INCYTE GENETICS STOCK PROPOSAL

General

         The stockholders of the Company are being asked to consider and approve the Incyte Genetics Stock Proposal which, if approved, will amend and restate the Certificate of Incorporation to (i) provide for the issuance of the Company's authorized Common Stock in series by action of the Board, of which 35,000,000 shares would initially be designated as Incyte General Stock, 15,000,000 shares would initially be designated as Incyte Genetics Stock and 25,000,000 shares would initially be undesignated; (ii) provide authorization to the Board to issue any undesignated shares as Incyte General Stock or Incyte Genetics Stock or to designate and issue such shares in one or more additional series of Common Stock and to determine the number of shares, and the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of any such series; and (iii) redesignate each share of the Existing Common Stock as one share of Incyte General Stock.

         Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal and subject to prevailing market and other conditions, the Company currently intends to (a) sell shares of Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock in a private placement to a limited number of pharmaceutical companies and (b) depending on the capital needs of Incyte Genetics, to offer to the public for cash shares of Incyte Genetics Stock. The Company currently plans to issue any such shares from the authorized but unissued shares of capital stock, as determined by the Board, and to allocate the net proceeds of any Incyte Genetics Private Placement and any Incyte Genetics Public Offering to Incyte Genetics. Subject to prevailing market and other conditions, the Company currently expects that any Incyte Genetics Public Offering would take place in 1999 and the Incyte Genetics Private Placement would take place prior to any Incyte Genetics Public Offering.

         Subject to approval by the Company's stockholders of the Incyte Genetics Stock Proposal, the Company currently intends to distribute the Incyte Genetics Designated Shares in the Incyte Genetics Distribution in the form of a stock dividend to the holders of Incyte General Stock. The Company currently expects that the Incyte Genetics Distribution would take place at least six months after the completion of any Incyte Genetics Public Offering, but in no event more than 360 days after the Effective Date.

         If the Incyte Genetics Stock Proposal is not approved by the stockholders, the Existing Common Stock will not be redesignated as Incyte General Stock and the Incyte Genetics Stock will not be created.

         If the Incyte Genetics Stock Proposal is approved by the stockholders at the Special Meeting, the Company anticipates that the Amended and Restated Certificate (see Annex A) will be filed with the Secretary of State of the State of Delaware shortly thereafter. The Amended and Restated Certificate will become effective upon filing with the Secretary of State of the State of Delaware.

Certificates formerly representing shares of Existing Common Stock that are held by stockholders will be deemed to represent an equal number of shares of Incyte General Stock. Stockholders should not mail in their stock certificates evidencing Existing Common Stock to either the Company or its transfer agent in connection with the Incyte Genetics Stock Proposal. New certificates representing shares of Incyte General Stock will be issued in replacement of certificates formerly representing shares of Existing Common Stock as such certificates are received and canceled by the transfer agent from time to time.

         The authorized but unissued shares of the two new series of the Company's Common Stock and the undesignated shares of Common Stock will be available for issuance from time to time by the Company at the discretion of the Board for any proper corporate purpose, which could include raising capital, payment of stock dividends, providing compensation or benefits to employees or acquiring companies or businesses. Such Common Stock would provide the Board with a means to complete acquisitions or to further divide the Company into additional Divisions, through the creation of separate series of Common Stock. The issuance of such additional shares or series would not be subject to approval by the stockholders of the Company unless deemed advisable by the Board or required by applicable law, regulation or the listing requirements of the stock market or stock exchange upon which the Company's shares are listed.

Background And Reasons for the Incyte Genetics Stock Proposal

         The Incyte Genetics Stock Proposal has been approved by the Board with the goal of creating flexibility for the future growth of the Company, and to advance the Company's financial and strategic objectives, all in an effort to enhance the overall return to the holders of Existing Common Stock.

         If the Company's stockholders approve the Incyte Genetics Stock Proposal, the resulting amendments to the Certificate of Incorporation will create two series of Common Stock of the Company, namely the Incyte General Stock and the Incyte Genetics Stock, each having the rights and privileges described elsewhere in this Proxy Statement. The Incyte Genetics Stock Proposal will also authorize the Board to issue in one or more additional or existing series of Common Stock, with each new series having voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions determined by the Board before the issuance of any shares of such series. See "--Description of Incyte General Stock and Incyte Genetics Stock" and Annex A.

         The Incyte Genetics Stock is intended to reflect the value and track the performance of the businesses of Incyte Genetics. Through Incyte Genetics, the Company seeks to create a new information-based business providing genomic tools and services focused on information relating to the role of genetic variation in disease and drug response. Specifically, Incyte Genetics will generate this information by mapping and sequencing human genes and discovery variations known as single nucleotide polymorphisms or 'SNPs.'

         After reviewing in detail the financial performance of the Company, the Board believes that tracking the businesses of Incyte Genetics separately from the rest of the Company should result in a higher market valuation being placed on the Company's businesses than if the businesses of Incyte Genetics and the Company's other businesses did not have separately traded securities. The Board considered the inherent conflict between managing and valuing the current established, profitable businesses of Incyte General and new emerging, development stage businesses of Incyte Genetics. The Board and management examined various alternatives designed to achieve greater overall value in these respective businesses. The Board determined that the separation of the new businesses, focused on generating information related to the role of genetic variation in disease and drug response, from the Company's other businesses, and the creation of two series of Common Stock to track those Divisions, should provide returns to stockholders that are linked to the performance of a particular business unit. The value of each series of stock is expected to be based on the performance of the business to which it relates and is influenced by the factors that affect the value of common stock generally (i.e., current and future earnings potential, dividends and comparable valuations). In addition, the separation of Incyte Genetics from Incyte General will provide stockholders, analysts and other market participants with separate financial and other information to evaluate the respective businesses.

         At meetings held on June 15, 1998, July 13, 1998, September 10, 1998 and September 25, 1998, the Board considered a variety of structural proposals to increase the overall value of the Existing Common Stock to its stockholders. The Board evaluated alternatives available to the Company in view of its strategic objectives, capital requirements, past financial results and other factors. They had extensive discussions with financial and legal officers of the Company. Among the alternatives which the Board considered were (i) the preservation of the Company's current equity and operating structure; (ii) the separation of various of the Company's businesses through a distribution (for example, in a spin-off) to the Company's stockholders or the creation of special purpose financing entities; (iii) the license to third parties of certain of the Company's assets or technology; and (iv) the creation of two classes or series of Common Stock to reflect separately the results of Incyte Genetics and Incyte General.

         The Board determined that preservation of the Company's current equity and operating structure would likely result in a lower market valuation being placed on the Company's businesses than under the Incyte Genetics Stock Proposal because of the effects of the expected losses of Incyte Genetics on the Company's consolidated financial results and earnings per share. The Board also determined that a spin-off to stockholders of a separate company owning certain assets and technologies of the Company could create significant control, tax and intellectual property ownership issues. These issues arise in part because of the common core intellectual property, technology and data production methods utilized by the businesses of Incyte Genetics and Incyte General. The Board determined that the creation of a special purpose financing entity into which certain assets and technologies are contributed would also result in substantial dilution to existing stockholders if the Company exercised purchase rights and complicate financial statements so as to make it more difficult for stockholders to track the current businesses. Further, the Board determined that the license to third parties of the assets allocated to Incyte Genetics or other technologies would not realize the full value of such assets or technologies. Following deliberation over and consideration of the advantages and disadvantages of the various alternatives, the Board concluded that the Incyte Genetics Stock Proposal was the best alternative for the Company and its stockholders.

         The Board's adoption of the Incyte Genetics Stock Proposal is part of its ongoing effort to increase the long-term value of the Company.

         In reaching its conclusion, the Board identified the following as the potential advantages of the Incyte Genetics Stock Proposal:

o Opportunity to Increase Stockholder Value. The creation of two series of Common Stock, intended to reflect separately the performance of Incyte General and Incyte Genetics, offers the opportunity to increase stockholder value by more specifically tracking the financial performance of each Division. The two businesses have different characteristics and goals with respect to growth, profitability, risks and financial management. Incyte Genetics is a new business, focusing on a different type of genomic information than the current business. It is at an earlier stage of development, with a higher risk profile and expected to require a significant investment over the next few years. This structure will allow the Company to sustain the growth and profitability of its current business residing with Incyte General, while continuing to invest in and build value in the businesses of Incyte Genetics. The separate reporting of each Division's operating results should enable the investment community to better appreciate the value of each business unit and invest in either or both securities depending on their investment objectives.

o Increased Financial and Strategic Flexibility. The Incyte Genetics Stock Proposal should provide the Company with increased financial and strategic flexibility in raising capital and entering into acquisitions and other strategic opportunities by enabling the Company to issue Incyte Genetics Stock or Incyte General Stock as appropriate. In particular, given the early stage of development of Incyte Genetics, substantial funds will be needed to establish its products and services. A separate equity security for Incyte Genetics would allow the Company to raise capital through offerings of Incyte Genetics Stock without diluting the interests of holders of Incyte General Stock.

o Opportunity to Facilitate Both Autonomy and Synergy. The Incyte Genetics Stock Proposal allows each Division to establish its own business strategy, financial model and culture while retaining the advantages and synergies of doing business as a single company. This structure allows the Company to preserve the benefits of tax consolidation, credit availability and strategic management of a single corporation. Specifically, the Company will retain ownership of all of its technologies, which the Board considers to be a significant long-term strategic benefit. In addition, it preserves operational efficiencies by allowing both Divisions to utilize common data production facilities and share management and administrative resources, particularly with respect to marketing, sales and business development. These synergies would allow each Division to benefit from cost savings as compared to the costs each Division would incur if it operated separately.

o Increased Ability to Focus Management On, and Tie Employee Incentives To, Specific Businesses. The creation of separate series of Common Stock, each of which is designed to reflect the operating results of a distinct Division, increases the Company's ability to focus management of the respective Divisions on maximizing returns from such businesses and provides the opportunity to use the Company's stock incentive plans to provide focused incentives to those management teams and employees of the two Divisions.

o Ability to Act Quickly for Future Acquisitions or Financings. The ability of the Board to create one or more additional series of Common Stock or to increase or decrease the number of shares in existing series without the need to obtain stockholder approval at the time of creation of each additional series would provide the Board with a means to act quickly and definitively in future acquisitions or to further divide the Common Stock of the Company into additional series.

o Tax-Free Nature of Proposal. Implementation of the Incyte Genetics Stock Proposal is expected to be tax free for United States federal income tax purposes to the Company and its stockholders. See "--Certain Federal Income Tax Consequences."

         The Board also considered the following potential disadvantages of the Incyte Genetics Stock Proposal:

o Complex Capital Structure. The Incyte Genetics Stock Proposal requires a more complex capital structure which may not be easily understood by investors and thus could inhibit the efficient valuation of either or both series of Common Stock.

o Potential Diverging or Conflicting Interests. There are potential diverging or conflicting interests of the two Divisions, and issues could arise in resolving any conflicts. See "--Certain Management and Allocation Policies" and "Risk Factors -- Potential Divergence of Interests; No Specific Procedures for Resolution."

o Risks of Entire Company Applicable to Each Series. Investors in Incyte Genetics Stock or Incyte General Stock will be exposed to the risks of the Company's consolidated businesses and liabilities such as tort, intellectual property or product liability claims and stockholder lawsuits because both Divisions remain legally a part of the Company. See " -- Certain Management and Allocation Policies" and "Risk Factors -- Stockholders of One Company; Financial Effects of One Division Could Adversely Affect the Other Division."

o Possible Adverse Tax Treatment. It is possible that the service could assert that the Incyte Genetics Stock or the Incyte General Stock or both represent property other than common stock of the Company. Any such determination could have a material adverse effect on the Company and result in adverse tax consequences for stockholders of the Company. See "--Certain Federal Income Tax Consequences."

o Possible Inability to Obtain Future Tax Rulings. In recent private letter rulings involving "tracking stock" the Service has declined to issue rulings on whether such "tracking stock" will be treated as stock of the issuer. Accordingly, if the Company desires to undertake a


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



         proposed acquisition using either Incyte Genetics Stock or Incyte General Stock, it may be difficult or impossible to obtain a ruling from the Service.

o        Possible Inability to Use Pooling of Interests Method of Accounting.
         Two series of stock will create a possible inability to use the pooling of interests method of accounting in connection with future acquisitions using Incyte General Stock or Incyte Genetics Stock.

o Implementation and Ongoing Costs. The costs associated with implementing the Incyte Genetics Stock Proposal and the ongoing cost of operating separate Divisions will exceed the costs associated with operating the Company as it currently exists.

         The Board determined that on balance the potential advantages of the Incyte Genetics Stock Proposal outweigh the potential disadvantages and concluded that the Incyte Genetics Stock Proposal is in the best interests of the Company and its stockholders.

Vote Required

         The Incyte Genetics Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Existing Common Stock.

Recommendation of the Board of Directors

         The Board of Directors has carefully considered the terms of the Incyte Genetics Stock Proposal and believes it is in the best interests of the company and its stockholders. Accordingly, the Board unanimously has recommended that you approve this proposal, which is described in more detail in this Proxy Statement. You are urged to read this Proxy Statement in its entirety prior to voting your shares.

Dividend Policy

         The Company has never declared or paid dividends on its capital stock. The Board currently intends to retain future earnings, if any, for the development of the businesses of Incyte General and Incyte Genetics and does not anticipate paying dividends on the Incyte General Stock or Incyte Genetics Stock in the foreseeable future.

Certain Management and Allocation Policies

         Because Incyte General and Incyte Genetics will each be a part of a single company, the Board has established policies to separate the business and operations of Incyte Genetics from those of Incyte General and to operate Incyte Genetics in a manner approximating the operation of an independent enterprise as closely as practicable. The policies relating to interdivision business transactions, the financing of Incyte Genetics and Incyte General, and the allocation of debt, corporate overhead, interest, taxes and other charges between Incyte General and Incyte Genetics are summarized below.

         Except as otherwise provided in the policies, the Board may further modify or rescind the policies or adopt additional policies in its sole discretion without approval of the stockholders. Any decision of the Board to modify or rescind such policies or to adopt additional policies would be made by the Board in a manner consistent with its fiduciary duties to the Company and all of its stockholders. Any such decision could have different effects upon the holders of Incyte General Stock and Incyte Genetics Stock and could result in benefits or detriments to the holders of one series of such stock compared to the other. With respect to any change in accounting policy, although generally accepted accounting principles require that such a change in policy be preferable (in accordance with such principles) to the previous policy, there is no assurance that such a change would be beneficial for the individual interests of either the holders of Incyte General Stock or Incyte Genetics Stock. A discussion of the principles of Delaware law which would govern any additional policies or a change or modification in existing policies concerning the two Divisions may be found under "Risk Factors -- Fiduciary Duties of the Board; No Definitive Precedent under Delaware Law."

         Financial Statements; Allocation Matters. The Company will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for Incyte General and Incyte Genetics, and these financial statements, taken together, will comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each of Incyte General and Incyte Genetics will reflect the financial condition, results of operations and cash flows of the businesses included therein. The combined financial statements of Incyte General will also include any accounts or assets of the Company not specifically allocated to Incyte Genetics.

         Revenue Allocation. Other than revenues received in connection with transactions subject to the policy described under "--Other Interdivision Transactions," revenues from the sale of a Division's products and services will be credited to such Division. Revenues derived from the sale of products of both Divisions that are sold together shall be allocated by the management of the Company ("Incyte Management") subject to oversight by the Board. Among the factors Incyte Management will consider in making such allocation are (i) the sales prices of such products when sold individually; (ii) the cost to each Division of developing and providing such products and any margin targets established for such products; and (iii) the allocation of revenues made with respect to prior sales of the same or similar bundled products.

         Expense Allocation. Other than expenses incurred in connection with transactions subject to the policy described under "--Other Interdivision Transactions," all direct expenses will be charged to the Division for the benefit of which they are incurred. Corporate, general, and administrative expenses (including joint marketing and sales expenses) or other indirect costs will be allocated to each Division in a reasonable and consistent manner based on the Division utilizing the services to which such costs relate.

         Tax Allocations. Income tax provisions and deferred income taxes will generally be determined for each Division under generally accepted accounting principles, as if each Division were a separate taxpayer. If, however, either Division has deductions, losses, net operating losses, foreign tax credits, other tax credits or other tax attributes ("Tax Attributes") that cannot be utilized by that Division (the "Generating Division") to offset or reduce its current or deferred income tax expense as a separate taxpayer, a benefit will be allocated to the Generating Division to the extent the Tax Attributes are utilized in the consolidated income tax provision. Any benefit so allocated may be subsequently adjusted if the other Division subsequently generates Tax Attributes that it can use, on a separate taxpayer basis, in lieu of the Tax Attributes of the Generating Division. To the extent that one of the divisions is allocated a benefit which, as a result of expiration or otherwise, will not ultimately be utilized on the consolidated tax return, the prior years benefit for such attribute will be adjusted such that the effect of the expiration or other adjustment is borne by the division that generated the attribute.

         The Generating Division will receive from the other Division a payment, or offset against other amounts due, for its Tax Attributes as they are utilized on the consolidated income tax return. Any such payments or offsets may be adjusted or refunded in the circumstances in which a benefit is modified for provision purposes, as discussed above.

         Returns to Stockholders. Other than as contemplated by subparagraph (F) of "--Other Interdivision Transfers" below and other than the initial funding of Incyte Genetics by the Company, earnings and cash flows generated from the businesses of Incyte General or Incyte Genetics generally will be used for reinvestment in the business of the Division generating such earnings and related cash flows, for repayment of its debt or for payment of dividends on, or for the repurchase of shares of, Common Stock related to that Division.

         Acquisitions of Programs, Products or Assets. Upon the acquisition by the Company from a third party of any programs, products, technologies or assets (whether by acquisition of assets or stock, merger, consolidation or otherwise), the aggregate cost of the acquisition and the programs, products, technologies or assets acquired will be allocated between Incyte General and Incyte Genetics based on the business to which such items principally relate. As a guideline, if the acquired program, product, technology or asset is directly and primarily related to one Division's line or lines of business, it will be allocated to such Division, and otherwise it will be allocated in the manner determined to be in the best interests of the Company. As a guideline, if the aggregate cost of such acquisition is greater than 20% of the fair value of the total assets of either Division, such allocation will be reviewed and approved by the Board. Any such determination will be final and binding on all holders of Common Stock.

         Review of Corporate Opportunities and Other Matters. Other than as provided in the preceding paragraph, the Board will review any matter which involves the allocation of a material corporate opportunity of the Company to either Incyte General or Incyte Genetics. If a corporate opportunity is directly and primarily related to one Division's existing line or lines of business it will be allocated to such Division. Any corporate opportunity that is not directly and primarily related to one Division's line of business will be allocated in a manner determined to be in the best interests of the Company. Among the factors that may be considered in making such allocation are whether a particular corporate opportunity is principally related to the business of Incyte General or Incyte Genetics, whether one Division, because of its managerial or scientific expertise, would be better positioned to undertake the corporate opportunity, existing contractual agreements and restrictions, and other matters that are deemed relevant. The Board will review material allocations, including allocations between the Divisions of significant tax benefits or charges, the write-off of significant assets, the allocation of significant liabilities, and any actions which would significantly affect the Divisions' access to the Company's credit.

         Disposition of Programs, Products or Assets. Upon any sale, transfer, assignment or other disposition by Incyte of any product, program, technology or asset not consisting of all or substantially all of the assets of a Division, all proceeds from such disposition will be allocated to the Division to which the program, product, technology or asset had been allocated. If the program, product, technology or asset was allocated to both Incyte General and Incyte Genetics, the proceeds of the disposition shall be allocated between the Divisions based on their respective interests in such program, product, technology or asset. Such allocation will be made in a manner determined by the Board to be fair and reasonable to the Divisions and to holders of the common stock representing such Divisions, taking into account such matters as the Board deems relevant. Any such determination by the Board will be final and binding on all holders of Common Stock.

         Interdivision Asset Transfers. The Board may at any time and from time to time reallocate any program, product, technology or other asset from one Division to the other. All such reallocations will be made at fair market value, determined by the Board, taking into account, in the case of a program under development, the commercial potential of such program, the phase of development of such program, the expenses associated with realizing any income from such program, the likelihood and timing of any such realization and other matters that the Board deems relevant. The consideration for such reallocation may be paid in cash or other consideration with a value equal to the fair market value of the program, product, technology or asset being reallocated or, in the case of a reallocation thereof from Incyte General to Incyte Genetics, the Board may elect to account for such reallocation as an increase in the Incyte Genetics Designated Shares in accordance with the provisions of the Amended and Restated Certificate.

         Notwithstanding the foregoing, the Amended and Restated Certificate would provide that no Key Genetics Program, as defined below, may be transferred out of Incyte Genetics into Incyte General without a series vote of the holders of the Incyte Genetics Stock.

         "Key Genetics Program" is any of the following:

         (A) the line of business engaged in by Incyte Genetics with regard to Human Gene Mapping;

         (B) the line of business engaged in by Incyte Genetics with regard to Human Genomic Sequencing for the purpose of discovering SNPs;

         (C) the line of business engaged in by Incyte Genetics with regard to Human SNP Discovery; and

         (D) any additional program, product, technology or service being developed from time-to-time in Incyte Genetics which constituted 20% or more of the research and development expenditures of Incyte Genetics in any one of the three most recently completed fiscal years.

         In addition, the Amended and Restated Certificate would provide that a transfer of assets from one Division to the other requires the approval of the holders of the Common Stock representing the Division for which such transfer of assets constitutes a Material Asset Transfer, voting as a separate series. A transfer of assets from one Division to the other will constitute a "Material Asset Transfer" for any Division for which the Fair Value of the assets being transferred is equal to or greater than 20% of the Fair Value of all of the assets of such Division.

         Other Interdivision Transactions. This policy covers interdivision transactions other than transfers of programs, products, technologies or assets that are subject to the policy described above under "Interdivision Asset Transfers." From time to time, Incyte General and Incyte Genetics may engage in transactions directly with one another or jointly with one or more third parties. Such transactions may include agreements by one Division to provide products and services for use by the other Division and joint ventures or other collaborative arrangements to develop new products and services jointly and with third parties. Such transactions shall be subject to the following conditions:

         (A) Research, development, production (including sequencing) work and other services performed by one Division for the benefit of the other Division will be charged to the Division for which work is performed on a cost basis. For example, sequencing costs will be allocated on a cost per template basis where appropriate and in the manner described above under "Expense Allocation," and the Division performing the research, development or production work or other services will not recognize revenue as a result of performing such work.

         (B) Corporate, general and administrative (including, if appropriate, sales and marketing services) services will be provided by one Division to the other Division requesting such services on a cost basis and such costs will be allocated in the manner described above under "Expense Allocation."

         (C) Other than research, development, production, corporate, general and administrative services, interdivision transactions will be on terms and conditions that would be obtainable in transactions negotiated at arm's-length with unaffiliated third parties.

         (D) Any interdivision transaction (i) to be performed on terms and conditions that deviate from the policies set forth in subparagraphs (A), (B) or (C) above and (ii) that is material will require approval by the Board, which approval must include a determination by the Board that the transaction is fair and reasonable to each Division and to holders of the Common Stock representing each Division.

         (E) If a Division (the "Purchasing Division") requires any product or service from the other Division (the "Selling Division") for sales to third parties (a "Commercial Product or Service"), the Purchasing Division may request that the Selling Division provide the Purchasing Division with such Commercial Product or Service. Subject to the determination by Incyte Management that the terms to obtain such product or


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



                  service from the Selling Division are comparable to those that would be obtained from third parties on an arm's length basis, the Purchasing Division may accept such terms and conditions.

         (F) From time to time loans to, and investments in, one Division may be made by the other Division. The material terms of any such loan or investment, including any interest rate, maturity date or rate of return, must be comparable to those that would be obtained from a third party on an arm's-length basis.

         Access to Technology and Know-how. Each of Incyte General and Incyte Genetics will have free access to all technology and know-how of the Company that may be useful in such Division's business, without regard to any allocation of know-how between the Divisions, subject to any obligations or limitations applicable to the Company. As part of the access to technology between Divisions, Incyte General will make available to Incyte Genetics at no charge all of its databases, including the LifeSeq(R) and LifeSeq FL(TM) databases for use in SNP discovery programs and Incyte Genetics will make available to Incyte General at no charge LifeSNP(TM) and LifeSeq Genome(TM) databases to Incyte General for the purpose of identifying full-length genes for Incyte General's LifeSeq FL(TM) database. As Incyte General and Incyte Genetics are part of one company, no contract or other document will codify this arrangement. As a result, as generally provided with respect to these management and allocation policies, this arrangement may be modified or rescinded by the Board without approval of Incyte General, Incyte Genetics or any stockholders.

         Voting. In addition to any stockholder approval required by Delaware law, whenever the approval of the holders of the Common Stock representing a Division is required to take any action pursuant to the Amended and Restated Certificate, such requirement will be satisfied if a meeting of the holders of the Common Stock representing such Division is held at which a quorum is present and the proposed action receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

         Capital and Operating Expense Spending. Any decision by the Board to fund capital expenditures or investments and operating expenditures in excess of the cash flows of the respective Divisions will be made by the Board in the exercise of its good faith business judgment based on all relevant circumstances, including the financing and investing needs and objectives of each Division, the availability and cost of alternative financing, the existence of alternative investment opportunities for Incyte General and Incyte Genetics, and the Board's analysis of the desirability of making such investment or acquisition.

         Fiduciary and Management Responsibilities. Because Incyte General and Incyte Genetics will continue to be part of a single company, under current principles of Delaware law the Board and Incyte Management will likely have an equal fiduciary duty to all holders of the Company's Common Stock as a whole rather than separate or additional duties to holders of either Incyte General Stock or Incyte Genetics Stock. Under these principles and the related principle known as the "business judgment rule," absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed Board, or a committee thereof, with respect to any matter having disparate impacts upon holders of Incyte General Stock and holders of Incyte Genetics Stock would be a defense to any challenge to such determination made by or on behalf of the holders of either series of Common Stock. The Board and the Chief Executive Officer, in exercising their discretion under the above policies, in establishing new policies or in rescinding or modifying existing policies, will consider various factors and information which could be a benefit or a detriment to the stockholders of the respective Divisions and will make determinations in the best interests of the Company.

         Separate management teams for each of Incyte General and Incyte Genetics have been designated by the Chief Executive Officer and approved by the Board to ensure that the efforts of each team of managers are appropriately focused on the business and operations for which they have responsibility.

         In furtherance of the objective that directors and senior management of the Company as a whole remain impartial notwithstanding their equity ownership interests in Incyte General and Incyte Genetics, the Board expects to adopt guidelines for its members and members of senior management of the Company with respect to the equity interests such person hold in each of Incyte Genetics Stock and Incyte General Stock. Because of the anticipated differences in trading values between the two securities, the actual value of the shares of Incyte General Stock and Incyte Genetics Stock held by directors and such members of senior management is likely to vary significantly.

         Disposition of Incyte Genetics Designated Shares. Incyte Genetics Designated Shares may be (a) issued upon the exercise or conversion of outstanding stock options, warrants or convertible securities allocated to Incyte General, (b) subject to the restrictions set forth below under "Issuance and Sale of Additional Shares of Common Stock," sold for any valid business purpose or (c) distributed as a dividend to the holders of shares of Incyte General Stock, all as determined from time to time by the Board.

         The Company expects to distribute the Incyte Genetics Designated Shares existing immediately following the Effective Date to the holders of Incyte General Stock in the form of a stock dividend. It is currently expected that this distribution would take place at least six months after the completion of any Incyte Genetics Public Offering, but in no event later than 360 days after the Effective Date. See "--Incyte Genetics Designated Shares."

         Issuance and Sale of Additional Shares of Common Stock. When additional shares of Common Stock are issued and sold by the Company, the Company will identify (i) the number of such shares issued and sold for the account of the Division to which they relate, the proceeds of which will be allocated to and reflected in the financial statements of such Division and (ii) the number of such shares issued and sold that will reduce the number of Incyte Genetics Designated Shares, if any. Subject to the approval by the Company's stockholders of the Incyte Genetics Stock Proposal and subject to prevailing market and other conditions, the Company currently intends to

(a) sell shares of Incyte Genetics Stock or equity securities convertible into Incyte Genetics Stock in a private placement to a limited number of pharmaceutical companies and (b) depending on the capital needs of Incyte Genetics, to offer to the public for cash shares of Incyte Genetics Stock. The Company currently plans to issue any such shares from the authorized but unissued shares of capital stock, as determined by the Board, and to allocate the net proceeds of any Incyte Genetics Private Placement and any Incyte Genetics Public Offering to Incyte Genetics. Subject to prevailing market and other conditions, the Company currently expects that any Incyte Genetics Public Offering would take place in 1999 and the Incyte Genetics Private Placement would take place prior to any Incyte Genetics Public Offering.

         Open Market Purchases of Shares of Common Stock. Incyte may make open market purchases of any series of its Common Stock in accordance with applicable securities law requirements.

Description of Incyte General Stock and Incyte Genetics Stock

         The following description is qualified by reference to Annex A to this Proxy Statement, which contains the full text of the Amended and Restated Certificate.

         General. The Certificate of Incorporation currently provides that Incyte is authorized to issue 80,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. If the Incyte Genetics Stock Proposal is approved by the Incyte stockholders, the Company will be authorized to issue 80,000,000 shares of capital stock, consisting of 75,000,000 shares of Common Stock, of which 35,000,000 shares will be designated Incyte General Stock, 15,000,000 shares will be designated Incyte Genetics Stock and 25,000,000 shares will be undesignated Common Stock, and 5,000,000 shares of preferred stock. Each designated series of Common Stock will have the voting powers, qualifications and rights described below.

         Dividends. The Company has never paid any cash dividends on shares of its capital stock. The Company currently intends to retain its earnings to finance future growth and, therefore, does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

         Dividends on each series of Common Stock may be declared and paid only out of the lesser of (i) assets of the Company legally available therefor under Delaware law and (ii) the Incyte General Available Dividend Amount (with respect to the Incyte General Stock) or the Incyte Genetics Available Dividend Amount (with respect to the Incyte Genetics Stock). Subject to such limitations, the Board may, in its sole discretion, declare and pay dividends exclusively on any series of Common Stock, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each series, the respective voting and liquidation rights of each series, the amounts of prior dividends declared on each series or any other factor. See "--Dividend Policy."

         As stated above, in addition to the statutory limitations under the Delaware General Corporate Law, dividends on the Incyte General Stock and Incyte Genetics Stock would be limited


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to an amount not in excess of the Incyte General Available Dividend Amount and the Incyte Genetics Available Dividend Amount, as the case may be. The "Available Dividend Amount" with respect to a particular series of Common Stock, as of any date, is defined to mean generally the lesser of

         (a)      the excess of

                  (i) an amount equal to the total assets of the Division less the total liabilities (not including preferred stock) of the Division as of such date, over

                  (ii) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of the series of Common Stock attributed to such Division, or

         (b) the amount legally available for the payment of dividends determined in accordance with Delaware law applied as if such Division were a separate corporation.

         Voting Rights. Holders of shares of each series of Common Stock will vote together as a single class on all matters as to which common stockholders generally are entitled to vote. On all such matters, each share of Incyte General Stock will have one vote. Until the completion of the first to occur of any Incyte Genetics Private Placement, any Incyte Genetics Public Offering and the Incyte Genetics Distribution, there will be no shares of Incyte Genetics Stock outstanding. The number of votes to which each share of Incyte Genetics Stock will initially be entitled will not be determined until the first record date relating to a vote on any matter on which the holders of the Incyte Genetics Stock are entitled to vote after the initial issuance of Incyte Genetics Stock. On the fifth (5th) Trading Day prior to such record date, the number of votes to which each share of Incyte Genetics Stock is entitled will be determined so as to equal the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock during the 20 consecutive Trading Days beginning on the 25th Trading Day prior to such Trading Day. On the fifth (5th) Trading Day prior to any applicable record date thereafter, the number of votes to which each share of Incyte Genetics Stock is entitled will be adjusted to equal the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock during the 20 consecutive Trading Days beginning on the 25th Trading Day prior to such Trading Day. If no shares of Incyte General Stock are outstanding on any such date, then all other series of Common Stock outstanding on such date will have a number of votes such that each share of the series of common stock that has the highest Market Value per share on such date (the "Base Series") will have one vote, and each share of each other series of outstanding Common Stock will have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the Incyte General Stock in such sentence.

         "Market Value" of a share of any class or series of capital stock of the Company on any day shall mean the average of the high and low reported sales prices of a share of such class or series on such day (or, if such class or series is then Publicly Traded and such day is not a Trading Day for


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such class or series, then the first Trading Day preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices of a share of such class or series on such Trading Day, in either case as quoted on The Nasdaq Stock Market or, if the shares of such class or series are not quoted on The Nasdaq Stock Market on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not quoted on The Nasdaq Stock Market or listed or admitted to trading on any national securities exchange on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value set forth under "--Conversion and Redemption"; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board, to reflect such subdivision, combination, dividend or distribution.

         "Publicly Traded" with respect to any security shall mean that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted on The Nasdaq Stock Market (or any successor market system).

         "Trading Day" means each weekday other than any day on with the relevant class of capital stock of the Company is not quoted on The Nasdaq Stock Market or traded on any national securities exchange.

         The voting rights of the Incyte Genetics Stock will be appropriately adjusted so as to avoid dilution in the aggregate voting rights of any series of Common Stock in the event the outstanding shares of any series are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of any series as a dividend or a distribution to holders of shares of such series. If shares of only one series of Common Stock are outstanding, or if shares of any series of Common Stock are entitled to vote separately as a class as to any matter, each share of that series would have one vote as to such matter.



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         The relative voting rights of each series of Common Stock will be adjusted from time to time as described above so that a holder's voting rights may more closely reflect the market value of such holder's equity investment in Incyte. Adjustments in the relative voting rights of each series of Common Stock may influence an investor interested in acquiring and maintaining a fixed percentage of Incyte's voting power to acquire such percentage of all series of Common Stock, and will limit the ability of investors in one series to acquire for the same consideration relatively greater or lesser voting power per share than investors in the other series. To the extent the relative market values of each series of Common Stock change prior to the first such adjustment or in between any adjustments, however, an investor in one series of Common Stock may acquire relatively more or less voting power for the same consideration when compared with investors in another series of Common Stock.

         The Amended and Restated Certificate will require the approval by the holders of the Incyte Genetics Stock, voting together as a single series, to transfer any Key Genetics Program out of Incyte Genetics and into Incyte General. In addition, in connection with certain asset transfers between Divisions, the Amended and Restated Certificate will require the approval by the holders of any Division for which such asset transfer constitutes a Material Asset Transfer, voting together as a single series. See "--Certain Management and Allocation Policies -- Interdivision Asset Transfers."

         In addition to the voting rights provided in the Amended and Restated Certificate, the approval of the holders of a majority of the outstanding shares of a series of Common Stock, voting together as a single series, is required under the current Delaware General Corporation Law to approve any amendment to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely. The Delaware General Corporation Law does not currently provide for any other separate voting rights for a series of common stock. Consequently, because most matters brought to a stockholder vote will only require the approval of a majority of all of Incyte's outstanding capital stock entitled to vote on such matters (including all series of Common Stock) voting together as a single series and because the holders of Incyte General Stock will initially have more than the number of votes required to approve any such matter, such holders will initially be in a position to control the outcome of the vote on such a matter. See "Risk Factors -- Limited Separate Voting Rights; Variable Voting Rights."

         Conversion and Redemption. The Incyte Genetics Stock may be converted or redeemed upon the terms described below. The Company cannot predict the impact on the market prices for each series of Common Stock of its ability to effect such conversion or redemption.

         Mandatory Dividend on, or Redemption or Conversion of, Incyte Genetics Stock. Upon the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or a series of related transactions (a "Disposition"), by the Company of all or substantially all of the properties and assets of Incyte Genetics to one or more persons or entities (other than (w) the Disposition by the Company of all


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



or substantially all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding-up of the Company and the distribution of assets to stockholders, (x) on a pro rata basis to the holders of all outstanding shares of the Incyte Genetics Stock, (y) to any person or entity controlled by the Company (as determined by the Board) or (z) in connection with a Related Business Transaction), the Company will be required, on or prior to the 85th Trading Day for the Incyte Genetics Stock following the consummation of such Disposition, to either:

         (1) provided that there are assets of the Company legally available therefor:

                  (i) subject to the limitations described above under "--Dividends," declare and pay a dividend or other distribution in cash and/or securities (other than Common Stock) or other property to the holders of outstanding shares of the Incyte Genetics Stock having a Fair Value as of the date of such consummation equal in the aggregate to the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation; or

                  (ii) (A) if such Disposition involves all (not merely substantially all) of the properties and assets of Incyte Genetics, redeem all outstanding shares of Incyte Genetics Stock in exchange for cash and/or securities (other than Common Stock) or other property having a Fair Value as of the date of such consummation in the aggregate equal to the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation; or

                           (B) if such Disposition involves substantially all (but not all) of the properties and assets of Incyte Genetics, redeem such number of whole shares of the Incyte Genetics Stock (but in any event not more than the number of shares of Incyte Genetics Stock outstanding) as have in the aggregate an average Market Value, during the 20 consecutive Trading Days for the Incyte Genetics Stock beginning on the 26th Trading Day immediately succeeding the consummation of such Disposition, closest to the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation, in consideration for cash and/or securities (other than Common Stock) or other property having a Fair Value in the aggregate equal to such Fair Value of the Net Proceeds of such Disposition as of the date of such consummation;

         provided, however, that the Company may only redeem shares of Incyte Genetics Stock pursuant to this paragraph (ii) if the Fair Value of the Net Proceeds to be paid in redemption of such series would be less than or equal to the Incyte Genetics Available Dividend Amount after consummation of the Disposition; or

         (2) convert each outstanding share of the Incyte Genetics Stock into a number of fully paid and nonassessable shares of Incyte General Stock (or if Incyte General Stock is not Publicly Traded at such time and shares of another class or series of Common Stock (other than Incyte Genetics Stock) are then Publicly Traded, of such class or series as has the largest market capitalization as of the close of business on the Trading Day immediately preceding the date of the


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



notice of such conversion mailed to holders), equal to 110% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock (or of such other stock), during the 20 consecutive Trading Days beginning on the 26th Trading Day following the consummation of such Disposition.

         For purposes of the foregoing, "substantially all of the properties and assets" of Incyte Genetics means a portion of such properties and assets that represents at least 80% of the then Fair Value of the properties and assets of Incyte Genetics.

         The Board may, within one year after a dividend or other distribution or redemption following a Disposition by Incyte Genetics of its properties or assets, convert each outstanding share of Incyte Genetics Stock into a number of fully paid and nonassessable shares of Incyte General Stock (or if Incyte General Stock is not Publicly Traded at such time and shares of another class of series of Common Stock (other than Incyte Genetics Stock) are then Publicly Traded, of such class or series as has the largest market capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders) equal to 110% of the ratio (rounded to the nearest five decimal places) average Market Value of one share of Incyte Genetics Stock to one share of Incyte General Stock the average Market Value as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

         Any such conversion would dilute the interest in the Company of holders of the Incyte General Stock and would preclude holders of both series of Common Stock from retaining their investment in a security reflecting separately the business of their respective Division. In determining whether to effect any such conversion following such a dividend or other distribution or partial redemption, the Board, in its sole discretion and consistent with its fiduciary duties, in addition to other matters, would likely consider whether the remaining properties and assets of Incyte Genetics continue to constitute a viable business. Other considerations could include the number of shares of Incyte Genetics Stock remaining issued and outstanding and the per share market price of such Incyte Genetics Stock.

         A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of Incyte Genetics in a transaction or series of related transactions that result in the Company receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by Incyte Genetics prior to such Disposition, as determined by the Board. The purpose of the Related Business Transaction exception is to enable the Company to "dispose" of properties or assets of Incyte Genetics to other entities


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engaged or proposing to engage in businesses similar or complementary to those of Incyte Genetics without resulting in a dividend or other distribution on, or a conversion or redemption of, the Incyte Genetics Stock.

         The "Net Proceeds" of a Disposition of any of the properties and assets of Incyte Genetics means, as of any date, an amount, if any, equal to what remains of the gross proceeds of such Disposition after any payment of, or reasonable provision is made as determined by the Board for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or other distribution or redemption, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities (contingent or otherwise) of or attributed to Incyte Genetics, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Company incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of any Preferred Stock attributed to Incyte Genetics.

         The Company may elect to pay the dividend or other distribution or redemption price referred to in clause (1)(i) or (1)(ii) of the sixth preceding paragraph above either in the same form as the proceeds of the Disposition were received or in any other combination of cash, securities (other than Common Stock) or other property that the Board determines will have an aggregate Fair Value of not less than the amount of the Fair Value of the Net Proceeds.

         "Fair Value" means (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined in good faith by the Board; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board based upon such information as the Board shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board based upon such appraisals or valuation reports of such independent experts as the Board shall in good faith determine to be appropriate in accordance with good business practice.

         Conversion of Incyte Genetics Stock at Option of the Company. The Board may at any time on or after the third anniversary of the Effective Date convert each outstanding share of Incyte Genetics Stock into a number of fully paid and nonassessable shares of Incyte General Stock (or if Incyte General Stock is not Publicly Traded at such time and shares of another class or series of Common Stock (other than Incyte Genetics Stock) are then Publicly Traded, of such class or series as has the largest market capitalization as of the close of business on the Trading Day immediately


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



preceding the date of the notice of such conversion mailed to holders), equal to 120% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock (or of such other stock), during the 20 consecutive Trading Days beginning on the 26th Trading Day prior to the first public announcement by Incyte of such conversion.

         The foregoing provision allows the Company the flexibility to convert all outstanding shares of Incyte Genetics Stock and leave outstanding one series of Common Stock that would represent the equity interest in all of Incyte's businesses. The optional conversion could be exercised at any future time if the Board determined that, under the facts and circumstances then existing, an equity structure consisting of two series of common stock was no longer in the best interests of all of Incyte's stockholders. Such conversion may be completed, however, at a time that is disadvantageous to the holders of a particular series of Common Stock. The right of the Board to convert at any time all outstanding shares of Incyte Genetics Stock as described above does not preclude the Board from making an offer to exchange such shares on terms other than those provided in the Amended and Restated Certificate. Although any alternative offer would be subject to acceptance by holders of the shares to be exchanged, such offer could be made on terms less favorable than those provided in the Amended and Restated Certificate. See "Risk Factors -- Limited Separate Stockholder Rights" and "--Potential Divergence of Interests; No Specific Procedures for Resolution."

         Optional Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities of Incyte Genetics (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "Incyte Genetics Subsidiaries"), the Board may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of Incyte Genetics Stock for all of the outstanding shares of the common stock of the Incyte Genetics Subsidiaries in exchange. [Prior to any such distribution, the Incyte Genetics Subsidiaries shall pay to the Company an amount equal to the tax, if any, payable by the Company on such distribution. If the Incyte Genetics Subsidiaries do not have sufficient cash to pay such taxes the payment shall be made in the form of an interest-bearing promissory note.]

         These provisions are intended to give the Company increased flexibility with respect to spinning-off the assets of Incyte Genetics by transferring the assets of Incyte Genetics to one or more wholly-owned subsidiaries and redeeming the shares of Incyte Genetics Stock in exchange for stock of such subsidiary or subsidiaries. As a result of any such redemption, holders of Incyte Genetics Stock would hold securities of separate legal entities operating in Incyte Genetics' lines of business. Such a redemption could be authorized by the Board at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure consisting of Incyte Genetics Stock and Incyte General Stock is no longer in the best interests of all of the Company's stockholders.



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



         General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock," the Company will announce publicly by press release (i) the estimated Net Proceeds of such Disposition, (ii) the number of shares outstanding of the Incyte Genetics Stock and (iii) the number of shares of Incyte Genetics Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions specified in clause (1)(i), (1)(ii)(A), (1)(ii)(B) or (2) of the first paragraph under "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock" it has irrevocably determined to take.

         If the Company determines to pay a dividend or other distribution as described in clause (1)(i) of such paragraph, the Company will be required, not later than the 30th Trading Day following the consummation of such Disposition, to cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) the record date for determining holders entitled to receive such dividend or other distribution, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend or other distribution (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property to be paid as such dividend or other distribution in respect of outstanding shares of Incyte Genetics Stock, (iv) the Net Proceeds of such Disposition, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive such dividend or other distribution only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(A) of the first paragraph under "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock," the Company will be required, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the redemption date, to cause to be given to each holder of shares of Incyte Genetics Stock, and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) a notice setting forth (i) a statement that all shares of Incyte Genetics Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading


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



Days following the consummation of such Disposition), (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of cash and/or securities or other property, (vi) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Amended and Restated Certificate as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock shall cease to be paid as of such redemption date. Such notice will be sent by first-class mail, postage prepaid to each such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(B) of the first paragraph under "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock," the Company will be required, not later than the 30th Trading Day following consummation of the Disposition referred to in such paragraph, to cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition in respect of which such redemption is to be made, on which shares of Incyte Genetics Stock will be selected for redemption, (ii) the anticipated redemption date, which will not be more than 85 Trading Days following the consummation of such Disposition, (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Amended and Restated Certificate as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and
(vii) a statement that the Company will not be required to register a transfer of any shares of Incyte Genetics Stock for a period of 15 Trading Days next preceding the date referred to


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in clause (i) of this sentence. Promptly, but not earlier than 40 Trading Days nor more than 50 Trading Days following the consummation of such Disposition, the Company is required to cause to be given to each holder of shares of Incyte Genetics Stock to be so redeemed a notice setting forth (1) the number of shares of Incyte Genetics Stock held by such holder to be redeemed, (2) a statement that such shares of Incyte Genetics Stock will be redeemed, (3) the redemption date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of Incyte Genetics Stock to be redeemed, including details as to the calculation thereof,
(5) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Company after the redemption date and (7) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such redemption date. Such notices will be sent by first-class mail, postage prepaid to each such holder, at such holder's address as the same appears on the transfer books of the Company.

         If less than all of the outstanding shares of Incyte Genetics Stock are to be redeemed as described above under "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock," such shares will be redeemed by the Company pro rata among the holders of outstanding shares of Incyte Genetics Stock or by such other method as may be determined by the Board to be equitable.

         In the event of any conversion as described above under "--Conversion of Incyte Genetics Stock at Option of the Company" or "--Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock," the Company will cause to be given, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the date fixed for such conversion, to each holder of shares of the class of Incyte Genetics Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Incyte Genetics Stock will be converted, (ii) the conversion date (which, in the case of a conversion after a Disposition, will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Incyte General Stock to be received with respect to each share of Incyte Genetics Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of Incyte Genetics Stock, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such conversion date and (vii) in the case of notice to be given to holders


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of Convertible Securities, a statement to the effect that a holder of such
Convertible Securities will be entitled to receive shares of Incyte Genetics Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Amended and Restated Certificate as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder's address as the same appears on the transfer books of the Company.

         If the Company determines to redeem shares of Incyte Genetics Stock as described above under "--Redemption in Exchange for Stock of Subsidiary," the Company will cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all shares of Incyte Genetics Stock outstanding on the redemption date will be redeemed in exchange for shares of common stock of the Incyte Genetics Subsidiaries, (ii) the redemption date, (iii) the place or places where certificates for shares of Incyte Genetics Stock properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of common stock of the Incyte Genetics Subsidiaries, (iv) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such redemption date, (v) the outstanding number of shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock of the Incyte Genetics Subsidiaries only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Amended and Restated Certificate as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the redemption date, to each such holder at such holder's address as the same appears on the transfer books of the Company.

         Neither the failure to mail any notice described above to any particular holder of shares of Incyte Genetics Stock or of any Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Incyte Genetics Stock or of outstanding Convertible Securities, or the validity of any such conversion or redemption.

         The Company will not be required to issue or deliver fractional shares of any class or series of capital stock or any fractional securities to any holder of Incyte Genetics Stock upon any conversion, redemption, dividend or other distribution described above. If more than one share of


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Incyte Genetics Stock is held at the same time by the same holder, the Company may aggregate the number of shares of any class or series of capital stock that is issuable or the amount of securities or property that is distributable to such holder upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class or series of capital stock or the amount of securities remaining to be issued or distributed to any holder of Incyte Genetics Stock is a fraction, the Company will, if such fraction is not issued or distributed to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

         No adjustments in respect of dividends or other distributions will be made upon the conversion or redemption of any shares of Incyte Genetics Stock; provided, however, that if such shares are converted or redeemed by the Company after the record date for determining holders of Incyte Genetics Stock entitled to any dividend or other distribution thereon, such dividend or other distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion or redemption, in each case without interest.

         Before any holder of Incyte Genetics Stock will be entitled to receive certificates representing shares of any capital stock, cash and/or other securities or property to be distributed to such holder with respect to any conversion or redemption of shares of Incyte Genetics Stock, such holder is required to surrender at such place as the Company specified certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares of Incyte Genetics Stock, the Company will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash and/or other securities or property to which such person was entitled, together with any fractional payment referred to above, in each case without interest. If less than all of the shares of Incyte Genetics Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Incyte Genetics Stock not redeemed.

         From and after any conversion or redemption of shares of Incyte Genetics Stock, all rights of a holder of shares of Incyte Genetics Stock that were converted or redeemed will cease, except for the right, upon surrender of the certificates representing such shares of Incyte Genetics Stock, to receive the cash and/or the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any fractional payment or rights to dividends or other distributions as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion or redemption of Incyte Genetics Stock represented shares of Incyte Genetics Stock will be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock into or in exchange for which shares of Incyte Genetics Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of


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any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion or redemption, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion or redemption, the Company will, however, be entitled to treat the certificates for Incyte Genetics Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of Incyte Genetics
Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Incyte Genetics Stock pursuant hereto. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of Incyte Genetics Stock so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax had been paid.

         Liquidation Rights. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after the Company has satisfied or made provision for its debts and obligations and for payment to the holders of shares of any series of capital stock having preferential rights to receive distributions of the net assets of Incyte, the holders of each series of Common Stock will be entitled to receive the net assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation units of such series and will have no direct claim against any particular assets of Incyte or any of its subsidiaries. Each share of Incyte General Stock will have such number of liquidation units as is equal the number of votes to which one share of Incyte General Stock would be entitled to if the applicable record date was the date on which such dissolution, liquidation, or winding-up was announced. Each share of Incyte Genetics Stock will have such number of liquidation units as is equal to the number of votes to which one share of Incyte Genetics Stock would be entitled to if the applicable record date was the date on which such dissolution, liquidation, or winding-up was announced. A merger or business combination involving Incyte or a sale of all or substantially all of the assets of Incyte will not be treated as a dissolution, liquidation or winding-up for purposes of the foregoing provisions.

         Determinations by the Board. Any determination made by the Board in good faith under any of the provisions described above will be final and binding on all stockholders of Incyte.

         Preemptive Rights. Neither holders of Incyte General Stock nor holders of Incyte Genetics Stock will have any preemptive rights or any rights to convert their shares into other securities of the Company.


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



Incyte Genetics Designated Shares

         The Board determined that the initial equity interest in Incyte Genetics would be represented by 12,000,000 shares of Incyte Genetics Stock. All of such 12,000,000 shares of Incyte Genetics Stock will be designated as "Incyte Genetics Designated Shares." Incyte Genetics Designated Shares are authorized shares of Incyte Genetics Stock, which are not issued and outstanding, but which the Board, pursuant to the Company's management and allocation policies, may from time to time issue, sell or otherwise distribute and for which the proceeds or other benefits of such issuance, sale or distribution would be allocated to Incyte General. The shares of Incyte Genetics Stock that are issuable with respect to the Incyte Genetics Designated Shares are not outstanding shares of Incyte Genetics Stock, are not eligible to receive dividends and cannot be voted by the Company.

         The number of Incyte Genetics Designated Shares will be:

         (a) increased by (i) the number of any outstanding shares of Incyte Genetics Stock repurchased by the Company, the consideration for which came from Incyte General, and (ii) the number of shares of Incyte Genetics Stock (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties (including cash) allocated to Incyte General that are reallocated to Incyte Genetics (other than reallocations that represent sales at fair value between such Divisions) divided by the average Market Value of one share of Incyte Genetics Stock for the 20 consecutive Trading Days beginning on the 25th Trading Day prior to the date of such reallocation;

         (b) decreased (but to not less than zero) by (i) the number of any shares of Incyte Genetics Stock issued by the Company, the proceeds of which are allocated to Incyte General, (ii) the number of any shares of Incyte Genetics Stock issued upon the conversion, exercise or exchange of Convertible Securities the proceeds of which are attributed to Incyte General, (iii) the number of any shares of Incyte Genetics Stock issued by the Company as a dividend or distribution or by reclassification, exchange or otherwise to holders of Incyte General Stock, (iv) the number of any shares of Incyte Genetics Stock issued upon the conversion, exercise or exchange of any Convertible Securities issued by the Company as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Incyte General Stock, and (v) the number of shares of Incyte Genetics Stock (rounded, if necessary, to the nearest whole number) equal to the fair value (as determined by the Board) of assets or properties (including cash) allocated to Incyte Genetics that are reallocated to Incyte General in consideration for a reduction in the number of Incyte Genetics Designated Shares divided by the average Market Value of one share of Incyte Genetics Stock for the 20 consecutive Trading Days beginning on the 25th Trading Day prior to the date of such reallocation; and



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         (c)      adjusted as appropriate to reflect subdivisions (by stock
                  split or otherwise) and combinations (by reverse stock split or otherwise) of the Incyte Genetics Stock and dividends or distributions of shares of Incyte Genetics Stock to holders of Incyte Genetics Stock and other reclassifications of Incyte Genetics Stock.

         "Convertible Securities" means any securities of the Company, including preferred stock, warrants, options and other rights (other than Common Stock), that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

Stock Transfer Agent and Registrar

         ChaseMellon Shareholders Services, L.L.C. ("ChaseMellon") is the transfer agent and registrar for the Existing Common Stock. If the Incyte Genetics Stock Proposal is approved by the stockholders, ChaseMellon will be selected as the transfer agent and registrar for the Incyte General Stock and the Incyte Genetics Stock.

Nasdaq National Market

         The Existing Common Stock is traded on the Nasdaq National Market under the symbol INCY. There has been no prior market for the Incyte General Stock or the Incyte Genetics Stock. Application has been made to The Nasdaq Stock Market, Inc. to redesignate the Existing Common Stock as Incyte General Stock, to be quoted on the Nasdaq National Market under the symbol "INCY," and for the quotation of the Incyte Genetics Stock on the Nasdaq National Market under the symbol ________. The Company cannot predict to what extent a public market will develop for the shares of Incyte General Stock or Incyte Genetics Stock or the prices at which the shares of Incyte General and the Incyte Genetics Stock may trade in such market or otherwise. See "Risk Factors -- No Assurances as to Market Price."

No Dissenters' Rights

         Holders of shares of the Existing Common Stock will not have dissenters' rights in connection with the Incyte Genetics Stock Proposal.

Certain Federal Income Tax Consequences

         The following summary of the federal income tax consequences of the Incyte Genetics Stock Proposal and the ownership of Incyte General Stock and Incyte Genetics Stock is based on the opinion of Shearman & Sterling, tax counsel to the Company. The discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Department regulations, published positions of the Service, and court decisions now in effect, all of which are subject to change. In particular, Congress could enact legislation affecting the treatment of stock


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



with characteristics similar to the Incyte General Stock and the Incyte Genetics Stock or the Treasury Department could promulgate regulations that change current law, including regulations issued pursuant to its authority under section 337(d) of the Code. Any future legislation or regulations could be enacted or promulgated so as to apply retroactively to the Incyte Genetics Stock Proposal. This discussion addresses only those stockholders who hold the Existing Common Stock and will hold the Incyte General Stock as a capital asset within the meaning of section 1221 of the Code and is included for general information only. It does not discuss all aspects of federal income taxation that may be relevant to a stockholder in light of that stockholder's particular tax circumstances and does not apply to certain types of stockholders that may be subject to special treatment under the federal income tax laws, including without limitation, dealers in securities or currencies, traders in securities that elect to mark to market, banks, life insurance companies, tax-exempt organizations, S corporations and other pass-through entities, mutual funds, small business investment companies and persons that hold their Existing Common Stock or Incyte General Stock as part of a straddle, hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. The discussion does not address the tax consequences to foreign corporations, foreign partnerships, nonresident alien individuals, foreign estates or foreign trusts or to stockholders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, neither foreign, state or local tax consequences nor estate and gift tax considerations are discussed.

         Stockholders should consult their own tax advisors with regard to the application of the federal income tax laws to their particular situation, as well as to the applicability and effect of any state, local, or foreign tax laws to which they may be subject.

         In tax counsel's opinion, for federal income tax purposes the Incyte General Stock and Incyte Genetics Stock will be common stock of the Company. Accordingly, for federal income tax purposes, (i) the redesignation of the Existing Common Stock as Incyte General Stock will not be taxable to the Company or existing stockholders; (ii) the Company will not recognize any income, gain or loss on the sale of any securities in any Incyte Genetics Private Placement or any Incyte Genetics Public Offering; (iii) if an Incyte Genetics Distribution occurs, (a) a holder of Incyte General Stock will not recognize any income, gain or loss upon receipt of the Incyte Genetics Stock, except to the extent of any cash received in lieu of fractional shares, (b) the basis of the Existing Common Stock held by a stockholder immediately before the Incyte Genetics Distribution will be allocated between the Incyte General Stock and the Incyte Genetics Stock received in proportion to the market value of the Incyte General Stock and the Incyte Genetics Stock on the date of distribution, (c) the holding period of the Incyte Genetics Stock will include the holding period of the Incyte General Stock; and (iv) the Incyte Genetics Stock will not be "section 306 stock."

         Upon the taxable sale or exchange of the Incyte General Stock or Incyte Genetic Stock received in an Incyte Genetics Distribution, a stockholder will recognize gain or loss equal to the difference between (i) any cash received plus the fair market value of any other consideration received, and (ii) the tax basis of the stock sold or exchanged. Any gain or loss on the taxable sale or exchange of the Incyte General Stock or Incyte Genetics Stock would be a capital gain or loss, and


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would be long-term capital gain or loss if the stockholder's holding period in the Incyte General Stock or Incyte Genetics Stock is more than one year.

         The Service has announced that it will not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities that bear directly on the effect of the features of the Incyte General Stock and the Incyte Genetics Stock. It is possible, therefore, that the Service could assert that the Incyte General Stock or the Incyte Genetics Stock represents stock in a separate corporation rather than stock in the Company. If the Incyte General Stock or the Incyte Genetics Stock were treated as other than stock of the Company, the redesignation of the Existing Common Stock, any Incyte Genetics Private Placement, any Incyte Genetics Public Offering, or the Incyte Genetics Distribution could be taxable to stockholders and the Company. As indicated above, however, it is the opinion of counsel that the Service would not prevail in any such assertion.

         Certain noncorporate stockholders of the Incyte General Stock or Incyte Genetics Stock could be subject to backup withholding at a rate of 31% on the payment of dividends on or proceeds from the sale of such stock. Backup withholding will apply only if the stockholder (i) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the Service that it has failed to properly report payments of interest or dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has been notified by the Service that it is subject to backup withholding for failure to report payments of interest or dividends. Stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a stockholder of the Incyte General Stock or Incyte Genetics Stock will be allowed as a credit against such stockholder's federal income tax liability and may entitle such stockholder to a refund, provided that the required information is furnished to the Service.

Restatement of Rights Agreement

         On September 25, 1998, the Board approved a dividend payable to all holders of Existing Common Stock of record on October 13, 1998 of one preferred stock purchase right on each share of Existing Common Stock (a "Common Stock Right"). The terms of the Common Stock Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon, as Rights Agent (the "Rights Agent"). If the stockholders approve the Incyte Genetics Stock Proposal, the Rights Agreement will be amended and restated to reflect the change in the Company's capital structure, and the Board will declare a distribution to the holders of Incyte Genetics Stock of a right (an "Incyte Genetics Stock Right") for each outstanding share of Incyte Genetics Stock. Pursuant to this amendment and restatement, each Common Stock Right will be redesignated as a right referred to in this Proxy Statement as an "Incyte General Stock Right." The

Rights Agreement, as amended and restated (the "Restated Rights Agreement"), will provide that (i) each Incyte General Stock Right, when it becomes exercisable, will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, par value $.001 per share, at a purchase price of $200.00, subject to adjustment, and (ii) each Incyte Genetics Stock right, when it becomes exercisable, will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock, par value $.001 per share, at a purchase price of $___, subject to adjustment. The Incyte General Stock Rights and Incyte Genetics Stock Rights are referred to together as the "Rights."

         The Restated Rights Agreement will provide that, initially, the Incyte General Stock Rights and Incyte Genetics Stock Rights will be evidenced by the certificates representing shares of Incyte General Stock and Incyte Genetics Stock, respectively, then outstanding, and no separate Rights certificates will be distributed. The Incyte General Stock and the Incyte Genetics Stock are referred to together as the "Voting Stock." The Rights will separate from the Voting Stock and a Distribution Date will occur upon the earliest of (i) a public announcement that a person, entity or group of affiliated or associated persons and/or entities (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company, other than as a result of repurchases of stock by the Company or certain inadvertent actions by certain stockholders, or (ii) ten days (unless such date is extended by the Board) following the commencement of, or a public announcement of an intention to make, a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons and/or entities becoming an Acquiring Person. Until the Distribution Date, the Incyte General Stock Rights will be transferred with (and only with) the Incyte General Stock, and the Incyte Genetics Stock Rights will be transferred with (and only with) the Incyte Genetics Stock. For purposes of the Restated Rights Agreement, the total voting rights of the Voting Stock will be determined based upon the voting rights of holders of outstanding shares of Incyte General Stock and Incyte Genetics Stock in effect at the time of any such determination. See "--Description of Incyte General Stock and Incyte Genetics Stock -- Voting Rights."

         The Rights will not be exercisable until the Distribution Date. The Rights will expire on the earliest of (i) September 25, 2008, (ii) consummation of a merger transaction with a person or group who acquired Voting Stock pursuant to a Permitted Offer (as defined below), and is offering in the merger the same price per share and form of consideration paid in the Permitted Offer, or (iii) redemption or exchange of the Rights by the Company as described below.

         In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction (whether or not the Company is the surviving corporation) or 50% or more of the Company's assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of Incyte General Stock, in the case of a Incyte General Stock Right, and Incyte Genetics Stock, in the case of an Incyte Genetics Stock Right, in the event


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



that the Company is the surviving corporation of a merger or consolidation, or Common Stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right"). In the event that a person becomes the beneficial owner of securities having 15% or more of the voting power of all then outstanding voting securities of the Company (unless pursuant to a tender offer or exchange offer for all outstanding shares of Voting Stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of the Board who are not officers of the Company and are not Acquiring Persons or affiliates or associates thereof to be both adequate and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), then proper provision will be made so that each holder of an Incyte General Stock Right and an Incyte Genetics Stock Right will for a 60-day period (subject to extension under certain circumstances) thereafter have the right to receive upon exercise that number of shares of Incyte General Stock or Incyte Genetics Stock, as the case may be (or, at the election of the Company, which election may be obligatory if sufficient authorized shares of Voting Stock are not available, a combination of Common Stock, property, other securities such as Preferred Stock and/or a reduction in the exercise price of the Right) having a market value of two times the exercise price of the Right (such right being called the "Subscription Right"). The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right. Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of the Merger Right or the Subscription Right, any Rights that are or were at any time after the Distribution Date owned by an Acquiring Person will immediately become null and void.

         At any time prior to the earlier to occur of a Person's becoming an Acquiring Person or the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board. Additionally, the Company may thereafter redeem the then-outstanding Rights in whole, but not in part, at the Redemption Price (a) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person or certain related persons or (b) following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as an Acquiring Person beneficially owns securities representing less than 15% of the voting power of the Company's voting securities and at the time of redemption there are no other Acquiring Persons. The redemption of Rights described in the preceding sentence will be effective only as of such time when the Subscription Right is not exercisable, and in any event, only after ten business days' prior notice. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Restated Rights Agreement will provide that, subject to applicable law, the Board may, at its option at any time after a person becomes an Acquiring Person (but not after the acquisition by such person of 50% or more of the outstanding Voting Stock), exchange all or part of the then outstanding and exercisable Incyte General Stock Rights and Incyte Genetics Stock Rights (except


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for Rights which have become void) for shares of Incyte General Stock or Incyte
Genetics Stock, as the case may be, equivalent to one share of Incyte General Stock per Incyte General Stock Right and one share of Incyte Genetics Stock per Incyte Genetics Stock Right or, alternatively, for substitute consideration consisting of cash, securities of the Company or other assets (or any combination thereof).

         Prior to the Distribution Date, the terms of the Restated Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After the Distribution Date, the terms of the Restated Rights Agreement may be amended by the Board in any manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the Rights holders.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the form of the Restated Rights Agreement (which includes as Exhibit B-1 the Form of Rights Certificate for Incyte General Stock Rights and as Exhibit B-2 the Form of Rights Certificate for Incyte Genetics Stock Rights) will be filed with the Commission as an exhibit to the Company's Form 8-A with respect to the Incyte General Stock Rights and Incyte Genetics Stock Rights and is incorporated herein by reference. A copy of the Rights Agreement was filed with the Commission as Exhibit to the Company's Form 8-A on September 30, 1998 and is incorporated herein by reference. A copy of the Restated Rights Agreement is available free of charge from the Rights Agent. The foregoing description of the Rights is a summary only and is qualified in its entirety by reference to the Restated Rights Agreement and the Rights Agreement.

Anti-takeover Considerations

         The following information is provided with respect to certain matters that could be viewed as having the effect of discouraging an attempt to obtain control of the Company.

         The Certificate of Incorporation currently provides that the Board has the authority, without further action by the stockholders, to issue from time to time preferred stock in one or more series and to fix the number of shares, voting powers, and the designations, preferences and relative, parti cipating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The voting powers, preferences and rights and qualifications, limitations and restrictions of different series of preferred stock may differ with respect to voting rights, dividend rates, amounts payable on liquidation, conversion rights, redemption provisions, sinking fund provisions, and other matters.

         If the Incyte Genetics Stock Proposal is approved, the Amended and Restated Certificate will further provide that the Board has the authority, without further action by the stockholders, to issue from time to time shares of a new series of Common Stock and to fix the number of shares, voting powers, and the designations, preferences and relative, participating, optional or other special rights


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of the shares of such series, and the qualifications, limitations or restrictions thereof or to increase or decrease the number of shares of any existing series. The voting powers, preferences and rights, and the qualifications, limitations or restrictions thereof of different series of Common Stock may differ with respect to voting rights, dividend rates, amounts payable on liquidation, conversion rights, redemption provisions, and other matters.

         Although the Board has no present intention of doing so, it could issue shares of preferred stock or a new or existing series of Common Stock that could, depending on the terms of such stock, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board in opposing such action. In addition, the Board could authorize holders of a series of preferred stock or Common Stock to vote either separately as a class, or with the holders of the Company's currently outstanding Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The mere existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interests of the stockholders and the Company.

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

         The Company's Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before an annual meeting of stockholders of the Company. The Bylaws provide that only persons who are nominated by, or at the direction of, the Board or any nominating committee designated by the Board, or by a stockholder who has given timely written notice to the Secretary of the Company, will be eligible for election as directors of the Company. The Bylaws also provide that in order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Generally, for notice of stockholder nominations or other business to be submitted to any annual meeting to be timely under the Company's Bylaws, such notice must be received not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than


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70 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 10th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. A stockholder's notice must also contain certain information specified in the Bylaws.

         The Restated Rights Agreement will permit disinterested stockholders to acquire additional shares of the Company or of an acquiring company at a substantial discount in the event of certain described changes in control. See "--Restated Rights Agreement."

         Certain provisions described above may have the effect of delaying stockholder actions with respect to certain business combinations and the election of new members to the Board. As such, the provisions could have the effect of discouraging open market purchases of Common Stock because they may be considered disadvantageous by a stockholder who desires to participate in a business combination or elect a new director. In addition, to the extent that potential takeovers are thereby discouraged, stockholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than the price prevailing in the market.



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                 PROPOSAL 2 -- AMENDMENT OF THE 1991 STOCK PLAN

         The holders of Existing Common Stock are being asked to consider and approve a proposal to amend and restate the Stock Plan, as set forth in Annex B hereto (as amended and restated, the "Restated Stock Plan"). In [September] 1998, Board approved the Restated Stock Plan, subject to the approval by the Company's stockholders of the Restated Stock Plan and the Incyte Genetics Stock Proposal. If those stockholder approvals are obtained, the Restated Stock Plan will become effective on the date of initial issuance of shares of the Incyte Genetics Stock (the "Plan Effective Date"). If stockholder approvals are not obtained or if the Board determines not to proceed with implementation of the Incyte Genetics Stock Proposal, the Stock Plan, as currently in effect without the amendments described herein, will continue in effect.

         The following summary of the principal features of the Restated Stock Plan is qualified by reference to the terms of the Restated Stock Plan, which is attached to this Proxy Statement as Annex B.

Summary of Amendments

         The amendments to the Stock Plan approved by the Board and submitted for stockholder approval are intended to clarify that grants made after the Plan Effective Date may be made with respect to either Incyte General Stock or Incyte Genetics Stock or both, in the same manner and to the same extent as permitted with respect to the Existing Common Stock. The amendments also provide that 6,300,000 shares of Incyte General Stock (the amount currently reserved under the 1991 plan) nd 2,400,000 shares of Incyte Genetics Stock are reserved for issuance under the Stock Plan. Finally, the amendments reflect changes made to applicable laws and regulations under Section 16 of the Exchange Act and the Code since March 1995, the date the Stock Plan was last amended and restated in its entirety.

Summary of the Restated Stock Plan

         The Stock Plan was adopted by the Board of Directors in November 1991 and approved by the Company's stockholders in December 1991, with the most recent amendments to the Stock Plan approved by the Company's stockholders in June 1998. The purpose of the Restated Stock Plan is to assist the Company in the recruitment, retention and motivation of employees and of independent contractors who are in a position to make material contributions to the Company's progress. The Restated Stock Plan offers a significant incentive to the employees and independent contractors of the Company by enabling such individuals to acquire Incyte General Stock, Incyte Genetics Stock, or both, thereby increasing their proprietary interest in the growth and success of Incyte General, Incyte Genetics, and the Company.

         The Restated Stock Plan provides for the direct award or sale of shares of either or both series of Common Stock and for the grant of both incentive stock options ("ISO") to purchase Incyte General Stock or Incyte Genetics Stock intended to qualify for preferential tax treatment under Section 422 of the Code and nonstatutory stock options ("NSO") to purchase Incyte General Stock


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or Incyte Genetics Stock that do not qualify for such treatment under the Code.
All employees (including officers) of the Company or any subsidiary and any independent contractor who performs services for the Company or a subsidiary are eligible to purchase shares of Common Stock and to receive awards of shares or grants of NSOs. Only employees are eligible to receive grants of ISOs. As of _________, 1998, ___ employees were eligible to be considered for the grant of options under the Restated Stock Plan. Options to purchase more than 400,000 shares may not be granted in a single calendar year to any participant in the Restated Stock Plan.

         Under the Stock Plan prior to its amendment and restatement, a total of 6,300,000 shares of Existing Common Stock have been reserved for issuance. A total of 6,300,000 shares of Incyte General Stock and 2,400,000 shares of Incyte Genetics Stock have been reserved for issuance under the Restated Stock Plan. If any option granted under the Restated Stock Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of June 30, 1998, the Company had outstanding options under the Stock Plan to purchase an aggregate of 3,605,738 shares of Existing Common Stock at exercise prices ranging from $0.15 to $47.00 per share, or a weighted average per share exercise price of $18.61. A total of 1,796,331 shares of Existing Common Stock are available for future issuance under the Stock Plan and, if the Restated Stock Plan is approved and assuming no additional stock or stock option grants occur under the Stock Plan prior to the Plan Effective Date, a total of 1,796,331 shares of Incyte General Stock and 2,400,000 shares of Incyte Genetics Stock would be available for future issuance under the Restated Stock Plan.

         Outstanding awards under the Stock Plan will be adjusted to reflect the Incyte Genetics Stock Proposal in accordance with the adjustment provision of the Restated Stock Plan. The Company currently anticipates that upon the Plan Effective Date, outstanding options to purchase Existing Common Stock will be converted into options to purchase the same number of shares of Incyte General Stock. The per share exercise price for each such option to purchase Existing Common Stock will continue to be the per share exercise price for the shares of Incyte General Stock subject to the converted option.

         The Compensation Committee and the Management Stock Option Committee of the Board (collectively, the "Committee") have not made any determination with respect to future awards under the Restated Stock Plan, and any allocation of such awards will be made only in accordance with the provisions of the Restated Stock Plan, including the additional shares of stock that the stockholders are being asked to approve. The Company believes that the granting of options is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to the continued progress of the Company which ultimately is in the interests of the Company's stockholders.

         As of _______________, 1998, the following persons or groups had in total, received options to purchase shares of Existing Common Stock under the Stock Plan as follows: (i) the Chief Executive Officer and the other executive officers named in the Summary Compensation Table: Mr. Roy A. Whitfield, [329,400] shares, Dr. Randal W. Scott, [319,400] shares, and Dr. Denise M.


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Gilbert, [300,000] shares, (ii) all current executive officers of the Company as a group: [948,800] shares; (iii) all current directors who are not executive officers as a group: 20,000 shares; and (iv) all employees of the Company, including all current officers who are not executive officers, as a group:
[3,805,860] shares.

         The proceeds from the issuance of shares of Incyte Genetics Stock upon the purchase of shares or the exercise of options under the Restated Stock Plan will be allocated to Incyte Genetics. The proceeds from the issuance of shares of Incyte General Stock upon the purchase of shares or the exercise of options under the Restated Stock Plan will be allocated to Incyte General.

   Administration

         The Restated Stock Plan will be administered by the Committee. Subject to the limitations set forth in the Restated Stock Plan, the Committee has the authority to determine, among other things, to whom options will be granted and shares will be sold, the series of Common Stock and the number of shares, the term during which an option may be exercised and the rate at which the options may be exercised and the shares may vest.

   Terms of Options and of Shares Offered for Sale

         The maximum term of each option that may be granted under the Restated Stock Plan is 10 years. Stock options granted under the Restated Stock Plan must be exercised by the optionee before the earlier of the expiration of such option or the date 90 days after termination of the optionee's employment, except that the period may be extended on certain events including death and termination of employment due to disability.

         The exercise price under each option will be established by the Committee; however, the exercise price per share of an ISO to purchase shares of a series of Common Stock cannot be lower than the fair market value of one share such series on the date of grant and the exercise price per share of a NSO may not be less than the par value per share of the Common Stock. See "Price Range of and Dividends on Existing Common Stock" for the recent market price of the Existing Common Stock. The exercise price must be paid in full at the time of exercise. Under the Restated Stock Plan, the exercise price is payable in cash or, in certain circumstances, shares of the same series of Common Stock or by promissory note. The Restated Stock Plan also allows an optionee to pay the exercise price by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued to a securities broker selected by the Company, who, in turn, sells the shares in the open market. The broker remits the exercise price and any withholding taxes to the Company from the proceeds of the sale, and the optionee receives any remaining shares or cash. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender will hold the shares as security and will extend credit for up to 50% of their market value. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess


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



\loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee will be required to pay the deficiency to the Company at the time of exercise.

         The terms of any sale of shares of Common Stock under the Restated Stock Plan will be set forth in a common stock purchase agreement to be entered into between the Company and each purchaser. The Committee will determine the terms and conditions of such stock purchase agreements, which need not be identical. The purchase price for shares of Common Stock sold under the Restated Stock Plan may not be less than the par value of such shares. The purchase price may be paid, at the Committee's discretion, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the Restated Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

         Options may have such terms and be exercisable in such manner and at such times as the Committee may determine. Common Stock transferred pursuant to the Restated Stock Plan (including shares acquired upon the exercise of certain options) may be subject to repurchase by the Company in the event that any applicable vesting conditions are not satisfied. A holder of shares of a series of Common Stock transferred under the Restated Stock Plan has the same voting, dividend and other rights as the Company's other stockholders of such series.

   Amendment and Termination

         The Restated Stock Plan may be amended at any time by the Board of Directors, subject to applicable laws. Unless sooner terminated by the Board of Directors, the Restated Stock Plan will terminate on the tenth anniversary of the Plan Effective Date, and, following such date, no further options may be granted or stock sold pursuant to such plan except upon the exercise of options granted prior to the termination date.

   Effect of Certain Corporate Events

         In the event of a subdivision of either series of the outstanding Common Stock or a combination or consolidation of either series of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spinoff or a similar occurrence, or declaration of a dividend payable in shares of a series of Common Stock or, if in an amount that has a material effect on the price of the shares of such series, in cash, the Committee will make adjustments in the number and/or exercise price of options and/or the number of shares of the relevant series of Common Stock available under the Restated Stock Plan, as appropriate.

         Upon any distribution of shares of Incyte Genetics Stock to the holders of outstanding Incyte General Stock, including the Incyte Genetics Distribution, each outstanding option to purchase Incyte General Stock under the Restated Stock Plan (an "Existing General Option") will be converted into an option to purchase the same number of shares of Incyte General Stock (an "Adjusted General


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Option") and an option to purchase such number or fraction of shares of Incyte
Genetics Stock as would have been distributed with respect to the number of shares of Incyte General Stock covered by the Existing General Option (an "Adjusted Genetics Option"). For example, if one-half of one share of Incyte Genetics Stock is distributed with respect to each share of Incyte General Stock, a holder of an Existing General Option to purchase 100 shares of Incyte General Stock would receive an Adjusted General Option to purchase 100 shares of Incyte General Stock and an Adjusted Genetics Option to purchase 50 shares of Incyte Genetics Stock. The number or fraction of shares of Incyte Genetics Stock distributed with respect to one share of Incyte General Stock is referred to as the "Distribution Ratio." The Adjusted Genetics Option and the Adjusted General Option are referred to collectively as the "Adjusted Options."

         The exercise price of the Adjusted Options will be set so that the aggregate exercise prices of the Adjusted Options will equal the aggregate exercise price of the Existing General Option. A combined value of the two series of stock (the "Combined Value") will be determined. The Combined Value will equal the sum of (i) the Incyte General Value plus (ii) the Distribution Ratio multiplied by the Incyte Genetics Value. The Incyte General Value and Incyte Genetics Value will equal the volume-weighted average trading prices per share of the Incyte General Stock and the Incyte Genetics Stock, respectively, for the first 10 Trading Days beginning on the date of distribution (or, if later, the first day on which the Incyte Genetics Stock commences trading following the distribution). Each Adjusted General Option will have its exercise price per share set at the product of (i) the Incyte General Value and (ii) a fraction (the "Adjustment Factor"), the numerator of which is the exercise price of the Existing General Option and the denominator of which is the Combined Value. Each Adjusted Genetics Option will have its exercise price per share set at the product of (i) the Incyte Genetics Value and (ii) the Adjustment Factor. All other terms of each Adjusted General Option and Adjusted Genetics Option will be the same as the terms of the related Existing General Option.

         In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement will provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees' consent.

Certain Federal Income Tax Consequences of Options Under the Restated Stock Plan

         Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a NSO to purchase a series of Common Stock, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the


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



fair market value of such series of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time a NSO to purchase a series of Common Stock is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of such series of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Restated Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         The above description of tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Restated Stock Plan.

         The Board of Directors recommends a vote "FOR" amendment and restatement of the Company's 1991 Stock Plan.



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           PROPOSAL 3 -- AMENDMENT OF THE 1997 EMPLOYEE STOCK PURCHASE
                                      PLAN

         The holders of Existing Common Stock are being asked to consider and approve a proposal to amend and restate the ESPP, as set forth in Annex C hereto (as amended and restated, the "Restated ESPP"). In September 1998, Board approved the Restated ESPP, subject to the approval by the Company's stockholders of the Restated ESPP and the Incyte Genetics Stock Proposal. If those stockholder approvals are obtained, the Restated ESPP will become effective on the Plan Effective Date. If stockholder approvals are not obtained or if the Board determines not to proceed with implementation of the Incyte Genetics Stock Proposal, the ESPP, as currently in effect without the amendments described herein, will continue in effect.

         The following summary of the principal features of the Restated ESPP is qualified by reference to the terms of the Restated ESPP, which is attached to this Proxy Statement as Annex C.

Summary of Amendments

         The amendments to the ESPP approved by the Board and submitted for stockholder approval provide that, for purchase periods after the Plan Effective Date, participants in the ESPP may purchase either Incyte General Stock or Incyte Genetics Stock or both, in such proportions as the participants may determine. The amendments also provide that 400,000 shares of Incyte General Stock and 400,000 shares of Incyte Genetics Stock are available for issuance under the ESPP. In addition, the limitation that no participant may purchase more than 2,000 shares in any one purchase period has been deleted.

Summary of the Restated ESPP

         The ESPP was adopted by the Board in February 1997, effective August 1, 1997, and approved by the Company's stockholders in June 1997. The purpose of the Restated ESPP is to give eligible employees an opportunity to purchase shares of the Common Stock at a price below their market value and to pay for the purchases through payroll deductions. There are 400,000 shares of Existing Common Stock reserved for issuance under the ESPP. As of June 30, 1998,
15,920 shares of Existing Common Stock had been issued pursuant to the ESPP and 384,080 shares remained available for issuance. Under the Restated ESPP, 400,000 shares of Incyte General Stock and 400,000 shares of Incyte Genetics Stock are reserved for issuance.

         Outstanding rights to purchase shares under the Restated ESPP will be adjusted to reflect the Incyte Genetics Stock Proposal in accordance with the adjustment provision of the Restated ESPP. The Company currently anticipates that upon the Plan Effective Date, outstanding rights to purchase Existing Common Stock will be converted into rights to purchase the same number of shares of Incyte General Stock. The per share purchase price for each such right to purchase Existing Common Stock will continue to be the per share purchase price for the shares of Incyte General Stock subject to such adjusted right.


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



   Administration

         The Restated ESPP is administered by the Compensation Committee of the Board. The Compensation Committee has the authority to construe, interpret and apply the terms of the Restated ESPP, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the Restated ESPP and to adjudicate any disputed claims under the Restated ESPP.

   Eligibility; Price of Shares

         Each regular full-time and part-time employee of the Company and subsidiaries designated by the Board who customarily works at least 20 hours per week and more than five months in any calendar year is eligible to participate in the Restated ESPP after one year of employment. However, no employee is eligible to participate in the Restated ESPP if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to participate if under the Restated ESPP and all similar purchase plans of the Company or its subsidiaries, such rights would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year.

         Under the Restated ESPP, each calendar year is divided into two six-month "purchase periods" commencing May 1 and November 1 of each year. At the end of each purchase period, the Company will apply the amount contributed by the participant during that period to purchase shares of Incyte General Stock, Incyte Genetics Stock, or both, for him or her, in the proportions as to each series of Common Stock as the participant determines. The purchase price per share for a series of Common Stock will be equal to 85% of the lower of (a) the market price of the such series immediately before the beginning of the applicable "offering period" or (b) the market price of such series on the last business day of the purchase period. In general, each offering period is 24 months long, but a new offering period begins every six months. Thus, up to four overlapping offering periods may be in effect at the same time. If, with respect to a series of Common Stock, the market price is lower when a subsequent offering period begins, the subsequent offering period automatically becomes the applicable offering period.

   Participation; Payroll Deductions; Purchase of Shares

         Eligible employees become participants in the Restated ESPP by executing a subscription agreement authorizing payroll deductions and filing it with the payroll office before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% or exceed 10% of the participant's cash compensation, as the participant may designate in the subscription agreement. Payroll deductions commence with the first paycheck issued during the offering period and are deducted from subsequent paychecks throughout the offering period unless changed or terminated as provided in the Restated ESPP.

         Participants are notified by statements of account as soon as practicable following the end of each purchase period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts. Certificates representing the shares are delivered to a brokerage account and kept in such account pursuant to the subscription agreement.

   Withdrawal From the Restated ESPP; Termination of Employment

         Participants may withdraw from the Restated ESPP at any time. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's account are refunded in cash, without interest. A participant who has withdrawn from the Restated ESPP cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the Restated ESPP's guidelines.

         Termination of a participant's status as an eligible employee is treated as an automatic withdrawal from the Restated ESPP. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the offering period. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

   Amendment and Termination

         The Restated ESPP may be amended or terminated at any time by the Board, subject to applicable laws, and will terminate on [the tenth anniversary of the Plan Effective Date].

   Effect of Certain Corporate Events

         In the event of a subdivision of either series of the outstanding Common Stock or a combination or consolidation of either series of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spinoff or a similar occurrence, or declaration of a dividend payable in a series of Common Stock or, if in an amount that has a material effect on the price of the shares of such series, in cash, the Compensation Committee will make adjustments in the number and/or purchase price of shares of the relevant series of Common Stock and/or the number of shares of such series available under the Restated ESPP, as appropriate.

         The Board recommends a vote "FOR" amendment and restatement of the Company's 1997 Employee Stock Purchase Plan.

        PROPOSAL 4 -- AMENDMENT OF THE 1993 DIRECTORS' STOCK OPTION PLAN

         The holders of Existing Common Stock are being asked to consider and approve a proposal to amend and restate the Directors' Option Plan, as set forth in Annex D hereto (as amended and restated, the "Restated Directors' Option Plan"). In [September] 1998, Board approved the Restated Directors' Option Plan, subject to the approval by the Company's stockholders of the Restated Directors' Option Plan and the Incyte Genetics Stock Proposal. If those stockholder approvals are obtained, the Restated Directors' Option Plan will become effective on the Plan Effective Date. If stockholder approvals are not obtained or if the Board determines not to proceed with implementation of the Incyte Genetics Stock Proposal, the Directors' Option Plan, as currently in effect without the amendments described herein, will continue in effect.

         The following summary of the principal features of the Restated Directors' Option Plan is qualified by reference to the terms of the Restated Directors' Option Plan, which is attached to this Proxy Statement as Annex D.

Description of Amendments

         The amendments to the Directors' Option Plan approved by the Board and submitted for stockholder approval change the number of shares subject to options granted on the date of each annual meeting of stockholders to reflect the creation of the tracking stock capital structure.

         Under the Directors' Option Plan as currently in effect, each eligible director receives an option to purchase 5,000 shares of Existing Common Stock on the date of each annual meeting of stockholders. An aggregate of 400,000 shares of Existing Common Stock are authorized for issuance under the Directors' Option Plan.

         The amendments to the Directors' Option Plan authorize the issuance of up to 200,000 shares of Incyte Genetics Stock under the Directors' Option Plan. Such shares will be in addition to the 400,000 shares of Incyte General Stock presently authorized for issuance under the Directors' Option Plan. The formula-based option grants to eligible directors will be amended as described below.

Summary of the Restated Directors' Option Plan

         The Directors' Option Plan was adopted by the Board of Directors in July 1993 and approved by the Company's stockholders in September 1993, with the most recent amendment to the Directors' Option Plan approved by the stockholders in June 1995. The purpose of the Restated Directors' Option Plan is to assist the Company in the recruitment, retention and motivation of certain non-employee directors. The Restated Directors' Option Plan offers a significant incentive to non-employee directors of the Company by enabling such individuals to acquire the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

         The Restated Directors' Option Plan provides for the automatic grant of options to purchase shares of Incyte General Stock and Incyte Genetics Stock to directors of the Company who are not employees of the Company, who do not own or represent an owner of 5% or more of either series of Common Stock, and who do not join the Board through a contractual arrangement between the Company and a third party. Each such director will receive, on the date of each annual meeting of stockholders of the Company, an option to purchase _____ shares of Incyte General Stock and an option to purchase ______ shares of Incyte Genetics Stock at the respective fair market values of such series of Common Stock on the date of grant. Such options will vest in full on the first anniversary of the date of grant. Each such director who is not initially elected at a regular annual meeting of the Company's stockholders will receive an option to purchase a pro rata portion of ____ shares of Incyte General Stock and an option to purchase a pro rata portion of ______ shares of Incyte Genetics Stock, in each case based upon the number of full months remaining from the date of election until the next regular annual meeting of the Company's stockholders divided by twelve.

         A total of 400,000 shares of Incyte General Stock and 200,000 a total of shares of Incyte Genetics Stock have been reserved for issuance under the Restated Directors' Option Plan. If any option granted under the Restated Directors' Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of June 30, 1998, the Company had outstanding options under the Directors' Option Plan to purchase an aggregate of 287,500 shares of Existing Common Stock at exercise prices ranging from $2.00 to $44.25 per share, or a weighted average per share exercise price of $11.18. A total of 112,500 shares of Existing Common Stock is available for future issuance under the Directors' Option Plan and, if the Restated Directors' Option Plan is approved and assuming no additional stock or stock option grants occur under the Directors' Option Plan prior to the Plan Effective Date, a total of 112,500 shares of Incyte General Stock and 200,000 shares of Incyte Genetics Stock would be available for future issuance under the Restated Directors' Option Plan.

         Outstanding awards under the Directors' Option Plan will be adjusted to reflect the Incyte Genetics Stock Proposal in accordance with the adjustment provision of the Restated Directors' Option Plan. The Company currently anticipates that upon the Plan Effective Date, outstanding options to purchase Existing Common Stock will be converted into options to purchase the same number of shares of Incyte General Stock. The per share exercise price for each such option to purchase Existing Common Stock will continue to be the per share exercise price for the shares of Incyte General Stock subject to the converted option.

   Terms of Options

         The term of each option granted under the Restated Directors' Option Plan is 10 years. Stock options granted under the Restated Directors' Option Plan must be exercised by the optionee before the earlier of the expiration of such option or the date six months days after termination of the optionee's service as a director, except that the period may be extended on certain events including death and termination of employment due to disability.

         The exercise price of an option granted under the Restated Directors' Option Plan must be paid in full at the time of exercise in cash or, in certain circumstances, shares of Common Stock of the same series. The Restated Directors' Option Plan also allows an optionee to pay the exercise price by giving "exercise/sale" or "exercise/pledge" directions, as described above under "Proposal 2 -- Amendment of the 1991 Stock Plan -- Summary of the Restated Stock Plan -- Terms of Options and of Shares Offered for Sale."

   Effect of Certain Corporate Events

         Options granted under the Restated Directors' Option Plan are subject to adjustment in the event of certain corporate events in the same manner as options granted under the Restated Stock Plan. See "Proposal 2 -- Amendment of the 1991 Stock Plan -- Summary of the Restated Stock Plan--Effect of Certain Corporate Events."

   Amendment and Termination

         The Restated Directors' Option Plan may be amended or terminated at any time by the Board, subject to applicable laws, except that the provisions of the Plan relating to the amount, price and timing of option grants may not be amended more than once in any six-month period.

   Certain Federal Income Tax Consequences of Options Under the Restated
     Directors' Option Plan

         Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercising an option to purchase shares of a series of Common Stock, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of such series on the date of exercise; the Company will be entitled to a deduction for the same amount. Upon disposition of option shares acquired under the Directors' Option Plan, the difference generally between the sales proceeds and the fair market value of the shares on the date of exercise will be treated as a capital gain or loss -- either long-term or short-term, depending on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

         The above description of tax consequences is based upon federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Restated Directors' Option Plan.

         The Board of Directors recommends a vote "FOR" amendment and restatement of the Company's 1993 Directors' Stock Option Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other two executive officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995.


                                            Summary Compensation Table

                                                                                   Long Term
                                                           Annual                Compensation
                                                        Compensation                Awards
                                                                                  Securities
              Name and                                                            Underlying        All Other
         Principal Position            Year     Salary ($)        Bonus ($)       Options (#)   Compensation ($)
         ------------------            ----     ----------        ---------       -----------   ----------------
Roy A. Whitfield                       1997      $260,000         $100,000            9,000           --
   Chief Executive Officer             1996       230,000           75,000           30,000           --
                                       1995       210,000           50,000           70,000           --

Randal W. Scott                        1997       240,000          100,000            9,000           --
   President,                          1996       215,000           75,000           30,000           --
   Chief Scientific Officer            1995       195,000           40,000           60,000           --
   and Secretary

Denise M. Gilbert                      1997       220,000          100,000           15,000           --
   Executive Vice President,           1996       180,000           75,000           30,000           --
   Chief Financial Officer             1995(1)     45,962            5,000          255,000        $2,800(2)
   and Treasurer

------------------------------------


(1)      Dr. Gilbert joined the Company in October 1995.

(2) Represents amounts paid to Dr. Gilbert for consulting services in 1995 prior to her employment.

         The following tables set forth certain information as of December 31, 1997 and for the fiscal year then ended with respect to stock options to purchase shares of Existing Common Stock granted to and exercised by the individuals named in the Summary Compensation Table above.



                                                 Option Grants in 1997
                                                                                             Potential
                                                                                        Realizable Value at
                                                                                       Assumed Annual Rates
                                                                                          of Stock Price
                                                                                           Appreciation
                                         Individual Grants                              for Option Term(4)
                        ----------------------------------------------------------     ---------------------
                          Number of          % of
                         Securities      Total Options
                         Underlying       Granted to      Exercise
                           Options       Employees in     Price         Expiration
Name                    Granted(#)(1)     Fiscal Year     ($/Sh)(2)       Date(3)        5%($)         10%($)
----                    -------------    -------------   ----------    ------------   ----------    ---------
Roy A. Whitfield            9,000            1.03%         $36.625       12/08/07      $207,299      $525,337

Randal W. Scott             9,000            1.03           36.625       12/08/07       207,299       525,337

Denise M. Gilbert          15,000            1.71           36.625       12/08/07       345,499       875,562

------------------------------------


(1) Options granted in 1997 vest 25% on the first anniversary of the date of grant, with the remaining shares vesting monthly over three years. Under the terms of the 1991 Stock Plan, the committee designated by the Board of Directors to administer the 1991 Stock Plan retains the discretion, subject to certain limitations within the 1991 Stock Plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                 Aggregated Option Exercises in Last Fiscal Year
                         and 1997 Year End Option Values


                                                                Number of
                                                               Securities
                                                               Underlying              Value of
                                                               Unexercised            Unexercised
                                                               Options at       In-the-Money Options at
                                                          December 31, 1997(#)  December 31, 1997($)(5)

                        Shares Acquired       Value           Exercisable/            Exercisable/
Name                    on Exercise (#)  Realized ($)(1)      Unexercisable           Unexercisable
----                    ---------------  ---------------      -------------           -------------
Roy A. Whitfield(2)         32,668          $  913,403       164,900/31,500       $6,041,569/$616,781

Randal W. Scott(3)          57,500           1,397,969       172,068/31,500        6,389,211/616,781

Denise M. Gilbert(4)        20,000             477,875       242,500/37,500        8,766,094/667,031


------------------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Options to purchase 67,392 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(3) Options to purchase 51,350 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(4) Options to purchase 107,188 shares were exercisable immediately as of the date of grant, but the shares underlying such options are subject to rights of repurchase by the Company, which rights lapse as to 25% of the shares covered by the respective options on the first anniversary of the date of grant and lapse ratably on a monthly basis thereafter, with the repurchase right terminating in full on the fourth anniversary of the date of grant.

(5) Calculated on the basis of the fair market value of the underlying securities at December 31, 1997 ($45.00 per share) minus the exercise price.

Compensation of Directors

        Directors who are employees of the Company do not receive any fees for service on the Board of Directors. Directors Barry M. Bloom, Jeffrey J. Collinson, Frederick B. Craves, and Jon S. Saxe are reimbursed for their expenses for each meeting attended, and Messrs. Collinson and Saxe and Drs. Craves and Bloom are each compensated $2,500 per diem in connection with their attendance at Board meetings. Pursuant to the Company's 1993 Directors' Stock Option Plan (the "Directors' Plan"), in May 1997 each of Drs. Bloom and Craves and Messrs. Saxe and Collinson received an annual automatic grant of an option to purchase 10,000 shares of Existing Common Stock at an exercise price of $27.6875 per share; such options vested in full on the first business day following the 1998 Annual Meeting of Stockholders. The Board amended the Directors' Plan in March 1998 to reduce the annual option grants receivable by eligible directors from 10,000 shares to 5,000 shares.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Collinson and Saxe and Drs. Bloom and Craves, who are outside directors of the Company. From January 1997 through July 1997, the Company had a consultancy arrangement with The Craves Group, a consulting group in which Dr. Craves is a general partner. Pursuant to the arrangement, the Company paid The Craves Group $10,000 per month through July 1997, at which time the arrangement was terminated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 1, 1998 as to shares of the Existing Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Existing Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named under "Executive Compensation -- Summary Compensation Table," and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.

                                              Shares             Percentage
                                            Beneficially        Beneficially
                                              Owned(1)            Owned(1)

Pharmacia & Upjohn, Inc....................   1,527,666             5.8%
         The Pharmacia & Upjohn Centre
         67 Alma Road
         Windsor, Berkshire
         SL4 3HD, United Kingdom

Pfizer Inc.................................   1,420,000             5.4%
         235 East 42nd Street
         New York, NY 10017

Jeffrey J. Collinson(2)....................     409,712             1.5%

Roy A. Whitfield(3)........................     670,560             2.5%

Randal W. Scott(4).........................     401,400             1.5%

Denise M. Gilbert(5).......................     245,000             *

Frederick B. Craves(6).....................      89,600             *

Jon S. Saxe(7).............................      74,000             *

Barry M. Bloom(8)..........................      43,500             *

All directors and executive
  officers as a group (7 persons) (9)......   1,933,772             7.1%

------------------------------------


*       Less than 1%.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Existing Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2) Includes 360,000 shares held by Schroders Incorporated, and 400 shares held by Collinson Howe Venture Partners, Inc. Mr. Collinson, a director of the Company, shares voting and investment power with respect to such shares. Mr. Collinson disclaims beneficial ownership of shares held by Schroders Incorporated, except to the extent of his proportionate interest therein. Mr. Collinson is the majority stockholder of Collinson Howe Venture Partners, Inc. and may be deemed to be the beneficial owner of the shares held by that entity. Also includes 49,312 shares held by Indian Chase, Inc., over which Mr. Collinson has voting and investment power. Mr. Collinson disclaims beneficial ownership of shares held by Indian Chase, Inc. except to the extent of his proportionate interest therein.

(3) Includes 167,400 shares subject to options exercisable within 60 days of March 1, 1998.

(4) Includes 174,568 shares subject to options exercisable within 60 days of March 1, 1998.

(5) Includes 245,000 shares subject to options exercisable within 60 days of March 1, 1998.

(6) Includes 4,000 shares held by Burrill & Craves, a general partnership. Dr. Craves is a general partner of such partnership and may be deemed to be the beneficial owner of the shares held by the partnership. Also includes 4,200 shares held by a trust for which Dr. Craves is a trustee, 7,400 shares held by Dr. Craves' spouse, and 74,000 shares subject to options exercisable within 60 days of March 1, 1998.

(7) Includes 74,000 shares subject to options exercisable within 60 days of March 1, 1998.

(8) Includes 43,500 shares subject to options exercisable within 60 days of March 1, 1998.

(9) Includes shares included pursuant to notes (2), (3), (4), (5), (6), (7) and (8) above.

                              INDEPENDENT AUDITORS

        The consolidated financial statements of the Company and the combined financial statements of Incyte General and combined financial statements of Incyte Genetics as of December 31, 1997 and December 31, 1996, and for each of the three years in the period ended December 31, 1997, included in this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included elsewhere herein.

        The consolidated financial statements of Hexagen plc as of December 31, 1997 and 1996, and for the year ended December 31, 1997, and the period ended December 31, 1996 included in this Proxy Statement, have been audited by Coopers & Lybrand, independent auditors, as set forth in their report thereon included elsewhere herein.

        Representatives of Ernst & Young LLP will be present at the Special Meeting. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

        To be considered for inclusion in the Company's proxy statement and form of proxy for its 1999 Annual Meeting of Stockholders, a stockholder proposal must be received at the principal executive offices of the Company not later than January 1, 1999.

        A stockholder proposal not included in the Company's proxy statement for the 1999 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's Bylaws. For a stockholder's notice to be timely, the Company's Bylaws provide that the Company must have received the notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 70 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 10th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

                       ANNEX A: AMENDMENT AND RESTATEMENT
                         OF CERTIFICATE OF INCORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          INCYTE PHARMACEUTICALS, INC.



               Incyte Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               FIRST: The name of the Corporation is Incyte Pharmaceuticals,
Inc.

               SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 8, 1991 and the original name of the Corporation was INCYTE
Pharmaceuticals, Inc; the Original Certificate of Incorporation of the Corporation, pursuant to Section 242 and 245 of the General Corporation of the State of Delaware, was restated and amended on November 5, 1993.

               THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

               FOURTH: The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:


                                    ARTICLE I

               The name of the Corporation is Incyte Pharmaceuticals, Inc.


                                   ARTICLE II

               The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

        A. Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eighty million (80,000,000), of which seventy-five million (75,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock (the "Common Stock") and five million (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock (the "Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of this Corporation (the "Board of Directors") in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.

        Upon the effectiveness of this Amendment and restatement of the Restated Certificate of Incorporation, and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock then issued and outstanding shall automatically be redesignated as one fully paid and nonassessable share of "Incyte Pharmaceuticals, Inc. - Incyte General Common Stock", having a par value of one-tenth of one cent ($.001) per share. Reference to the Certificate or this Certificate of Incorporation shall refer to the Restated Certificate of Incorporation as the same may be amended from time to time. Certain capitalized terms used in Article IV shall have the meanings set forth in Section D.7 of Article IV.

        B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        C. Common Stock. The Common Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Common and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               D. Incyte General Stock and Incyte Genetics Stock. The designations and the voting powers and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Incyte General Stock and the Incyte Genetics Stock (as defined below) are as set forth below:

               1. Designation. One series of Common Stock is hereby designated as "Incyte Pharmaceuticals, Inc. - Incyte General Common Stock", having a par value of one-tenth of one cent ($.001) per share (the "Incyte General Stock") consisting of _______ shares and a second series of Common Stock is hereby designated as "Incyte Pharmaceuticals, Inc. - Incyte Genetics Common Stock", having a par value of one-tenth of one cent ($.001) per share (the "Incyte Genetics Stock") consisting of _______ shares. The Board of Directors is expressly authorized to increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of Incyte General Stock or Incyte Genetics Stock subsequent to the issuance of shares of each such series. In case the number of shares of either such series shall be so decreased, the shares constituting such decrease shall resume the status of undesignated shares of Common Stock.

               2. Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid on the Incyte General Stock and the Incyte Genetics Stock, in such amounts and at such times as the Board may determine, only out of the lesser of (i) assets of the Corporation legally available therefor under Delaware law and (ii) the Available Dividend Amount with respect to such series of Common Stock. Subject to such limitations, the Board may, in its sole discretion, declare and pay dividends exclusively on any series of Common Stock, in equal or unequal amounts, notwithstanding the amounts available for the payment of dividends on each series, the respective voting and liquidation rights of each series, the amounts of prior dividends declared on each series or any other factor.

               3.     Voting.

                      (a) Except as otherwise provided by law and as provided in paragraph 4 below, holders of shares of each series of Common Stock will vote together as a single class on all matters as to which such holders generally are entitled to vote (including any amendment to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely), and no separate vote or consent of the holders of shares of Incyte General Stock or Incyte General Stock will be required for the approval of any such matter. On all such matters, each share of Incyte General Stock will have one vote. The number of votes that each share of Incyte Genetics Stock will be entitled to will be determined on the first record date relating to a vote on any matter on which the holders of the Incyte Genetics Stock are entitled to vote after the initial issuance of Incyte Genetics Stock. On the fifth
               (5th) Trading Day prior to such record date, the number of votes to which each share of Incyte Genetics Stock is entitled will be determined so as to equal the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock during the 20 consecutive Trading Days beginning on the 25th Trading Day prior to such Trading Day. On the fifth (5th) Trading Day prior to any applicable record date thereafter, the number of votes to which each share of Incyte Genetics Stock is entitled will be adjusted to equal the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock during the 20 consecutive Trading Days beginning on the 25th Trading Day prior to such Trading Day. If no shares of Incyte General Stock are outstanding on any such date, then all other series of Common Stock outstanding on such date will have a number of votes such that each share of the series of common stock that has the highest Market Value per share on such date (the "Base Series") will have one vote, and each share of each other series of outstanding Common Stock will have the number of votes determined according to the immediately preceding sentence, treating, for such purpose, the Base Series as the Incyte General Stock in such sentence. If shares of only one series of Common Stock are outstanding, or if shares of any series of Common Stock are entitled to vote separately as a class as to any matter, each share of that series would have one vote as to such matter.

                      (b) In the event the outstanding shares of either the
               Incyte General Stock or the Incyte Genetics Stock are subdivided (by stock split, reclassification or otherwise) or combined (by reverse stock split, reclassification or otherwise), or in the event of the issuance of shares of either series as a dividend or a distribution to holders of shares of such series, the voting rights of the Incyte Genetics Stock will be appropriately adjusted so as to avoid dilution in the aggregate voting rights of either series.

               4.     Special Voting Rights.

                      (a)    Key Genetics Programs.

                      So long as shares of Incyte Genetics Stock are
               outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of all Incyte Genetics Stock outstanding at the time, voting separately as a series, in person or by proxy, either in writing or at a meeting, transfer any Key Genetics Program out of Incyte Genetics into Incyte General.

                      (b)    Material Asset Transfers.

                      So long as the shares of a series of Common Stock related
               to a Division are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of all Common Stock of such series outstanding at the time, voting separately as a series, in person or by proxy, either in writing or at a meeting, transfer assets between such Division and another Division if such transfer would constitute a Material Asset Transfer for such Division.

               5. Conversion or Redemption of the Incyte Genetics Stock. Shares of Incyte Genetics Stock are subject to conversion or redemption upon the terms described below.

                      (a) Mandatory Dividend on or Redemption or Conversion of Incyte Genetics Stock.

                             (1) In the event of a Disposition, in one
                      transaction or a series of related transactions, by the Corporation of all or substantially all of the properties and assets of Incyte Genetics to one or more persons or entities (other than (w) the Disposition by the Corporation of all or substantially all of the Corporation's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders, (x) on a pro rata basis to the holders of all outstanding shares of the Incyte Genetics Stock, (y) to any person or entity controlled by the Corporation (as determined by the Board) or (z) in connection with a Related Business Transaction), the Corporation shall, on or prior to the 85th Trading Day for the Incyte Genetics Stock following the consummation of such Disposition, either:

                                    (A) provided that there are assets of the
                             Corporation legally available therefor:

                                            (i) subject to compliance with
                                    paragraph 2 of this Section D, declare and pay a dividend or other distribution in cash and/or securities (other than Common Stock) or other property to the holders of outstanding shares of the Incyte Genetics Stock having a Fair Value as of the date of such consummation equal in the aggregate to the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation; or

                                            (ii) (x) subject to the last
                                            sentence of this paragraph 5(a)(1),
                                            if such Disposition involves all
                                            (not merely substantially all) of
                                            the properties and assets of Incyte
                                            Genetics, redeem, as of the
                                            Redemption Date determined as
                                            provided by paragraph 5(e)(3), all
                                            outstanding shares of (or if Incyte
                                            General Stock is not Publicly Traded
                                            at such time and shares of another
                                            class or series of Common Stock
                                            (other than Incyte Genetics Stock)
                                            are then Publicly Traded, of such
                                            class or series as has the largest
                                            market capitalization as of the
                                            close of business on the Trading Day
                                            immediately preceding the date of
                                            the notice of such conversion mailed
                                            to holders) Incyte Genetics Stock in
                                            exchange
                                            for cash and/or securities (other
                                            than Common Stock) or other property
                                            having a Fair Value as of the date
                                            of such consummation in the
                                            aggregate equal to the Fair Value of
                                            the Net Proceeds of such Disposition
                                            as of the date of such consummation;
                                            or

                                                   (y) subject to the last
                                            sentence of this paragraph 5(a)(1),
                                            if such Disposition involves
                                            substantially all (but not all) of
                                            the properties and assets of Incyte
                                            Genetics, redeem, as of the
                                            Redemption Date determined as
                                            provided in paragraph 5(e)(4), such
                                            number of whole shares of the Incyte
                                            Genetics Stock (but in any event not
                                            more than the number of shares of
                                            Incyte Genetics Stock outstanding)
                                            as have in the aggregate an average
                                            Market Value, during the 20
                                            consecutive Trading Days for the
                                            Incyte Genetics Stock beginning on
                                            the 26th Trading Day immediately
                                            succeeding the consummation of such
                                            Disposition closest to the Fair
                                            Value of the Net Proceeds of such
                                            Disposition as of the date of such
                                            consummation, in consideration for
                                            cash and/or securities (other than
                                            Common Stock) or other property
                                            having a Fair Value in the aggregate
                                            equal to such Fair Value of the Net
                                            Proceeds of such Disposition as of
                                            the date of such consummation;

                                    (B) declare that each outstanding share of
                             the Incyte Genetics Stock shall be converted, as of the Conversion Date determined as provided by paragraph 5(e)(5), into a number of fully paid and nonassessable shares of Incyte General Stock (or if Incyte General Stock is not Publicly Traded at such time and shares of another class or series of Common Stock (other than Incyte Genetics Stock) are then Publicly Traded, of such class or series as has the largest market capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 110% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock, during the 20 consecutive Trading Days beginning on the 26th Trading Day following the consummation of such Disposition.

        Notwithstanding the foregoing provisions of this paragraph 5(a)(1), the Corporation may only redeem shares of Incyte Genetics Stock as provided by paragraphs 5(a)(1)(ii)(x) or (y) only if the Fair Value of the Net Proceeds to be paid in redemption of such class is less than or equal to the Incyte Genetics Available Dividend Amount.

                             (2) For purposes of this paragraph 5(b):

                                    (A) As of any date, "substantially all of
                             the properties and assets of Incyte Genetics" shall mean a portion of such properties and assets that represents at least 80% of the then Fair Value of the properties and assets attributed to Incyte Genetics as of such date;

                                    (B) In the case of a disposition of the
                             properties and assets attributed to Incyte Genetics in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                                    (C) The Corporation may elect to pay the
                             dividend or other distribution or redemption price referred to in paragraph 5(a)(1) above either in the same form as the proceeds of the Disposition were received or in any other combination of cash, securities (other than Common Stock) or other property that the Board determines will have an aggregate Fair Value of not less than the amount of the Fair Value of the Net Proceeds of such Disposition.

                             (3) After the payment of the distribution or the
                      redemption price with respect to the Incyte Genetics Stock as provided for by paragraph 5(a)(1)(A), the Board may declare that each shares of Incyte Genetics Stock remaining outstanding shall be converted, but only as of a Conversion Date (determined as provided by paragraph 5(e)(3)) prior to the first anniversary of the payment of such distribution or redemption price, into a number of fully paid and nonassessable shares of Incyte General Stock equal to 110% of the average Market Value of one share of Incyte Genetics Stock to one share of Incyte General Stock as of the fifth Trading Day prior to the date of the notice of such conversion required by paragraph 5(e)(5).

                      (b) Conversion of Incyte Genetics Stock at Option of the
               Corporation. The Board may, at any time on or after the third anniversary of the initial issuance of Incyte Genetics Stock, declare that each outstanding share of Incyte Genetics Stock shall be converted, as of a Conversion Date determined as provided by paragraph 5(e)(5), into a number of fully paid and nonassessable shares of Incyte General Stock (or if Incyte General Stock is not Publicly Traded at such time and shares of another class or series of Common Stock (other than Incyte Genetics Stock) are Publicly Traded, of such class or series as has the largest market capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such Conversion mailed to holders), equal to 120% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Incyte Genetics Stock to the average Market Value of one share of Incyte General Stock, during the 20 consecutive Trading Days beginning on the 26th Trading Day prior to the notice of such conversion required by paragraph 5(e)(5).

                      (c) Optional Redemption in Exchange for Stock of
               Subsidiary. At any time at which all of the assets and liabilities of Incyte Genetics (and no other assets or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Corporation (each an "Incyte Genetics Subsidiary"), the Board may, provided that there are assets of the Corporation legally available therefor, redeem all of the outstanding shares of Incyte Genetics Stock, on a Redemption Date of which notice is delivered in accordance with paragraph 5(e)(6), in exchange for all of the outstanding shares of the common stock of each Incyte Genetics Subsidiary as will be outstanding immediately following such exchange of shares, such Incyte Genetics Subsidiary shares to be delivered to the holders of the Incyte Genetics Stock on the Redemption Date either directly or indirectly through another Incyte Genetics Subsidiary (as a wholly-owned subsidiary thereof) and to be divided among the holders of Incyte Genetics Stock pro rata in accordance with the number of Incyte Genetics Stock held by each on such Redemption Date, each of which shares of common stock of such Incyte Genetics Subsidiary shall be, upon such delivery, fully paid and nonassessable.

                      (d) Certain Provisions Respecting Convertible Securities.
               The provisions of this paragraph 5(d) shall not apply to the extent that adjustments in respect of a conversion or redemption of all outstanding shares of Incyte Genetics Stock are otherwise made pursuant to the provisions of such Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of Incyte Genetics Stock were converted or redeemed, any share of Incyte Genetics Stock that is issued on conversion, exercise or exchange of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Incyte Genetics Stock, be converted into (in case all such outstanding shares were converted) or redeemed in exchange for (in case all such outstanding shares were redeemed) the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Convertible Securities would have been entitled to receive pursuant to the terms of such Convertible Securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such conversion or redemption of all outstanding shares of Incyte Genetics Stock would be adjusted so that the holder of any such Convertible Securities thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such action had such Convertible Securities been converted, exercised or exchanged immediately prior thereto.

                      (e)    Notice and Other Provisions.

                             (1) Not later than the 10th Trading Day following
                      the consummation of a Disposition referred to in paragraph 5(a)(1), the Corporation will announce publicly by press release (i) the estimated Net Proceeds of such Disposition, (ii) the number of shares outstanding of the Incyte Genetics Stock and (iii) the number of shares of Incyte Genetics Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation will announce publicly by press release which of the actions specified in paragraph 5(a)(1) it has irrevocably determined to take in respect of such Disposition.

                             (2) If the Corporation determines to pay a dividend
                      or other distribution pursuant to paragraph 5(a)(1)(A)(i), the Corporation will be required, not later than the 30th Trading Day following the consummation of such Disposition, to cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) the record date for determining holders entitled to receive such dividend or other distribution, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend or other distribution (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property to be paid as such dividend or other distribution in respect of outstanding shares of Incyte Genetics Stock, (iv) the Net Proceeds of such Disposition, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive such dividend or other distribution only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

                             (3) If the Corporation determines to undertake a
                      redemption pursuant to paragraph 5(a)(1)(A)(ii)(x), the Corporation will be required, not earlier than the 35th

                      Trading Day and not later than the 45th Trading Day prior to the redemption date, to cause to be given to each holder of shares of Incyte Genetics Stock, and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) a notice setting forth (i) a statement that all shares of Incyte Genetics Stock outstanding on the redemption date will be redeemed,
                      (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered for delivery of cash and/or securities or other property, (vi) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the redemption date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 5 and (viii) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock shall cease to be paid as of such redemption date. Such notice will be sent by first-class mail, postage prepaid to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

                             (4) If the Corporation determines to undertake a
                      redemption pursuant to paragraph 5(a)(1)(A)(ii)(y), the Corporation will be required, not later than the 30th Trading Day following consummation of the Disposition referred to in such paragraph, to cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition in respect of which such redemption is to be made, on which shares of Incyte Genetics Stock will be selected for redemption,
                      (ii) the anticipated redemption date, which will not be more than 85 Trading Days following the consummation of such Disposition, (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 5 and (vii) a statement that the Corporation will not be required to register a transfer of any shares of Incyte Genetics Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly, but not earlier than 40 Trading Days nor more than 50 Trading Days following the consummation of such Disposition, the Corporation is required to cause to be given to each holder of shares of Incyte Genetics Stock to be so redeemed a notice setting forth (1) the number of shares of Incyte Genetics Stock held by such holder to be redeemed, (2) a statement that such shares of Incyte Genetics Stock will be redeemed, (3) the redemption date,
                      (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of Incyte Genetics Stock to be redeemed, including details as to the calculation thereof,
                      (5) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the redemption date and (7) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such redemption date. Such notices will be sent by first-class mail, postage prepaid to each such holder, at such holder's address as the same appears on the transfer books of the Corporation.

                             (5) In the event of any conversion pursuant to
                      paragraph 5(a)(1)(B), 5(a)(3) or 5(b), the Corporation will cause to be given, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the date fixed for such conversion, to each holder of shares of the class of Incyte Genetics Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of Incyte Genetics Stock will be converted, (ii) the conversion date (which, in the case of a conversion after a Disposition, will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Incyte General Stock to be received with respect to each share of Incyte Genetics Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered for delivery of certificates for shares of Incyte Genetics Stock, (v) the number of outstanding shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such conversion date and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of Incyte Genetics Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 5. Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder's address as the same appears on the transfer books of the Corporation.

                             (6) If the Corporation determines to redeem shares
                      of Incyte Genetics Stock pursuant to paragraph 5(c), the Corporation will cause to be given to each holder of shares of Incyte Genetics Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all shares of Incyte Genetics Stock outstanding on the redemption date will be redeemed in exchange for shares of common stock of the Incyte Genetics Subsidiaries, (ii) the redemption date, (iii) the place or places where certificates for shares of Incyte Genetics Stock properly endorsed or assigned for transfer (unless the Corporation waives such requirement) are to be surrendered for delivery of certificates for shares of common stock of the Incyte Genetics Subsidiaries, (iv) a statement to the effect that, except as otherwise provided below, dividends or other distributions on such shares of Incyte Genetics Stock will cease to be paid as of such redemption date,
                      (v) the outstanding number of shares of Incyte Genetics Stock and the number of shares of Incyte Genetics Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vi) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock of the Incyte Genetics Subsidiaries only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 5 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the redemption date, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

                             (7) If less than all of the outstanding shares of
                      Incyte Genetics Stock are to be redeemed pursuant to paragraph 5(a)(1)(A)(ii)(y), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of Incyte Genetics Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors of the Corporation to be equitable.

                             (8) The Corporation will not be required to issue
                      or deliver fractional shares of any class or series of capital stock or any fractional securities to any holder of Incyte Genetics Stock upon any conversion, redemption, dividend or other distribution described above. If more than one share of Incyte Genetics Stock is held at the same time by the same holder, the Corporation may aggregate the number of shares of any class or series of capital stock that is issuable or the amount of securities or property that is distributable to such holder upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class or series of capital stock or the amount of securities remaining to be issued or distributed to any holder of Incyte Genetics Stock is a fraction, the Corporation will, if such fraction is not issued or distributed to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

                             (9) No adjustments in respect of dividends or other
                      distributions will be made upon the conversion or redemption of any shares of Incyte Genetics Stock; provided, however, that if the Conversion Date or the Redemption Date, as the case may be, with respect to the shares of Incyte Genetics Stock shall be subsequent to the record date for determining holders of Incyte Genetics Stock entitled to any dividend or other distribution thereon, such dividend or other distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion or redemption, in each case without interest.

                             (10) Before any holder of Incyte Genetics Stock
                      will be entitled to receive certificates representing shares of any capital stock, cash and/or other securities or property to be distributed to such holder with respect to any conversion or redemption of shares of Incyte Genetics Stock pursuant to this Section 5, such holder is required to surrender at such place as the Corporation specified certificates for shares of Incyte Genetics Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares of Incyte Genetics Stock, the Corporation will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash and/or other securities or property to which such person was entitled, together with any fractional payment referred to above, in each case without interest. If less than all of the shares of Incyte Genetics Stock represented by any one certificate are to be redeemed, the Corporation will issue and deliver a new certificate for the shares of Incyte Genetics Stock not redeemed.

                             (11) From and after any applicable Conversion Date
                      or Redemption Date, as the case may be, all rights of a holder of shares of Incyte Genetics Stock that were converted or redeemed will cease, except for the right, upon surrender of the certificates representing such shares of Incyte Genetics Stock pursuant to paragraph 5(e)(10), to receive the cash and/or the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any fractional payment contemplated by paragraph 5(e)(8) or rights to dividends or other distributions as provided in paragraph 5(e)(9), in each case without interest. No holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of Incyte Genetics Stock will be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock into or in exchange for which shares of Incyte Genetics Stock were converted or redeemed until surrender of such holder's certificate as required by this Section 5 in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable as of a record date after the Conversion Date or Redemption Date, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation will, however, be entitled to treat the certificates for Incyte Genetics Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of Incyte Genetics Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.



                      (12) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Incyte Genetics Stock pursuant hereto. The Corporation will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of Incyte Genetics Stock so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax had been paid.

                             (13) Neither the failure to mail any notice
                      required by this paragraph 5(e) to any particular holder of shares of Incyte Genetics Stock or of any Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Incyte Genetics Stock or of outstanding Convertible Securities, or the validity of any such conversion or redemption.

                             (14) The Board may establish such rules and
                      requirements to facilitate the effectuation of the transactions contemplated by this Section 5 as the Board shall determine to be appropriate.

               6. Liquidation, Dissolution or Winding Up. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after Incyte has satisfied or made provision for its debts and obligations and for payment to the holders of shares of any series of capital stock having preferential rights to receive distributions of the net assets of Incyte, the holders of Incyte General Stock and Incyte Genetics Stock will be entitled to receive the net assets, if any, remaining for distribution to common stockholders on a per share basis in proportion to the respective per share liquidation units of such series and will have no direct claim against any particular assets of Incyte or any of its subsidiaries. Each share of Incyte General Stock will have such number of liquidation units as is obtained by multiplying 100 by the number of votes to which one share of Incyte General Stock would be entitled to if the applicable record date was the date on which such dissolution, liquidation, or winding-up was announced. Each share of Incyte Genetics Stock will have such number of liquidation units as is obtained by multiplying 100 by the number of votes to which one share of Incyte Genetics Stock would be entitled to if the applicable record date was the date on which such dissolution, liquidation, or winding-up was announced. A merger or business combination involving Incyte or a sale of all or substantially all of the assets of Incyte will not be treated as a dissolution, liquidation or winding-up for purposes of the foregoing provisions.

               7. Definitions. As used in this paragraph IV.C., the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

                      (a) "Available Dividend Amount", with respect to a
               particular series of Common Stock, as of any date, means generally the lesser of

                             (i)    the excess of

                                    (A) an amount equal to the total assets of
                             the Division less the total liabilities (not including preferred stock) of the Division as of such date, over

                                    (B) the aggregate par value of, or any
                             greater amount determined to be capital in respect of, all outstanding shares of the series of Common Stock attributed to such Division, or

                             (ii) the amount legally available for the payment
                      of dividends determined in accordance with Delaware law applied as if such Division were a separate corporation.

                      (b) "Conversion Date" means the date fixed by the
               Board as the effective date for the conversion of shares of Incyte Genetics Stock into shares of Incyte General Stock as shall be set forth in the notice to holders of shares of Incyte Genetics Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of Incyte Genetics Stock subject to such conversion required pursuant to paragraph 5(e)(5).

                      (c) "Convertible Securities" means any securities of the
               Corporation, including preferred stock, warrants, options and other rights (other than Common Stock), that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

                      (d) "Disposition" means the sale, transfer, assignment or
               other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets (including stock, other securities and goodwill).

                      (e) "Division" means, as of any date, Incyte General or
               Incyte Genetics, as the case may be.

                      (f) "Fair Value" means (i) in the case of equity
               securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined in good faith by the Board; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board based upon such information as the Board shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board based upon such appraisals or valuation reports of such independent experts as the Board shall in good faith determine to be appropriate in accordance with good business practice.

                      (g) "Incyte General" shall mean ___.

                      (h) "Incyte Genetics" shall mean ___.

                      (i) "Key Genetics Program" means any of the following:

                             (A)    Human Gene Mapping;

                             (B)    Genomic Sequencing for the purpose of
                                    discovering SNPs;

                             (C)    Human SNP Discovery; and

                             (D) any additional program, product, technology or service being developed from time to time Incyte Genetics which constituted 20% or more of the research and development budget of Incyte Genetics in any one of the three most recently completed fiscal years.

                    (j) "Market Value" of a share of any class or series of
               capital stock of the Corporation on any day means the average of the high and low reported sales prices of a share of such class or series on such day (or, if such class or series is then Publicly Traded and such day is not a Trading Day for such class or series, then the first Trading Day preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices of a share of such class or series on such Trading Day, in either case as quoted on The Nasdaq National Market or, if the shares of such class or series are not quoted on The Nasdaq National

               Market on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not quoted on The Nasdaq National Market or listed or admitted to trading on any national securities exchange on such Trading Day, the Fair Value of a share of such class or series as set forth in clause
               (ii) of the definition of Fair Value set forth under "--Conversion and Redemption"; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex- dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or
               (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board, to reflect such subdivision, combination, dividend or distribution.

                      (k) "Material Asset Transfer" means, for any Division, a
               transfer of assets between such Division and another Divison, with respect to which the Fair Value of the assets being transferred is equal to or greater than 25% of the Fair Value of all of the assets of such Division.

                      (l) "Net Proceeds" of a Disposition of any of the
               properties and assets of Incyte Genetics means, as of any date, an amount, if any, equal to what remains of the gross proceeds of such Disposition after any payment of, or reasonable provision is made as determined by the Board for, (a) any taxes payable by the Corporation (or which would have been payable but for the use of tax benefits attributable to Incyte General) in respect of such Disposition or in respect of any resulting dividend or other distribution or redemption, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities (contingent or otherwise) of or attributed to Incyte Genetics, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments.

                      (m) "Publicly Traded" with respect to any security means
               that such security is (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted on The Nasdaq National Market (or any successor market system).

                      (n) "Redemption Date" means the date fixed by the Board as the effective date for a redemption of shares of Incyte Genetics Stock, as set forth in a notice to holders thereof required pursuant to paragraphs 5(e)(3), (4) or (5).

                    (o) "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of Incyte Genetics in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability Corporation, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and
               (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by Incyte Genetics prior to such Disposition, as determined by the Board. The purpose of the Related Business Transaction exception is to enable the Corporation technically to "dispose" of properties or assets of Incyte Genetics to other entities engaged or proposing to engage in businesses similar or complementary to those of Incyte Genetics without resulting in a dividend or other distribution on, or a conversion or redemption of, the Incyte Genetics Stock.

                      (p) "Substantially All of the Properties and Assets" of
               Incyte Genetics means a portion of such properties and assets that represents at least 80% of the then Fair Value of the properties and assets of Incyte Genetics.

                      (q) "Trading Day" means each weekday other than any day on with the relevant class of capital stock of the Corporation is not quoted on The Nasdaq National Market or traded on any national securities exchange.
                             PROVIDED, that the Corporation shall take no action
               which would have the effect of reducing the Genetics Designated Shares to a number which is less than zero. Within 45 days after the end of each fiscal quarter of the Corporation, the Corporation shall prepare and file a statement of such change with the transfer agent for the Incyte Genetics Stock and with the Clerk of the Corporation.


                                    ARTICLE V

               The Corporation is to have perpetual existence.


                                   ARTICLE VI

               In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

               A. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation; provided, however, that the by-laws may only be amended in accordance with the provisions thereof.

               B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

               C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.


                                   ARTICLE VII


               A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

               B. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corpo ration with the same scope and effect as the foregoing indemnification of directors and officers.

               If a claim under the first paragraph of this section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.


               C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               D. Any repeal or modification of the foregoing provisions of this
Article VII shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

               E. The amendment or repeal of this Article VII shall require the approval of the holders of shares representing at least sixty six and two-thirds percent (66-2/3%) of the shares of the Corporation entitled to vote in the election of directors, voting as one class.


                                  ARTICLE VIII

               The Corporation reserves the right to amend or repeal any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.


               FIFTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation.

               SIXTH: This Restated Certificate of Incorporation was duly adopted at a meeting of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.


               IN WITNESS WHEREOF, Incyte Pharmaceuticals, Inc. has caused this certificate to be signed by its Chief Executive Officer and its Vice President, Legal Affairs and Secretary this _____ day of ______________, 1998.


                                            INCYTE PHARMACEUTICALS, INC.



                                            By:
                                                 --------------------------
                                                 Name:   Roy A. Whitfield
                                                 Title: Chief Executive Officer


Attest:



By:
      ----------------------------
      Name:   Lee Bendekgey
      Title:  Vice President, Legal Affairs and
              Secretary

                 ANNEX B: AMENDED AND RESTATED 1991 STOCK PLAN

         ANNEX C: AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

         ANNEX D: AMENDED AND RESTATED 1993 DIRECTORS' STOCK OPTION PLAN

                      ANNEX E: INCYTE PHARMACEUTICALS, INC.


                                                                          Page
                                                                          ----

SELECTED CONSOLIDATED FINANCIAL DATA....................................... E-1
MANAGEMENT'S DISCUSSION AND ANALYSIS....................................... E-3
CONSOLIDATED FINANCIAL STATEMENTS..........................................E-10

                          INCYTE PHARMACEUTICALS, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

           The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes of Incyte Pharmaceuticals, Inc. included in this Annex E.

                                       -----------------------------------------------------------------------------
                                                                               Year Ended
                                                                              December 31,
                                       -----------------------------------------------------------------------------
Statement of Operations Data(1):               1993             1994             1995           1996           1997
                                       --------------    ------------     -----------    -----------    -----------
                                                          (in thousands, except per share amounts)
Revenues                                  $     672        $  1,512          $12,299        $41,895        $89,996

Costs and expenses:

    Research and development                  4,764          11,169           19,272         41,337         72,452

    Selling, general and
    administrative                              737           2,328            3,952          6,957         13,928

    Acquisition-related charges                  --              --               --             --             --

    Charge for purchase of in-process
    research and development                     --              --               --          3,165             --
                                         ----------      -----------      ----------      ---------       --------
      Total costs and expenses                5,501          13,497           23,224         51,459         86,380

Income (loss) from operations                (4,829)        (11,985)         (10,925)        (9,564)         3,616

Interest and other income, net and

losses from joint venture                        60             510              988          2,288          3,840
                                         ----------      ----------       ----------      ---------       --------
Income (loss) before income taxes            (4,769)        (11,475)          (9,937)        (7,276)         7,456

Provision for income taxes                       --              --               --             --            548
                                         ----------      ----------        ---------      ---------       --------
Net income (loss)                           $(4,769)       $(11,475)         $(9,937)       $(7,276)        $6,908
                                         ==========      ==========        =========      =========       ========
Basic net income (loss) per share(2, 3)      $(1.46)         $(0.82)          $(0.53)        $(0.32)         $0.28
                                         ==========      ==========        =========      =========       ========
Number of shares used in
computation of basic net income
(loss) per share                              3,264         14,060            18,819         22,398         24,300
                                         ==========      ==========        =========      =========       ========
Diluted net income (loss) per share(2, 3)   $(1.46)         $(0.82)           $(0.53)        $(0.32)         $0.26
                                         ==========      ==========        =========      =========       ========
Number of shares used in
Computation of diluted net income
(loss) per share                              3,264         14,060            18,819         22,398         26,498
                                         ==========      =========         =========      =========       ========

Incyte General Pro Forma Net Income (Loss) Per Share(4)

Incyte General net income (loss)            $(4,769)       $(11,475)         $(9,937)       $(7,488)        $8,554
                                         ==========      ==========        =========      =========       ========
Pro Forma basic net income (loss)
 per share                                   $(1.46)         $(0.82)          $(0.53)        $(0.33)         $0.35

Number of shares used in                 ==========      ==========        =========      =========       ========
 computation of Pro Forma basic
 net income (loss) per share                  3,264         14,060            18,819         22,398         24,300
                                         ==========      ==========        =========      =========       ========
Pro Forma diluted income
 (loss) per share                            $(1.46)         $(0.82)          $(0.53)        $(0.33)         $0.32
                                         ==========      ==========        =========      =========       ========
Number of shares used in
 computation of Pro Forma diluted
 net income (loss) per share                  3,264          14,060           18,819         22,398         26,498
                                         ==========      ==========        =========      =========       ========

Incyte Genetics Pro Forma Net Income
(Loss) Per Share(4)

Incyte Genetics net income (loss)                                                             $ 212        $(1,646)
                                                                                          =========       ========
Pro Forma basic and diluted net income (loss)
per share                                                                                    $ 0.02        $ (0.14)
                                                                                          =========       ========
Number of shares used in
computation of Pro Forma basic and diluted net
income (loss) per share                                                                      12,000         12,000
                                                                                          =========       ========


                                             -----------------------------
                                                    Six Months Ended
                                                        June 30,
                                             -----------------------------
Statement of Operations Data(1):                     1997            1998
                                             ------------    -------------
                                                      (unaudited)

Revenues                                         $39,423          $63,472

Costs and expenses:

    Research and development                      32,503           44,819

    Selling, general and
    administrative                                 6,103           10,322

    Acquisition-related charges                       --            1,171

    Charge for purchase of in-process
    research and development                          --               --
                                                --------         --------
      Total costs and expenses                    38,606           56,312

Income (loss) from operations                        817            7,160

Interest and other income, net and
losses from joint venture                          1,069            3,041
                                                --------         --------

Income (loss) before income taxes                  1,886           10,201


Provision for income taxes                           158            1,428
                                                --------         --------
Net income (loss)                                 $1,728           $8,773
                                                ========         ========
Basic net income (loss) per share(2, 3)            $0.07            $0.33
                                                ========         ========
Number of shares used in
computation of diluted net income
(loss) per share                                  23,059           26,504
                                                ========         ========

Diluted net income (loss) per share(2, 3)          $0.07            $0.30
                                                ========         ========
Number of shares used in
computation of diluted net income
(loss) per share                                  23,228           28,792
                                                ========         ========

Incyte General Pro Forma Net Income (Loss) Per Share(4)

Incyte General net income (loss)                  $2,339           $9,573
                                                ========         ========
Pro Forma basic net income (loss) per share        $0.10            $0.36
                                                ========         ========
Number of shares used in
 computation of Pro Forma basic net income
 (loss) per share                                 23,059           26,504
                                                ========         ========

Pro Forma Diluted net income (loss) per share      $0.09            $0.33
                                                ========         ========

Number of shares used in
 computation of Pro Forma diluted net income
 (loss) per share                                 25,228           28,792
                                                ========         ========

Incyte Genetics Pro Forma Net Income
(Loss) Per Share(4)

Incyte Genetics net income (loss)                 $ (611)          $ (800)
                                               =========         ========
Pro Forma basic and diluted net income
 (loss) per share                                $ (0.05)         $ (0.07)
                                               =========         ========
Number of shares used in
 computation of Pro Forma basic and diluted net
 income (loss) per share                          12,000           12,000
                                               =========         ========

                                                                      December 31,                              June 30,
                                                1993         1994        1995        1996       1997        1997        1998
                                              --------     --------    --------    --------   --------    --------    --------
                                                                    (in thousands)                             (unaudited)

Balance Sheet Data:(1)

Cash, cash equivalents, restricted
cash and securities available-for-sale        $15,540      $25,257     $41,128     $40,238    $119,095     $43,937     $130,710

Working capital                                14,865       20,866      39,015      21,351      90,700      17,945       86,792

Total assets                                   17,807       29,350      58,892      69,173     199,089      83,502      219,188

Noncurrent portion of capital lease
obligations and notes payable                     517          148         147          37         801          23          594

Accumulated deficit                            (8,349)     (19,824)    (29,761)    (37,037)    (30,129)    (35,311)     (23,100)

Stockholders' equity                           16,451       24,344      47,606      44,834     145,702      50,926      157,876



1 Financial data for the years ended December 31, 1993, 1994, 1995, and 1996, have been resated to reflect the combined results and financial position of the Company and Genome Systems, Inc. All periods through December 31, 1997 have been restated to reflect the combined results and financial position of the Company and Synteni, Inc. See Note 7 of Notes to Consolidated Financial Statements.

2 Basic and diluted net income (loss) per share for all periods have been restated in accordance with FASB Statement No. 128, which the Company adopted on December 31, 1997. See Note 1 of Notes to Consolidated Financial Statements.

3 Basic and diluted net income (loss) per share for 1993 have been restated to retroactively eliminate cheap stock in accordance with the requirements of Staff Accounting Bulletin No. 98, issued by the staff of the Securities and Exchange Commission in February 1998.

4 The Incyte Genetics and Incyte General pro forma net income (loss) per share are computed assuming the Incyte Genetics Stock Proposal is approved by the Company's stockholders. Incyte General pro forma net income (loss) per share gives effect to the redesignation of all Existing Common Stock as Incyte General Stock on a one-for-one basis. Incyte Genetics' pro forma net income (loss) per share assumes 12,000,000 shares of Incyte Genetics Stock are outstanding for all periods, as if the Incyte Genetics Distribution had occurred on July 1, 1996.

                          INCYTE PHARMACEUTICALS, INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


           The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements and related Notes included elsewhere in this Annex E.

           When used in this discussion, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements as to profitability, expected expenditure levels, the adequacy of capital resources, growth in operations, and Year 2000 related actions, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below, as well as the extent of utilization of genomic information by the biotechnology, pharmaceutical, and agricultural industries; risks relating to the development of new database products and their use by potential collaborators of the Company; the impact of technological advances and competition; the ability of the Company to obtain and retain customers; competition from other entities; early termination of a database collaboration agreement or failure to renew an agreement upon expiration; the ability to successfully integrate the operations of recent business combinations; the cost of accessing technologies developed by other companies; uncertainty as to the scope of coverage, enforceability or commercial protection from patents that issue on gene sequences and other genetic information; developments in and expenses relating to litigation; the results and viability of joint ventures and businesses in which the Company has purchased equity; ability to raise capital through the sale of private or public equity; the ability of the Company to implement in a timely manner the programs and actions related to the Year 2000 issue; and the matters discussed below under the caption "--Factors That May Affect Results." These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Overview

           Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company") designs, develops and markets genomic information-based tools including database products, genomic data management software tools, genomic reagents and related services. The Company consists of two divisions, the Incyte General division ("Incyte General") and the Incyte Genetics division ("Incyte Genetics"). Incyte General focuses on information that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs including the identification of new disease targets and novel disease pathways, and the evaluation of the safety and efficacy of new drugs. Incyte Genetics focuses on products and services that can assist pharmaceutical companies in the identification and analysis of a type of genetic variation, called single nucleotide polymorphisms ("SNPs"), believed to correlate to a patients' disease prognosis and drug response.

           Revenues recognized by the Company consist primarily of non-exclusive database access fees related to database agreements. Revenues also include the sales of genomic screening products and services, microarray-based gene expression services, fees for custom or "satellite" database services, and genomic data management software tools and maintenance. The Company's database agreements provide for future milestone payments and royalties from the sale of products derived from proprietary information obtained through the databases. There can be no assurance that any database subscriber will ever generate products from information contained within the databases and thus that the Company will ever receive milestone payments or royalties.

           Incyte General's business is established, generating significant revenues with profits reported since the first quarter of 1997. Incyte Genetics' business is in an early stage and will require a substantial investment over the next few years, estimated to be between $100 million to $150 million by the end of the year 2000. Incyte Genetics generates minimal revenues and is expected to operate at a significant loss for the next few years. Due to the investment required for Incyte Genetics and the resulting net loss, on a consolidated basis the Company expects to report a net loss for 1999 and possibly 2000.

         In September 1998, the Company completed the acquisition of Hexagen Limited ("Hexagen"), a privately held SNP discovery company based in Cambridge, England. The Company issued 976,130 shares of its Common Stock ("Existing Common Stock") and $5.0 million in cash in exchange for all of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options, which if exercised and fully vested, would amount to 125,909 shares of Existing Common Stock. The transaction will be accounted for as a purchase with a portion of the purchase price, estimated to be approximately $10.6 million, to be expensed in the third quarter of 1998 as a charge for the purchase of in-process research and development. The assets, liabilities and the results of operations of Hexagen, as well as the amortization of the goodwill generated by the acquisition will be allocated in entirety to Incyte Genetics. The Company will allocate the purchase price based on the relative fair value of the net tangible and intangible assets acquired, based on independent appraisal which is preliminary, and subject to revision. In performing this allocation the Company considered, among other factors, the technology research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, the Company considered factors such as the stage of development of the technology at the time of acquisition, the importance of each project to the overall development plan, and the projected incremental cash flows from the projects when completed and any associated risks. Associated risks include the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.

           Incyte Genetics currently anticipates requiring $100 to $150 million through the year 2000, including the funds to develop the in-process technology into commercially viable products over the next two years. If the projects associated with the development of in-process technology are not successfully completed the Company may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

           In January 1998, the Company completed the acquisition of Synteni, Inc. ("Synteni"), a privately-held microarray-based gene expression company. The transaction has been accounted for as a pooling-of-interests, and the consolidated financial statements discussed herein and all historical financial information have been restated to reflect the combined operations of both companies. The Company's ability to generate revenues and operating profits from microarray-based gene expression services will be dependent on the ability of the Company to obtain high volume customers for microarray services. Prior to the merger, Synteni's microarray service agreements consisted of small volume pilot or feasibility agreements.

           In September 1997, the Company formed a joint venture, diaDexus, LLC ("diaDexus"), with SmithKline Beecham Corporation ("SB") which will utilize genomic and bioinformatics technologies in the discovery and commercialization of molecular diagnostics. The Company and SB each hold a 50 percent equity interest in diaDexus. The investment is accounted for under the equity method, and the Company records its share of diaDexus' earnings and losses on its statement of operations.

           The Company has made, and will continue to make strategic equity investments in, and strategic acquisitions of, technologies and businesses that are complementary to the businesses of the Company. As a result the Company may record losses or expenses related to the Company's proportionate ownership interest in such long-term equity investments, record charges for the acquisition of in-process technologies, or to record charges for the recognition of the impairment in the value of the securities underlying such investments.

           On September 28, 1998, shareholders of one company in which the Company holds an equity investment, OncorMed, Inc. ("OncorMed"), agreed to an acquisition by Gene Logic Inc. ("Gene Logic"). Gene Logic will issue 4,849,815 shares of its common stock, for an estimated purchase price of $39.1 million, including transaction fees, in exchange for all of the outstanding common stock of OncorMed. The investment in OncorMed is accounted for under the cost method of accounting. In January 1998, the Company announced a relationship relating to the joint development of a proteomics database with Oxford GlycoSciences plc. ("OGS"). As part of this relationship, the Company made a $5.0 million equity investment and a follow on investment in April 1998 of approximately $0.8 million as part of the OGS initial public offering of its ordinary shares. As part of the collaborative agreement, the Company has agreed to reimburse OGS for up to $5.0 million in 1999 if revenues are not sufficient to offset OGS' expenses for services rendered.

           Due to the recent stock market volatility, the market value of certain investments held by the Company are below their book value. The decrease in the market price of these investments is considered temporary and therefore no change in the carrying value of the investments is considered necessary. The Company will continue to evaluate its long term equity investments for impairment on a quarterly basis.

           In an effort to broaden its business, the Company is investing in a number of new areas, including microarray services, molecular diagnostics, pharmacogenomics and proteomics. Given that many of these address new markets, or involve untested technologies, it is not known if any of them will generate revenues or if the revenues will be sufficient to provide an adequate return on the investment. Depending on the investment required and the timing of such investments, expenses or losses related to these investments could adversely affect operating results.

           The Company has incurred and is likely to continue to incur substantial expenses in its defense of the lawsuits filed in January and September 1998 by Affymetrix, Inc. ("Affymetrix") alleging patent infringement by Synteni and Incyte. Affymetrix seeks a preliminary injunction enjoining Incyte and Synteni from using certain microarray technology in a manner alleged to infringe an Affymetrix patent and a permanent injunction enjoining Incyte and Synteni from further infringement of certain Affymetrix patents. In addition, Affymetrix seeks damages, costs, attorneys' fees and interest. Affymetrix further requests that any such damages be trebled on its allegation of willful infringement by the Company and Synteni. Incyte and Synteni believe they have meritorious defenses and intend to defend these suits vigorously. However, there can be no assurance that the Company and Incyte will be successful in the defense of these suits, and litigation, regardless of the outcome, could result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all.

Results of Operations

Six months  ended June 30, 1997 and 1998

           Net income and diluted earnings per share were $8.8 million and $0.30 per share, respectively, for the six months ended June 30, 1998, compared to $1.7 million and $0.07 per share for the corresponding period in 1997. Earnings per share were affected by a follow-on public offering in August 1997 of Existing Common Stock that resulted in an increase in the number of shares outstanding of 2.7 million shares. The Company's results of operations and earnings per share for the six months ended June 30, 1997 have been restated to account for the acquisition of Synteni, which was accounted for as a pooling-of-interests. All share and per share data have been adjusted retroactively for a two-for-one stock split effected in the form of a stock dividend paid on November 7, 1997 to holders of record on October 17, 1997. While the Company has reported net income for the past six quarters, there can be no assurance that the Company can maintain profitability. See "Factors that May Affect Results--History of Operating Losses; Uncertainty of Continued Profitability or Revenues."

           Revenues. Revenues for the six months ended June 30, 1998 increased to $63.5 million compared to $39.4 million for the corresponding period in 1997. Revenues resulted primarily from database access fees and, to a much lesser extent, from genomic screening products and services, custom satellite database services, microarray-based gene expression services, and genomic data management software tools and maintenance. The increase in revenues was primarily due to new database agreements as well as the expansion of existing database agreements to include additional databases.

           Expenses. Total costs and expenses for the six months ended June 30, 1998 increased to $56.3 million compared to $38.6 million for the corresponding period in 1997. Total costs and expenses in 1998 included a pretax acquisition-related charge of $1.2 million for the acquisition of Synteni. The charge consisted primarily of accounting, legal and investment banking fees. Total costs and expenses are expected to increase in 1999 due to the development of new products and services. A significant portion of these costs and expenses will be attributed to the development of Incyte Genetics database products and the resources needed to support these products.

           Research and development expenses for the six months ended June 30, 1998 increased to $44.8 million compared to $32.5 million for the corresponding period in 1997. The increase in research and development expenses resulted primarily from an increase in bioinformatics and software development efforts, microarray production and technology development, and continued investment in the growth of the Company's intellectual property portfolio. The Company expects research and development spending to increase over the next year due in particular to the development of new databases and expansion of existing databases as well as increases in sequencing and microarray operations.

           Selling, general and administrative expenses for the six months ended June 30, 1998 increased to $10.3 million compared to $6.1 million for the corresponding period in 1997. The increase in selling, general and administrative expenses resulted primarily from the growth in marketing, sales and customer support, expenses related to the defense of the Affymetrix lawsuits and increased administrative personnel related to the growing complexity of the Company's business. The Company expects that selling, general and administrative expenses will increase over the next year due to the growth in marketing, sales and customer service functions to support Incyte General's and Incyte Genetics' products, legal expenses related to the Company's defense of the Affymetrix lawsuits and increased administrative personnel required to support the growing complexity of the Company's business.

           Interest and Other Income, Net. Interest and other income, net for the six months ended June 30, 1998 increased to $3.7 million from $1.1 million for the corresponding period in 1997. This was primarily a result of increased interest income from higher average combined cash, cash equivalent and marketable securities balances due primarily to the completion of a follow-on public offering in August 1997.

           Losses from Joint Venture. Losses from joint venture were $0.6 million for the six months ended June 30, 1998. The loss represents the Company's equity share of diaDexus' net losses from operations. Beginning in April

1998, the Company's share of diaDexus' net losses was offset by the amortization of the excess of the Company's share of diaDexus' net assets over its basis. The amortization of this amount is expected to approximate the Company's equity share in diaDexus' net losses and continue through the third quarter of 1998. As diaDexus was formed in September 1997, no losses from joint venture were incurred in the six months ended June 30, 1997. The Company expects that losses from joint venture will continue at least through 1999.

           Income Taxes. The estimated effective annual income tax rate for the six months ended June 30, 1998 and 1997 is 14.0% and 8.4%, respectively, which represents the provision of federal and state alternative minimum taxes after utilization of net operating loss carryforwards and research and development credits. The increase in the effective tax rate resulted primarily from the Company's expectation that in 1998 it would fully utilize all federal net operating loss carryforwards available to benefit the income tax provision.

Years ended December 31, 1995, 1996, and 1997

          The Company recorded net income for the year ended December 31, 1997 of $6.9 million, compared to net losses of $7.3 million and $9.9 million for the years ended December 31, 1996 and 1995, respectively. On a per share basis, basic net income per share was $0.28 for the year ended December 31, 1997 and basic net loss per share was $0.32 and $0.53 for the years ended December 31, 1996 and 1995, respectively. Diluted net income per share was $0.26 for the year ended December 31, 1997 and diluted net loss per share was $0.32 and $0.53 for the years ended December 31, 1996 and 1995, respectively. The net income per share in 1997 reflects the issuance of approximately 2.7 million shares in August 1997 follow-on public offering. The net loss per share in 1996 and 1995 reflects the issuance of approximately 0.6 million shares in 1996 in connection with the Company's business combinations with Genome Systems, Inc. ("Genome Systems") and Combion, Inc. ("Combion") and the issuance of approximately 3.7 million shares in a November 1995 follow-on public offering. The net income
(loss) per share for all periods presented reflects the issuance of approximately 2.3 million shares in January 1998 in connection with the Company's business combination with Synteni. All share and per share data have been adjusted retroactively for a two-for-one stock split effected in the form of a stock dividend paid on November 7, 1997 to holders of record on October 17, 1997.

           Revenues. Revenues for the years ended December 31, 1997, 1996 and 1995 were $90.0 million, $41.9 million and $12.3 million, respectively. Revenues resulted primarily from database access fees and, to a much lesser extent, from custom satellite database services, genomic screening products and services, and gene expression services. The increase in revenues from year to year was predominantly driven by an increase in the number of database agreements, as well as the expansion of existing database agreements to include additional databases.

           Expenses. Total costs and expenses for the years ended December 31, 1997, 1996 and 1995 were $86.4 million, $51.5 million and $23.2 million, respectively. Total costs and expenses for the year ended December 31, 1996 included a one-time charge of $3.2 million for the purchase of in-process research and development relating to the acquisition of Combion.

           Research and development expenses for the years ended December 31, 1997, 1996 and 1995 were $72.5 million, $41.3 million and $19.3 million, respectively. The increase in research and development expenses resulted primarily from an increase in bioinformatics and software development efforts, increased data and reagent production capacity, increased microarray production and technology development initiatives, license and milestone payments under research and development alliances, and increased costs related to intellectual property protection, technology development, and continued investment in the growth of the Company's intellectual property portfolio.

           Selling, general and administrative expenses for the years ended December 31, 1997, 1996 and 1995 were $13.9 million, $7.0 million and $4.0 million, respectively. The increase in selling, general and administrative expenses resulted primarily from the growth in marketing, sales, customer support, and corporate administration.

           Interest and Other Income, Net. Interest and other income, net for the years ended December 31, 1997, 1996 and 1995 were $4.1 million, $2.3 million and $1.0 million, respectively. Interest and other income, net increased as a result of increased interest income from higher average combined cash, cash equivalent and marketable securities balances.

           Losses from Joint Venture. Losses from joint ventures were $0.3 million for the year ended December 31, 1997. The loss represents the Company's share of diaDexus' losses from operations. Since diaDexus was formed in September 1997, no losses from joint ventures were recognized prior to 1997.

           Income Taxes. The effective annual income tax rate for 1997 was 7.3%, which represents the provision of federal and state alternative minimum taxes after utilization of net operating loss carryforwards. No provisions have been recorded prior to the 1997 fiscal year as the Company incurred annual net operating losses.

Liquidity and Capital Resources

           As of June 30, 1998, the Company had $130.7 million in cash, cash equivalents, restricted cash and marketable securities, compared to $119.1 million as of December 31, 1997 and $40.2 million as of December 31, 1996. For the year ended December 31, 1997, the increase was primarily due to net proceeds of $87.2 million from the issuance of Existing Common Stock in an August 1997 follow-on public offering. For the six months ended June 30, 1998, cash provided by operating and financing activities was partially offset by capital expenditures, consisting primarily of purchases of data processing-related computer hardware, laboratory equipment and facilities improvements, as well as investments in research and development alliances. The Company has classified all of its marketable securities as short-term, as the Company may decide not to hold its marketable securities until maturity in order to take advantage of favorable market conditions. Available cash is invested in accordance with the Company's investment policy's primary objectives of liquidity, safety of principal and diversity of investments.

           Net cash provided by operating activities was $33.1 million for the six months ended June 30, 1998, as compared to $12.0 million for the six months ended June 30, 1997. The increase in net cash provided by operating activities resulted primarily from the increase in net income and deferred revenues and the decrease in accounts receivable partially offset by the increase in prepaid expenses, deposits and other assets and the decrease in accounts payable. Net cash provided by operating activities was $18.0 million for the year ended December 31, 1997 compared to $18.5 million for the year ended December 31, 1996 and net cash used in operating activities of $8.8 million for the year ended December 31, 1995. The decrease in net cash provided by operating activities in 1997 compared to 1996 resulted primarily from increases in accounts receivable partially offset by the change from net loss to net income, increases in accrued and other liabilities, increases in deferred revenue due to the prepayment of database collaboration fees. Net cash provided by operating activities in 1996 as compared to use of cash in 1995 resulted from increases in accounts payable and accrued and other liabilities, and decreases in net loss and accounts receivable. Due to the significant investment expected in Incyte Genetics in 1999, the Company believes it may have a net cash use in its operating activities in 1999.

           The Company's investing activities, other than purchases, sales and maturities of marketable securities, have mainly consisted of capital expenditures and long-term investments. Capital expenditures for the six months ended June 30, 1998 increased to $15.3 million from $9.1 million for the six months ended June 30, 1997. Capital expenditures for the years ended December 31, 1997, 1996 and 1995 were $27.2 million, $20.5 million and $8.1 million, respectively. Capital expenditures increased in 1997 and 1996 primarily due to investments in computer and laboratory equipment as well as leasehold improvements related to the expansion of the Company's facilities. Long-term investments in companies with which the Company has research and development alliances increased to $6.9 million for the six months ended June 30, 1998 from $5.0 million for the six months ended June 30, 1997, and such investments increased to $8.5 million for the year ended December 31, 1997 from $0.3 million for the year ended December 31, 1996. Net cash used by investing activities may in the future fluctuate significantly from period to period due to the timing of strategic equity investments, capital purchases, maturities/sales and purchases of marketable securities.

           Net cash provided by financing activities was $2.8 million for the six months ended June 30, 1998 compared to $4.3 million for the six months ended June 30, 1997. Net cash provided by financing activities was $94.8 million,

$1.5 million, and $32.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Net cash provided by financing activities in 1997 and 1995 was primarily due to proceeds from follow-on public stock offerings in August 1997 and November 1995, respectively, while net cash provided by financing activities in 1996 was due to issuances of common stock upon exercise of stock options.

           The Company expects its cash requirements to increase significantly in the remainder of 1998 and in 1999 as it invests in the business of Incyte Genetics; increases its investment in data-processing-related computer hardware in order to support its existing and new database products; continues to seek access to technologies through investments, research and development alliances, license agreements and/or acquisitions, and addresses its needs for larger facilities and/or improvements in existing facilities. The Company has entered into a multi-year lease with respect to a 95,000 square foot building being constructed adjacent to the Company's Palo Alto headquarters. The Company's share of tenant improvements is estimated to be between $10.0 million and $15.0 million, of which approximately $0.9 million has been expended through June 30, 1998. Given the current construction schedule, the Company does not expect to begin to incur significant expenses related to this facility until late 1998 or early 1999.

           Based upon its current plans, the Company believes that its existing resources and anticipated cash flow from operations will be adequate to satisfy its capital needs at least through the next twelve months. However, the Company may be unable to obtain additional collaborators or retain existing collaborators for the Company's databases, and its database products and services may not produce revenues which, together with the Company's cash, cash equivalents, and marketable securities, would be adequate to fund the Company's cash requirements. The Company's cash requirements depend on numerous factors, including the ability of the Company to attract and retain collaborators for its databases and products and services; expenditures in connection with alliances, license agreements and acquisitions of and investments in complementary technologies and businesses; competing technological and market developments; the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights; the purchase of additional capital equipment, including capital equipment necessary to ensure the Company's sequencing and microarray operations remain competitive; capital expenditures required to expand the Company's facilities; and costs associated with the integration of new operations assumed through mergers and acquisitions. Changes in the Company's research and development plans or other changes affecting the Company's operating expenses may result in changes in the timing and amount of expenditures of the Company's capital resources.

           The Company expects to continue to fund future operations with revenues from database products and services; with its current cash, cash equivalents, and marketable securities; and with respect to Incyte Genetics, subject to the approval of the Incyte Genetics Stock Proposal by stockholders and market and other conditions, from strategic equity investments from selected pharmaceutical companies and/or the public equity markets. Additional funding, if necessary, may not be available on favorable terms, if at all. If adequate funds are not available through strategic equity investments from pharmaceutical companies and/or the public markets, the Company may be required to curtail operations significantly or to obtain funds through entering into collaborative arrangements that may require the Company to relinquish rights to certain of its technologies, product candidates, products or potential markets.

Year 2000

           As a result of computer programs being written using two digits, rather than four, to represent year dates, the performance of the Company's computer systems and those of its suppliers and customers in the Year 2000 is uncertain. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other normal business activities.

           The Company is in the process of evaluating the Year 2000 readiness of the software products sold by the Company ("Products"), the information technology systems used in its operations ("IT Systems"), and its non-IT

Systems, such as building security, voice mail, and other systems. The Company currently anticipates that this project will consist of the following phases:
(i) identification of all Products, IT Systems, non-IT Systems; (ii) assessment of repair or replacement requirements; (iii) repair or replacement; (iv) testing; (v) implementation; and (vi) creation of contingency plans in the event of Year 2000 failures.

           The Company will initiate an assessment of all current versions of its Products and believes that this will be completed in the first half of 1999. Even so, whether a complete system or device in which a Product is embedded will operate correctly for an end-user depends in large part on the Year 2000 compliance of the system's other components, most of which are supplied by parties other than the Company. The supplier of the Company's current financial and accounting software has informed the Company that such software is Year 2000 compliant. The Company relies, both domestically and internationally, upon various vendors, government agencies, utility companies, telecommunications service companies, delivery service companies, and other service providers who are outside of the Company's control. There is no assurance that such parties will not suffer a Year 2000 business disruption, which could have a material adverse effect on the Company's financial condition and results of operations.

           To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. Most of its expenses have related to the opportunity cost of time spent by employees of the Company evaluating the financial and accounting software, its Products, and general year 2000 compliance matters. Absent a significant year 2000 compliance deficiency, management estimates that the cost to complete its year 2000 compliance programs will be between $1 million and $1.5 million, which will be expensed as incurred. The Company believes that available cash will be sufficient to cover the projected costs associated with these activities.

           The Company is focusing on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue [and is addressing the most critical applications first.] The Company intends to develop and implement, if necessary, appropriate contingency plans to mitigate to the extent possible the effects of any Year 2000 noncompliance. Although the full consequences are unknown, the failure of either the Company's critical systems or those of its material third parties to be Year 2000 compliant would result in the interruption of the Company's business, which could have a material adverse effect on the Company's business, financial condition and results of operations.

           See Annex I "--Factors That may Affect Results," for a discussion of certain factors that may affect the Company's financial condition and results of operations.

                          INCYTE PHARMACEUTICALS, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Report of Ernst & Young LLP, Independent Auditors..........................E-11

Consolidated Balance Sheets at December 31, 1996
   and 1997, and June 30, 1998 (unaudited).................................E-13

Consolidated Statements of Operations for the years
   ended December 31, 1995, 1996 and 1997 and the
   six month periods ended June 30, 1997 and 1998
   (unaudited).............................................................E-14

Consolidated Statements of Comprehensive Operations
   for the years ended December 31, 1995, 1996 and 1997
   and the six month periods ended June 30, 1997 and 1998
   (unaudited).............................................................E-15

Consolidated Statements of Stockholders' Equity for
      the years ended December 31, 1995, 1996 and 1997
      and the six month periods ended June 30, 1998
      (unaudited)..........................................................E-16

Consolidated Statements of Cash Flows for the years
      ended December 31, 1995, 1996 and 1997 and the
      six month periods ended June 30, 1997 and 1998
      (unaudited)..........................................................E-17

Notes to Consolidated Financial Statements.................................E-19

 REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders of Incyte Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets of Incyte Pharmaceuticals, Inc., as of December 31, 1996 and 1997, and the related consolidated statements of operations, consolidated statements of comprehensive operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Incyte Pharmaceuticals, Inc., at December 31, 1996 and 1997, and the consolidated results of its operations, and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                            /S/ERNST & YOUNG LLP


Palo Alto, California
January 12, 1998
except for "Principles of Consolidation" in Note 1 and paragraph 3 in Note 7 as to which the date is
January 22, 1998

                          INCYTE PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                    December 31,     December 31,      June 30,
                                                                        1996             1997            1998
                                                                       ------           ------          -----
ASSETS                                                                                               (unaudited)

Current assets:
      Cash and cash equivalents                                     $    9,616       $   55,598      $   32,944
      Restricted cash                                                        -            6,000           4,000
      Marketable securities - available-for-sale                        30,622           57,497          93,766
      Accounts receivable, net                                           2,126           19,983          10,970
      Prepaid expenses and other current assets                          2,825            3,836           5,516
                                                                    ----------       ----------      ----------
            Total current assets                                        45,189          142,914         147,196

Property and equipment, net                                             23,196           38,070          45,653
Long-term investments                                                      452           14,800          21,054
Deposits and other assets                                                  336            3,305           5,285
                                                                    ----------       ----------      ----------
            Total assets                                            $   69,173       $  199,089      $  219,188
                                                                    ==========       ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
      Accounts payable                                              $    4,780       $    5,791      $    3,527
      Accrued liabilities                                                  794            5,416           7,156
      Accrued compensation                                                 853            3,192           2,508
      Due to joint venture                                                   -            6,000           4,000
      Deferred revenue                                                  17,411           31,815          43,213
                                                                    ----------       ----------      ----------
            Total current liabilities                                   23,838           52,214          60,404

Non-current portion of accrued rent and other
      non-current liabilities                                              501            1,173             908
                                                                    ----------       ----------      ----------
            Total liabilities                                           24,339           53,387          61,312
                                                                    ----------       ----------      ----------

Stockholders' equity:
      Preferred stock, $0.001 par value; 5,000,000 shares                    -                -               -
         authorized; none issued and outstanding at December 31,
         1996 and 1997 and June 30, 1998
      Common stock, $0.001 par value; 75,000,000 shares                     22               26              27
         authorized; 22,389,802, 26,054,475, and 26,663,544
         shares issued and outstanding at December 31, 1996 and
         1997 and June 30, 1998, respectively
      Additional paid-in capital                                        81,922          175,749         182,403
      Deferred compensation                                                  -                -          (1,412)
      Receivable from stockholder                                            -                -             (49)
      Accumulated other comprehensive income (loss)                        (73)              56               7
      Accumulated deficit                                              (37,037)         (30,129)        (23,100)
                                                                    ----------       ----------      ----------
            Total stockholders' equity                                  44,834          145,702         157,876
                                                                    ----------       ----------      ----------
            Total liabilities and stockholders' equity              $   69,173       $  199,089      $  219,188
                                                                    ==========       ==========      ==========


                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)




                                                                    Year Ended                       Six Months Ended
                                                                   December 31,                           June 30,
                                                       ------------------------------------         --------------------
                                                        1995           1996           1997           1997          1998
                                                       ------         ------         ------         ------         -----
                                                                                                         (unaudited)
Revenues                                             $ 12,299       $ 41,895        $ 89,996       $ 39,423      $ 63,472

Costs and expenses:
  Research and development                             19,272         41,337          72,452         32,503        44,819
  Selling, general and administrative                   3,952          6,957          13,928          6,103        10,322
  Purchase of in-process research and
  development                                               -          3,165               -              -             -
  Acquisition-related charges                               -              -               -              -         1,171
                                                    ---------     ----------       ---------       --------      --------
Total costs and expenses                               23,224         51,459          86,380         38,606        56,312

Income (loss) from operations                         (10,925)        (9,564)          3,616            817         7,160

Interest income                                         1,186          2,538           4,326          1,138         3,718
Interest and other expense                               (198)          (250)           (186)           (69)          (37)
Losses from joint venture                                   -              -            (300)             -          (640)
                                                   ----------     ----------       ---------       --------      --------
Income (loss) before income taxes                      (9,937)        (7,276)          7,456          1,886        10,201

Provision for income taxes                                  -              -             548            158         1,428
                                                   ----------     ----------       ---------       --------      --------

Net income (loss)                                    $ (9,937)     $  (7,276)      $   6,908       $  1,728      $  8,773
                                                    =========      =========       =========       ========      ========



Basic net income (loss) per share                    $  (0.53)     $   (0.32)      $    0.28       $   0.07      $   0.33
                                                    =========      =========       =========       ========      ========
Shares used in computing
  basic net income (loss) per share                    18,819         22,398          24,300         23,059        26,504
                                                    =========      =========       =========       ========      ========



Diluted net income (loss) per share                 $   (0.53)     $   (0.32)      $    0.26       $   0.07      $   0.30
                                                     ========      =========       =========       ========      ========
Shares used in computing
  diluted net income (loss) per share                 18,819          22,398          26,498         25,228        28,792
                                                    =========      =========       =========       ========      ========



Incyte General Pro Forma Net Income (Loss) Per Share (See Note 1 of the Consolidated Financial Statements)

Incyte General net income (loss)                       (9,937)        (7,488)          8,554          2,339         9,573
                                                    =========      =========       =========       ========      ========

Basic net income (loss) per share                   $   (0.53)    $     0.33)      $   (0.32)      $  (0.10)     $  (0.36)
                                                    =========      =========       =========       ========      ========
Number of shares used in computation of
  diluted net income (loss) per share                  18,819         22,398          26,498         25,228        28,792
                                                    =========       =========      =========       ========      ========

Incyte Genetics Pro Forma Net Income (Loss) Per Share (See Note 1 of the Consolidated Financial Statements)

Incyte Genetics net income (loss)                                 $     212       $   (1,646)      $   (611)     $   (800)
                                                                                                                 =========
Basic and diluted net income (loss) per share                     $    0.02       $    (0.14)      $  (0.05)     $  (0.07)
                                                                                                                 =========
Number of shares used in computation of basic                        12,000           12,000         12,000         12,000
                                                                   ========       ==========        =======      =========
and diluted net income (loss) per share


                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
               CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
                                 (in thousands)



                                                                 Year Ended                 Six Months Ended
                                                                December 31,                    June 30,
                                                               --------------                  ---------
                                                       1995        1996         1997        1997        1998
                                                      ------      ------       ------      ------       -----
                                                                                              (unaudited)
Net income (loss)                                    (9,937)      (7,276)       6,908       1,728       8,773

Other comprehensive income (loss), net of taxes
     Unrealized gains (losses) on securities             11         (106)         127          43         (49)
     Foreign currency translation
           adjustments                                 --           --              2        --          --
Other comprehensive income (loss)                        11         (106)         129          43         (49)
Comprehensive income (loss)                         $(9,926)     $(7,382)     $ 7,037     $ 1,771     $ 8,724
                                                    =======      =======      =======     =======     =======



                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
               AND THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)
                             (dollars in thousands)



                                                                               Common
                                              Common       Additional        Stock To be     Deferred
                                               Stock     Paid-in Capital       Issued      Compensation
                                              -------   -----------------     --------     ------------

Balances at January 1, 1995                 $      16      $  44,485          $     --     $    (355)

Issuance of 57,630 shares of                       --             88                --            --
  Common Stock upon  exercise of
  stock options
Issuance of 1,246,000 shares of                     1              1                --            --
  Common Stock
Issuance of 3,674,000 shares of                     4         32,667                --            --
  Common Stock, net of expenses
  and underwriters' fees of $2,232
Cash received for common stock                     --             --               100            --
  subscription
Amortization of deferred                           --             --                --           326
  compensation
Net change in unrealized gains                     --             --                --            --
  (losses) on marketable securities
Net loss                                           --             --                --            --
Balances at December 31, 1995                      21         77,241               100           (29)

Issuance of 457,296 shares of                       1          1,581                --            --
  Common Stock upon exercise of
  stock options and 299,398 shares
  upon exercise of warrant
Issuance of 249,200 common                         --            100              (100)           --
  stock previously subscribed
Issuance of 146,342 shares of                      --          3,000                --            --
  Common Stock in exchange for
  Combion, Inc.
Amortization of deferred                           --             --                --            29
  compensation
Net change in unrealized gains                     --             --                --            --
  (losses) on marketable securities
Net loss                                           --             --                --            --
Balances at December 31, 1996                      22         81,922                --            --

Issuance of 2,755,426 shares of                     3         87,239                --            --
  Common Stock, net of expenses
  and underwriters' fees of $5,065
Issuance of 462,434 shares of                       1          3,559                --            --
  Common Stock, net of expenses
  of $41
Issuance of 431,879 shares of                      --          3,029                --            --
  Common Stock upon exercise of
  stock options and 14,934 shares
  upon exercise of warrant
Net change in unrealized gains                     --             --                --            --
  (losses) on marketable Securities
Net change in cumulative                           --             --                --            --
  translation adjustment
Net income                                         --             --                --            --
Balances at December 31, 1997                      26        175,749                --            --

Issuance of 245,752 Shares of                       1          2,922                --         2,923
Common Stock upon exercise of
stock options and 15,920 shares
issued under ESPP (unaudited)
Adjustment to conform fiscal                      --           3,732                --        (1,658)
  year of  pooled entity - Synteni
  (including issuance of 337,271
  shares of Common Stock)
  (unaudited)
Amortization of deferred                          246            246
  compensation
Net change in unrealized gains                     --            (49)               (49)
  (losses) on marketable securities
  (unaudited)
Net income (unaudited)                             --          8,773              8,773
Balances at June 30, 1998                   $      27      $ 182,403          $      --    $  (1,412)
                                            =========      =========          =========    =========


                                           Receivable        Accumulated                           Total
                                              From       Other Comprehensive    Accumulated    Stockholders'
                                           Stockholder          Income            Deficit          Equity
                                           -----------         --------          ---------        -------


Balances at January 1, 1995                 $    --            $      22         $ (19,824)      $  24,344

Issuance of 57,630 shares of                     --                 --                --                88
  Common Stock upon  exercise of
  stock options
Issuance of 1,246,000 shares of                  --                 --                --                 2
  Common Stock
Issuance of 3,674,000 shares of                  --                 --                --            32,671
  Common Stock, net of expenses
  and underwriters' fees of $2,232
Cash received for common stock                   --                 --                --               100
  subscription
Amortization of deferred                         --                 --                --               326
  compensation
Net change in unrealized gains                   --                   11              --                11
  (losses) on marketable securities
Net loss                                         --               (9,937)           (9,937)
Balances at December 31, 1995                    --                   33           (29,761)         47,605

Issuance of 457,296 shares of                    --                 --                --             1,582
  Common Stock upon exercise of
  stock options and 299,398 shares
  upon exercise of warrant
Issuance of 249,200 common                       --                 --                --              --
  stock previously subscribed
Issuance of 146,342 shares of                    --                 --                --             3,000
  Common Stock in exchange for
  Combion, Inc.
Amortization of deferred                         --                 --                --                29
  compensation
Net change in unrealized gains                   --                 (106)             --              (106)
  (losses) on marketable securities
Net loss                                         --                 --              (7,276)         (7,276)
Balances at December 31, 1996                    --                  (73)          (37,037)         44,834

Issuance of 2,755,426 shares of                  --                 --                --            87,242
  Common Stock, net of expenses
  and underwriters' fees of $5,065
Issuance of 462,434 shares of                    --                 --                --             3,560
  Common Stock, net of expenses
  of $41
Issuance of 431,879 shares of                    --                 --                --             3,029
  Common Stock upon exercise of
  stock options and 14,934 shares
  upon exercise of warrant
Net change in unrealized gains                   --                  127              --               127
  (losses) on marketable Securities
Net change in cumulative                         --                    2              --                 2
  translation adjustment
Net income                                       --                 --               6,908           6,908
Balances at December 31, 1997                    --                   56           (30,129)        145,702

Issuance of 245,752 Shares of
Common Stock upon exercise of
stock options and 15,920 shares
issued under ESPP (unaudited)
Adjustment to conform fiscal                      (49)            (1,744)              281
  year of  pooled entity - Synteni
  (including issuance of 337,271
  shares of Common Stock)
  (unaudited)
Amortization of deferred
  compensation
Net change in unrealized gains
  (losses) on marketable securities
  (unaudited)
Net income (unaudited)
Balances at June 30, 1998                   $     (49)         $       7         $ (23,100)      $ 157,876
                                            =========          =========         =========       =========
(unaudited)

                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                     Year Ended                 Six Months Ended
                                                                    December 31,                    June 30,
                                                         -------------------------------      ---------------------
                                                          1995         1996        1997         1997          1998
                                                         ------       ------      ------       ------        ------
                                                                                                    (unaudited)
Cash flows from operating activities:
  Net income (loss)                                    $ (9,937)    $ (7,276)    $  6,908     $  1,728     $  8,773
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
       activities:
    Depreciation and amortization                         2,771        6,529       10,633        4,592        7,489
    Expense for abandoned equipment                         124         --           --
    Noncash portion of purchase of in-process              --          3,000         --           --           --
       research and development
    Losses from joint venture                              --           --            300         --            640
    Amortization of deferred compensation                  --           --           --           --            246
    Adjustment to conform fiscal year of                   --           --           --           --            278
       pooled entity
    Changes in certain assets and liabilities:
       Accounts receivable                               (7,439)       5,174      (18,451)      (1,497)       9,233
       Prepaid expenses and other assets                   (585)      (2,074)      (3,495)      (1,077)      (3,723)
       Accounts payable                                     766        2,430        1,028         (963)      (2,078)
       Accrued and other liabilities                      4,498       10,143       14,404        3,074           77
       Deferred revenue                                   1,015          601        6,660        6,178       12,159
                                                       --------     --------     --------     --------     --------
Net cash provided by (used in) operating activities      (8,787)      18,527       17,987       12,035       33,094
                                                       --------     --------     --------     --------     --------

Cash flows from investing activities:
  Capital expenditures                                   (8,122)     (20,453)     (27,225)      (9,136)     (15,325)
  Long-term investments                                    --           (313)      (8,537)      (5,000)      (6,894)
  Transfer to restricted cash                              --           --         (6,000)
  Proceeds from sale of assets leased back under           --           --          1,696        1,528         --
    operating leases
  Purchases of marketable securities                    (74,037)     (16,526)     (53,464)      (4,511)     (60,171)
  Sales and maturities of marketable securities          61,722       16,336       26,740        8,539       23,854
                                                       --------     --------     --------     --------     --------
Net cash used in investing activities                   (20,437)     (20,956)     (66,790)      (8,580)     (58,536)
                                                       --------     --------     --------     --------     --------

Cash flows from financing activities:
  Proceeds from issuance of common stock                 32,862        1,582       93,831        4,322        2,923
  Proceeds from capital leases and notes payable             69         --          1,000         --           --
  Principal payments on capital lease                       (72)        (121)         (46)         (53)        (135)
    obligations and notes payable                      --------     --------     --------     --------     --------

Net cash provided by financing activities                32,859        1,461       94,785        4,269        2,788
                                                       --------     --------     --------     --------     --------

Net increase (decrease) in cash and cash                  3,635         (968)      45,982        7,724      (22,654)
  equivalents
Cash and cash equivalents at beginning of period          6,949       10,584        9,616        9,616       55,598
                                                       --------     --------     --------     --------     --------
Cash and cash equivalents at end of period             $ 10,584     $  9,616     $ 55,598     $ 17,340     $ 32,944
                                                       ========     ========     ========     ========     ========

                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
                                 (in thousands)



                                                                  Year Ended                            Six Months Ended
                                                                 December 31,                               June 30,
                                                   ---------------------------------------           --------------------
Supplemental schedule of cash flow
    information:                                    1995             1996            1997             1997          1998
                                                   ------           ------          ------           ------        ------
                                                                                                          (unaudited)
Interest paid                                  $          45    $          17    $          16    $        14    $       43
                                               =============    =============    =============    ===========    ==========
Income taxes paid                              $        --      $        --      $         252    $        70    $      340
                                               =============    =============    =============    ===========    ==========


Supplemental Schedule of Noncash Investing
  and Financing Activities
Property and equipment acquired pursuant to
  capital lease obligations                    $          69    $        --      $        --      $      --      $     --
                                               =============    =============    =============    ===========    ==========
Long-term investment acquired pursuant to
  obligation to distribute restricted cash     $        --      $        --      $       6,000    $      --      $     --
                                               =============    =============    =============    ===========    ==========






























                             See accompanying notes

                          INCYTE PHARMACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)


Note 1.    Organization and Summary of Significant Accounting Policies

Organization and Business. Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company") was incorporated in Delaware in April 1991. The Company designs, develops, and markets genomic information-based tools including database products, genomic data management software tools, microarray-based gene expression services, genomic reagents and related services. The Company consists of two divisions, the Incyte General division ("Incyte General") and the Incyte Genetics division ("Incyte Genetics"). Incyte General focuses on information that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs including the identification of new disease targets and novel disease pathways, and the evaluation of the safety and efficacy of new drugs. Incyte Genetics focuses on products and services to assist pharmaceutical companies in the identification and analysis of a type of genetic variation called single nucleotide polymorphisms ("SNPs"), believed to correlate to a patients' disease prognosis and drug response.

Principles of Consolidation. The consolidated financial statements include the accounts of Incyte Pharmaceuticals, Inc., and its wholly owned subsidiaries. All material intercompany accounts, transactions, and profits have been eliminated in consolidation.

In September 1998, the Company completed the acquisition of Hexagen Limited ("Hexagen"), a privately held company based in Cambridge, England. The transaction will be accounted for as a purchase. The Company issued 976,130 shares of the Company's common stock (the "Existing Common Stock") and $5.0 million in cash in exchange for all of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options, which if fully vested and exercised, would amount to 125,909 shares of Existing Common Stock (unaudited). The assets, liabilities and the results of operations of Hexagen as well as the amortization of the goodwill generated by the acquisition will be allocated in their entirety to Incyte Genetics.

In January 1998, the Company issued shares of the Existing Common Stock in exchange for all of the capital stock of Synteni, Inc. ("Synteni"), a privately held microarray-based genomics company in Fremont, California. Synteni is developing and commercializing technology for generating microarrays and related software and services. The merger has been accounted for as a pooling of interests and, accordingly, the Company's financial statements and financial data for all periods have been retroactively restated to include the accounts and operations of Synteni since inception. Synteni's fiscal year ends on September 30. Synteni's results of operations for the period from October 1, 1997 to December 31, 1997 were recorded directly in retained earnings in the first quarter of fiscal 1998.

In July 1996, the Company issued shares of Existing Common Stock in exchange for all of the outstanding shares of Genome Systems, Inc. ("Genome Systems"). The transaction has been accounted for as a pooling of interests, and the consolidated financial statements discussed herein and all historical financial information have been restated to reflect the combined operations of both companies.

In August 1996, the Company acquired Combion, Inc. ("Combion") for shares of Existing Common Stock. The acquisition of Combion has been accounted for as a purchase, and the consolidated financial statements discussed herein reflect the inclusion of the results of Combion from the date of acquisition, August 15, 1996.

See Note 7 Consolidated Financial Statements.

Unaudited Interim Financial Information. The consolidated balance sheet as of June 30, 1998, statements of operations, statements of comprehensive operations and the statements of cash flows for the six months ended June

30, 1997 and 1998 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Reclassifications. Certain reclassifications were made to prior periods' balances to conform with the 1998 presentation.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation. The financial statements of subsidiaries outside the United States are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments are included in accumulated other comprehensive income (loss), a separate component of stockholders' equity. Income and expense items are translated at average monthly rates of exchange.

Concentrations of Credit Risk. Cash, cash equivalents, and short-term investments and trade receivables are financial instruments which potentially subject the Company to concentrations of credit risk. The estimated fair value of financial instruments approximates the carrying value based on available market information. The Company primarily invests its excess available funds in notes and bills issued by the U.S. government and its agencies and corporate debt securities and, by policy, limits the amount of credit exposure to any one issuer and to any one type of investment, other than securities issued or guaranteed by the U.S. government. The Company's customers are pharmaceutical, biotechnology and agricultural companies which are typically located in the United States and Europe. The Company has not experienced any credit losses to date and does not require collateral on receivables.

Segment Information. Export revenue for the years ended December 31, 1995, 1996 and 1997 and the six month periods ended June 30, 1997 and 1998 were $1,525,000, $9,743,000, $25,694,000, $9,445,000 and $16,639,000, respectively.

Cash and Cash Equivalents. Cash and cash equivalents are held in U.S. banks or in custodial accounts with U.S. banks. Cash equivalents are defined as all liquid investments with maturity from date of purchase of 90 days or less that are readily convertible into cash and have insignificant interest rate risk. All other investments are reported as marketable securities - available-for-sale.

Restricted Cash. Restricted cash consists of cash held in an escrow account which will be disbursed to the Company's joint venture, diaDexus, LLC ("diaDexus"), as needed in accordance with the joint venture agreement. In July 1998, all remaining amounts were disbursed to diaDexus. See Joint Venture and
Note 8 to the Consolidated Financial Statements.

Marketable Securities Available-for-Sale. All marketable securities are classified as available-for-sale. Available-for- sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretions of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary for available-for-sale securities are included in interest and other expense.

The following is a summary of the Company's investment portfolio, including cash equivalents of $398,000, $40,064,000 and $10,150,000 as of December 31, 1996 and
1997 and June 30, 1998, respectively.

                                                                                                  Net
                                                                                               Unrealized    Estimated
                                                                               Amortized         Gains         Fair
                                                                                 Cost           (Losses)       Value
                                                                                 ----           --------       -----
                                                                                             (in thousands)
December 31, 1996
U.S. Treasury notes and other U.S. government and agency securities         $       30,695    $       (73)  $   30,622
Corporate debt securities                                                              398              -          398
                                                                            --------------    -----------    ---------
                                                                            $        1,093    $       (73)    $ 31,020
                                                                            ==============    ===========     ========

December 31, 1997
U.S. Treasury notes and other U.S. government and agency securities         $       53,951    $        47   $   53,998
Corporate debt securities                                                           30,543              -       30,543
Floating rate notes                                                                 13,013              7       13,020
                                                                            --------------    -----------   ----------
                                                                            $       97,507    $        54   $   97,561
                                                                            ==============    ===========   ==========

June 30, 1998 (Unaudited)
U.S. Treasury notes and other U.S. government and agency securities         $       85,701    $         5   $   85,706
Corporate debt securities                                                           10,150              -       10,150
Floating rate notes                                                                  8,003              -        8,003
                                                                            --------------    -----------   ----------
                                                                            $      103,854    $         5   $  103,859
                                                                            ==============    ===========   ==========


At December 31, 1996 and 1997, all of the Company's investments are classified as short-term, as the Company has classified its investments as available for sale and may not hold its investments until maturity in order to take advantage of market conditions. Of the marketable securities held at December 31, 1997, $78,530,000 had maturities under a year and $19,031,000 had maturities over a year, but less than two years. Unrealized gains were not material and have therefore been netted against unrealized losses. Realized gains and losses from sales and maturities of marketable securities have not been material to date.

Accounts Receivable. Accounts receivable at December 31, 1996 and 1997 and June 30, 1998 included an allowance for doubtful accounts of $0, $225,000 and $300,000, respectively.

Property and Equipment. Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the respective assets (generally two to five years). Leasehold improvements are amortized over the shorter of the estimated useful life of the assets or lease term. Property and equipment consists of the following (in thousands):


                                                       December 31,               June 30
                                                     --------------              ---------
                                               1996                1997             1998
                                              ------              ------           ------
                                                                                 (unaudited)
Office equipment                          $        1,018     $        2,588     $        2,850
Laboratory equipment                              13,182             18,939             20,477
Computer equipment                                 9,990             22,168             32,035
Leasehold improvements                             8,702             14,495             17,667
                                          --------------     --------------     --------------
                                                  32,892             58,190             73,029
Less accumulated depreciation and
amortization                                       9,696             20,120             27,375
                                          --------------     --------------     --------------

                                          $       23,196     $       38,070     $       45,653
                                          ==============     ==============     ==============


Depreciation, expense, including depreciation expense of assets under capital leases, was $2,175,000, $5,298,000, $8,758,000, $3,755,000 and $5,971,000 for
the years ended December 31, 1995, 1996, and 1997 and the six months ended June 30, 1997 and 1998, respectively. Amortization of leasehold improvements was $266,000, $1,061,000, $2,260,000, $837,000 and $1,518,000 for the years ended
December 31, 1995, 1996 and 1997, and the six months ended June 30, 1997 and 1998, respectively.

Certain laboratory and computer equipment used by the Company could be subject to technological obsolescence in the event that significant advancement is made in competing or developing equipment technologies. Management continually reviews the estimated useful lives of technologically sensitive equipment and believes that those estimates appropriately reflect the current useful life of its assets. In the event that a currently unknown significantly advanced technology became commercially available, the Company would re-evaluate the value and estimated useful lives of its existing equipment, possibly having a material impact on the financial statements.

Long-Term Investments. The Company has made equity investments in a number of companies whose businesses may be complementary to the Company's business. All investments, except diaDexus which is accounted for under the equity method (see Joint Venture and Note 8 to the Consolidated Financial Statements)), are carried at cost which approximates the fair market value. The Company evaluates its long-term investments for impairment on a quarterly basis.

Software Costs. In accordance with the provisions of Financial Accounting Standards Board Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company has capitalized software development costs incurred in developing certain products once technological feasibility of the products has been determined. Capitalized software costs are amortized over three years.

Revenue Recognition. The Company recognizes revenue for database agreements evenly over the term of the agreement. Revenue is deferred for fees received before earned. Revenues from custom orders, such as satellite databases, are recognized upon shipment. Revenues from reagents and genomic screening products are recognized when shipped, and revenues from genomic screening services are recognized upon completion. Revenue from gene expression microarray services is recognized at the completion of key stages in the performance of the service, in proportion to costs incurred.

Stock-Based Compensation. The Company accounts for stock option grants to employees in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The Company recognizes compensation expense equal to the difference, if any, between the exercise price of the option and the fair market value of the stock at the date of grant.

Advertising Costs. All costs associated with advertising products are expensed in the year incurred. Advertising expense for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998 were $324,000, $573,000, $772,000, $336,000 and $585,000, respectively.

Joint Venture. In September 1997, the Company formed a joint venture, diaDexus, LLC, ("diaDexus") with SmithKline Beecham Corporation ("SB"), which will utilize genomic and bioinformatic technologies in the discovery and commercialization of molecular diagnostics. The Company and SB each hold a 50 percent equity interest in diaDexus and the Company accounts for the investment under the equity method.

See Note 8 to Consolidated Financial Statements.

Net Income (Loss) Per Share. On December 31, 1997, the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 128, Earnings per Share, which requires the Company to change the method used to compute earnings per share and to restate all prior periods. The following table sets forth the computation of basic and diluted net income (loss) per share (in thousands, except per share data):


                                                               Year Ended                 Six Months Ended
                                                              December 31,                    June 30,
                                                  -----------------------------------     -----------------
                                                   1995           1996          1997       1997       1998
                                                  ------         ------        ------     ------     ------
                                                                                              (unaudited)
Numerator:
  Net income (loss)                            $    (9,937)    $   (7,276)    $ 6,908    $ 1,728    $ 8,773
                                               ===========     ==========     =======    =======    =======

Denominator:
  Denominator for basic net income (loss)
    per share - weighted-average shares             18,819         22,398      24,300     23,059     26,504

  Dilutive potential common shares-
    Stock options                                     --             --         2,198      2,169      2,288
                                               -----------     ----------     -------    -------    -------

  Denominator for diluted net income (loss)
    per share                                       18,819         22,398      26,498     25,228     28,792
                                               ===========     ==========     =======    =======    =======

Basic net income (loss) per share              $     (0.53)    $    (0.32)    $  0.28    $  0.07    $  0.33
                                               ===========     ==========     =======    =======    =======

Diluted net income (loss) per share            $     (0.53)    $    (0.32)    $  0.26    $  0.07    $  0.30
                                               ===========     ==========     =======    =======    =======


In October 1997, the Company's Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend paid on November 7, 1997 to holders of record on October 17, 1997. All share and per share data have been adjusted retroactively to reflect the split.

Options and warrants to purchase 3,100,000 and 3,194,000 shares of Existing Common Stock were outstanding at December 31, 1995 and 1996, respectively, but were not included in the computation of diluted loss per share, as their effect was antidilutive.

Pro Forma net income (loss) per share (unaudited). The Incyte Genetics and Incyte General pro forma net income (loss) per share are computed assuming the Incyte Genetics Stock Proposal is approved by the Company's stockholders. Incyte General pro forma net income (loss) per share gives effect to the redesignation of all Existing Common Stock as Incyte General Stock on a one-for-one basis. Incyte Genetics' pro forma net income (loss) per share assumes 12,000,000 shares of

Incyte Genetics Stock are outstanding for all periods, as if the Incyte Genetics Distribution had occurred on July 1, 1996.

Note 2. Database Agreements

As of December 31, 1997 the Company had entered into database agreements with nineteen pharmaceutical, biotechnology and agricultural companies (twenty-one as of June 30, 1998). Each subscriber has agreed to pay, during the term of the agreement, annual fees to receive non-exclusive access to selected modules of the Company's databases. In addition, if a company develops certain products utilizing the Company's technology and proprietary database information, potential milestone and royalty payments could be received by the Company. If these agreements are not renewed and if the Company cannot sign a sufficient number of new database agreements, the loss of revenue could have a material adverse effect on the Company's business and operating results. Certain companies also have satellite database agreements, whereby the Company provides custom sequencing services, which are billed for separately. Satellite database services are provided to the customer on an exclusive basis for a negotiated period of time. None of the companies individually contributed more than 10% of the Company's total revenues in the year ended December 31, 1997 or the six months ended June 30, 1997 and 1998. Over 90% of the total revenues in 1996 were derived from ten companies, three of which individually contributed more than 10% of the total, or approximately 37% in the aggregate. In 1995, the majority of the total revenues were derived from five collaborators, including three of which contributed more than 10% individually, or approximately 71% in the aggregate.

In addition to the database agreements, the Company has entered into a number of research and development alliances with companies and research institutions. These agreements provide for the funding of research activities by the Company and the possible payment of milestones, license fees, and, in some cases, royalties.


Note 3.  Commitments

At December 31, 1997, the Company had signed noncancelable operating leases on multiple facilities, including facilities in Palo Alto and Fremont, California and St. Louis, Missouri. The leases expire on various dates ranging from March 1998 to January 2006. Rent expense for the years ended December 31, 1995, 1996, and 1997 and the six month periods ended June 30, 1997 and 1998 was approximately $1,251,000, $1,675,000, $3,490,000, $1,324,000 and $2,554,000,
respectively.

The Company had laboratory and office equipment with a cost of approximately $370,000, $189,000 and $65,000 at December 31, 1996 and 1997 and June 30, 1998,
respectively, and related accumulated amortization of approximately $268,000, $136,000 and $16,000 at December 31, 1996 and 1997, and June 30, 1998,
respectively, under capital leases.
These leases are secured by the equipment leased thereunder.

At December 31, 1997, future noncancelable minimum payments under the operating and capital leases and notes payable were as follows:

                                                           Capital Leases
                                        Operating               and
                                         Leases            Notes Payable
                                    ----------------       --------------
                                                 (In thousands)
Year ended December 31,
   1998                            $           5,517       $         48
   1999                                        4,381                 38
   2000                                        3,902                 19
   2001                                        3,426                 --
   2002 and thereafter                         4,592                 --
                                   ------------------      ------------
Total minimum lease payments       $          21,818                105
                                   ==================

Less amount representing interest                                     6
                                                           ------------
Present value of minimum lease payments                              99
Less current portion                                                 46
                                                           ------------
Noncurrent portion                                         $         53
                                                           ============

In July 1997, Synteni obtained $1,000,000 in debt financing secured by the Company's property and equipment. The loan is repayable in 48 equal monthly installments commencing on September 1, 1997 and carries an annual interest rate of 9%. In connection with the financing, the Company issued a warrant to purchase 2,569 shares of common stock, exercisable for a period of seven years from the date of issue at an exercise price of $7.79 per share. Using the Black-Scholes model to determine the fair market value of the warrant, management has determined that such fair value is nominal.

In July 1997, the Company entered into a multi-year lease with respect to a 95,000 square foot building to be constructed adjacent to the Company's Palo Alto headquarters. The term of the lease is twelve years at an approximate annual rent of $3.4 million. The Company's share of tenant improvements is estimated to be between $10.0 million and $15.0 million, of which approximately $0.9 million has been expended through June 30, 1998. Given the current construction schedule, the Company does not expect to begin to incur significant expenses related to this facility until late 1998 or early 1999.

The Company has entered into a number of research and development alliances with companies and research institutions. As part of a collaborative agreement with Oxford Glyco Sciences plc, relating to the joint development of a proteomics database, Incyte has agreed to reimburse up to $5.0 million in 1999 if revenues are not sufficient to offset expenses or services rendered. The Company's commitments under any other of these agreements do not represent a significant expenditure in relation to the Company's total research and development expense. See Note 2 to Consolidated Financial Statements.

Note 4.  Stockholders' Equity

Common Stock. At December 31, 1997, the Company had reserved a total of 4,644,823 shares of its Existing Common Stock for issuance upon exercise of outstanding stock options described below. In October 1997, the Company's Board of Directors authorized a two-for-one stock split effected in the form of a stock dividend paid on November 7, 1997 to holders of record on October 17, 1997. All share and per share data have been adjusted retroactively to reflect the split.

On May 21, 1997, the Company's stockholders approved an increase in the number of shares authorized for issuance from 20,000,000 to 75,000,000.

Sales of Stock. In November 1995, the Company completed a follow-on public offering and issued 3,674,000 shares of Existing Common Stock, including 274,000 shares issued in December, 1995 upon partial exercise of the underwriters' over-allotment option, at $9.50 per share before deducting the underwriting discount and offering expenses. In August 1997, the Company completed another follow-on public offering and issued 2,755,426 shares of Existing Common Stock, at $33.50 per share. Net proceeds from this offering were approximately $87.2 million after deducting the underwriting discount and offering expenses.

Stock Compensation Plans. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock compensation plans. The Company records stock compensation expense for the difference between the exercise price and the fair market value, if any, over the vesting period of the option. Had compensation cost for the Company's two stock-based compensation plans been determined consistent with FASB Statement No. 123, the Company's pro forma net loss in the years ended December 31, 1996 and 1997 and six months ended June 30, 1997 would have been approximately $11.0 million, $0.5 million and $1.7 million, respectively. For the six months ended June 30, 1998, the Company would have reported pro forma net income of $3.4 million. Both the Company's pro forma basic and diluted loss per share for the years ended December 31, 1996 and 1997 and six months ended June 30, 1997 would have been $0.49 per share, $0.02 per share and $0.07 per share, respectively, and for the six months ended June 30, 1998, pro forma basic and diluted net income per share would have been $0.13 and $0.12 per share, respectively. The weighted average fair value of the options granted during the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and 1998 are estimated at $9.44, $14.66, $12.58, and $20.52 per share, on the date of grant, using the Black-Scholes multiple-option pricing model with the following assumptions: dividend yield 0%, 0%, 0%, and 0%, volatility of 55%, 56%, 56% and 56% risk-free interest rate with an average of 6.10%, 6.05%, 6.35%, and 5.52% and an average expected life of 3.25, 3.37, 3.40, and 3.78 years, respectively. The fair value of the employees' purchase rights under the Employee Stock Purchase Plan during the year ended December 31, 1997 and the six months ended June 30, 1998 is estimated at $11.86 and $13.66, on the date of grant, using the Black- Scholes multiple-option pricing model with the following assumptions: dividend yield 0% and 0%, volatility of 56% and 56%, risk free interest rate of 5.64% and 5.44%, and an expected life of 9 months, respectively.

The effects on pro forma disclosures of applying FASB 123 are not likely to be representative of the effects on pro forma disclosures of future years. As FASB 123 is only applicable to options granted after December 31, 1994, the pro forma effect will not be fully reflected until 1998. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility and option life. Because the Company's employee stock options have characteristics significantly different from those of traded options, because changes in the subjective input assumptions can materially affect the fair value estimate, and because the Company has a relatively limited history with option behavior, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Summaries of stock option activity for the Company's three fixed stock option plans as of December 31, 1995, 1996 and 1997, and related information for the years ended December 31 are included in the plan descriptions below.

1991 Stock Plan. In November 1991, the Board of Directors adopted the 1991 Stock Plan, which was amended and restated in 1992, 1995, 1996 and 1997 for issuance of Existing Common Stock to employees, consultants, and scientific advisors. Options issued under the plan shall, at the discretion of the compensation committee of the Board of Directors, be either incentive stock options or nonstatutory stock options. The exercise prices of incentive stock options granted under the plan are not less than the fair market value on the date of the grant, as determined by the Board of Directors. The exercise prices of nonstatutory stock options granted under the plan are not less than 85% of the fair market value on the date of the grant, as determined by the Board of Directors. Options generally vest over approximately four years, pursuant to a formula determined by the Company's Board of Directors, and expire after ten years. On May 21, 1997, the Company's stockholders approved an increase in the number of shares of Existing Common Stock reserved for issuance under the plan from 4,000,000 to 4,800,000. On June 15, 1998, the Company's stockholders approved an increase in the number of shares of Existing Common Stock reserved for issuance under the plan from 4,800,000 to 6,300,000.

1996 Synteni Stock Plan. In December 1996, Synteni's board of directors approved and adopted the 1996 Equity Incentive Plan ("Synteni Plan"). Under the Synteni Plan, Synteni could grant incentive stock options, nonstatutory stock options, stock bonuses or restricted stock purchase rights to purchase the aggregate equivalent of 436,100 shares of Existing Common Stock. Incentive stock options could be granted to employees and nonstatutory options and rights to purchase restricted stock may be granted to employees, directors or consultants at exercise prices of no less than 100% and 85%, respectively, of the fair value of the common stock on the grant date, as determined by the board of directors. Options could be granted with different vesting terms from time to time and options expire no more than 10 years after the date of grant. All outstanding options at the time of the merger with Incyte were converted to options to purchase Incyte Common Stock, and the Synteni Plan was terminated.

Activity under the combined plan was as follows:


                                                   Shares Subject To
                                                  Outstanding Options
                                        ---------------------------------------
                                                                      Weighted
                                              Shares                  Average
                                            Available                 Exercise
                                            For Grant      Shares      Price
                                        ------------   ----------   -----------
Balance at January 1, 1995                   217,664    1,303,416    $  3.86
Additional authorization                   1,600,000            -
Options granted                          (1,246,800)    1,246,800       9.14
Options exercised                                  -     (57,630)       1.53
Options canceled                              19,918     (19,918)       6.51
                                       -------------  ----------   ---------
Balance at December 31, 1995                 590,782    2,472,668       6.56
Additional authorization                     800,000            -          -
Options granted                          (1,052,300)    1,052,300      19.75
Options exercised                                  -    (446,556)       3.54
Options canceled                             140,326    (140,326)       8.38
                                        ------------   ---------   ---------
Balance at December 31, 1996                 478,808    2,938,086      11.63
Additional authorization                     800,000            -          -
Shares authorized under Synteni Plan         436,100            -          -
Options granted                          (1,159,508)    1,159,508      25.56
Options exercised                                  -    (408,171)       7.27
Options canceled                             109,398    (109,398)      19.27
                                        ------------   ---------   ---------
Balance at December 31, 1997                 664,798    3,580,025      16.46
Additional authorization (unaudited)       1,500,000            -          -
Options granted (unaudited)                (350,087)      350,087      33.56
Options exercised (unaudited)                      -    (254,474)       9.05
Options canceled (unaudited)                  69,900     (69,900)      18.28
Termination of Synteni Plan (unaudited)     (88,280)            -          -
                                        ------------   ----------- ---------
Balance at June 30, 1998 (unaudited)       1,796,331    3,605,738   $  18.61
                                         ===========    =========  =========


Stock options issued by Synteni to purchase 89,587 Incyte equivalent common shares at a weighted average exercise price of $1.49, and options to purchase 8,722 Incyte equivalent common shares exercised in the period from October 1, 1997 to December 31, 1997 were included in the 1998 activity under the Synteni Plan. The Company recorded $1,658,000 of deferred compensation related to these options, which will be amortized over the vesting period of the options.

Options to purchase a total of 2,914,596, 2,181,814 and 2,346,532 shares at December 31, 1996 and 1997, and June 30, 1998, respectively, were exercisable. Of the options exercisable, 803,004, 1,233,953 and 1,419,860 shares were vested at December 31, 1996 and 1997, and June 30, 1998, respectively.

Non-Employee Directors' Stock Option Plan. In August 1993, the Board of Directors approved the 1993 Directors' Stock Option Plan (the "Directors' Plan"), which was amended in 1995. The Directors' Plan provides for the automatic grant of options to purchase shares of Existing Common Stock to non-employee directors of the Company. The maximum number of shares issuable under the Directors' Plan is 400,000.

The Directors' Plan provides immediate issuance of options to purchase an initial 40,000 shares of Existing Common Stock to each new non-employee director joining the Board. The initial options are exercisable in five equal annual installments. Additionally, members who continue to serve on the Board will receive annual option grants for 10,000 shares exercisable in full on the first anniversary of the date of the grant. All options are exercisable at the fair market value of the stock on the date of grant. At December 31, 1996 and 1997 and June 30, 1998, options to purchase 227,500, 267,500 and 287,500 shares of Existing Common Stock at a weighted average exercise price of $5.37, $8.71 and $11.18, respectively, were outstanding; options to purchase 141,500, 171,500 and 217,500 shares were vested and exercisable at December 31, 1996 and 1997 and June 30, 1998, respectively. The Directors' Plan was amended in March 1998 by the Board of Directors to eliminate the grant referred to above to each new nonemployee director and to reduce the annual grants from 10,000 shares to 5,000 shares.

The following table summarizes information about stock options outstanding at December 31, 1997, for the 1991 Stock Plan, the 1993 Directors' Stock Option Plan and the Synteni 1996 Equity Incentive Plan


                             Options Outstanding           Options Exercisable
                  --------------------------------------  ----------------------
                                 Weighted
                                  Average    Weighted                  Weighted
                                 Remaining   Average                    Average
Range of             Number     Contractual  Exercise        Number    Exercise
Exercise Prices    Outstanding     Life       Price       Exercisable   Price
---------------    -----------    ------     -------      -----------   -------
$0.15 - 1.00       434,284          7.35     $  0.78        212,065     $  0.75
$2.00 - 4.75       236,382          5.98     $  3.00        204,382     $  3.04
$5.31 - 7.56       419,108          6.99     $  7.19        419,108     $  7.19
$8.44 - 9.56       729,279          7.79     $  8.73        729,279     $  8.73
$10.69 - 19.81     546,143          8.21     $ 15.67        522,143     $ 15.59
$20.19 - 28.19     858,330          8.99     $ 22.57        266,377     $ 20.81
$31.00 - 36.63     512,000          9.81     $ 35.57             -      $   -
$40.05 - 43.88     112,000          9.80     $ 41.90             -      $   -
                 ---------          ----     -------      ---------     -------
$0.15 - 43.88    3,847,526          8.20     $ 15.92      2,353,354     $ 10.13
                 =========          ====     =======      =========     =======

In July 1996, in connection with the Genome Systems transaction described in
Note 7 below, the Company issued, in exchange for an option to purchase capital stock of Genome Systems, an option to purchase 21,482 shares of Existing Common Stock at an exercise price of $0.0235 per share. The option was not issued under the provisions of either plan described above. The option had been exercised with respect to 10,740 shares as of December 31, 1997. The remaining 10,742 shares under the option were exercised in January 1998.

Employee Stock Purchase Plan. On May 21, 1997, the Company's stockholders adopted the 1997 Employee Stock Purchase Plan ("ESPP"). The Company has authorized 400,000 shares of Existing Common Stock for issuance under the ESPP. Each regular full-time and part-time employee is eligible to participate after one year of employment. The initial offering period commenced August 1, 1997 and ends October 31, 1999. As of December 31, 1997 and June 30, 1998, $238,000 and $167,000, respectively, has been deducted from employees' payroll.


Note 5.  Income Taxes

As of December 31, 1997, the Company had federal net operating loss carryforwards of approximately $27,800,000. The Company also had federal research and development tax credit carryforwards of approximately $2,800,000. The net operating loss carryforwards will expire at various dates, beginning on 2009, through 2012 if not utilized.

Significant components of the Company's deferred tax assets are as follows:

                                                        December 31,
                                               ---------------------------------
                                                    1997              1996
                                               ------------        -------------
                                                       (in thousands)
Deferred tax assets:
   Net operating loss carryforwards            $    10,000          $   10,300
   Research credits                                  4,000               1,500
   Capitalized research and development              1,400               1,600
   Other, net                                        2,800               1,500
                                               -----------          ----------
Deferred tax assets                                 18,200              14,900
Valuation allowance for deferred tax assets        (18,200)            (14,900)
                                               -----------          -----------
Net deferred tax asset                         $       --           $       --
                                               ===========           ==========


The valuation allowance for deferred tax assets increased by approximately $4,100,000, $2,800,000 and $3,300,000 during the years ended December 31, 1995,
1996 and 1997. Approximately $4,100,000 of the valuation allowance for deferred tax assets relates to benefits of stock option deductions which, when recognized, will be allocated directly to contributed capital.

Utilization of the net operating losses and credits may be subject to an annual limitation, due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions.

The provision for income taxes consists primarily of federal Alternative Minimum Tax and differs from the federal statutory rate as follows:

                                                                  Year ended
                                                                 December 31,
                                                                     1997
                                                                 --------------
                                                                 (in thousands)

Tax at U.S federal statutory rate                                 $  2,610
Use of net operating loss carryforwards                             (4,814)
Unbenefitted net operating losses                                    1,225
Non-deductible in-process research and development charges           1,108
Other                                                                   419
                                                                  ----------
Provision for income tax                                          $     548
                                                                  ==========


Note 6.  Defined Contribution Plan

The Company has a defined contribution plan covering all domestic employees. Employees may contribute a portion of their compensation, which is then matched by the Company, subject to certain limitations. Defined contribution expense for the Company was $0, $244,000, $520,000, $282,000, and $429,000 in the years ended 1995, 1996 and 1997 and the six month periods ended June 30, 1997 and 1998, respectively.


Note 7.  Business Combinations

In July 1996, the Company issued 408,146 shares of Existing Common Stock in exchange for all of the capital stock of Genome Systems, Inc., a privately held genomics company located in St. Louis, Missouri. Genome Systems provides genomic research products and technical support services to scientists to assist them in the identification and isolation of novel genes. The merger has been accounted for as a pooling of interests and, accordingly, the Company's financial statements and financial data have been restated to include the accounts and operations of Genome Systems since inception.

In August 1996, the Company acquired all the common stock of Combion, a microarray technology company in Pasadena, California, in a stock-for-stock exchange, issuing 146,342 shares of Existing Common Stock valued at $3 million. The acquisition has been accounted for as a purchase transaction and, accordingly, the purchase price was allocated to assets and liabilities based on the estimated fair value as of the date of acquisition. The purchase price has been allocated based on the fair value of the net assets and the technology acquired (recorded as a charge to in-process research and development). Combion's results of operations have been included in the consolidated results of operations since the date of acquisition. Pro forma results of operations have not been presented because the effect of this acquisition was not material to the Company's consolidated results of operations or financial position.

In January 1998, the Company issued 2,340,237 shares of Existing Common Stock in exchange for all of the capital stock of Synteni, a privately held microarray-based genomics company in Fremont, California. Synteni is developing and commercializing technology for generating microarrays and related software and services. The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements and financial data have been restated to include the accounts and operations of Synteni since inception.

The table below presents the separate results of operations for Incyte, Genome Systems, and Synteni prior to the respective mergers. Incyte's results include Genome Systems from August 1996 and Synteni from January 1998.


                                              Year Ended                    Six Months Ended
                                             December 31,                       June 30,
                            ---------------------------------------    ------------------------
                                1995           1996         1997          1997         1998
                               ------         ------       ------        ------       -----
                                                        (unaudited)
Revenues:
  Incyte                      $   9,908    $  40,051     $   88,351    $   39,051    $   63,472
  Genome                          2,304        1,734              -             -             -
  Synteni                            87          110          1,645           372             -
                              ---------  -----------     ----------    ----------    ----------
    Total                     $  12,299    $  41,895     $   89,996    $   39,423    $   63,472
                              =========    =========     ==========    ==========    ==========
Net income (loss):
  Incyte                      $ (10,142)   $  (6,724)    $   10,408    $    2,923    $    9,833
  Genome                            205          106              -             -             -
  Synteni                             -         (515)        (3,500)       (1,195)            -
  Merger related expenses             -         (143)             -             -        (1,060)
                              ----------   ---------     ----------    ----------    ----------
    Total                     $  (9,937)   $  (7,276)    $    6,908    $    1,728    $    8,773
                              =========    =========     ==========    ==========    ==========


Note 8.  Joint Venture

In September 1997, the Company formed a joint venture, diaDexus, in conjunction with SB, which will utilize genomic and bioinformatic technologies in the discovery and commercialization of molecular diagnostics. The Company and SB each hold a 50 percent equity interest in diaDexus and the Company accounts for the investment under the equity method. Beginning in April 1998, the Company's share in diaDexus' net losses was offset by the amortization of the excess of the Company's share of diaDexus' net assets over its basis. The amortization of this amount is expected to approximate the Company's equity share in diaDexus' net losses and continue through the third quarter of 1998. A portion of the investment is reflected as restricted cash and in accrued liabilities on the balance sheet at December 31, 1997 and June 30, 1998 since that balance is held in an escrow account and will be disbursed to diaDexus as needed in accordance with the joint venture agreement. In July 1998, all remaining amounts were disbursed to diaDexus.

Note 9.  New Pronouncements

In June 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." ("SFAS 133"). This statement is effective for fiscal years beginning after June 15, 1999. SFAS 133 established standards for reporting derivative instruments and hedging activities. Application of SFAS 133 will have no impact on the consolidated financial position or results of operations as currently reported.


Note 10.  Litigation

In January 1998, Affymetrix, Inc. ("Affymetrix") filed a lawsuit in the United States District Court for the District of Delaware alleging infringement of U.S. patent number 5,445,934 (the "'934 Patent") by both Synteni and Incyte. The complaint alleges that the '934 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte and that such infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '934 Patent and, in addition, seeks damages, costs and attorney's fees and interest. Affymetrix further requests that any such damages be trebled based on its allegation of willful infringement by Incyte and Synteni.

In September 1998, Affymetrix filed an additional lawsuit in the United States District Court for the District of Delaware alleging infringement of the U.S. patent number 5,800,992 (the "'992 Patent") and U.S. patent number 5,744,305 (the "'305 Patent") by both Synteni and Incyte. The complaint alleges that the '305 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte, that the '992 Patent has been infringed by the use of Synteni's and Incyte's GEMTM microarray technology to conduct gene expression monitoring using two-color labeling, and that such infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '305 and '992 Patents and, in addition, Affymetrix seeks a preliminary injunction enjoining Incyte and Synteni from using Synteni's and Incyte's GEM microarray technology to conduct gene expression monitoring using two-color labeling as described in the '992 patent.

Incyte and Synteni believe they have meritorious defenses and intend to defend the suit vigorously. However, there can be no assurance that Incyte and Synteni will be successful in the defense of these suits. Regardless of the outcome, this litigation has resulted and is expected to continue to result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all.


Note 11. Subsequent Events (unaudited)

In September 1998, the Company completed the acquisition of Hexagen, a privately held company based in Cambridge, England. The transaction will be accounted for as a purchase. The Company issued 976,130 shares of Existing Common Stock and $5.0 million in cash in exchange for all of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options, which if fully vested and exercised, would amount to 125,909 shares of Existing Common Stock. The assets, liabilities and the results of operations of Hexagen as well as the amortization of the goodwill generated by the acquisition will be allocated in their entirety to Incyte Genetics.

In September 1998, the Board of Directors of the Company recommended stockholder approval of a proposal (the "Incyte Genetics Stock Proposal") that would create two series of common stock which are intended to reflect separately the performance of the Company's Incyte General and Incyte Genetics divisions. Under the Incyte Genetics Stock Proposal, the Company's Certificate of Incorporation would be amended to designate a new series of common stock entitled Incyte Genetics Stock and to redesignate each share of the Company's Existing Common Stock as one share of a new series of common stock entitled Incyte General Stock. In addition, in conjunction with the Incyte Genetics Stock Proposal, the Board has recommended for stockholder approval, amendments to the Company's Stock Plan, Directors Plan, and ESPP, which would allow for the issuance of both Incyte Genetics and Incyte General Stock through these plans.

If the Incyte Genetics Stock Proposal and the related proposal to amend the Stock Plan are approved by the Company's stockholders and implemented by the Board of Directors, the Stock Plan will be amended to provide 6,300,000 shares of Incyte General Stock and 2,400,000 shares of Incyte Genetics Stock will be reserved for issuance under the plan, and each outstanding option under the Stock Plan will be converted into an option to purchase shares of Incyte General Stock. Upon any distribution of shares of Incyte Genetics Stock to the holders of outstanding Incyte General Stock, outstanding options under the Stock Plan will be adjusted so that a holder of an outstanding option to purchase one share of Incyte General Stock under the Stock Plan will be entitled to acquire one share of Incyte General Stock and such number or fraction of shares of Incyte Genetics Stock as were distributed with respect to each share of Incyte General Stock, for an aggregate exercise price equal to the original exercise price of the outstanding option.

If the Incyte Genetics Stock Proposal and the related proposal to amend the Directors' Plan are approved by the Company's stockholders and implemented by the Board of Directors, the Directors' Plan will be amended to provide that up to 400,000 shares of Incyte General Stock and 200,000 shares of Incyte Genetics Stock will be reserved for issuance under the plan. Each annual option grant will be amended to provide for the issuance of options to purchase shares of Incyte General Stock and Incyte Genetics Stock in a proportion to be determined.

If the Incyte Genetics Stock Proposal and the related proposal to amend the ESPP are approved by the Company's stockholders and implemented by the Board of Directors, the ESPP will be amended to provide that up to 400,000 shares of Incyte General Stock and 400,000 shares of Incyte Genetics Stock will be reserved for issuance under the ESPP and that participants may purchase either Incyte General Stock or Incyte Genetics Stock or both, in such proportions as the participants may determine.

On September 25, 1998, the Board of Directors adopted a Stockholder Rights Plan (the "Original Rights Plan"), pursuant to which one preferred stock purchase right (an "Original Right") will be distributed for each outstanding share of Common Stock held of record on October 13, 1998. One Original Right will also attach to each share of Common Stock issued by the Company subsequent to such date and prior to the distribution date defined below. Each Original Right represents a right to purchase, under certain circumstances, a fractional share of a newly created series of the Company's preferred stock at an exercise price of $200.00, subject to adjustment. In general, the Original Rights will become exercisable and trade independently from the Common Stock on a distribution date that will occur on the earlier of (i) the public announcement of the acquisition by a person or group of 15% or more of the Common Stock or (ii) ten days after commencement of a tender or exchange offer for the Common Stock that would result in the acquisition of 15% or more of the Common Stock. Upon the occurrence of certain other events related to changes in ownership of the Common Stock, each holder of an Original Right would be entitled to purchase shares of Common Stock, or an acquiring corporation's common stock, having a market value of twice the exercise price. Under certain conditions, the Original Rights may be redeemed at $0.01 per Original Right by the Board of Directors. The Original Rights expire on September 25, 2008. If the Incyte Genetics Stock Proposal is approved by the Company's stockholders and implemented by the Board of Directors, the Original Rights Plan will be amended and restated to, among other things, (i) reflect the new equity structure of the Company, (ii) redesignate each Original Right as an Incyte General Stock Right, (iii) issue an Incyte Genetics Stock Right with respect to each share of Incyte Genetics Stock, which will entitle the holders thereof to purchase shares of a newly designated series of preferred stock under the conditions similar to those specified for the Incyte General Stock Rights and the Original Rights (the Incyte General Stock Rights and Incyte Genetics Stock Rights being collectively referred to as the "Rights"), and (iv) change the triggers for exercisability of the Rights to 15% of the voting power of all outstanding voting securities of the Company from 15% of the outstanding Common Stock. The Rights will otherwise have attributes similar to those of the Original Rights.

                             ANNEX F: INCYTE GENERAL



                                                                      Page


DESCRIPTION OF BUSINESS..............................................F - 1

SELECTED COMBINED FINANCIAL DATA....................................F - 10

MANAGEMENT'S DISCUSSION AND ANALYSIS................................F - 12

COMBINED FINANCIAL STATEMENTS.......................................F - 26

                                 INCYTE GENERAL
                             DESCRIPTION OF BUSINESS


Overview

         Incyte General is a division of Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its subsidiaries, the "Company"), a leading provider of genomic information-based tools and services including database products, genomic data management software tools, genomic reagents and related services. Incyte General focuses on genomic information- based tools that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs and assist agricultural companies in the identification of genes relating to desirable agricultural traits and the development of new agricultural products.

         Incyte General's genomic databases integrate bioinformatics software with proprietary and, when appropriate, publicly available genomic information to create information-based tools used by pharmaceutical and biotechnology companies in drug discovery and development. In building the databases, Incyte General utilizes high-throughput, computer-aided gene sequencing and analysis technologies to identify and characterize the expressed genes of the human genome, as well as certain animal, plant and microbial genomes. By searching the genomic databases, companies can integrate and analyze genomic information from multiple sources in order to discover genes that may represent the basis for new biological targets, therapeutic proteins, or gene therapy, antisense or diagnostic products. Incyte General's genomic products and services are designed to meet the need of the pharmaceutical and biotechnology industries to utilize genomic information for the acceleration of the discovery and development of new diagnostic and therapeutic products. These products and services can assist not only with gene and target discovery, but also with functional genomic studies, preclinical pharmacology and toxicology studies as well as understanding and analyzing the results of clinical development studies.

         Incyte General currently provides access to its genomic databases through collaborations with pharmaceutical, biotechnology, and agricultural companies worldwide. As of August 31, 1998, twenty-one companies had entered into multi-year database agreements to obtain access to Incyte General's databases on a non-exclusive basis. Revenues from these collaborators generally include database access fees and, in some cases, additional fees for custom sequencing services, referred to as "satellite" database services. Incyte General's database agreements also provide for milestone payments and royalties from the sale of their products derived from proprietary information contained within one or more database modules.

         Incyte General's portfolio of database modules includes the LifeSeq(R) human gene sequence and expression database, the LifeSeq FL(R) database of full-length human genes, the PathoSeq(TM) microbial genomic database, the ZooSeq(TM) animal genomic; software products include the LifeTools(TM) suite of bioinformatics software programs, LifeArray(TM) gene expression data management and analysis software, and LifeSeq(R) 3D data mining and visualization software, and a variety of custom database and sequencing services. Each database module consists of a relational database that runs on UNIX-based client/server networks and incorporates HyperText Markup Language ("HTML") and JAVA graphical user interfaces enabling collaborators to use multiple search tools and browse various database modules. The databases are available using either Oracle or Sybase database architectures and operate on Sun Microsystems, Digital Equipment Corporation and Silicon Graphics workstations.

Background

         Genes, found in all living cells, are comprised of DNA, which in turn is comprised of nucleotide base pairs or bases. Genes provide the necessary information to code for the synthesis of proteins, the molecules which conduct all functions within a cell. Many human diseases are associated with the inadequate or inappropriate presence, production or performance of proteins. As such, pharmaceutical and biotechnology companies often seek to develop drugs that will bind to a targeted protein involved in disease in order to regulate, inhibit or stimulate its biological activity. The serotonin receptor and the estrogen receptor are examples of targeted proteins. Other proteins, known as therapeutic proteins, have direct biological activity and may be capable of treating disease. Insulin and human growth


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hormone are examples of  therapeutic  proteins.  Understanding  the role genes play in disease, and the protein targets or therapeutic proteins which they encode, has thus become a significant area of interest and research within the pharmaceutical and biotechnology industries.

         One frequently employed method for determining gene function involves the grouping of genes into "related" families based on similarities in DNA sequence. DNA sequencing is a process that identifies the order in which the bases in DNA are arranged in a particular section of DNA, or DNA fragment. Once a gene's sequence is known, its function may be inferred by comparing its sequence with the sequences of other human genes of known function, as genes with similar, or homologous, sequences may have related functions. For example, if an unknown gene shares sequence homology with a known tumor suppressor gene, the unknown gene could similarly play a role in cancer. Comparing gene sequences across species has also become a useful tool for understanding gene function, as frequently it is easier to assess gene function in lower organisms than it is in humans.

         Another method used to determine gene function focuses on the analysis of gene activity within a cell. When a gene is active, its DNA is copied into messenger RNA or "mRNA." The population of mRNA within a cell can be isolated and converted into copy DNA or "cDNA," thereby creating a cDNA library that represents the population of mRNAs present in a cell type at a particular time. In a process called "gene expression profiling," high-throughput cDNA sequencing, computer analysis and microarray technologies can be used to identify which genes are active or inactive and, if active, at what levels. Expression profiles provide a more detailed picture of cellular genetics than conventional laboratory techniques by indicating which genes, both known and novel, are specifically correlated to discrete biological events in normal and disease-state cells.

         Due to improvements in sequencing technology, genomic information from both public and private sources is increasing at a dramatic rate. As a result, bioinformatics, or the use of computers and sophisticated algorithms to store, analyze and interpret large volumes of biological data, is essential in order to capture value from this growing pool of data. To date, the main focus of bioinformatic and genomic tools has been drug discovery. Incyte General believes these tools, as well as tools under development, will also assist researchers with the preclinical and clinical development process. For example, with the help of new technology and bioinformatic analyses, scientists may be able to correlate genetic and physiologic response in preclinical animal models, examine gene expression profiles in drug- treated animals to assess the pharmacological activity and toxicity of new drugs, and stratify clinical trial patients according to their gene expression profiles.

Products

         Incyte General's products include an integrated platform of genomic databases, data management software tools, microarray-based gene expression services, and related reagents.

         Genomic Databases. Incyte General provides its database collaborators with non-exclusive database access. Database collaborators receive periodic data updates, typically monthly, as well as software upgrades and additional search and analysis tools when they become available. The fees and the period of access are negotiated with each company, with the initial term typically lasting for a period of three years. Fees generally consist of database access fees, non-exclusive or exclusive license fees and option fees corresponding to patent rights on proprietary sequences. Incyte General may also receive milestone and royalty payments from database collaborators from the sale of their products derived from Incyte General's technology and database information. Researchers can browse not only Incyte General-generated data, but also public domain information provided through HTML links to the World Wide Web. Incyte General currently offers the following database modules:

o LifeSeq(R) Database. The LifeSeq human gene sequence and expression database consists of a proprietary sequence database module linked to a proprietary gene expression database module. Researchers can easily move from one module to another through HTML-based graphical interfaces. The sequence database contains Incyte General's computer-edited gene sequence files and is used by collaborators to identify related or homologous genes. For example, a scientist may wish to identify new genes homologous to a gene

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         identified  through the  subscriber's own research and believed to be linked to a disease. The expression database contains biological information about each sequence in Incyte General's sequence database, including tissue source, homologies, and annotations regarding characteristics of the gene sequence. Most importantly, the expression database contains a gene expression profile for every tissue in the database combined with proprietary bioinformatics software to allow researchers to browse data and compare differences in gene expression across cells, tissues, and different disease states. Thus, the expression database can be used to assist researchers in correlating the presence of specific genes to discrete biological events in normal and disease-state cells. Incyte continually adds additional sequences and expression data from normal and diseased tissues to the LifeSeq database.

          o LifeSeq FL(R)Database. This database contains the full-length gene sequences for DNA fragments of medically interesting genes found in the LifeSeq human gene sequence and expression database. Incyte General scientists and Incyte General's subscribers select genes for inclusion in this database based on a number of factors, including their sequence homologies to known therapeutically important gene families, unusual tissue or disease-related expression patterns and chromosomal location. A variety of methods, including a proprietary, high-throughput cloning technology, Hidden Markov Models (HMM) and algorithms to identify secreted proteins, are used to identify medically interesting genes and obtain the full-length sequence.

          o PathoSeq(TM)Database. The PathoSeq database currently contains proprietary and public domain genomic data for over three dozen medically relevant bacterial and fungal microorganisms. With drug-resistant strains of bacteria and other microorganisms posing an increasing threat to world health, pharmaceutical and biotechnology companies are searching for genes unique to these pathogens that will aid in the development of new drugs to treat infectious disease. PathoSeq's software and bioinformatic tools edit all sequence data to remove artifacts and contamination, assemble all sequences, display the relative position of the DNA coding regions, and identify genes either common among multiple microorganisms or unique to one microbial genome. Incyte General believes PathoSeq can help researchers understand the biology of microorganisms, study the mechanisms of drug resistance, identify genes that may make effective drug targets, and, ultimately, develop new therapeutics to treat and prevent infectious disease.

          o ZooSeq(TM)Database. The ZooSeq database, introduced in June 1997, was developed to aid pharmaceutical and biotechnology companies in designing and evaluating preclinical drug studies in animals, a crucial step in the drug development process. ZooSeq contains genomic information from animals commonly used in preclinical drug pharmacology and toxicology studies. The database currently contains gene sequence and expression data for the Sprague-Dawley rat, the animal most commonly used in drug toxicology studies, mice and cynomolgus monkey. ZooSeq is designed to allow scientists to compare gene sequence, expression patterns and function across species. By correlating a drug's effects on an animal with the animal's genetic makeup, and then cross-referencing these data with Incyte General's LifeSeq database, a researcher may better predict the drug's efficacy, and side effects before moving to human clinical trials.

          o Public Domain Databases. The LifeSeq PD and PathoSeq PD databases are similar with respect to database architecture to the LifeSeq and PathoSeq databases, differing in that they contain cDNA sequence data obtained solely from public-domain sources and not Incyte General proprietary sequences.

         Satellite Database Services. To construct satellite databases, Incyte General generates sequence data and gene expression profiles using genetic material from tissues or cells selected by the database collaborators. Such databases are provided exclusively for a negotiated time period in a format compatible with Incyte General's non-exclusive database modules. These tissues and cells can be provided by the database collaborators from their own tissue banks, internal research programs or from other sources. In 1998 Incyte General began to offer high volume sequencing services to pharmaceutical, biotechnology, agricultural and academic researchers.

         Software. LifeSeq 3D provides sophisticated three-dimensional visualization and analysis tools for the LifeSeq human gene sequence and expression database. LifeTools, a suite of specialized bioinformatic software programs, consists of high-throughput sequence analysis and data management tools for handling complex genomic information from multiple sources. LifeTools Blocks reads and edits raw sequence data, including data imported from public databases, and annotates and clusters sequence fragments based on sequence similarity. LifeTools SeqServer is a fast, scalable database search engine with intranet-based graphical tools for interactive queries and analyses. LifeTools Relational, a relational database management system, stores and distributes sequence cluster, homology, tissue expression information and biological data. Incyte General's database management architecture is based on open system standards, providing interconnectivity between disparate systems and applications, and enterprise-wide access to data and functions. Incyte General intends to continue to develop new bioinformatic software programs internally, as well as with third party software developers and development groups.

         Incyte General has developed an enterprise-wide genomic information management system capable of updating, reprocessing and integrating genetic data from multiple sources and from different organisms. This system integrates Incyte General proprietary, collaborator-specific and public domain data, and is capable of comparing information from humans, animals, microbes, fungi and plants. The system incorporates the architecture necessary to integrate Incyte General's software tools with three-dimensional visualization tools, data mining programs and project management capabilities, and is capable of being integrated with additional technologies developed to more efficiently manage and analyze genomic data.

         DNA Clone and Other Services. Incyte General offers a variety of DNA clone and other services designed to assist its collaborators in using information from its databases in internal lab-based experiments. The DNA fragments from which the information in Incyte General's databases is derived represent valuable resources for researchers, enabling them to perform bench-style experiments to supplement the information obtained from searching Incyte General's databases. Incyte General retains a copy of all isolated clones corresponding to the sequences in the database. Incyte General's collaborators may request from Incyte General clones corresponding to a sequence of interest on a one-by-one basis or through LifeSeq GeneAlbum, a subscription-based service that provides database collaborators with large numbers of sequence verified DNA clones. In addition, Incyte General produces a broad line of genomic research products, such as DNA clones and insert libraries, and offers technical support services, including high-throughput DNA screening, custom robotic services, contract DNA preparation, and fluorescent in-situ hybridization, to assist researchers in the identification and isolation of novel genes.

         Microarray-Based Services. Incyte General offers microarray-based gene expression services to the pharmaceutical, biotechnology and agricultural industries. These services can be used to simultaneously evaluate the gene expression profile of a large number of genes. A GEM(TM) microarray typically contains probes for up to 10,000 genes. Some of the applications include identifying the genes involved in a complex disease pathway, examining a drug-treated tissue to understand how the drug affected the expression of important genes, and studying several new drug candidates to determine if one has a more favorable effect on gene expression than the others. Experiments can use either prefabricated arrays or custom arrays. Prefabricated arrays contain either public domain genes or related genes chosen from Incyte General's databases. Examples of prefabricated arrays in development include an array containing a collection of cancer-related genes; an array containing the genes found in a microbial pathogen Staphlycoccus aureus or an array containing the genes found in the rat liver and kidney. Custom arrays contain genes provided by the customer or chosen by the customer from Incyte General's proprietary databases.

Database Production

         Incyte General engages in the high-throughput automated sequencing of genes derived from tissue samples followed by the computer-aided analysis of each gene sequence to identify homologies to genes of known function in order to predict the biological function of newly identified sequences. The derivation of information in Incyte General's databases involves the following steps:

         Tissue Access. Incyte General obtains tissue samples representing most major organs in the human body from various academic and commercial sources. Where possible, Incyte General obtains information as to the medical history and pathology of the tissue. The genetic material is isolated from the tissue and prepared for analysis. The results of this analysis as well as the corresponding pathology and medical history information are incorporated into the databases.

         High-Throughput cDNA Sequencing. Incyte General utilizes specialized teams in an integrated approach to its high-throughput sequencing and analysis effort. Gene sequencing is performed using multiple work shifts to increase daily throughput. One team develops and prepares cDNA libraries from biological sources of interest, a second team prepares the cDNAs using robotic workstations to perform key steps that result in purified cDNAs for sequencing, and a third team operates the automated DNA sequencers.

         Bioinformatics. Sequence information generated from Incyte General's high-throughput sequencing operations is uploaded to a network of servers. Incyte General's proprietary bioinformatic software then assembles and edits the sequence information. The sequence of each cDNA is compared via automated, computerized algorithms to the sequences of known genes in Incyte General's databases and public domain databases to identify whether the cDNA codes for a known protein or is homologous to a known gene. Each sequence is annotated as to its cell or tissue source, its relative abundance and whether it is homologous to a known gene with known function or previously unidentified. The bioinformatics staff monitors this computerized analysis and may perform additional analyses on sequence information. The finished data are then added to Incyte General's proprietary sequence databases.

Customers

         Incyte General has database agreements with twenty-one companies as of August 31, 1998. Each collaborator has agreed to pay, during an average term of three years, annual fees to receive non-exclusive access to Incyte General's databases. For the six months ended June 30, 1998 and the year ended December 31, 1997, Incyte General recognized revenue from twenty and eighteen of these companies, respectively, none of which individually contributed 10% or more of total revenues. In 1996, Incyte General recognized revenue from ten of these companies, three of which each contributed in excess of 10% of total revenues. As of August 31, 1998, Incyte General had database agreements with:

Abbott Laboratories
ARIAD Pharmaceuticals, Inc.
BASF AG
Bayer Corporation
Bristol-Myers Squibb Company
Eli Lilly and Company
F. Hoffmann-La Roche Ltd.
Genentech, Inc.
Glaxo Wellcome plc
Hoechst AG
Johnson & Johnson
Monsanto Company
Novartis AG
Novo Nordisk A/S
NV Organon
Pfizer Inc
Pharmacia & Upjohn, Inc.
Rhone-Poulenc S.A.
Schering AG
SmithKline Beecham
Zeneca Ltd.

Certain of Incyte General's database agreements contain minimum annual update requirements which if not met could result in Incyte's breach of the respective agreement. One database collaborator has the right on 30 days' written notice to terminate its database collaboration agreement. There can be no assurance that any of Incyte General's database collaboration agreements will be renewed upon expiration or will not be terminated earlier in accordance with their terms. The loss of revenues from any database collaborator could have a material adverse effect on Incyte General's business, financial condition and results of operations. See "Annex I-- Factors That May Affect Results --

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Factors Relating to Both Incyte General and Incyte Genetics -- New and Uncertain
Business" and "--Factors Relating to Incyte General -- Limited Operating
History; History of Operating Losses; Uncertainty of Continued Profitability or Revenues," "--New and Uncertain Business," and "--Competition and Technological Changes."

Development Programs

         Since its inception, Incyte General has made substantial investments in research and technology development. During the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995, Incyte General spent approximately $43.2 million, $70.2 million, $41.1 million, and $19.3 million, respectively, on research and development activities. This investment in research and development includes an active program to enter into relationships with other technology-driven companies and, when appropriate, acquire licenses to technologies for evaluation or use in the production and analysis process. Not all of these technologies or relationships survive the evaluation process. Incyte General has entered into a number of research and development relationships with companies and research institutions. Incyte General's commitments under any one of these agreements do not represent a significant expenditure in relation to Incyte General's total research and development expense.

         In January 1998, Incyte General announced a relationship with Oxford GlycoSciences plc, to investigate the use of proteomics, the large-scale, high-throughput analysis of protein expression, in the development of new database modules. As part of the relationship Incyte General made a $5 million equity investment in Oxford GlycoSciences plc. Incyte General and Oxford GlycoSciences are developing the LifeProt(TM) database, which will contain protein expression and sequence information for a variety of human tissues, with links to related gene information in the LifeSeq database.

Patents and Proprietary Technology

         Incyte General's database business and competitive position is dependent upon the Company's ability to protect its proprietary database information and software technology. The Company relies on patent, trade secret and copyright law, as well as nondisclosure and other contractual arrangements to protect its proprietary information.

     Incyte General's ability to license proprietary genes may be dependent upon the Company's ability to obtain patents, protect trade secrets and operate without infringing upon the proprietary rights of others. Other pharmaceutical, biotechnology and biopharmaceutical companies, as well as academic and other institutions have filed applications for, may have been issued patents or may obtain additional patents and proprietary rights relating to products or processes competitive with those of the Company. Patent applications filed by competitors may claim some of the same gene sequences or partial gene sequences as those claimed in patent applications filed by the Company. Incyte General is aware that Merck & Co., Inc. ("Merck") (in conjunction with Washington University) and The Institute for Genomic Research ("TIGR") have made certain gene sequences publicly available, which may adversely affect the ability of the Company and others to obtain patents on such genes. There can be no assurance that such publication of sequence information will not adversely affect the Company's ability to obtain patent protection for sequences that have been made publicly available.

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         The Company's current policy is to file patent  applications on what it believes to be novel full-length cDNA sequences and partial sequences obtained through Incyte General's high-throughput computer-aided gene sequencing efforts. The Company has filed U.S. patent applications in which the Company has claimed certain partial gene sequences and has filed patent applications in the U.S. and applications under the Patent Cooperation Treaty ("PCT"), designating countries in Europe as well as Asia, Canada, Japan, Mexico, and New Zealand, claiming full-length gene sequences associated with cells and tissues that are the subject of Incyte General's high-throughput gene sequencing program. To date, the Company has been issued a number of patents with respect to full-length gene sequences. Currently, the Company has no registered copyrights for Incyte General's database-related software.

         The patentability of partial gene sequences in general is highly uncertain, involves complex legal and factual questions and has recently been the subject of much controversy. No clear policy has emerged with respect to the breadth of claims allowable for partial gene fragments. There is significant uncertainty as to what claims, if any, will be allowed on partial gene sequences derived through high-throughout gene sequencing. Certain court decisions suggest that disclosure of a partial sequence may not be sufficient to support the patentability of a full-length sequence and that patent claims to a partial sequence may not cover a full-length sequence inclusive of that partial sequence. In 1996, the United States Patent and Trademark Office ("USPTO") issued guidelines limiting the number of gene sequences that can be examined in a single patent application. Many of the Company's patent applications containing multiple partial sequences contain more sequences than the maximum number allowed under the new guidelines. The Company is reviewing its options, and it is possible that due to the resources needed to comply with the guidelines, the Company may decide to abandon patent applications for some of its partial gene sequences. To date, no patent has issued from any of the Company's patent applications claiming partial gene sequences.

         There can be no assurance that patent applications relating to Incyte General's products or processes will result in patents being issued, or that any issued patents will be enforceable against competitors. Even if patents are issued on the basis of gene sequences, there may be uncertainty as to the scope of the coverage, enforceability or commercial protection provided by any such patents. See "Annex I -- Factors That May Affect Results -- Factors Relating to Both Incyte General and Incyte Genetics -- Uncertainty of Protection of Patents and Proprietary Rights."

         As the biotechnology industry expands, more patents are issued and other companies engage in the business of discovering genes through the use of high speed sequencers and other genomic-related businesses, the risk increases that Incyte General's potential products, and the processes used to develop these products, may be subject to claims that they infringe the patents of others. Further, Incyte General is aware of several issued patents in the field of microarray or gridding technology, which can be utilized in the generation of gene expression information. Certain of these patents are the subject of litigation. Therefore, Incyte General's operations may require it to obtain licenses under any such patents or proprietary rights, and these licenses may not be made available on terms acceptable to Incyte General. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, or to determine the scope and validity of the proprietary rights of others. Incyte General believes that certain of the Company's patent applications cover genes which may also be claimed in patent applications filed by other parties. Interference proceedings may be necessary to establish which party was the first to invent a particular sequence for the purpose of patent protection. Such litigation or interference proceedings, regardless of the outcome, could result in substantial costs to, and diversion of effort by Incyte General, and may have a material adverse effect on Incyte General's business, operating results and financial condition. In addition, there can be no assurance that such proceedings or litigation would be resolved in Incyte General's favor.

     In January and September 1998, Affymetrix, Inc. ("Affymetrix") filed lawsuits in the United States District Court for the District of Delaware alleging infringement of three U.S. patents by both Synteni and Incyte. Incyte believes that it and Synteni have meritorious defenses and intend to defend these suits vigorously. See "Annex I -- Factors That May Affect Results -- Factors Relating to Both Incyte General and Incyte Genetics -- Litigation."

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Competition

         There is a finite number of genes in the human genome, and competitors may seek to identify, sequence and determine in the shortest time possible the biological function of a large number of genes in order to obtain a proprietary position with respect to the largest number of new genes discovered. A number of companies, institutions, and government-financed entities are engaged in gene sequencing, gene discovery, gene expression analysis, positional cloning and other genomic service businesses. Many of these companies, institutions and entities have greater financial and human resources than Incyte General. In addition, Incyte General is aware that other companies have developed genomic databases and are marketing, or have announced their intention to market, their data to pharmaceutical companies. Incyte General expects that additional competitors may attempt to establish gene sequence, gene expression or other genomic databases in the future.

         In addition, competitors may discover and establish patent positions with respect to gene sequences in Incyte General's databases. Further, certain entities engaged in or with stated intentions to engage in gene sequencing, including Merck & Co., Inc., The Institute for Genomic Research, and Celera Genomics Corporation, have made or have stated their intention to make the results of their sequencing efforts publicly available. These patent positions, or the public availability of gene sequences comprising substantial portions of the human genome or on microbial or plant genes, could decrease the potential value of Incyte General's databases to Incyte General's collaborators and adversely affect Incyte General's ability to realize royalties or other revenue from commercialization of products based upon such genetic information.

         The gene sequencing machines that are utilized in Incyte General's high-throughput computer-aided gene sequencing operations are commercially available and are currently being utilized by several competitors. Moreover, some of Incyte General's competitors or potential competitors are in the process of developing, and may successfully develop, proprietary sequencing technologies that may be more advanced than the technology used by Incyte General. In addition, Incyte General is aware that a number of companies are pursuing alternative methods for generating gene expression information, including some that have developed and are developing microarray technologies. At least one other company currently offers microarray-based services that might be competitive with those offered by Incyte General. These advanced sequencing or gene expression technologies, if developed, may not be commercially available for purchase or license by Incyte General on reasonable terms, if at all.

         A number of companies have announced their intent to develop and market software to assist pharmaceutical companies and academic researchers in the management and analysis of their own genomic data, as well as the analysis of sequence data available in the public domain. Some of these entities have access to significantly greater resources than Incyte General, and their products may achieve greater market acceptance than the products offered by Incyte General.

         Incyte General believes that the features and ease of use of its database software, its experience in high- throughput gene sequencing, the cumulative size of its database, the quality of the data, including the annotations in its database, and its experience with bioinformatics and database software are important aspects of Incyte General's competitive position.

         The genomics industry is characterized by extensive research efforts and rapid technological progress. New developments are expected to continue and there can be no assurance that discoveries by others will not render Incyte General's services and potential products noncompetitive. In addition,
significant   levels  of  research  in  biotechnology   and  medicine  occur  in
universities and other non-profit research institutions. These entities have become increasingly active in seeking patent protection and licensing revenues for their research results. These entities also compete with Incyte General in recruiting talented scientists. See "Annex I -- Factors That May Affect Results -- Factors Relating to Incyte General -- Competition and Technological Changes."

Government Regulation

         Regulation by governmental authorities in the United States and other countries will be a significant factor in the production and marketing of any pharmaceutical products that may be developed by a licensee of Incyte General or by Incyte General. At the present time Incyte General does not intend to develop any pharmaceutical products itself. Incyte General's agreements with its database collaborators provide for the payment to Incyte General of royalties on any pharmaceutical products developed by such collaborators derived from proprietary information obtained from Incyte General's genomic databases. Thus, the receipt and timing of regulatory approvals for the marketing of such products may have a significant effect in the future on Incyte General's revenues. Pharmaceutical products developed by licensees will require regulatory approval by governmental agencies prior to commercialization. In particular, human pharmaceutical therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures by the United States Food and Drug Administration in the United States and similar health authorities in foreign countries. Various federal and, in some cases, state statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, recordkeeping and marketing of such pharmaceutical products, including the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations require the expenditure of substantial resources over a significant period of time, and there can be no assurance that any approvals will be granted on a timely basis, if at all. Any such delay in obtaining or failure to obtain such approvals could adversely affect Incyte General's ability to earn milestone payments, royalties or other license-based fees. Additional governmental regulations that might arise from future legislation or administrative action cannot be predicted, and such regulations could delay or otherwise affect adversely regulatory approval of potential pharmaceutical products. See "Annex I -- Factors That May Affect Results -- Factors Relating to Both Incyte General and Incyte Genetics -- Reliance on Pharmaceutical Industry; Uncertainty of Health Care Reform and Related Matters."

Human Resources.

         As of August 31, 1998, Incyte General had 635 full-time equivalent employees (128 of whom were contract or part-time employees), including 243 in sequencing, microarray and reagent production, 209 in bioinformatics, 155 in research and technology development, and 128 in marketing, sales and administrative positions. None of Incyte General's employees is covered by collective bargaining agreements, and management considers relations with its employees to be good. Incyte General's future success will depend in part on the continued service of its key scientific, software, bioinformatics and management personnel and its ability to identify, hire and retain additional personnel, including personnel in the customer service, marketing and sales areas. There is intense competition for qualified personnel in the areas of Incyte General's activities, especially with respect to experienced bioinformatics and software personnel, and there can be no assurance that Incyte General will be able to continue to attract and retain such personnel necessary for the development of Incyte General's business. Failure to attract and retain key personnel could have a material adverse effect on Incyte General's business, financial condition and operating results. See "Annex I -- Factors That May Affect Results -- Factors Relating to Both Incyte General and Incyte Genetics -- Management of Growth" and "--Dependence on Key Employees."

                                 INCYTE GENERAL
                        SELECTED COMBINED FINANCIAL DATA

         The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and related Notes of Incyte General, a division of Incyte Pharmaceuticals, Inc., included in this Annex F.


                                                            Year Ended                             Six Months Ended
                                                            December 31,                               June 30,
                                    ---------------------------------------------------------   -----------------------
                                       1993        1994        1995        1996        1997       1997       1998
                                    ---------------------------------------------------------   -----------------------
                                                           (in thousands)                         Net   (unaudited)


Statement of Operations Data:(1)
Revenues ...........................   $    672    $  1,512    $ 12,299    $ 41,445    $ 88,863   $ 39,039   $ 62,337
Costs and expenses:
   Research and development ........      4,764      11,169      19,272      41,130      70,152     31,553     43,221
   Selling, general administrative .        737       2,328       3,952       6,926      13,715      6,044     10,133
   Charge for purchase of in-
      process research and
      development ..................       --          --          --         3,165        --         --         --
   Acquisition-related charges .....       --          --          --          --          --         --        1,171
                                       --------    --------    --------    --------    --------   --------   --------
      Total costs and expenses .....      5,501      13,497      23,224      51,221      83,867     37,597     54,525

Income (loss) from operations ......     (4,829)    (11,985)    (10,925)     (9,776)      4,996      1,442      7,812
Interest and other income, net .....         60         510         988       2,288       4,140      1,069      3,681
                                       --------    --------    --------    --------    --------   --------   --------

Income (loss) before income taxes ..     (4,769)    (11,475)     (9,937)     (7,488)      9,136      2,511     11,493
Provision for income taxes .........       --          --          --          --           582        172      1,920
                                       --------    --------    --------    --------    --------   --------   --------
Income (loss) before income taxes ..   $ (4,769)   $(11,475)   $ (9,937)   $ (7,488)   $  8,554   $  2,339   $  9,573
                                       ========    ========    ========    ========    ========   ========   ========

Net income (loss) ..................   $ (4,769)   $(11,475)   $ (9,937)   $ (7,488)   $  8,554   $  2,339   $  9,573
                                       ========    ========    ========    ========    ========   ========   ========


                                                                 Year Ended                         Six Months Ended
                                                                December 31,                            June 30,
                                        ---------------------------------------------------------   -------------------
                                           1993        1994       1995      1996        1997         1997       1998
                                        ---------------------------------------------------------   -------------------
                                                                  (in thousands)                       (unaudited)

Balance Sheet Data:(1)

Cash, cash equivalents and
marketable securities available for
sale...................................    $15,540    $25,257    $41,128    $40,238   $113,095    $43,937    $126,710
Working capital .......................     14,865     20,866     39,015     21,671     90,777     18,221      87,649
Total assets ..........................     17,807     29,350     58,892     69,111    182,491     83,375     206,065
Noncurrent portion of capital lease
Obligations and notes payable .........        517        148        147         37        801         23        594
Division equity .......................    $16,451    $24,344    $47,606    $45,154   $136,079    $51,202    $149,673

     (1) The accompanying combined financial data have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of Incyte Pharmaceuticals, Inc. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to Incyte General as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte
          General on a stand-alone basis.


                                 INCYTE GENERAL
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         If  the  Incyte   Genetics   Stock   Proposal   is   approved,   Incyte
Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company") will provide to holders of Incyte General Stock and Incyte Genetics Stock separate financial statements, management's discussion and analysis, description of business and other relevant information for the Company and its Incyte General division ("Incyte General") and Incyte Genetics division ("Incyte Genetics"). Notwithstanding the allocation of revenues, expenses, assets and liabilities (including contingent liabilities) and stockholders' equity between Incyte General and Incyte Genetics for the purpose of preparing their respective financial statements, the Company continues to hold title to all of the assets and is responsible for all of the liabilities allocated to each division. Holders of Incyte General Stock and Incyte Genetics Stock will be subject to the risks associated with an investment in a single corporation and all of the Company's businesses, assets and liabilities. Events attributable to Incyte Genetics that affect the Company's results of operations or financial condition could affect the results of operations or financial position of Incyte General or the market price of the Incyte General Stock. The following discussion and analysis of Incyte General's financial condition and results of operations should, therefore, be read in conjunction with "Selected Combined Financial Data" and the Combined Financial Statements of Incyte General and related Notes included elsewhere in this Annex F, and in conjunction with "Selected Consolidated Financial Data, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes of the Company included in Annex E.

         When used in this discussion, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements as to profitability, expected expenditure levels, the adequacy of capital resources, growth in operations, and Year 2000 related actions, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below, as well as the extent of utilization of genomic information by the biotechnology, pharmaceutical and agricultural industries; risks relating to the development of new database products and their use by potential collaborators of Incyte General; the impact of technological advances and competition; the ability of Incyte General to obtain and retain customers; competition from other entities; early termination of a database collaboration agreement or failure to renew an agreement upon expiration; the ability to successfully integrate the operations of recent business combinations; the cost of accessing technologies developed by other companies; uncertainty as to the scope of coverage, enforceability or commercial protection from patents that issue on gene sequences and other genetic information; developments in and expenses relating to litigation; the results and viability of joint ventures and businesses in which Incyte General has purchased equity; the ability of the Company to implement in a timely manner the programs and actions related to the Year 2000 issue; and the matters discussed in Annex I -- "Factors That May Affect Results." These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Overview

         Incyte General, a division of Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company") designs, develops and markets genomic information-based tools that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs including the identification of new disease targets and novel disease pathways, and the evaluation of the safety and efficacy of new drugs. In addition, Incyte General is developing similar tools to assist agricultural companies in the identification of useful genes and discovery of new products. Incyte General's products include genomic database products, genomic data management software tools, microarray-based gene expression services, genomic reagents and related reagents. Incyte General's genomic databases integrate bioinformatics software with proprietary and, when appropriate, publicly available genetic information to create information-based tools used by pharmaceutical and biotechnology companies in drug discovery and development. In building the databases, Incyte General utilizes high-throughput, computer-aided gene sequencing and analysis technologies to identify and characterize the expressed genes of the human genome, as well as certain animal, plant and microbial genomes.

         Revenues recognized by Incyte General consist primarily of non-exclusive database access fees related to database collaboration agreements. Revenues also include the sales of genomic screening products and services, microarray-based gene expression services, fees for custom or "satellite" database services, and genomic data management software tools and maintenance. Incyte General's database collaboration agreements provide for future milestone payments and royalties from the sale of products derived from proprietary information obtained through the databases. There can be no assurance that any database collaborators will ever generate products from information contained within the databases and thus that Incyte General will ever receive milestone payments or royalties.

         In January 1998, the Company completed the acquisition of Synteni, a privately-held microarray-based gene expression company. The assets, liabilities and results of operations of Synteni have been attributed to Incyte General. The transaction has been accounted for as a pooling-of-interests, and the combined financial statements of Incyte General discussed herein and all historical financial information have been restated to reflect the combined operations of both companies. The ability to generate revenues and operating profits from microarray-based gene expression services will be dependent on the ability of Incyte General to obtain high volume customers for microarray services. Prior to the merger, Synteni's microarray service agreements consisted of small volume pilot or feasibility agreements.

         The Company has made and will continue to make strategic equity investments in, and strategic acquisitions of, technologies and businesses that are complementary to the businesses of the Company. The costs and expenses related to these transactions may be attributed to Incyte General if they are related to the technologies or businesses being pursued by Incyte General. As a result Incyte General may record losses or expenses related to the Company's proportionate ownership interest in such long-term equity investments, record charges for the acquisition of in-process technologies, or record charges for the recognition of the impairment in the value of the securities underlying such investments.

         On September 28, 1998, one company in which the Company holds an equity investment, OncorMed, Inc. ("OncorMed"), was acquired by Gene Logic Inc. ("Gene Logic"). Gene Logic will issue 4,849,815 shares of its common stock, for an estimated purchase price of $39.1 million, including transactions fees. In
January 1998, the Company announced a relationship relating to the joint development of a proteomics database with Oxford GlycoSciences plc ("OGS"). As part of this relationship, the Company made a $5.0 million equity investment and a follow on investment in April 1998 of approximately $0.8 million as part of OGS's initial public offering of its ordinary shares. As part of the collaborative agreement, the Company has agreed to reimburse OGS for up to $5.0 million in 1999 if revenues are not sufficient to offset OGS' expenses for services rendered. Both the OncorMed investment and the OGS relationship have been allocated to Incyte General.

         To date, Incyte General has not recognized any significant losses on its long-term equity investments. Due to the recent stock market volatility, certain investments held by Incyte General are below the investment book value. The decrease in the market price of these investments is considered temporary and therefore no change in the carrying value of the investments is considered necessary at this time. Incyte General will continue to evaluate its long-term equity investments for impairment on a quarterly basis.

         The need for continued investment in the development of Incyte General's databases and related products and services, and for support of ongoing collaborations, results in significant fixed expenses. If revenue in a particular period does not meet expectations, Incyte General may not be able to adjust significantly its level of expenditures in such period, which would have an adverse effect on Incyte General's operating results. Incyte General may also experience difficulty in forecasting levels of operating expenditures for, and integration-related expenses with respect to, subsidiaries acquired through acquisitions, at least until a substantial period of time has passed since the acquisition date. This is particularly true when attempting to forecast expenditure levels for acquired businesses that focus on technologies for which there is not yet an established market. Incyte General believes that quarterly comparisons of its financial results will not necessarily be meaningful and should not be relied upon as an indication of future performance.

Due to the foregoing and other unforeseen factors, it is likely that in some future quarter or quarters Incyte General's operating results may be below the expectations of public market analysts and investors.

         In an effort to broaden its business, Incyte General is investing in a number of new areas, including microarray services, pharmacogenomics and proteomics. Given that many of these investments address new markets, or involve untested technologies, it is not known if any of them will generate revenues or if the revenues will be sufficient to provide an adequate return on the investment. Depending on the investment required and the timing of such investments, expenses or losses related to these investments could adversely affect operating results.

         The Company has incurred and is likely to continue to incur substantial expenses in its defense of the lawsuits filed in January and September 1998 by Affymetrix alleging patent infringement by Synteni and Incyte. Because the lawsuits relate to the microarray technology used in Incyte General's microarray-based gene expression service business, the expenses related to these lawsuits have been attributed to Incyte General. Specifically, Affymetrix seeks a preliminary injunction enjoining Incyte and Synteni from using certain microarray technology in a manner alleged to infringe an Affymetrix patent, and a permanent injunction enjoining Synteni and Incyte from further infringement of certain Affymetrix patents. In addition, Affymetrix seeks damages, costs, attorneys' fees and interest. Affymetrix further requests that any such damages be trebled on its allegation of willful infringement by Incyte and Synteni. Incyte and Synteni believe they have meritorious defenses and intend to defend the suits vigorously. However, there can be no assurance that Incyte and Synteni will be successful in the defense of these suits, and litigation, regardless of the outcome, could result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all.

Results of Operations

Six Months  ended June 30, 1997 and Six Months ended June 30, 1998

         Net income was $9.6 million for the six months ended June 30, 1998, as compared to $2.3 million for the corresponding period in 1997. Incyte General's results of operations for the six months ended June 30, 1997 have been restated to account for the acquisition of Synteni, which was accounted for as a pooling-of-interests. While Incyte General has reported net income for the past six quarters, there can be no assurance that Incyte General can maintain profitability. See Annex I -- "Factors that May Affect Results -- Factors Relating to Incyte General -- History of Operating Losses; Uncertainty of Continued Profitability or Revenues."

         Revenues. Revenues for the six months ended June 30, 1998 increased to $62.3 million compared to $39.0 million for the corresponding period in 1997. Revenues resulted primarily from database access fees and, to a much lesser extent, from genomic screening products and services, custom satellite database services, microarray-based gene expression services, and genomic data management software tools and maintenance. The increase in revenues was primarily attributed to new collaborative database agreements as well as existing collaborators subscribing to additional databases.

         Expenses. Total costs and expenses for the six months ended June 30, 1998 increased to $54.5 million compared to $37.6 million for the corresponding period in 1997. Total costs and expenses in 1998 included a pretax acquisition-related charge of $1.2 million for the acquisition of Synteni. The charge consisted primarily of accounting, legal and investment banking fees. Total costs and expenses are expected to increase in the foreseeable future due to significant growth in microarray production capacity, the continued investment in new product development and bioinformatics, growth in marketing, sales and customer support services, and defense of the Affymetrix lawsuits.

         Research and development expenses for the six months ended June 30, 1998 increased to $43.2 million compared to $31.6 million for the corresponding period in 1997. The increase in research and development expenses resulted primarily from an increase in bioinformatics and software development efforts, microarray production and technology development, and continued investment in the growth of Incyte General's intellectual property portfolio. Incyte General expects research and development spending to increase over the next few years as Incyte General continues to pursue the development of new database products and services, invests in new technologies, broadens its microarray production operations and invests in the protection of its intellectual property.

         Selling, general and administrative expenses for the six months ended June 30, 1998 increased to $10.1 million compared to $6.0 million for the corresponding period in 1997. The increase in selling, general and administrative expenses resulted primarily from the growth in marketing, sales and customer support, expenses related to the defense of the Affymetrix lawsuits and increased administrative personnel related to the growing complexity of Incyte General's business. Incyte General expects that selling, general and administrative expenses will increase through at least the remainder of 1998 due particularly to continued growth in marketing, sales and customer support functions, the expansion of Incyte General's United Kingdom operations, and legal expenses related to the defense of the Affymetrix lawsuits.

         Interest and Other Income, Net. Interest and other income, net for the six months ended June 30, 1998 increased to $3.7 million from $1.1 million for the corresponding period in 1997. This was primarily a result of increased interest income from higher average combined cash, cash equivalent and marketable securities balances due primarily to the completion of a follow-on public offering in August 1997.

         Income Taxes. The estimated effective annual income tax rate for the six months ended June 30, 1998 and 1997 was 16.7% and 6.8% respectively, which represents the provision of federal and state alternative minimum taxes after utilization of net operating loss carryforwards and research and development credits. The increase in the effective tax rate resulted primarily from Incyte General's expectation that in 1998 it will fully utilize all federal net operating loss carryforwards available to benefit the income tax provision.

Years ended December 31, 1997, 1996, and 1995

         Incyte General recorded net income for the year ended December 31, 1997 of $8.6 million, compared to net losses of $7.5 million and $9.9 million for the years ended December 31, 1996 and 1995, respectively.

         Revenues. Revenues for the years ended December 31, 1997, 1996 and 1995 were $88.9 million, $41.4 million and $12.3 million, respectively. Revenues resulted primarily from database access fees and, to a much lesser extent, from custom satellite database services, genomic screening products and services, and gene expression services. The increase in revenues from year to year was predominantly driven by an increase in the number of database collaboration agreements.

         Expenses. Total costs and expenses for the years ended December 31, 1997, 1996 and 1995 were $83.9 million, $51.2 million and $23.2 million, respectively. Total costs and expenses for the year ended December 31, 1996 included a one-time charge of $3.2 million for the purchase of in-process research and development relating to the acquisition of Combion, Inc.

         Research and development expenses for the years ended December 31, 1997, 1996 and 1995 were $70.2 million, $41.1 million and $19.3 million, respectively. The increase in research and development expenses resulted primarily from an increase in bioinformatics and software development efforts, increased data and reagent production capacity, increased microarray production and technology development initiatives, license and milestone payments under research and development alliances, and increased costs related to intellectual property protection.

         Selling, general and administrative expenses for the years ended December 31, 1997, 1996 and 1995 were $13.7 million, $6.9 million and $4.0 million, respectively. The increase in selling, general and administrative expenses resulted primarily from the growth in marketing, sales, customer support, and corporate administration.

         Interest and Other Income, Net. Interest and other income, net for the years ended December 31, 1997, 1996 and 1995 were $4.1 million, $2.3 million and $1.0 million, respectively. Interest and other income, net increased primarily as a result of increased interest income from higher average combined cash, cash equivalent and marketable securities balances.

         Income Taxes. The effective annual income tax rate for 1997 was 6.4%, which represents the provision of federal and state alternative minimum taxes after utilization of net operating loss carryforwards. No provisions have been recorded prior to the 1997 fiscal year as Incyte General incurred annual net operating losses.

Liquidity and Capital Resources

         As of June 30, 1998,  Incyte General had $126.7  million in cash,  cash equivalents, and marketable securities, compared to $113.1 million as of December 31, 1997 and $40.2 million as of December 31, 1996. For the six month period ended June 30, 1998, cash provided by operating and financing activities was partially offset by capital expenditures, consisting primarily of purchases of data processing-related computer hardware, laboratory equipment and facilities improvements, as well as investments in research and development alliances. For the year ended December 31, 1997, the increase in cash and cash equivalents was primarily due to net proceeds of $87.2 from the issuance of Existing Common Stock in the August 1997 follow-on public offering. Incyte General has classified all of its marketable securities as short-term, as Incyte General may decide not to hold its marketable securities until maturity in order to take advantage of favorable market conditions. Available cash is invested in accordance with the Company's investment policy's primary objectives of liquidity, safety of principal and diversity of investments.

         Net cash provided by operating activities was $32.5 million for the six months ended June 30, 1998, as compared to $12.7 million for the six months ended June 30, 1997. The increase in net cash provided by operating activities resulted primarily from the increase in net income and deferred revenues due to the prepayment of database collaboration fees and the decrease in accounts receivable partially offset by the increase in prepaid expenses, deposits and other assets and the decrease in accounts payable. Net cash provided by operating activities was $19.6 million for the year ended December 31, 1997 compared to $18.0 million for the year ended December 31, 1996 and net cash used by operating activities of $8.8 million for the year ended December 31, 1995. The increase in net cash provided by operating activities in 1997 compared to 1996 resulted primarily from the change from net loss to net income, increases in accrued and other liabilities, increases in deferred revenue due to the prepayment of database collaboration fees, partially offset by increases in accounts receivable. Net cash provided by operating activities in 1996 as compared to use of cash in 1995 resulted from an increase in accounts payable, and accrued and other liabilities, and decreases in net loss and accounts receivable. Net cash generated by operating activities may in the future fluctuate significantly from period to period due to the timing of large prepayments by database collaborators.

         Incyte General's investing activities, other than purchases, sales and maturities of marketable securities, have mainly consisted of capital expenditures and long-term investments. Capital expenditures for the six months ended June 30, 1998 increased to $15.3 million from $9.1 million for the six months ended June 30, 1997. Capital expenditures for the years ended December 31, 1997, 1996 and 1995 were $27.2 million, $20.5 million and $8.1 million, respectively. Capital expenditures increased in 1997 and 1996 primarily due to investments in computer and laboratory equipment as well as leasehold improvements related to the expansion of the Company's facilities. Long- term investments in companies with which the Company has research and development alliances increased to $6.9 million for the six months ended June 30, 1998, from $4.5 million for the year ended December 31, 1997 and $0.3 million for the year ended December 31, 1996. Net cash used by investing activities may in the future fluctuate significantly from period to period due to the timing of strategic equity investments, capital purchases and maturities/sales and purchases of marketable securities.

         Net cash provided by financing activities was $3.4 million for the six months ended June 30, 1998 as compared to $3.6 million for the six months ended June 30, 1997. Net cash provided by financing activities was $83.2 million, $2.0 million, and $32.9 million for the years ended December 31, 1997, 1996 and 1995, respectively. Net cash provided by financing activities in 1997 and 1995 was primarily due to proceeds from follow-on public stock offerings of Existing Common Stock in August 1997 and November 1995, respectively, while net cash provided by financing activities in

1996 was due to issuances of Existing Common Stock upon exercise of stock options. The proceeds from the August 1997 stock offering were partially offset by Incyte General's contribution to Incyte Genetics of $11.6 million.

         Incyte General expects its cash requirements to increase significantly in the remainder of 1998 and in 1999 as it increases its investment in data-processing-related computer hardware in order to support its existing and new database products; continues to seek access to technologies through investments; research and development alliances, license agreements and/or acquisitions; and addresses its needs for larger facilities and/or improvements in existing facilities. Incyte General has committed to provide $20.0 million, in addition to funding provided through June 30, 1998, in cash to Incyte Genetics, and may provide additional funding, as appropriate, in the form of loans or investment. The Company has entered into a multi-year lease with respect to a 95,000 square foot building being constructed adjacent to the Company's Palo Alto headquarters, which will primarily be occupied by Incyte General and a portion of the rent of which will be allocated to Incyte General. Incyte General's share of tenant improvements is estimated to be between $10.0 million and $15.0 million, of which approximately $0.9 million has been expended through June 30, 1998. Given the current construction schedule, Incyte General does not expect to begin to incur significant expenses related to this facility until late 1998 or early 1999.

         Based upon its current plans, Incyte General believes that its existing resources and anticipated cash flow from operations will be adequate to satisfy its capital needs through the next twelve months. However, Incyte General may be unable to obtain additional collaborators or retain existing collaborators for the its databases, and its database products and services may not produce revenues which, together with the Incyte General's cash, cash equivalents, and marketable securities, would be adequate to fund its cash requirements. Incyte General's cash requirements depend on numerous factors, including: the ability of Incyte General to attract and retain collaborators for its databases and products and services; expenditures in connection with alliances, license agreements and acquisitions of and investments in complementary technologies and businesses; competing technological and market developments; the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights; the purchase of additional capital equipment, including capital equipment necessary to ensure Incyte General's sequencing and microarray operations remain competitive; capital expenditures required to expand Incyte General's facilities; costs associated with the integration of new operations assumed through mergers and acquisitions and funding requirements of Incyte Genetics.

         Incyte General expects to continue to fund future operations with revenues from database products and services in addition to using its current cash, cash equivalents, and marketable securities. Changes in Incyte General's research and development plans or other changes affecting the Incyte General's operating expenses may result in changes in the timing and amount of expenditures of Incyte General's capital resources. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to the Company's existing stockholders. Additional funding, if necessary, may not be available on favorable terms, if at all. If adequate funds are not available, Incyte General may be required to curtail operations significantly or to obtain funds through entering into collaborative arrangements that may require Incyte General to relinquish rights to certain of its technologies, product candidates, products or potential markets.

Year 2000

         See Annex E -- "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000," for a discussion of the potential effect of the Year 2000 issue on the Company's operations.

Factors That May Affect Results

         See Annex __, "Factors That May Affect Results," for a discussion of certain factors that may affect Incyte General's business, financial condition and results of operation.

<
                                 INCYTE GENERAL
                          COMBINED FINANCIAL STATEMENTS

                     INDEX TO COMBINED FINANCIAL STATEMENTS



                                                                           Page
                                                                           ----

Report of Ernst & Young LLP, Independent Auditors...........................F-19

Combined Balance Sheets at December 31, 1996
and 1997, and June 30, 1998 (unaudited).....................................F-20

Combined Statements of Operations for the years ended
December 31, 1995, 1996 and 1997 and the six months
ended June 30, 1997 and 1998 (unaudited)....................................F-21

Combined Statements of Comprehensive Operations for the
years ended December 31, 1995, 1996 and 1997 and the six
months ended June 30, 1997 and 1998 (unaudited).............................F-22

Combined Statement of Division Equity for the three years ended
December 31, 1997 and the six months ended June 30, 1998 (unaudited)........F-23

Combined Statements of Cash Flow for the years ended December 31, 1995,
1996 and 1997 and the six months ended June 30, 1997 and 1998 (unaudited)...F-24

Notes to Combined Financial Statements......................................F-26

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders of Incyte Pharmaceuticals, Inc.

We have audited the accompanying combined balance sheets of Incyte General, a division of Incyte Pharmaceuticals, Inc., as of December 31, 1996 and 1997, and the related combined statements of operations, statements of comprehensive operations, division equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Incyte Pharmaceuticals, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Incyte General at December 31, 1996 and 1997, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As described above and more fully described in Note 1 to these financial statements, Incyte General is a division of Incyte Pharmaceuticals, Inc.; accordingly, the combined financial statements of Incyte General should be read in conjunction with the audited consolidated financial statements of Incyte Pharmaceuticals, Inc. Holders of Incyte General Stock will be subject to the risks associated with an investment in a single corporation and all of the business, assets and liabilities of Incyte Pharmaceuticals, Inc.

                                                            /S/ERNST & YOUNG LLP


Palo Alto, California
September 11, 1998



                                                  INCYTE GENERAL
                                              COMBINED BALANCE SHEETS
                                                  (in thousands)




                                               December 31,    December 31,       June 30,
                                                     1996            1997           1998
                                               ------------    -----------       --------
                                                                                (unaudited)
Current assets:
      Cash and cash equivalents .................  $  9,616       $ 55,598       $ 32,944
      Marketable securities available-for-sale ..    30,622         57,497         93,766
      Accounts receivable, net ..................     2,126         19,183         10,970
      Prepaid expenses and other current assets .     2,763          3,738          5,453
                                                   --------       --------       --------
            Total current assets ................    45,127        136,016        143,133

Property and equipment, net .....................    23,196         38,070         45,653
Long-term investments ...........................       452          5,100         11,994
Deposits and other assets .......................       336          3,305          5,285
                                                   --------       --------       --------
            Total assets ........................   $69,111       $182,491       $206,065
                                                   ========       ========       ========

LIABILITIES AND DIVISION EQUITY

Current liabilities:
      Accounts payable ..........................  $  4,721      $   5,614   $      3,346

      Accrued liabilities .......................       794          5,416          7,156
      Accrued compensation ......................       830          3,094          2,444
      Deferred revenue ..........................    17,111         31,115         42,538
                                                   --------       --------       --------
            Total current liabilities ...........    23,456         45,239         55,484

Non-current portion of accrued rent and other
      non-current liabilities ...................       501          1,173            908
                                                   --------       --------       --------
            Total liabilities ...................    23,957         46,412         56,392
                                                   --------       --------       --------

Division equity .................................    45,154        136,079        149,673
                                                   --------       --------       --------
    Total liabilities and division equity........  $69,111       $ 182,491       $206,065
                                                   =======       =========       =========

                                               See accompanying notes




                                                   INCYTE GENERAL
                                          COMBINED STATEMENTS OF OPERATIONS
                                                   (in thousands)



                                                       Year Ended                     Six Months Ended
                                                       December 31,                        June 30,
                                                 --------------------------------   -------------------
                                                  1995        1996        1997       1997       1998
                                                 --------------------------------   -------------------
                                                          (in thousands)               (unaudited)


Revenues ..................................   $ 12,299    $ 41,445    $ 88,863    $ 39,039    $ 62,337

Cobsts and expenses:
     Research and development .............     19,272      41,130      70,152      31,553      43,221
     Selling, general and administrative ..      3,952       6,926      13,715       6,044      10,133
       Purchase of in-process research and
       development ........................       --         3,165        --          --          --
     Acquisition-related charges ..........       --          --          --          --         1,171
                                              --------    --------    --------    --------    ---------
Total costs and expenses ..................     23,224      51,221      83,867      37,597      54,525

Income (loss) from operations .............    (10,925)     (9,776)      4,996       1,442       7,812

Interest income ...........................      1,186       2,538       4,326       1,138       3,718
Interest and other expense ................       (198)       (250)       (186)        (69)        (37)
                                              ---------   ---------   ---------   ---------   ---------
Income (loss) before income taxes .........     (9,937)     (7,488)      9,136       2,511      11,493
Provision for income taxes ................       --          --           582         172       1,920
                                              ---------   ---------   ---------   ---------   ---------
Net income (loss) .........................   $ (9,937)   $ (7,488)   $  8,554    $  2,339    $  9,573
                                              =========   =========   ========    ========    ========


                                               See accompanying notes



                                                      Year Ended                 Six Months Ended
                                                      December 31,                   June 30,
                                            --------------------------------   -------------------
                                             1995        1996        1997       1997       1998
                                            --------------------------------   -------------------
                                                     (in thousands)               (unaudited)

Net income (loss) ..........................   $(9,937)   $(7,488)   $ 8,554   $ 2,339   $ 9,573

Other comprehensive income (loss), net of
    taxes
     Unrealized gains (losses) on securities        11       (106)       127        43       (49)
     Foreign currency translation
adjustments ................................      --         --            2      --        --
                                               -------    -------    -------   -------   -------
Other comprehensive income (loss) ..........        11       (106)       129        43       (49)
                                               -------    -------    -------   -------   -------
Comprehensive income (loss) ................   $(9,926)   $(7,594)   $ 8,683   $ 2,382   $ 9,524
                                               =======    =======    =======   =======   =======

                                              See accompanying notes





                                           INCYTE GENERAL
                                COMBINED STATEMENT OF DIVISION EQUITY
                        FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                         AND THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)
                                           (in thousands)


                                                               Accumulated
                                                   Equity         Other                      Total
                                                  Contrib-    Comprehensive  Accumulated    Division
                                                   utions        Income       Deficit        Equity
                                                ------------  -------------- -----------   ---------

Balances at January 1, 1995 ...............    $  44,146    $      22        $ (19,824)      24,344


Equity contribution from Incyte
   Pharmaceuticals, Inc. ...................      33,187         --               --         33,187
Net change in unrealized gains (losses) on
   marketable securities ...................        --             11             --             11
Net loss ...................................        --           --             (9,937)      (9,937)
                                               ---------    ---------        ---------     ---------
Balances at December 31, 1995 ..............      77,333           33          (29,761)      47,605

Equity contribution from Incyte
   Pharmaceuticals, Inc. ...................       4,611         --               --          4,611
Equity contribution from Incyte Genetics ...         532         --               --            532
Change in unrealized gains (losses) on
   marketable securities ...................        --           (106)            --           (106)
Net loss ...................................        --           --             (7,488)      (7,488)
                                               ---------    ---------        ---------     --------
Balances at December 31, 1996 ..............      82,476          (73)         (37,249)      45,154

Equity contribution from Incyte
   Pharmaceuticals, Inc. ...................      93,831         --               --         93,831
Equity contribution to Incyte Genetics .....     (11,589)        --               --        (11,589)
Change in unrealized gains (losses) on
   marketable securities ...................        --            127             --            127
Net change in cumulative translation
     adjustment ............................           2            2
Net income .................................        --           --              8,554        8,554
                                               ---------    ---------        ---------     ---------
Balances at December 31, 1997 ..............     164,718           56          (28,695)     136,079

Equity contribution from Incyte
   Pharmaceuticals, Inc. (unaudited) .......       3,169         --               --          3,169
Equity contribution from Incyte Genetics
   (unaudited) .............................         620         --               --            620
Net change in unrealized gains (losses) on
   marketable securities (unaudited) .......        --            (49)            --            (49)
Adjustment to conform fiscal year of  pooled
   entity - Synteni (unaudited) ............       2,025         --             (1,744)         281
Net income (unaudited) .....................        --           --              9,573        9,573
                                               ---------    ---------        ---------    ----------
Balances at June 30, 1998 (unaudited) ......   $ 170,532    $       7        $ (20,866)   $ 149,673
                                               =========    =========        =========    =========

                                              See accompanying notes




                                                  INCYTE GENERAL
                                         COMBINED STATEMENTS OF CASH FLOWS
                                                  (in thousands)


                                                                        Year Ended                               Six Months Ended
                                                                       December 31,                                   June 30
                                                       ----------------------------------------------      -------------------------
                                                            1995              1996              1997           1997            1998
                                                       ----------       -----------        ----------      ---------        --------

                                                                                                                 (Unaudited)

Cash flows from operating activities:
     Net income (loss)                                    $(9,937)         $ (7,488)          $ 8,554        $ 2,339        $ 9,573
     Adjustments to reconcile net income (loss)to
         net cash provided by (used in) operating
         activities:
         Depreciation and amortization                       2,771            6,529            10,633          4,592          7,489
         Expense for abandoned equipment                       124                -                 -
         Noncash portion of purchase of in-process
               research and development                          -            3,000                 -              -              -
         Amortization of deferred compensation                   -                -                 -              -            246
         Adjustment to conform fiscal year of pooled
               entity                                            -                -                 -              -            278
         Changes in certain assets and liabilities:
              Accounts receivable                          (7,439)            5,174          (17,651)        (1,497)          8,433
              Prepaid expenses and other assets              (585)          (2,012)           (3,459)        (1,012)        (3,758)
              Accounts payable                                 766            2,371               910          (973)        (2,082)
              Accrued and other liabilities                  4,498           10,120            14,329          3,051            111
              Deferred revenue                               1,015              301             6,260          6,190         12,184
                                                      ------------     ------------      ------------    -----------   ------------
Net cash provided by (used in) operating activities        (8,787)           17,995            19,576         12,690         32,474
                                                      ------------     ------------      ------------    -----------   ------------

Cash flows from investing activities:
     Capital expenditures                                  (8,122)         (20,453)          (27,225)        (9,136)       (15,325)
     Long-term investments                                       -            (313)           (4,537)        (5,000)        (6,894)
     Proceeds from sale of assets leased back under
         operating leases                                        -                -             1,696          1,528              -
     Purchases of marketable securities                   (74,037)         (16,526)          (53,464)        (4,511)       (60,171)
     Sales and maturities of marketable securities          61,722           16,336            26,740          8,539         23,854
                                                      ------------     ------------      ------------    -----------   ------------
Net cash used in investing activities                     (20,437)         (20,956)          (56,790)        (8,580)       (58,536)
                                                      ------------     ------------      ------------    -----------   ------------

Cash flows from financing activities:
     Contribution from Incyte Pharmaceuticals, Inc.         32,862            1,582            93,831          4,322          2,923
     Proceeds from capital leases and notes payable             69                -             1,000              -              -
     Principal payments on capital lease obligations
          And notes payable                                   (72)            (121)              (46)           (53)          (135)
     Equity contribution (to) from Incyte Genetics               -              532          (11,589)          (655)            620
                                                      ------------     ------------      ------------    -----------   ------------
Net cash provided by financing activities                   32,859            1,993            83,196          3,614          3,480
                                                      ------------     ------------      ------------    -----------   ------------

Net increase (decrease) in cash and cash
    equivalents                                              3,635            (968)            45,982          7,724       (22,654)
Cash and cash equivalents at beginning of period             6,949           10,584             9,616          9,616         55,598
                                                      ------------     ------------      ------------    -----------   ------------
Cash and cash equivalents at end of period                 $10,584       $    9,616         $  55,598        $17,340      $  32,944
                                                      ============     ============      ============    ===========   ============

                                              See accompanying notes



                                                  INCYTE GENERAL
                                   COMBINED STATEMENTS OF CASH FLOWS - CONTINUED
                                                  (in thousands)




                                                                       Year Ended                               Six Months Ended
                                                                      December 31,                                   June 30
                                                    ------------------------------------------------      --------------------------
Supplemental schedule of cash flow                      1995              1996              1997             1997            1998
   information:                                     ------------      ------------      ------------      -----------     ----------
                                                                                                                   (unaudited)
Supplemental schedule of cash flow
   information:
Interest paid                                            $    45            $   17         $   16            $  14              43
                                                    ============      ============      ============      ===========     ==========
Income taxes paid                                              -                 -         $  252            $  70          $  340
                                                    ============      ============      ============      ===========     ==========


Supplemental Schedule of Noncash Investing
    and Financing Activities:
Property and equipment acquired pursuant to
    capital lease obligations                            $    69            $    -         $   -                -           $   -
                                                    ============      ============      ============      ===========     ==========

                                              See accompanying notes

                                 INCYTE GENERAL
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)


Note 1.  Organization and Summary of Significant Accounting Policies

Organization and Business. Incyte General, a division of Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company"), designs, develops and markets genomic information-based tools that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs including the identification of new disease targets and novel disease pathways, and the evaluation of the safety and efficacy of new drugs. In addition, Incyte General is developing similar tools to assist agricultural companies in the identification of useful genes and the discovery of new products. The products include genomic database products, genomic data management software tools, microarray-based gene expression services, genomic reagents and related reagents.

Basis of Presentation. The Board of Directors of the Company has recommended stockholder approval of a proposal (the "Incyte Genetics Stock Proposal") that would create two series of common stock that are intended to reflect separately the performance of the Company's Incyte General and Incyte Genetics divisions. Under the Incyte Genetics Stock Proposal, the Company's Certificate of Incorporation would be amended to designate a new series of common stock entitled Incyte Pharmaceuticals, Inc. - Incyte Genetics Common Stock ("Incyte Genetics Stock") and to redesignate each share of the Company's existing common stock ("Existing Common Stock") as one share of a new series of common stock entitled Incyte Pharmaceuticals, Inc. - Incyte General Common Stock ("Incyte General Stock").

The accompanying combined financial statements have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of the Company. These combined financial statements reflect the assets, liabilities, revenue and expenses directly attributable to Incyte General as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte General on a stand-alone basis, in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated. Although management is unable to estimate the actual costs that would have been incurred if the services performed by the Company had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where applicable, and management considers the allocations to be reasonable. However, the financial position, results of operations and cash flows of Incyte General may differ from those that would have been achieved had Incyte General operated autonomously or as an entity independent of the Company. To date, Incyte General has been the sole source of funding to Incyte Genetics. In September 1998, Incyte General committed $20 million, in addition to funding provided through June 30, 1998, to Incyte Genetics for working capital needs; however Incyte Genetics will have to find alternative funding to fully support anticipated levels of operations.

Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and Division equity between Incyte General and Incyte Genetics for purposes of preparing their respective financial statements, the Company continues to hold title to all of the assets and is responsible for all of the liabilities allocated to each division. If the Incyte Genetics Stock Proposal is approved, holders of Incyte General Stock and Incyte Genetics Stock will be subject to the risks associated with an investment in a single corporation and all of the Company's businesses, assets and liabilities. Events attributable to Incyte Genetics that affect the Company's results of operations or financial condition could affect the results of operations or financial position of Incyte General or the market price of Incyte General Stock.

The management and accounting policies applicable to the preparation of the financial statements of Incyte General and Incyte Genetics described may be modified or rescinded, or additional policies may be adopted, at the sole discretion of the Company's Board of Directors at any time without approval of the stockholders.

In January 1998, the Company issued shares of Existing Common Stock in exchange for all of the capital stock of Synteni, Inc. ("Synteni"), a privately held microarray-based genomics company in Fremont, California. Synteni is developing and commercializing technology for generating microarrays and related software and services. Synteni's assets, liabilities and operations have been allocated to Incyte General. The merger has been accounted for as a pooling of interests and, accordingly, Incyte General's combined financial statements and financial data for all periods include the accounts and operations of Synteni since inception. Synteni's fiscal year ended on September 30. Synteni's results of operations for the period from October 1, 1997 to December 31, 1997 were recorded directly in retained earnings in the first quarter of fiscal 1998.

In August 1996, the Company acquired Combion, Inc. ("Combion") for shares of Existing Common Stock. The acquisition of Combion has been accounted for as a purchase, and the combined financial statements discussed herein reflect the inclusion of the results of Combion from the date of acquisition, August 15, 1996. See Note 7 to the Combined Financial Statements.

In July 1996, the Company issued shares of its Existing Common Stock in exchange for all of the outstanding shares of Genome Systems, Inc. ("Genome Systems"). The activities of Genome Systems related to the operations of genetic mapping have been allocated to Incyte Genetics and all other activities have been allocated to Incyte General. The transaction has been accounted for as a pooling of interests, and Incyte General's combined financial statements and all historical financial data reflect the accounts and operations of Genome Systems since inception.

Financial Statements and Allocation Matters. As a matter of policy, Incyte General manages the financial activities of both of the Company's divisions. These financial activities include the day to day cash disbursement and receipts activities, investment of surplus cash, the issuance and repayment of short-term and long-term debt and capital lease obligations and the issuance of common stock. During the three year period ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998, the Company attributed all of its short-term and long-term debt and capital lease obligations to Incyte General based upon the specific purpose for which the debt was incurred. Accordingly, all of the Company's interest expense has been allocated to Incyte General. All revenues that are not directly attributed to Incyte Genetics' current product, LifeSeq Atlas(TM), have been allocated to Incyte General. Incyte Genetics recognizes all expenses directly incurred in its operations and is allocated expenses for shared services; all other expenses are recognized by Incyte General.

Unaudited Interim Financial Information. The combined balance sheet as of June 30, 1998, combined statements of operations, combined statements of comprehensive operations and the combined statements of cash flows for the six months ended June 30, 1997 and 1998 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which Incyte General considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Foreign Currency Translation. The financial statements of subsidiaries outside the United States are measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. The resultant translation adjustments have been immaterial to date. Income and expense items are translated at average monthly rates of exchange.

Concentrations of Credit Risk. Cash, cash equivalents, and short-term investments and trade receivables are financial instruments which potentially subject Incyte General to concentrations of credit risk. The estimated fair value of financial instruments approximates the carrying value based on available market information. Incyte General primarily invests its excess available funds in notes and bills issued by the U.S. government and its agencies and corporate debt securities and, by policy, limits the amount of credit exposure to any one issuer and to any one type of investment, other than securities issued or guaranteed by the U.S. government. Incyte General's customers are pharmaceutical, biotechnology and agricultural companies which are typically located in the United States and Europe. Incyte General has not experienced any credit losses to date and does not require collateral on receivables.

Segment Information. Export revenues for the years ended December 31, 1995, 1996 and 1997 and the six month periods ended June 30, 1997 and 1998 were $1,525,000, $9,743,000, $25,694,000, $9,445,000 and $16,639,000, respectively.

Cash and Cash Equivalents. Cash and cash equivalents are held in U.S. banks or in custodial accounts with U.S. banks. Cash equivalents are defined as all liquid investments with maturities from date of purchase of 90 days or less that are readily convertible into cash and have insignificant interest rate risk. All other investments are reported as marketable securities -- available-for-sale.

Marketable Securities Available-for-Sale. All marketable securities are classified as available-for-sale. Available-for- sale securities are carried at fair value, with unrealized gains and losses reported as a separate component of division equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretions of discounts to maturity. Such amortization is included in interest income. Realized gains and losses and declines in value judged to be other than temporary for available-for-sale securities are included in interest and other expense.

The following is a summary of Incyte General's investment portfolio, including cash equivalents of $398,000, $40,064,000 and $10,150,000 as of December 31,
1996 and 1997 and June 30, 1998, respectively.



                                                                                     Net
                                                                                  Unrealized   Estimated
                                                                      Amortized     Gains         Fair
                                                                         Cost      (Losses)      Value

                                                                     ----------   ----------   ---------
                                                                                (in thousands)

December 31, 1996
U.S. Treasury notes and other U.S. government and agency securities   $  30,695   $      (73)  $  30,622
Corporate debt securities .........................................         398         --           398
                                                                     ----------   ----------   ---------
                                                                      $  31,093   $      (73)  $  31,020
                                                                     ==========   ==========   =========

December 31, 1997
U.S. Treasury notes and other U.S. government and agency securities   $  53,951    $      47   $  53,998
Corporate debt securities .........................................      30,543         --        30,543
Floating rate notes ...............................................      13,013            7      13,020
                                                                     ----------   ----------   ---------
                                                                     $   97,507   $       54   $  97,561
                                                                     ==========   ==========   =========

June 30, 1998 (Unaudited)
U.S. Treasury notes and other U.S. government and agency securities   $  85,701    $       5   $  85,706
Corporate debt securities .........................................      10,150         --        10,150
Floating rate notes ...............................................       8,003         --         8,003
                                                                     ----------   ----------   ---------
                                                                     $  103,854   $        5   $ 103,859
                                                                     ==========   ==========   =========

At December 31, 1996 and 1997, all of Incyte General's investments were classified as short-term, as Incyte General has classified its investments as available for sale and may not hold its investments until maturity in order to take advantage of market conditions. Of the marketable securities held at December 31, 1997, $78,530,000 had maturities under a year and $19,031,000 had maturities over a year, but less than two years. Unrealized gains were not material and have therefore been netted against unrealized losses. Realized gains and losses from sales and maturities of marketable securities have not been material to date.

Accounts Receivable. Accounts receivable at December 31, 1996 and 1997 and June 30, 1998 included an allowance for doubtful accounts of $0, $225,000 and $300,000, respectively.

Property and Equipment. Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the respective assets (generally two to five years). Leasehold improvements are amortized over the shorter of the estimated useful life of the assets or lease term. Property and equipment consists of the following (in thousands):

                                                           December 31,                         June 30,
                                             ----------------------------------------       -----------------
                                                    1996                   1997                   1998
                                             -------------------      ---------------       -----------------
                                                                                                 (Unaudited)

Office equipment                                $          1,018          $     2,588          $        2,850
Laboratory equipment                                      13,182               18,939                  20,477
Computer equipment                                         9,990               22,168                  32,035
Leasehold improvements                                     8,702               14,495                  17,666
                                             -------------------      ---------------       -----------------
                                                          32,892               58,190                  73,028
Less accumulated depreciation and                          9,696               20,120                  27,375
amortization
                                             -------------------      ---------------       -----------------
                                                 $        23,196           $   38,070           $      45,653
                                             ===================      ===============       =================


Depreciation and amortization expense, including depreciation expense of assets under capital leases, was $2,175,000, $5,298,000, $8,758,000, $3,755,000 and
$5,971,000 for the years ended December 31, 1995, 1996, and 1997 and the six months ended June 30, 1997 and 1998, respectively. Amortization of leasehold improvements was $266,000, $1,061,000, $2,260,000, $837,000 and $1,518,000 for
the years ended December 31, 1995, 1996 and 1997, and the six months ended June 30, 1997 and 1998, respectively. A portion of the depreciation and amortization is allocated to Incyte Genetics in a manner consistent with Note 1 to Combined Financial Statements.

Certain laboratory and computer equipment used by Incyte General could be subject to technological obsolescence in the event that significant advancement is made in competing or developing equipment technologies. Management continually reviews the estimated useful lives of technologically sensitive equipment and believes that those estimates appropriately reflect the current useful life of its assets. In the event that a currently unknown significantly advanced technology became commercially available, Incyte General would re-evaluate the value and estimated useful lives of its existing equipment, possibly having a material impact on the financial statements.

Long-Term Investments. Incyte General has made equity investments in a number of companies whose businesses may be complementary to Incyte General's business. To date, all investments have been carried at cost, which approximates the fair market value. The Company evaluates its long-term investments for impairment on a quarterly basis.

Software Costs. In accordance with the provisions of Financial Accounting Standards Board Statement ("FASB") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," Incyte General has capitalized software development costs incurred in developing certain products once technological feasibility of the products has been determined. Capitalized software costs are amortized over three years.

Revenue Recognition. Incyte General recognizes revenue for database collaboration agreements evenly over the term of the agreement. Revenue is deferred for fees received before earned. Revenues from custom orders, such as satellite databases, are recognized upon shipment. Revenues from reagents and genomic screening products are recognized when shipped, and revenues from genomic screening services are recognized upon completion. Revenue from gene expression microarray services is recognized at the completion of key stages in the performance of the service, in proportion to costs incurred. All revenues generated by the LifeSeq Atlas product have been allocated to Incyte Genetics.

Stock-Based Compensation. Incyte General accounts for stock option grants to employees in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Incyte General recognizes compensation expense, if any, equal to the difference between the exercise price of the option and the fair market value of the stock at the date of grant.

Advertising Costs. All costs associated with advertising products are expensed in the year incurred. Advertising expenses for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and 1998 were $324,000, $573,000, $772,000, $336,000 and $585,000, respectively.

Income Taxes. Both Incyte Genetics and Incyte General are included in the consolidated United States federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and the related payments or refunds of tax are determined on a consolidated basis. The consolidated provision and the related tax payments or refunds have been reflected in both Incyte Genetics, and Incyte General's financial statements in accordance with the Company's tax allocation policy. In general, such policy provides that the consolidated tax provision and related tax payments or refunds are allocated among the divisions for financial statement purposes based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective divisions. For tax provision purposes, tax benefits resulting from attributes (principally net operating losses and various tax credits), which cannot be utilized by one of the divisions on a separate return basis, but which can be utilized on a consolidated basis in that year or in a carryback year, are allocated to the division that generated the attributes.

New Pronouncements. In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), and Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") (collectively, the "Statements"). The Statements are effective for fiscal periods beginning after December 15, 1997. SFAS 130 establishes standards for reporting of comprehensive income and its components in annual financial statements. SFAS 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS 130 and SFAS 131, respectively.

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). This statement is effective for fiscal years beginning after June 15, 1999. SFAS 133 establishes standards for reporting derivative instruments and hedging activities. Application of the SFAS 133 will have no impact on the Incyte General combined financial position or results of operations as currently reported.

Note 2.  Related party transactions

Overview. The Company allocates corporate general and administrative and research and development expenses and income taxes in accordance with certain policies adopted by the Company's Board of Directors. Such policies may be further modified or rescinded, or additional policies may be adopted, by action of the Company's Board of Directors without the approval of stockholders.

Shared Services. Incyte General operates as a division of the Company with access to the Company's personnel, financial resources, facilities and fixed assets. The two divisions, Incyte Genetics and Incyte General, will share sequencing operations, marketing/sales and general and administrative services with the costs being allocated to Incyte

General and Incyte Genetics in a reasonable and consistent manner, based on utilization by each division of the services to which such costs relate.

Access  to  Technology  and  Know-How  Incyte  General  has free  access  to all technology and know-how of Incyte Genetics that may be useful, subject to any obligations or limitations applicable to Incyte Genetics. The costs of developing this technology remain in the business

Note 3.  Database Agreements

As of December 31, 1997, Incyte General had database agreements with nineteen pharmaceutical, biotechnology and agricultural companies (twenty-one as of June 30, 1998). Each company has agreed to pay, during the term of the agreement, annual fees to receive non-exclusive access to selected modules of Incyte General's databases. In addition, if a company develops certain products utilizing Incyte General's technology and proprietary database information, potential milestone and royalty payments could be received by Incyte General. If these agreements are not renewed and if Incyte General cannot sign a sufficient number of new database agreements, the loss of revenue could have a material adverse effect on Incyte General's business and operating results. Certain companies also have satellite database agreements, whereby Incyte General provides custom sequencing services, which are billed for separately. Satellite database services are provided to the customer on an exclusive basis for a negotiated period of time. None of the companies individually contributed more than 10% of Incyte General's total revenues in the year ended December 31, 1997 or the six months ended June 30, 1997 and 1998. Over 90% of the total revenues in 1996 were derived from ten companies, three of which individually contributed more than 10% of the total, or approximately 37% in the aggregate. In 1995, the majority of the total revenues were derived from five companies, including three of which contributed more than 10% individually, or approximately 71% in the aggregate.

In addition to the database collaboration agreements, Incyte General has a number of research and development alliances with companies and research institutions. These agreements provide for the funding of research activities by Incyte General and the possible payment of milestones, license fees, and, in some cases, royalties.


Note 4.  Commitments

At December 31, 1997, the Company had signed noncancelable operating leases on multiple facilities, including facilities in Palo Alto and Fremont, California and St. Louis, Missouri. The leases expire on various dates ranging from March 1998 to January 2006. Rent expense for the years ended December 31, 1995, 1996, and 1997 and the six month periods ended June 30, 1997 and 1998, was approximately $1,251,000, $1,675,000, $3,490,000, $1,324,000 and $2,554,000,
respectively. Rent allocated to Incyte Genetics was approximately $2,000, $84,000, $30,000, and $56,000 from July 1, 1996 through December 31, 1996, for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively.

Incyte General had laboratory and office equipment with a cost of approximately $370,000, $189,000 and $65,000 at December 31, 1996 and 1997 and June 30, 1998,
respectively, and related accumulated amortization of approximately $268,000, $136,000 and $16,000 at December 31, 1996 and 1997, and June 30, 1998,
respectively, under capital leases. These leases are secured by the equipment leased thereunder.

At December 31, 1997, future noncancelable minimum payments under the operating and capital leases and notes payable were as follows:


                                                                                         Capital Leases
                                                                   Operating                   and
                                                                    Leases                Notes Payable
                                                              --------------            ---------------
                                                                            (in thousands)
Year ended December 31,

   1998                                                       $        5,517            $       48
   1999                                                                4,381                    38
   2000                                                                3,902                    19
   2001                                                                3,426                   ---
   2002 and thereafter                                                 4,592                   ---
                                                              --------------            ----------
Total minimum lease payments                                  $       21,818                   105
                                                              ==============
Less amount representing interest                                                                6
                                                                                        ----------
Present value of minimum lease payments                                                         99
Less current portion                                                                            46
                                                                                        ----------
Noncurrent portion                                                                      $       53
                                                                                        ==========


In July 1997, Synteni obtained $1,000,000 in debt financing secured by its property and equipment. The loan is repayable in 48 equal monthly installments commencing on September 1, 1997 and carries an annual interest rate of 9%. In connection with the financing, Synteni issued a warrant to purchase the equivalent of 2,569 shares of Existing Common Stock, exercisable for a period of seven years from the date of issue at an exercise price of $7.79 per share. The warrant was exercised immediately prior to the Company's merger with Synteni. Using the Black-Scholes model to determine the fair market value of the warrant, management has determined that such fair value is nominal.

In July 1997, the Company entered into a multi-year lease with respect to a 95,000 square foot building being constructed adjacent to the Company's Palo Alto headquarters. The term of the lease is twelve years at an approximate annual rent of $3.4 million. Incyte General's share of tenant improvements is estimated to be between $10.0 million and $15.0 million, of which approximately $0.9 million has been expended through June 30, 1998. Given the current construction schedule, Incyte General does not expect to begin to incur significant expenses related to this facility until late 1998 or early 1999.

Incyte General has a number of research and development alliances with companies and research institutions. As part of the collaborative agreement, Incyte General has agreed to reimburse OGS for up to $5.0 million in 1999 if revenues are not sufficient to offset OGS' expenses for services rendered. Incyte General's commitments under any other of these agreements do not represent a significant expenditure in relation to Incyte General's total research and development expense. See "Note 2 of Combined Financial Statements."

The development of Incyte Genetics' products and services will require substantial funds. Incyte General intends to fund the operations of Incyte Genetics for the foreseeable future. The Company's Board has approved a plan for Incyte General to continue to fund Incyte Genetics' operations for an amount up to $20.0 million. The funding will be provided on an as needed basis to support Incyte Genetics working capital needs.


Note 5.  Division Equity

Incyte General Stock. If the Incyte Genetics Stock Proposal is approved by Incyte Stockholders each share of Existing Common Stock will be redesignated as Incyte General Stock, which is intended to reflect the performance of Incyte General, and a new series of common stock, Incyte Genetics Stock, will be created to reflect the performance of Incyte Genetics. Incyte General and Incyte Genetics stockholders will vote as one series of stock with Incyte General stockholders receiving one vote per share. The number of votes allocated to each share of Incyte Genetics Stock will be adjusted to reflect the ratio of the average market values of the Incyte Genetics Stock and the Incyte General Stock as of a 20 trading day period prior to the record date of any vote. Upon liquidation, holders of Incyte General and Incyte

Genetics  Stock  will be  entitled  to a portion  of the  assets  remaining  for distribution to holder of common stock in proportion to the aggregate Liquidation Units, as defined, of each series of stock, which is to be determined. Additional shares of Incyte General Stock may be issued from time to time upon exercise of stock options or at the discretion of the Company's Board.

Stock Compensation Plans. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock compensation plans. The Company records stock compensation expense for the difference between the exercise price and their market value, if any, over the vesting period of the option. The following pro forma net income (loss) per share is presented assuming the Incyte Genetics Stock Proposal and Additional Proposals are approved by the Company's stockholders and outstanding options under the Company's three stock-based compensation plans are adjusted such that a holder of an outstanding option to purchase one share of Existing Common Stock will be entitled to purchase one Share of Incyte General Stock. Had compensation cost related to the Company's three stock-based compensation plans been determined consistent with FASB Statement No. 123, Incyte General's pro forma net income (loss) in the years ended December 31, 1996 and 1997 and six month periods ended June 30, 1997 and 1998 would have been approximately $(11.3) million $1.0 million, $(1.1) million and $4.5 million, respectively. Both Incyte General's pro forma basic and diluted loss per share for the year ended December 31, 1996 and six months ended June 30, 1997 would have been $(0.56) per share, and $(0.05) per share, respectively, and for the year ended December 31, 1997 and the six month period ended June 30, 1998 pro forma basic and diluted net income per share would have been $0.05 and $0.04 per share and $0.17 and $0.16 per share, respectively. The weighted average fair value of the options granted during the years ended December 31, 1997 and 1996 and the six months ended June 30, 1997 and 1998 are estimated at $9.44, $14.66, $12.58, and $20.52 per share, on the date of grant, using the Black-Scholes multiple-option pricing model with the following assumptions: dividend yield 0%, 0%, 0%, and 0%, volatility of 55%, 56%, 56% and 56% risk-free interest rate with an average of 6.10%, 6.05%, 6.35%, and 5.52% and an average expected life of 3.25, 3.37, 3.40, and 3.78 years, respectively. The fair value of the employees' purchase rights under the Employee Stock Purchase Plan during the year ended December 31, 1997 and the six months ended June 30, 1998 is estimated at $11.86 and $13.66, on the date of grant, using the Black-Scholes multiple-option pricing model with the following assumptions: dividend yield 0% and 0%, volatility of 56% and 56%, risk free interest rate of 5.64% and 5.44%, and an expected life of 9 months, respectively.

The effects on pro forma disclosures of applying FASB Statement No. 123 are not likely to be representative of the effects on pro forma disclosures of future years. As FASB Statement No.123 is only applicable to options granted after December 31, 1994, the pro forma effect will not be fully reflected until 1998. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility and option life. Because Incyte General's employee stock options have characteristics significantly different from those of traded options, because changes in the subjective input assumptions can materially affect the fair value estimate, and because Incyte General has a relatively limited history with option behavior, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Summaries of stock option activity for the Company's three fixed stock option plans as of December 31, 1995, 1996 and 1997, and related information for the years ended December 31 are included in the plan descriptions below.

1991 Stock Plan. In November 1991, the Board of Directors adopted the 1991 Stock Plan (the "Stock Plan"), which was amended and restated in 1992, 1995, 1996 and 1997, to provide for issuance of Existing Common Stock to employees, consultants, and scientific advisors. Options issued under the Stock Plan shall, at the discretion of the compensation committee of the Board of Directors, be either incentive stock options or nonstatutory stock options. The exercise prices of incentive stock options granted under the Stock Plan are not less than the fair market value on the date of the grant, as determined by the Board of Directors. The exercise prices of nonstatutory stock options granted under the Stock Plan are not less than 85% of the fair market value on the date of the grant, as determined by the Board of Directors. Options generally vest over approximately four years, pursuant to a formula determined by the Company's Board of Directors, and expire after ten years. On May 21, 1997, the Company's stockholders approved an increase in the number of shares of Existing Common Stock reserved for issuance under the Stock Plan from 4,000,000 to 4,800,000. On June 15, 1998, the Company's stockholders approved an increase in the number of shares of Existing Common Stock reserved for issuance under the Stock Plan from 4,800,000 to 6,300,000.

If the Incyte Genetics Stock Proposal and the related proposal to amend the Stock Plan are approved by the Company's stockholders and implemented by the Board of Directors, the Stock Plan will be amended to provide that up to 6,300,000 shares of Incyte General Stock and 2,400,000 shares of Incyte Genetics Stock will be reserved for issuance under the plan, and each outstanding option under the Stock Plan will be converted into an option to purchase shares of Incyte General Stock. Upon any distribution of shares of Incyte Genetics Stock to the holders of outstanding Incyte General Stock, outstanding options under the Stock Plan will be adjusted to reflect the fact that a holder of an outstanding option to purchase one share of Existing Common Stock under the Stock Plan will be entitled to acquire one share of Incyte General Stock and such number or fraction of shares of Incyte Genetics Stock as were distributed with respect to each share of Incyte General Stock, for an aggregate exercise price equal to the original exercise price of the outstanding option.

1996 Synteni Stock Plan. In December 1996, Synteni's Board of Directors approved and adopted the 1996 Equity Incentive Plan ("Synteni Plan"). Under the Synteni Plan, Synteni could grant incentive stock options, nonstatutory stock options, stock bonuses or restricted stock purchase rights to purchase the aggregate equivalent of 436,100 shares of Existing Common Stock. Incentive stock options could be granted to employees and nonstatutory options and rights to purchase restricted stock may be granted to employees, directors or consultants at exercise prices of no less than 100% and 85%, respectively, of the fair value of the common stock on the grant date, as determined by the board of directors. Options could be granted with different vesting terms from time to time and options expire no more than 10 years after the date of grant. All outstanding options at the time of the merger with Incyte were converted to options to purchase Existing Common Stock, and the Synteni Plan was terminated.

Activity under the 1991 Stock Plan and the Synteni Plan was as follows:


                                                                                      Shares Subject To
                                                                                     Outstanding Options
                                                                           ----------------------------------------
                                                                                                     Weighted
                                                         Shares                                       Average
                                                       Available                                     Exercise
                                                       For Grant               Shares                  Price
                                                   ------------------      ---------------      -------------------

Balance at January 1, 1995                                    217,664            1,303,416       $             3.86
Additional authorization                                    1,600,000                    -                        -
Options granted                                           (1,246,800)            1,246,800                     9.14
Options exercised                                                   -             (57,630)                     1.53
Options canceled                                               19,918             (19,918)                     6.51
                                                   ------------------      ---------------      -------------------
Balance at December 31, 1995                                  590,782            2,472,668                     6.56
Additional authorization                                      800,000                    -                        -
Options granted                                           (1,052,300)            1,052,300                    19.75
Options exercised                                                   -            (446,556)                     3.54
Options canceled                                              140,326            (140,326)                     8.38
                                                   ------------------      ---------------      -------------------
Balance at December 31, 1996                                  478,808            2,938,086                    11.63
Additional authorization                                      800,000                    -                        -
Shares authorized under Synteni Plan                          436,100                    -                        -
Options granted                                           (1,159,508)            1,159,508                    25.56
Options exercised                                                   -            (408,171)                     7.27
Options canceled                                              109,398            (109,398)                    19.27
                                                   ------------------      ---------------      -------------------
Balance at December 31, 1997                                  664,798            3,580,025                    16.46
Additional authorization                                    1,500,000
Options granted (unaudited)                                 (350,087)              350,087                    33.56
Options exercised (unaudited)                                       -            (254,474)                     9.05
Options canceled (unaudited)                                   69,900             (69,900)                    18.28
Termination of Synteni Plan (unaudited)                      (88,280)                    -                        -
                                                   ------------------      ---------------      -------------------
Balance at June 30, 1998 (unaudited)                        1,796,331            3,605,738        $           18.61
                                                   ==================      ===============      ===================


Stock options issued by Synteni to purchase 89,587 Incyte equivalent common shares at a weighted average exercise price of $1.49 per share, and options to purchase 8,722 Incyte equivalent common shares under the Synteni Plan exercised in the period from October 1, 1997 to December 31, 1997 were included in the 1998 activity. The Company recorded $1,658,000 of deferred compensation related to these options, which will be amortized over the vesting period of the options.

Options to purchase a total of 2,914,596, 2,181,814 and 2,346,532 shares at December 31, 1996 and 1997, and June 30, 1998, respectively, were exercisable. Of the options exercisable, 803,004, 1,233,953 and 1,419,860 shares were vested at December 31, 1996 and 1997, and June 30, 1998, respectively.

Non-Employee Directors' Stock Option Plan. In August 1993, the Company's Board of Directors approved the 1993 Directors' Stock Option Plan (the "Directors' Plan"), which was amended in 1995. The Directors' Plan provides for the automatic grant of options to purchase shares of Existing Common Stock to non-employee directors of the Company. The maximum number of shares issuable under the Directors' Plan is 400,000.

The Directors' Plan provides immediate issuance of options to purchase an initial 40,000 shares of Existing Common Stock to each new non-employee director joining the Board. The initial options are exercisable in five equal annual installments. Additionally, members who continue to serve on the Board will receive annual option grants for 10,000 shares exercisable in full on the first anniversary of the date of the grant. All options are exercisable at the fair market value of the stock on the date of grant. At December 31, 1996 and 1997 and June 30, 1998, options to purchase 227,500, 267,500 and 287,500 shares of Existing Common Stock at a weighted average exercise price of $5.37, $8.71 and $11.18 per share, respectively, were outstanding; 141,500, 171,500 and 217,500 shares are vested and exercisable at December 31, 1996 and 1997 and June 30, 1998, respectively. The Directors' Plan was amended in March 1998 by the Board of Directors to eliminate the grant (to each new non-employee director) referred to above and to reduce the annual grants from 10,000 shares to 5,000 shares.

If the Incyte Genetics Stock Proposal and the related proposal to amend the Directors' Plan are approved by the Company's stockholders and implemented by the Board of Directors, the Directors' Plan will be amended to provide that up to 400,000 shares of Incyte General Stock and 200,000 shares of Incyte Genetics Stock will be reserved for issuance under the plan. Each annual option grant will be amended to provide for the issuance of options to purchase shares of Incyte General Stock and Incyte Genetics Stock in a proportion to be determined.

The following table summarizes information about stock options outstanding at December 31, 1997, for the 1991 Stock Plan, the 1993 Directors' Stock Option Plan and the Synteni 1996 Equity Incentive Plan


                                                Options Outstanding                                 Options Exercisable
                           --------------------------------------------------------------     -------------------------------
                                                       Weighted                Weighted                            Weighted
                                                        Average                 Average                             Average
      Range of                  Number                 Remaining               Exercise             Number         Exercise
  Exercise Prices            Outstanding           Contractual Life              Price           Exercisable         Price
--------------------      -----------------      ---------------------      -------------     --------------      -----------

$0.15-- 1.00                        434,283              7.35                     $  0.78          212,065         $  0.75
$2.00-- 4.75                        236,382              5.98                     $  3.00          204,382         $  3.04
$5.31-- 7.56                        419,108              6.99                     $  7.19          419,108         $  7.19
$8.44-- 9.56                        729,279              7.79                     $  8.73          729,279         $  8.73
$10.69-- 19.81                      546,143              8.21                      $15.67          522,143          $15.59
$20.19-- 28.l9                      858,330              8.99                      $22.57          266,377          $20.81
$31.00-- 36.63                      512,000              9.81                      $35.27              --           $--
40.25-- 43.88                       112,000              9.80                      $41.90              --           $--
                          -----------------                                                   --------------
$0.15-- 43.88                     3,847,525              8.20                      $15.92        2,353,354          $10.13
                          =================                                                   ==============


In July 1996, in connection  with the Genome  Systems  transaction  described in
Note 7 below, the Company issued, in exchange for an option to purchase capital stock of Genome Systems, an option to purchase 21,482 shares of Existing Common Stock at an exercise price of $0.0235 per share. The option was not issued under the provisions of either plan described above. The option has been exercised with respect to 10,740 shares as of December 31, 1997. The remaining 10,742 shares under the option were exercised in January 1998.

Employee Stock Purchase Plan. On May 21, 1997, the Company's stockholders adopted the 1997 Employee Stock Purchase Plan ("ESPP"). The Company has authorized 400,000 shares of Existing Common Stock for issuance under the ESPP. Each regular full-time and part-time employee is eligible to participate after one year of employment. The initial offering period commenced August 1, 1997 and ends October 31, 1999. As of December 31, 1997 and June 30, 1998, $238,000 and $167,000, respectively, has been deducted from employees' payroll.

If the Incyte Genetics Stock Proposal and the related proposal to amend the ESPP are approved by the Company's stockholders and implemented by the Board of Directors, the ESPP will be amended to provide that up to 400,000 shares of Incyte General Stock and 400,000 shares of Incyte Genetics Stock will be reserved for issuance under the ESPP and that participants may purchase either Incyte General Stock or Incyte Genetics Stock or both, in such proportions as the participants may determine.

Note 6.  Income Taxes

Income tax provisions and related assets and liabilities attributed to Incyte General are determined in accordance with the Incyte tax allocation policy. See
Note 1 above.

As of December 31, 1997, Incyte General had federal net operating loss carryforwards of approximately $26,300,000. Incyte General also had federal research and development tax credit carryforwards of approximately $2,800,000. The net operating loss carryforwards will expire at various dates, beginning in 2009 through 2012 if not utilized.

Significant components of Incyte General's deferred tax assets are as follows:

                                                       December 31,
                                              ---------------------------
                                                   1997              1996
                                              ---------         ---------
                                                   (in thousands)
Deferred tax assets:
   Net operating loss carryforwards           $   9,500         $  10,300
   Research credits                               4,000             1,500
   Capitalized research and development           1,400             1,600
   Other, net                                     2,800             1,500
                                              ---------         ---------
Deferred tax assets                              17,700            14,900
Valuation allowance for deferred tax assets     (17,700)          (14,900)
                                              ---------         ---------
Net deferred tax asset                        $      --         $      --
                                              =========         =========


The valuation allowance for deferred tax assets increased by approximately $4,100,000, $2,800,000 and $2,800,000 during the years ended December 31, 1995,
1996 and 1997. Approximately $4,100,000 of the valuation allowance for deferred tax assets relates to benefits of stock option deductions which, when recognized, will be allocated directly to contributed capital.

Utilization of the net operating losses and credits may be subject to an annual limitation, due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions.

The provision for income taxes consists primarily of federal Alternative Minimum Tax and differs from the federal statutory rate as follows:

                                                                   Year ended
                                                                  December 31,
                                                                       1997
                                                                  --------------
                                                                  (in thousands)

Tax at U.S federal statutory rate                                   $   3,198
Use of net operating loss carryforwards                                (4,814)
Unbenefitted net operating losses                                       1,225
Non-deductible in-process research and development charges              1,108
Other                                                                    (135)
                                                                    ---------
Provision for income tax                                            $     582
                                                                    =========


Note 7.  Defined Contribution Plan

The Company has a defined contribution plan covering all domestic employees. Employees may contribute a portion of their compensation, which is then matched by Incyte General, subject to certain limitations. Defined contribution expense for Incyte General was $0, $231,000, $482,000, $267,000, and $410,000 in
the years ended 1995, 1996 and 1997 and the six month periods ended June 30, 1997 and 1998, respectively.

Note 8.  Business Combinations

In July 1996, the Company issued 408,146 shares of Existing Common Stock in exchange for all of the capital stock of Genome Systems, Inc. The merger has been accounted for as a pooling of interests and, accordingly, Incyte General's financial statements and financial data have been restated to include the accounts and operations of Genome Systems since inception. The acquired operations have been allocated in total to Incyte General.

In August 1996, the Company acquired all the common stock of Combion, in a stock-for-stock exchange, issuing 146,342 shares of Existing Common Stock valued at $3 million. The acquisition has been accounted for as a purchase transaction and, accordingly, the purchase price was allocated to assets and liabilities based on the estimated fair value as of the date of acquisition. The purchase price has been allocated based on the fair value of the net assets and the technology acquired (recorded as a charge to in-process research and development). Combion's results of operations have been included in the consolidated results of operations since the date of acquisition. Pro forma results of operations have not been presented because the effect of this acquisition was not material to Incyte General's consolidated results of operations or financial position. The acquired operations have been allocated in total to Incyte General.

In January 1998, the Company issued 2,340,237 shares of Existing Common Stock in exchange for all of the capital stock of Synteni, Inc. The merger was accounted for as a pooling of interests and, accordingly, Incyte General's financial statements and financial data have been stated to include the accounts and operations of Synteni since inception. The acquired operations have been allocated in total to Incyte General.

The table below presents the separate results of operations for Incyte General including Genome Systems from August 1996, Genome Systems, and Synteni prior to the respective mergers (in thousands):


                                          Year Ended              Six Months Ended
                                          December 31,                June 30,
                                 ----------------------------    -------------------
                                 1995        1996        1997        1997       1998
                                                                       (unaudited)

Revenues:
   Incyte ................   $  9,908    $ 39,601    $ 87,218    $ 38,667    $ 62,337
   Genome ................      2,304       1,734        --          --          --
   Synteni ...............         87         110       1,645         372        --
                             --------    --------    --------    --------    --------
      Total ..............   $ 12,299    $ 41,445    $ 88,863    $ 39,039    $ 62,337
                             ========    ========    ========    ========    ========


Net income (loss):
   Incyte General ........   $(10,142)   $ (6,936)   $ 11,965    $  3,496    $ 10,944
   Genome ................        205         106        --          --          --
   Synteni ...............       --          (515)     (3,500)     (1,195)       --
   Merger related expenses       --          (143)       --          --        (1,060)
                             --------    --------    --------    --------    --------
       Total .............   $ (9,937)   $ (7,488)   $  8,465    $  2,301    $  9,884
                             ========    ========    ========    ========    ========


Note 9.  Litigation

In January 1998, Affymetrix, Inc. ("Affymetrix") filed a lawsuit in the United States District Court for the District of Delaware alleging infringement of U.S. patent number 5,445,934 (the "'934 Patent") by both Synteni and Incyte. The complaint alleges that the '934 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte and that such infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '934 Patent and, in addition, seeks damages, costs and attorney's fees and interest. Affymetrix further requests that any such damages be trebled based on its allegation of willful infringement by Incyte and Synteni.

In September 1998 Affymetrix filed an additional lawsuit in the United States District Court for the District of Delaware alleging infringement of the U.S. patent number 5,800,992 (the "'992 Patent") and U.S. patent number 5,744,305 (the "'305 Patent") by both Synteni and Incyte. The complaint alleges that the '305 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte, that the '992 Patent has been infringed by the use of Synteni's and Incyte' GEMTM microarray technology to conduct gene expression monitoring using two-color labeling, and that such infringement was willful.
Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '305 and '992 Patents and, in addition, Affymetrix seeks a preliminary injunction enjoining Incyte and Synteni from using Synteni's and Incyte's GEM microarray technology to conduct gene expression monitoring using two-color labeling as described in the '992 Patent.

Incyte and Synteni believe they have meritorious defenses and intend to defend these suits vigorously. However, there can be no assurance that Incyte and Synteni will be successful in the defense of these suits. Regardless of the outcome, this litigation has resulted and is expected to continue to result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all.

Note 10. Subsequent Events (unaudited)

In September 1998, the Company completed the acquisition of Hexagen Limited ("Hexagen"), a privately held company based in Cambridge, England. The transaction will be accounted for as a purchase. The Company issued 976,130 shares of Existing Common Stock and $5.0 million in cash in exchange for all of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options, which if fully vested and exercised, would amount to 125,909 shares of Existing Common Stock. The assets, liabilities, and results of operations of Hexagen will be allocated in entirety to Incyte Genetics.

In conjunction with the Incyte Genetics Stock Proposal, the Company's Board has recommended that stockholders approve additional proposals to amend the Company's 1991 Stock Plan, 1993 Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan to allow for the purchase of both Incyte Genetics and Incyte General Stock through these plans.

On September 25, 1998, the Board of Directors adopted a Stockholder Rights Plan (the "Original Rights Plan"), pursuant to which one preferred stock purchase right (an "Original Right") will be distributed for each outstanding share of Common Stock held of record on October 13, 1998. One Original Right will also attach to each share of Common Stock issued by the Company subsequent to such date and prior to the distribution date defined below. Each Original Right represents a right to purchase, under certain circumstances, a fractional share of a newly created series of the Company's preferred stock at an exercise price of $200.00, subject to adjustment. In general, the Original Rights will become exercisable and trade independently from the Common Stock on a distribution date that will occur on the earlier of (i) the public announcement of the acquisition by a person or group of 15% or more of the Common Stock or (ii) ten days after commencement of a tender or exchange offer for the Common Stock that would result in the acquisition of 15% or more of the Common Stock. Upon the occurrence of certain other events related to changes in ownership of the Common Stock, each holder of an Original Right would be entitled to purchase shares of Common Stock, or an acquiring corporation's common stock, having a market value of twice the exercise price. Under certain conditions, the Original Rights may be redeemed at $0.01 per Original Right by the Board of Directors. The Original Rights expire on September 25, 2008. If the Incyte Genetics Stock Proposal is approved by the Company's stockholders and implemented by the Board of Directors, the Original Rights Plan will be amended and restated to, among other things, (i) reflect the new equity structure of the Company, (ii) redesignate each Original Right as an Incyte General Stock

Right, (iii) issue an Incyte Genetics Stock Right with respect to each share of Incyte Genetics Stock, which will entitle the holders thereof to purchase shares of a newly designated series of preferred stock under the conditions similar to those specified for the Incyte General Stock Rights and the Original Rights (the Incyte General Stock Rights and Incyte Genetics Stock Rights being collectively referred to as the "Rights"), and (iv) change the triggers for exercisability of the Rights to 15% of the voting power of all outstanding voting securities of the Company from 15% of the outstanding Common Stock. The Rights will otherwise have attributes similar to those of the Original Rights.

                            ANNEX G: INCYTE GENETICS


                                                                          Page

DESCRIPTION OF BUSINESS..................................................G  - 1

SELECTED COMBINED FINANCIAL DATA.........................................G - 11

MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................G - 12

COMBINED FINANCIAL STATEMENTS............................................G - 16

                                 INCYTE GENETICS
                             DESCRIPTION OF BUSINESS


Overview

         Incyte Genetics is a new division of Incyte Pharmaceuticals, Inc. (the "Company"), formed to capitalize on the rapidly emerging field of pharmacogenetics. Incyte Genetics is engaged in the commercial application of pharmacogenetic information to the clinical development of new drugs and the management and treatment of disease. Pharmacogenetic information can assist pharmaceutical and biotechnology companies in understanding the role of genetic variations (polymorphisms or "SNPs") between individuals in causing disease and differential patient responses to drugs. Incyte Genetics will develop and market databases, software and services to assist customers in the discovery and application of medically relevant SNPs. Incyte Genetics believes that such products and services should help improve clinical trial design, streamline the clinical development process, improve clinical outcomes and facilitate selection of the best drug candidates for commercialization.

         Incyte Genetics believes it is well positioned to apply the broadest platform of genomic tools to the discovery and analysis of SNPs and the
investigation  of  cortions   between  these  genetic  variations  and  drug
response. In particular, Incyte Genetics is leveraging the technologies and genomic data generated over the past four years at Incyte Pharmaceuticals. First, Incyte Genetics has access to the significant genomic information and databases produced by the Company, in particular the LifeSeq(R) and LifeSeq FL(R) human gene databases which between them contain information on more than 100,000 genes. Second, Incyte Genetics has established a high-throughput system for the discovery and mapping of SNPs through the integration of the Company's existing technologies with those obtained in the September 1998 acquisition of Hexagen Limited ("Hexagen"). Third, once a sufficient number of medically relevant SNPs are identified and characterized, Incyte Genetics expects to genotype patient populations in collaboration with pharmaceutical companies.

          The current business of the Company, to be redesignated Incyte General, will remain essentially intact and continue to focus on its line of gene discovery and expression databases, bioinformatics software, microarray-based expression services, pharmacology/toxicology databases, genomic reagents and related services. These products and services assist pharmaceutical and biotechnology companies in the discovery and development of new drugs and assist agricultural companies in the identification of genes relating to desirable agricultural traits and the development of new agricultural products. Incyte General will contribute its mapping program, including the current LifeSeq Atlas(TM) database, the SNP discovery platform and personnel obtained through the acquisition of Hexagen in September 1998, and the use of its high-throughput sequencing technology to Incyte Genetics.

Scientific Background

         The current genomics revolution represents a paradigm shift in the methodology used by medical researchers to investigate disease. Researchers can now focus on more than just the symptoms of disease; they can begin to address the causes of disease at a genetic level. This revolution has been empowered by a number of recent technical breakthroughs, including high-throughput automated DNA sequencing, advances in gene mapping and the use of platforms such as microarrays to study thousands of genes at a time. These technologies gave birth to the new science of "genomics" - the study of the role of genes and their products in disease.

         The focus of genomics is DNA, a complex molecule composed of a linear string of four units called nucleotides or bases -- adenine or "A", cytosine or "C", thymine or "T" and guanine or "G". Specific regions of the DNA, called genes, code for the synthesis of proteins, the molecules that conduct the functions of the cell. The linear sequence of the four nucleotides provides the instructions for the synthesis of proteins and distinguishes one gene from another. It is estimated that only 3% to 5% of human DNA codes for all 100,000 to 150,000 human genes, referred to as the "coding" region. The function of the remaining 95% to 97% of DNA is unknown, and these regions are referred to as "non-coding" regions. DNA within a cell exists in the form of a double stranded helix with one linear strand pairing


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with a second complementary linear strand. This double stranded helix is twisted and compacted into rod-like structures called chromosomes, of which humans have 23 discrete pairs.

          The human genome, or the total complement of our DNA, contains the instructions for all physiological processes. Although every cell in the body contains DNA for the same genes, not every gene is activated in every cell. A skin cell is different from a liver cell because a different subset of genes is active in skin cells than in liver cells. When a gene is activated, or turned on, the body copies the coding region pertaining to that gene into a molecule called messenger RNA ("mRNA"). Genes are not usually found in one contiguous stretch on the DNA but rather the coding regions, or "exons", are interrupted by non-coding regions called "introns". When a gene is activated and the body makes a copy of the gene in the form of mRNA, the introns are removed to produce an mRNA that represents only a contiguous coding region of the genomic DNA.



[Diagram depicting a rod-like chromosome containing DNA as a double-stranded helix. The DNA helix contains a gene which, when activated, copies the coding region of the gene in the form of mRNA which is then translated into the protein encoded by that gene.]

[Diagram depicting the interspersing of (coding regions) exons, and (non-coding regions) introns, within a gene along a linear DNA strand. When activated, the introns are removed forming mRNA, made containing a copy of the exons and creating a contiguous coding region of mRNA.]

         The mRNA instructs the cell to make the particular protein for which it encodes. When a gene is activated within a particular cell, the cell will produce multiple copies of the corresponding mRNA molecule and subsequently, the protein encoded by that gene. If large quantities of a particular protein are needed, many copies of the same mRNA are made by the cell. Thus a gene is not just "on" or "off", but can be activated or expressed at high or low levels. One strategy used in genomics is to examine which genes are activated within a cell, and at what level, by detecting the presence of the corresponding mRNA.

Genomic Tools

         Companies involved in the field of genomics use a number of tools to study the role of genes and their associated proteins in disease.

o Sequencing. In the same way that one word can be distinguished from another word by the sequence of letters, one gene can be distinguished from another gene by the sequence of the four nucleotides that comprise DNA. Sequencing is an automated process consisting of a series of chemical reactions that enable the determination of the order of nucleotides in a segment of DNA. Sequencing can be used to determine the order of nucleotides within genomic DNA or within mRNA. Genomic DNA sequencing will provide the DNA sequence of a gene, including the introns and exons. However, since not every gene is active in every cell it can be more valuable to study mRNA. As discussed above, mRNA is a copy of the coding regions of a gene made when a gene is activated. Because mRNA is unstable and can be difficult to manipulate, researchers make a synthetic copy of the RNA, called "copy DNA" or "cDNA." The cDNA, not the mRNA, is then sequenced. In contrast to genomic sequencing, which is used to provide the entire structure of a gene (both introns and exons), cDNA sequencing is used to identify those genes that are active and to determine the sequence of the complete coding regions, or exons, of the gene.

o Gene Mapping. Mapping refers to the determination of the physical location of a gene in the genome and the relative position of that gene to another gene or along a chromosome. Physiological processes and associated diseases can be extremely complex and involve many genes. One gene can activate one or more different genes forming a cascade of genetically controlled events or a "pathway". When the genes involved in such a pathway are located within neighboring regions of DNA, mapping can allow the location of one member of the pathway to be used to identify the other members. In addition, genetically inherited diseases that have been passed from generation to


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     generation may be associated with visible chromosome alterations, such as deletions of large segments of the chromosome or insertions within the chromosome. These physical chromosome abnormalities allow researchers to identify the DNA regions and genes that have a critical role in causing the disease.

o Gene Expression Analysis/Gene Expression Profiles. A key to understanding the role genes play in disease is to investigate which genes are turned on, or activated, in diseased tissues. To identify activated genes, scientists examine the population of mRNA expressed in various cells and tissues and the relative amounts of mRNA corresponding to different genes. A gene expression profile represents an inventory of mRNAs detected in a cell or tissue as well as their relative level of abundance. Knowing whether the level of mRNA expression for a particular gene is increased or decreased in diseased tissue may be important in determining gene function and devising therapeutic strategies to help combat the disease.

o Microarray Technology. A microarray consists of DNA fragments attached to a surface, usually a glass, plastic or silicon slide, in a grid-like formation. The DNA fragments serve as probes to detect the presence of specific populations of mRNA within normal and diseased cells. The DNA fragments on the microarray will detect specific mRNA populations by pairing with the complementary cDNA that has been prepared from mRNA samples from normal and diseased cells. Microarray technology allows the fabrication of very small grids containing probes for thousands of different genes. The significance of microarrays is that they can be used to analyze the expression patterns or sequence variations in a large number of genes simultaneously. As a result, microarrays can be used in diagnostic testing to quickly detect the presence of a large number of disease markers, or in drug discovery and development, to evaluate the behavior of a large number of related genes in a diseased tissue or in response to treatment with a new drug.

o Bioinformatics. Bioinformatics, or the use of computers and software to analyze biological data, is a dynamic process. As more genomic data is generated, software and data processing capabilities are necessary to edit, organize, visualize, query and analyze this data. Without these tools, researchers could not fully capitalize on the value of genomic data being generated by sequencing, mapping and microarray programs. The growing complexity of genomic data requires the continuous development of new algorithms and other analytical tools.

         The true power of genomics results from the integration of all of these tools. Incyte General has achieved significant economies of scale in applying a broad, integrated platform of genomic tools toward the development and marketing of products and services that can assist pharmaceutical and biotechnology companies in the discovery and development of new drugs. Specifically, those products and services can assist companies in discovering new disease targets and new therapeutic proteins. Medical researchers use the tools and data provided by Incyte General to discover novel disease pathways and to understand known pathways, thereby identifying which part of the pathway would be best subject to therapeutic intervention. With respect to the development of new drugs, Incyte General's products and services are being applied in the evaluation of the safety and efficacy of new drugs by studying the effects of potential drug candidates on gene expression in pre-clinical animal models and clinical trial patients.

The Need to Understand Genetic Diversity

          Due to genetic variation, individuals may respond differently to treatment with the same drug. Few, if any, FDA-approved drugs are capable of successfully treating every individual with a targeted disease, and of those patients successfully treated, treating them without unwanted side-effects. In fact, more than 100,000 deaths occurred in 1994 from adverse drug reactions, making it the fourth leading cause of death in the United States. While some of those deaths were due to drug-drug interactions, many were due to side-effects of the drug. Lives might be spared, and significant savings realized, if physicians could predict which patients will not respond to a particular therapy, or which patients are most likely to suffer an adverse reaction. In addition, medicines might come to market faster, and less expensively, if pharmaceutical companies are able to genetically identify the optimal treatment group.

         The differences in patients' drug responses are believed to result in part from differences in the sequence of nucleotides within genes. The most common form of sequence variation is known as a single nucleotide polymorphism or "SNP." A SNP is defined as a single base difference within the same DNA region between two individuals. Some SNPs are "silent" and not associated with a disease or a patient's ability to respond to a particular therapy, and some SNPs occur at a frequency that is too low to justify large-scale patient screening. Thus, researchers need to do more than identify SNPs; they must identify the most frequently occurring SMPs and identify those which correlate with a patient's disease prognosis or ability to respond to a drug. A prominent example of the utility of SNPs is the recent discovery that a variation in the apolipoprotein E gene affects a patient's ability to respond to therapies for Alzheimer's Disease.

         Given that only an estimated 3% to 5% of human DNA codes for genes, and that the function of the remaining 95% to 97% of human DNA is unknown, it is difficult to identify useful SNPs without knowing the location of the genes, their sequence and function. Although current genomic company efforts have produced information that may be useful in discovering and understanding SNPs, the information is limited. Furthermore, these companies are forced to take a random approach to SNP identification. Such approaches are expected to result in substantial information about SNPs in non-coding regions and therefore be less valuable since the most important functional SNPs are expected to be in, or near, the coding regions of the genes.

Incyte Genetics' Solution

          Incyte Genetics believes it is well positioned to apply a broad platform of genomic tools to the discovery and analysis of SNPs and the investigation of correlations between these genetic variations and drug response. In particular, Incyte Genetics is leveraging the technologies developed, and genomic data generated, over the past four years at Incyte General.

         First, Incyte Genetics has access to the genomic information and databases produced by Incyte General, in particular the LifeSeq(R) human gene sequence and expression database and the LifeSeq FL(TM) full-length human gene database. These databases are unique, containing proprietary information not available elsewhere as to the sequence and gene expression profiles of more than 100,000 human genes. This information will allow Incyte Genetics to focus on SNPs in coding regions, and on SNPs in medically relevant genes.

         Second, Incyte Genetics has established an integrated program applying a variety of genomic tools toward the understanding of genetic diversity and its relationship to drug response. This consists of parallel efforts in (i) human genomic sequencing, (ii) human gene mapping and (iii) human SNP discovery. This program will allow, for the first time, the rapid discovery and mapping of SNPs in medically relevant genes. The Company believes that the recent acquisition of Hexagen Limited and its high throughput SNP discovery platform, in conjunction with the sequencing, mapping and bioinformatic technologies developed by the Incyte General division will provide Incyte Genetics with a significant competitive edge.

         Finally, once promising SNPs are identified, Incyte Genetics is uniquely suited to embark on a program in genotyping, where a large number of patients are screened for the presence or absence of genetic variations. These genotypes would then be combined with information concerning a patient's disease prognosis or drug response in order to generate a patient profile. Incyte Genetics is in a position to leverage Incyte General's existing relationships with approximately 20 of the world's largest pharmaceutical companies. These companies control more than 60% of global pharmaceutical R&D spending and as a result develop most of the world's new drugs.

         Incyte General believes that through the discovery of SNPs and their correlation to disease and drug response, its products and services could be used by pharmaceutical companies to improve clinical trial design, streamline the clinical development process, improve clinical outcomes and select the best drug candidates for commercialization.

Strategy

         Incyte Genetics is devoted to assisting medical researchers in identifying and correlating SNPs with drug response in order to improve the clinical development process and develop more effective therapeutic regimens. Incyte Genetics will design, develop and market databases, software and services to assist pharmaceutical companies in the discovery and application of SNPs. Initially, Incyte Genetics will identify SNPs within the coding regions of genes, concentrating on those genes and gene pathways of most interest to pharmaceutical companies. Incyte Genetics will work to identify correlations between the most common SNPs, the patient populations most susceptible to a disease, and those most likely to respond to certain therapeutic regimens or those most likely to suffer adverse side effects. Subsequently, Incyte Genetics plans to offer patient genotyping services to stratify patients according to the presence or absence of SNPs in specific disease-related genes.

         To implement this strategy, Incyte Genetics plans to:

o Generate near-term revenue by selling database subscriptions. Incyte Genetics will provide non- exclusive access, through multi-year contracts, to its three core databases: the LifeSeq Atlas(TM) human mapping database, the LifeSeq Genome(TM)human genomic sequence database and the LifeSNP(TM)human SNP database. Database subscribers will receive periodic data updates and pay fees consisting of database access fees and possible milestone and royalty payments from their sale of products derived from the information. This non-exclusive approach, whereby the same data set is provided to multiple subscribers, can yield substantial operating leverage. This approach should generate near-term revenues for Incyte Genetics and permit subscribers to share costs and thus receive more information with less expense than they could achieve through internal development efforts.

o Leverage existing technology and information of Incyte General. Incyte Genetics will leverage the broad technology platform developed by Incyte General. This platform includes the efficient and cost-effective high-throughput sequencing operations, proprietary robotics technologies, state-oG -the- art mapping and microarray technologies and one of the largest, most sophisticated bioinformatics organizations in the world. Incyte Genetics will have access to the world's largest human sequence and expression database, Incyte General's LifeSeq(R)database, containing portions of what are believed to represent over 100,000 genes. As a result, Incyte Genetics believes it is uniquely capable of discovering SNPs associated with medically relevant genes.

o Exploit existing customer relationships. The products and services of Incyte Genetics and Incyte General will be marketed by a single sales force. This will enable Incyte Genetics to benefit from the close relationships Incyte General has established with approximately twenty of the world's leading pharmaceutical companies, including nine of the top ten companies. In addition, as a result of Incyte General's efforts over the last four years, the business model contemplated by Incyte Genetics, which is centered upon providing non-exclusive access to genomic information, is now accepted by many pharmaceutical companies.

o Access technology through licensing, collaborations or acquisitions. Incyte Genetics will strive to access the most advanced and most cost-effective genomic tools and technologies. This could be achieved through in-licensing, collaborations or acquisitions. For example, the recent acquisition of Hexagen Limited, a UK-based genomics company, provides Incyte Genetics with a high throughput SNP discovery technology.

o Provide patient profiling services. As the LifeSNP(TM) database grows, Incyte Genetics plans to offer genotyping and pharmacogenetic services. These services, expected to be possible within two years, would include the genotyping of patients in clinical trials to assist pharmaceutical companies in demonstrating statistical correlations between the existence of SNPs within a patient population


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



     and the response of that population to new drug therapies. Such correlations may lead to additional products and services for Incyte Genetics, including potential genotyping-based diagnostics, prognostic tests and disease management services.

Products

          Incyte Genetics will offer databases, software and services to assist pharmaceutical companies in the discovery and analysis of genetic variation. Incyte Genetics will leverage technology developed by Incyte General and use information in Incyte General's databases. This will enable Incyte Genetics to prioritize its programs and target gene- coding regions, consequently increasing the utility of its products and accelerating their development.

         Databases. Database access is being offered to pharmaceutical partners through multi-year, non-exclusive subscription agreements. With the exception of the LifeSeq Atlas(TM) database, Incyte Genetics began marketing access to its databases in August 1998. The LifeSeq Atlas database has four subscribers, and currently there are no subscribers to the LifeSNP(TM) and LifeSeq Genome(TM) databases. Database subscribers will receive periodic data updates and will pay database access fees and possible milestone and royalty payments from the sale of drug and genotyping products they derive from the database information.

o LifeSeq Atlas Database. Contributed by Incyte General, the LifeSeq Atlas database contains the genomic location of pharmaceutically relevant genes and is currently provided to four pharmaceutical companies through multi-year, non-exclusive subscriptions. Incyte Genetics is implementing technical improvements to accelerate the expansion of this database. The goal is to ramp up production capacity to map fragments of more than 10,000 genes per month and complete a map identifying the chromosome locations of the majority of the more than 100,000 human genes by the end of 1999.

o LifeSNP Database. Incyte Genetics is building a database containing the most common human SNPs. The thousands of SNPs already identified through the cDNA sequencing programs of Incyte General have been contributed to this database. Efforts to rapidly discover additional SNPs will initially focus on the most medically relevant full-length genes in the LifeSeq
     FL database. The goal is to identify, on average, one or more SNPs for every gene over the next two years.

o LifeSeq Genome Database. This database will contain the genomic sequence of human genes, identifying the exon and intron boundaries as well as neighboring regions of DNA that may regulate gene expression. The goal is to ultimately identify the structure of every gene in the human genome.

          Bioinformatics Software. Incyte Genetics plans to offer its subscribers a broad range of bioinformatics software tools. The bioinformatics software will be based on the database architecture developed for the LifeSeq database and other database products offered by Incyte General. This common database architecture will enable subscribers of databases from both divisions to move seamlessly from one database to another. Project management and other tools will be available to subscribers in addition to unique tools designed specifically to deal with the complexities related to collapsing, editing, analyzing, mining and visualizing Incyte Genetics' mapping, SNP and genomic sequence data.

          Directed SNP Programs. Incyte Genetics intends to initiate SNP programs focused on specific candidate genes, gene families, disease pathways, therapeutic areas or drug targets for individual pharmaceutical partners. These programs may include the identification of genes associated with a particular disease and an in-depth study of the population frequency and disease correlation of SNPs within a selected DNA region. Incyte Genetics anticipates that the resultant SNPs will be added to the LifeSNP database. Programs focused on gene families could include ion channels, tyrosine kinases, G-protein coupled receptors, metabolic pathways and immune response genes. Programs focused on diseases could include cardiovascular disease, infectious disease, inflammation/ immunology, neurobiology and oncology.



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



         Pharmacogenetic Services. Within the next two years Incyte Genetics anticipates offering genotyping and patient profiling services to the pharmaceutical companies to help identify statistically significant and medically relevant associations between SNPs in specific genes and drug response or disease susceptibility. Incyte Genetics expects that this service will be used to assist in the evaluation of new drugs in clinical trials and to assess clinical trial design.

Technology Platform

         Incyte Genetics has access to an integrated platform of technologies that will assist it in rapid discovery and application of SNPs. This broad array of technologies should allow Incyte Genetics to focus on identifying SNPs within the coding regions of genes, concentrating initially on those genes and gene pathways of most interest to pharmaceutical companies.

          Mapping. The human gene mapping program, transferred from Incyte General, uses very large overlapping DNA fragments (approximately 100,000 bases) and high-throughput robotics to identify the genomic locations of genes in the LifeSeq database. The large fragments can be ordered by determining which fragments overlap with one or more adjacent fragments. Individual genes are thus mapped and ordered to one or more of the overlapping large DNA fragments. The resultant database, LifeSeq Atlas, can be used by database subscribers in their search to identify disease-related genes. In addition, this program will drive the genomic sequencing effort, indicating the gene-rich regions of DNA to sequence.

         Genomic  Sequencing.  The  genomic  sequencing  program  uses  advanced high-throughput sequencing technology, including important proprietary enhancements made by Incyte in order to maximize productivity. These proprietary enhancements include sequencing software, detection systems and a new generation of robotics technologies used for sample preparation processes and sequencing. Incyte Genetics' genomic sequencing efforts are highly directed, focusing on the DNA in and around coding regions, as well as genes of medical importance identified through the use of Incyte General's LifeSeq(R) expression database and LifeSeq FL(TM) full-length gene database.

         SNP Discovery. Incyte Genetics uses two sources for SNP discovery: (i) the evaluation of genome sequence information from multiple individuals; and
(ii) the use of Hexagen's fluorescence Single Strand Conformational Polymorphisms ("fSSCP") technology.

o High-throughput Sequencing. The thousands of SNPs discovered through the random cDNA sequencing program of Incyte General, as part of its LifeSeq database production efforts, have been contributed to Incyte Genetics. Incyte Genetics will supplement this information by high-throughput sequencing of new patient samples selected from diverse populations.

o fSSCP. The acquisition of Hexagen provides Incyte Genetics with a high-throughput SNP discovery technology. Hexagen's gel-based system uses sample multiplexing technology to detect SNPs by observing changes in the tertiary structure of a single stranded DNA fragment due to base pair changes. Incyte General has contributed technologies in the areas of electrophoresis, fluorescence chemistries, sequencing and bioinformatics to continue to develop and improve the accuracy and efficiency of this technology. fSSCP is particularly useful for identifying SNPs in genes not expressed or more rarely expressed.

         Development Programs. Incyte Genetics is developing various platforms that can be used for the high throughput screening of patient samples in order to correlate SNPs with patients' responses to drugs. This includes development of existing microarray platforms to enable the cost effective detection of SNPs. In addition, Incyte Genetics is developing and enhancing its bioinformatics software to assist in analyzing the unique features of SNP data.



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



Relationship to Incyte General

          Incyte Genetics has access to the LifeSeq and LifeSeq FL databases developed and marketed by Incyte General. These databases, believed to be the world's largest source of human gene sequence and expression information, contain information on a majority of all human genes. These databases will allow Incyte Genetics to target medically relevant genes and to focus on SNPs in, or near, gene coding regions. In addition, Incyte Genetics should benefit from the existing sequencing, mapping and bioinformatics technology developed over the last four years by the Company and the established relationships with approximately twenty of the world's leading pharmaceutical companies.

         Incyte General and Incyte Genetics will share certain services. In order to take full advantage of the economies of scale associated with large volume sequencing, one central sequencing operation will service both divisions with costs allocated to each division based on work performed. Because the targeted customer base of each division is similar, one marketing and sales organization will support the products of both divisions with costs allocated to each division based on work performed.

diaDexus Joint Venture

          In September 1997, the Company established a 50-50 joint venture company, diaDexus LLC ("diaDexus"), with SmithKline Beecham Corporation ("SB"). diaDexus is applying genomic and bioinformatic technologies to the discovery and commercialization of novel molecular diagnostic products. The Company has provided diaDexus with non-exclusive acces to its human and microbial databases (LifeSeq, LifeSeq FL, LifeSeq Atlas, LifeSeq GeneAlbum(TM), and PathoSeq(TM)) for diagnostic applications. diaDexus has exclusive rights to develop diagnostic tests based on novel molecular targets and genetic alterations identified as part of SB's drug discovery. SB and the Company have also each assigned various additional technologies and intelelctual property rights in the diagnostic field and contributed a combined total of $25 million in funding.

          diaDexus will focus initially on the generation of unique diagnostic markers for so-called "homebrew" tests - scientifically validated tests which are awaiting formal regulatory approval - for reference laboratory testing and for license to diagnostic kit manufacturers. Ultimately, diaDexus may develop its own capacity to manufacture kits for sale to clinical testing laboratories. The initial product range will focus on tests for disease detection. New tests for improved diagnosis, staging and patient stratification in infectious disease and oncology will be accorded particular emphasis, together with the creation of pharmacogenetic tests to optimize treatment selection based on genetic differences between individuals.

Patents and Proprietary Technology

         Incyte General and Incyte Genetics will each have access, without charge or allocation, to all technology and intellectual property of the Company that may be useful in each division's business, including sequencing and bioinformatics technologies. Incyte General will make available at no charge to Incyte Genetics the LifeSeq database for Incyte Genetics' use in SNP discovery. Similarly, Incyte Genetics will make available at no charge to Incyte General the LifeSeq Genome database for Incyte General's use in identifying full-length genes which would be included in the LifeSeq FL database.

         Incyte Genetics' database business and competitive position are dependent upon its ability to protect its proprietary database information and software technology. Incyte Genetics relies on patent, trade secret and copyright law, as well as nondisclosure and other contractual arrangements, to protect its proprietary position.

         Incyte Genetics' ability to license proprietary SNPs may be dependent on its ability to obtain patents, protect trade secrets and operate without infringing the proprietary rights of others. Other pharmaceutical, biotechnology and genomics companies, as well as academic and other institutions, have filed applications for and may have been issued patents for or may obtain additional patents and proprietary rights relating to, products or processes competitive with those of Incyte Genetics. Patent applications filed by competitors may claim some of the same SNPs as those claimed in patent applications filed by the Company for the benefit of Incyte Genetics.

         In support of Incyte Genetics' plan to commercialize SNP data, the Company plans to seek patent protection for patentable SNPs identified in the LifeSeq database, through the Incyte Genetics human genome sequencing program, and through the use of Incyte Genetics' fSSCP discovery technology. These patents will claim rights in patentable SNPs for diagnostic and genotyping purposes. As information relating to particular SNPs is developed, the Company plans to seek additional rights in those SNPs that are associated with specific diseases, functions or drug responses. As between Incyte General and Incyte Genetics, Incyte Genetics will have the exclusive right to commercialize the SNP data, human genome data and human genome mapping data for use in pharmacogenetic applications.

         The scope of patent protection for gene sequences, including SNPs, is highly uncertain, involves complex legal and factual questions and has recently been the subject of much controversy. No clear policy has emerged with respect to the breadth of claims allowable for SNPs. There is significant uncertainty as to what, if any, claims will be allowed on SNPs discovered through high throughput discovery programs.

         There can be no assurance that patent applications relating to Incyte Genetics' products or processes will result in patents being issued or that any issued patents will be enforceable against competitors. Even if patents are issued on SNP sequences, there may be uncertainty as to the scope of coverage, enforceability or commercial protection provided by any such patents.

         As the biotechnology industry expands, more patents are issued and other companies engage in the business of genomic sequencing and SNP discovery through the use of high speed sequencers and other genomic-related businesses, the risk increases that Incyte Genetics' products, and the processes used to develop those products, may be subject to claims of infringement. Therefore, Incyte Genetics' operations may require it to obtain licenses under any such proprietary rights. There can be no assurance that such licenses would be made available on terms acceptable to Incyte Genetics. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to Incyte, or to determine the scope and validity of the proprietary rights of others. Such litigation could result in substantial costs to, and diversion of effort by, Incyte Genetics, and may have a material adverse effect on Incyte Genetics' business, operating results or financial condition. In addition, there can be no assurance that any such litigation would be resolved in Incyte Genetics' favor. See "Annex I--Factors Relating to Both Incyte General and Incyte Genetics--Uncertainty of Protection of Patents and Proprietary Rights" and "--Litigation"

Competition.

         A number of companies, institutions, and government-financed entities are engaged in human gene sequencing, mapping and polymorphism discovery or detection.  Many of these  companies,  institutions  and  entities  have greater financial  and human  resources  than  Incyte  Genetics.  At least  three  other companies, Celera Genomics Corporation ("Celera"), Affymetrix, Inc. ("Affymetrix") and Genset, S.A., have announced their intent to market mapping, sequence and/or polymorphism data to the pharmaceutical industry. Incyte Genetics expects that additional competitors may attempt to establish databases containing such information in the future and that competition in the industry will continue.

         In addition, competitors may discover and establish patent positions with respect to gene sequences and polymorphisms in Incyte Genetics' databases. One company, Celera, has announced its intention to make the results of its genomic sequencing efforts publicly available. Competitors' patent positions or the public availability of gene sequences and SNPs could decrease the potential value of Incyte Genetics' databases and services to the Incyte Genetics' collaborators and adversely affect Incyte Genetics' ability to realize royalties or other revenue from commercialization of products based upon such information.

         The gene sequencing machines that are utilized in Incyte Genetics' high-throughput computer-aided genomic sequencing operations are commercially available and are currently being utilized by at least one competitor. Moreover, the majority owner of Celera has announced the development of a new gel-based sequencing machine that it expects to have ready for commercial production in early 1999 and that a large number of these machines will be provided to Celera. Based on the preliminary specifications of this machine, the Company believes that its current sequencing technology is at least equivalent if not superior to these new machines; however, until these machines are commercially available, the Company cannot be certain that this is the case. Although the Company has been told that it will have access to these machines, there can be no assurance that access will be provided under conditions that are acceptable to the Company or at all.

         The SNP discovery platform used by Incyte Genetics represents a modification of a process that is in the public domain. Other companies could make similar or superior improvements in this process without providing access to the Company to these improvements.

         Incyte Genetics' current competitive advantage centers on the fact that its human mapping, genomic sequencing and polymorphism programs are gene-directed using the full-length sequences or portions of genes already present in the LifeSeq(R) database. Given that only approximately 3% to 5% of human DNA contains genes or coding regions, this is expected to be a more efficient approach than the random approach used in most competitive efforts. In addition, Incyte Genetics' efforts should benefit from its ability to leverage the existing technology platform developed by Incyte General as well as Incyte General's established relationships with a large number of pharmaceutical companies.

Government Regulation

         Incyte Genetics' database agreements may provide for the payment of royalties on any pharmaceutical or diagnostic products developed by database subscribers and derived from proprietary information obtained from the databases. Thus, the receipt and timing of regulatory approvals for the marketing of such products may have a significant effect in the future on Incyte Genetics' revenues. Pharmaceutical products developed by licensees will require regulatory approval by governmental agencies prior to commercialization. In particular, human pharmaceutical therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures by the United States Food and Drug Administration in the United States and similar health authorities in foreign countries. Various federal and, in some cases, state statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, recordkeeping and marketing of such pharmaceutical products, including the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations require the expenditure of substantial resources over a significant period of time, and there can be no assurance that any approvals will be granted on a timely basis, if at all. Any such delay in obtaining or failure to obtain such approvals could adversely affect Incyte Genetics' ability to earn milestone payments, royalties or other license-based fees. Additional governmental regulations that might arise from future legislation or administrative action cannot be predicted, and such regulations could delay or otherwise affect adversely regulatory approval of potential pharmaceutical products. See "Annex I-- Factors That May Affect Results--Factors Relating to Both Incyte General and Incyte Genetics--Reliance on Pharmaceutical Industry; Uncertainty of Health Care Reform and Related Matters."

Human Resources

          As of September 30, 1998, 97 employees were dedicated to the programs of Incyte Genetics. This consists of 45 full-time employees from Hexagen, and approximately 52 full-time equivalents in departments shared by Incyte Genetics and Incyte General, including approximately 20 in sequencing operations and 32 in mapping production. None of the Company's employees are covered by collective bargaining agreements. Incyte Genetics' future success will depend in part on the continued service of its key scientific, bioinformatics and management personnel and its ability to identify, hire and retain additional personnel. The Company experiences intense competition for qualified personnel in the areas of Incyte Genetics' activities, especially with respect to experienced bioinformatics and software personnel, and there can be no assurance that the Company will be able to continue to attract and retain such personnel necessary for the development of Incyte Genetics' business. Failure to attract and retain key personnel could have a material adverse effect on Incyte Genetics' business, financial condition and operating results. See "Annex I -- Factors That May Affect Results-- Factors Relating to Both Incyte General and Incyte Genetics--Management of Growth" and "--Dependence on Key Employees."

                                 INCYTE GENETICS
                        SELECTED COMBINED FINANCIAL DATA


The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and related Notes of Incyte Genetics, a division of Incyte Pharmaceuticals, Inc., included in this Annex G.



                                                          July 1, 1996
                                                            Through             Year Ended            Six Months Ended
                                                          December 31,          December 31,              June 30,
                                                                                               ----------------------------
Statement of Operations Data(1):                              1996                1997               1997          1998
                                                         -------------        -------------    -------------  -------------

                                                                             (in thousands)               (unaudited)

Revenues                                                 $         450         $    1,133     $       384       $    1,135
Costs and expenses:
   Research and development                                        207              2,300             950            1,598
   Selling, general and administrative                              31                213              59              189
                                                         -------------         ----------     -----------       ----------
          Total costs and expenses                                 238              2,513           1,009            1,787

Income (loss) from operations                                      212            (1,380)           (625)            (652)

Losses from joint venture                                           -               (300)             -              (640)
                                                         -------------         ----------     -----------       ----------

Income (loss) before income taxes                                  212            (1,680)           (625)          (1,292)

Income tax benefit                                                   -               (34)            (14)            (492)
                                                         -------------         ----------     -----------       ----------

Net income (loss)                                        $         212         $  (1,646)       $   (611)          $ (800)

                                                         =============         ==========     ===========       ==========


                                                                December 31,                            June 30,
                                                         ----------------------------------       ------------------------
Balance Sheet Data(1):                                        1996                1997              1997           1998
                                                         --------------      --------------       -------         ------
                                                                             (in thousands)              (unaudited)

Restricted Cash                                         $           --         $    6,000      $       --    $       4,000

Working capital (deficit)                                         (320)              (77)            (276)           (857)
Total assets                                                         62            16,598              127           3,123
Division equity                                                   (320)             9,623            (276)           8,203



(1) The accompanying combined financial data have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of Incyte Pharmaceuticals, Inc. The accompanying financial statements reflect the assets, liabilities, revenue and expenses directly attributable to Incyte Genetics as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte Genetics on a stand-alone basis.

                                 INCYTE GENETICS
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         If  the  Incyte   Genetics   Stock   Proposal   is   approved,   Incyte
Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company") will provide to holders of Incyte Genetics Stock and Incyte General Stock separate financial statements, management's discussion and analysis, description of business and other relevant information for the Company and its Incyte General division ("Incyte General") and Incyte Genetics division ("Incyte Genetics"). Notwithstanding the allocation of revenues, expenses, assets and liabilities (including contingent liabilities) and stockholders' equity between Incyte General and Incyte Genetics for the purpose of preparing their respective financial statements, the Company continues to hold title to all of the assets and is responsible for all of the liabilities allocated to each division. Holders of Incyte General Stock and Incyte Genetics Stock will be subject to the risks associated with an investment in a single corporation and all of the Company's businesses, assets and liabilities. Events attributable to Incyte General that affect the Company's results of operations or financial condition could affect the results of operations or financial position of Incyte Genetics or the market price of the Incyte Genetics Stock. The following discussion and analysis of Incyte Genetics' financial condition and results of operations should, therefore, be read in conjunction with "Selected Combined Financial Data" and the Combined Financial Statements of Incyte Genetics and related Notes included elsewhere in this Annex G and in conjunction with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Consolidated Financial Statements" and related Notes of the Company included in Annex E.

         When used in this discussion, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements as to expected profitability, expenditure levels, the adequacy of capital resources, growth in operations, and Year 2000 related actions, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below, as well as the extent of utilization of genomic information, particularly genetic variation, by the pharmaceutical industry in both research and development and disease management; risks relating to the development of new database products and their use by potential subscribers of Incyte Genetics; the impact of technological advances and competition; the ability of Incyte Genetics to obtain and retain customers; competition from other entities; uncertainties associated with obtaining additional funds; early termination of a database subscription agreement or failure to renew an agreement upon expiration; the ability to successfully integrate the operations of recent business combinations; the cost of accessing technologies developed by other companies; uncertainty as to the scope of coverage, enforceability or commercial protection from patents that issue on gene sequences and other genetic information; developments in and expenses relating to litigation; the results and viability of joint ventures and businesses in which Incyte Genetics has purchased equity; the ability to raise capital through the sale of private or public equity or otherwise; the ability of the Company to implement in a timely manner the programs and actions related to the Year 2000 issue; and the matters discussed below under the caption "Annex I--Factors That May Affect Results." These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


Overview


         Incyte Genetics is a new division of Incyte Pharmaceuticals, Inc., formed to capitalize on the rapidly emerging field of pharmacogenetics. Incyte Genetics is engaged in the commercial application of pharmacogenetic information to the clinical development of new drugs and the management and treatment of disease. Pharmacogenetic information can assist pharmaceutical and biotechnology companies in understanding the role of genetic variations between individuals (polymorphisms or "SNPs") in causing disease and differential patient responses to drugs. Incyte Genetics will develop and market databases, software and services to assist customers in the discovery and application of medically relevant SNPs. Incyte Genetics believes that such products and services should help improve clinical trial design, streamline the clinical development process, improve clinical outcomes and facilitate selection of the best drug candidates for commercialization.

         Revenues recognized by Incyte Genetics currently consist of database subscription fees for the LifeSeq AtlasTM gene mapping database product. Future revenues are expected to consist of continued fees from its LifeSeq Atlas database, subscription fees related to the non-exclusive access to information within the LifeSNP(TM) polymorphism and LifeSeq Genome(TM) sequence databases, both currently under development, as well as fees from individual pharmaceutical company directed programs. These directed programs are expected to consist of the identification and analysis of genetic variation in certain diseases or gene families of specific interest to a pharmaceutical company.

          Incyte Genetics is expected to operate at a significant loss for the next few years. Incyte General has committed to provide, in addition to funding provided through June 30, 1999, $20 million in cash, and may provide additional funding, as appropriate, in the form of loans or investments. In addition, Incyte Genetics expects to fund expenses from a combination of database revenues, strategic equity investments from pharmaceutical partners and, if necessary, from public equity financing. Although operating expense levels are currently expected to be $10 million to $15 million for the second half of 1998, and in excess of $50 million for 1999, these expense levels may be adjusted upwards or downwards depending on pharmaceutical company interest in Incyte Genetics' products and the availability of equity financing.

         In September 1998, the Company completed the acquisition of Hexagen, a privately held SNP discovery company based in Cambridge, England. The transaction will be accounted for under the purchase method of accounting. The Company issued 976,130 shares of Incyte Pharmaceuticals, Inc. common stock ("Existing Common Stock") and $5.0 million in cash in exchange for all of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options which, if fully vested and exercised, would amount to 125,909 shares of Existing Common Stock. The transaction will be accounted for as a purchase with a portion of the purchase price, estimated to be approximately $10.6 million, to be expensed in the third quarter of 1998 as a charge for the purchase of in-process research and development. The assets, liabilities and results of operations of Hexagen, as well as the amortization of the goodwill generated by the acquisition, will be allocated in their entirety to Incyte Genetics.

          The Company will allocate the purchase price based on the relative fair value of the net tangible and intangible assets acquired, based on an independent appraisal which is preliminary and subject to revision. In performing this allocation the Company considered, among other factors, the technology research and development projects in-process at the date of acquisition, which is preliminary and subject to revision. With regard to the in-process research and development projects, the Company considered factors such as the stage of development of the technology at the time of acquisition, the importance of each project to the overall development plan, the projected incremental cash flows from the projects when completed and any associated risks and whether there was any alternative future use for the technology. Associated risks include the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.

          Incyte Genetics currently anticipates requiring $100 to $150 million through the year 2000, including the funds required to develop the in-process technology into commercially viable products over the next two years. If the projects associated with the development of in-process technology are not successfully completed, the Company may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

         In September 1997, the Company formed a joint venture, diaDexus, with SmithKline Beecham Corporation ("SB") which will utilize genomic and bioinformatic technologies in the discovery and commercialization of molecular diagnostics. The long-term goal of diaDexus includes the development of genotyping tools to detect the presence of specific genetic markers which can serve as diagnostics for disease states or disease prognosis. The Company and SB each hold a 50 percent equity interest in diaDexus. The investment is accounted for under the equity method and Incyte Genetics records the Company's share of diaDexus' earnings and losses on its statement of operations.


Results of Operations

Six months ended June 30, 1997 and 1998 (unaudited)

         Revenues. Revenues for the six months ended June 30, 1998 and 1997 were approximately $1,135,000 and $384,000, respectively. All revenues consist of database access fees for the LifeSeq Atlas database. The increase in revenues was due to an increase in the number of subscribers in the two periods.

         Expenses. Research and development expenses for the six months ended June 30, 1998 and 1997 were approximately $1,598,000 and $950,000, respectively. The increase in research and development expenses was primarily due to increased personnel levels and reagent costs to support the continued development of the LifeSeq Atlas database. Incyte Genetics expects research and development expenses to increase significantly over the next few years as Incyte Genetics continues to pursue the development and support of its LifeSeq Atlas database in addition to the development of its LifeSNP and LifeSeq Genome databases and other new products and services.

         Selling, general and administrative expenses for the six months ended June 30, 1998 and 1997 were approximately $189,000 and $59,000, respectively. The increase in selling, general and administrative expenses was primarily due to an increase in effort to support the expanding operations of Incyte Genetics. Incyte Genetics expects that selling, general and administrative expenses will increase significantly as its marketing, sales and customer support efforts increase to support new products and administrative efforts increase to support Incyte Genetics' planned growth in operations.

         Losses from Joint Venture. Losses from joint venture were $640,000 for the six months ended June 30, 1998 and zero for the six months ended June 30, 1997. The loss represents Incyte Genetics' equity share of diaDexus' net losses from operations. Beginning in April 1998, the Company's share in diaDexus' net losses were offset by the amortization of the excess of the Company's share of diaDexus' net assets over its basis. The amortization of this amount is expected to approximate Incyte Genetics' equity share in diaDexus' losses through the third quarter of 1998. As diaDexus was only formed in September 1997, no losses from joint venture were incurred in the corresponding period ending in 1997. Incyte Genetics expects to continue to incur losses from joint venture through at least 1999.

          Income Taxes. In accordance with the Company's tax allocation policy, Incyte Genetics has recorded a tax benefit of $492,000 and $14,000 for the six months ended June 30, 1998 and 1997, respectively, which represents the estimated effect of Incyte Genetics' losses on the consolidated income tax provision.

July 1, 1996 through December 31, 1996 and the year ended December 31, 1997.

         Revenues. Revenues for the year ended December 31, 1997 and from July 1, 1996 through December 31, 1996 were approximately $1,133,000 and $450,000, respectively. All revenues consist of database access fees for the LifeSeq Atlas(TM) database. The increase in revenues was primarily due to an increase in the number of subscribers in the two periods.

         Expenses. Research and development expenses for the year ended December 31, 1997 and from July 1, 1996 through December 31, 1996 were approximately $2,300,000 and $207,000, respectively. The increase in research and development expenses was primarily due to an increase in the average staffing levels and a full year of expenses in 1997.

         Selling, general and administrative expenses for the year ended December 31, 1997 and from July 1, 1996 through December 31, 1996 were approximately $213,000 and $31,000, respectively. The increase in selling, general and administrative expenses was primarily due to an increase in the average staffing levels and a full year of expenses in 1997.

         Losses from Joint Venture. Losses from joint venture were $300,000 for the year ended December 31, 1997. The loss represents Incyte Genetics' share of diaDexus' losses from operations. Since diaDexus was only formed in September 1997, no losses from joint venture were recognized prior to 1997.

         Income Taxes. In accordance with the Company's tax allocation policy, Incyte Genetics has recorded a tax benefit of $34,000 for the year ended December 31, 1997, which represents the estimated effect of Incyte Genetics' 1997 loss on the consolidated income tax provision.

Liquidity and Capital Resources

          Historically, Incyte Genetics has relied on Incyte General to fund its operations. The continued development of Incyte Genetics' products will require substantial funds. Operating expense levels are currently expected to be $10 million to $15 million for the second half of 1998, and in excess of $50 million for 1999. Incyte Genetics currently anticipates requiring total funds of approximately $100 million to $150 million through the year 2000. Incyte General has committed to provide, in addition to funding provided through June 30, 1998, $20 million in cash, and may provide additional funding, as appropriate, in the form of loans or investments. Incyte Genetics intends to seek additional funds from a combination of revenues from database subscribers, strategic equity investments from pharmaceutical companies and, if necessary, from public equity financing. Given that only $20 million in funding has been committed to date, Incyte Genetics needs additional funding to maintain its anticipated level of operations and to provide for operating requirements. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to stockholders. Incyte Genetics intends, when possible, to adjust the level of operating expense depending on the availability of funds. Additional funding may not be available on commercially acceptable terms, if at all. If adequate funds are unavailable, Incyte Genetics may be required to curtail its research and development and other operations significantly. If operations are curtailed significantly, Incyte Genetics' products and services may not develop in a sufficiently timely manner and its long-term prospects may be materially and adversely affected.

Year 2000

          See Annex E--"Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000," for a discussion of the potential effect of the Year 2000 issue on the Company's operations.

Factors That May Affect Results

          See Annex I--"Factors That May Affect Results," for a discussion of certain factors that may affect Incyte Genetics' business, financial condition, and results of operations.

                                 INCYTE GENETICS
                          COMBINED FINANCIAL STATEMENTS

                     INDEX TO COMBINED FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors...........................G-17

Combined Balance Sheets as of December 31, 1996 and 1997,
and June 30, 1998 (unaudited)...............................................G-18

Combined  Statements  of  Operations  and  Division  Equity from July 1,
1996 to December 31, 1996, for the year ended December 1997 and for the six months ended June 30, 1997 and 1998 (unaudited).....................G-19

Combined Statement of Cash Flows from July 1, 1996 to December 31, 1996, for the year ended December 1997 and for the six months ended
June 30, 1997 and 1998 (unaudited)..........................................G-20

Notes to Combined Financial Statements......................................G-21

REPORT OF ERNST & YOUNG  LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders of Incyte Pharmaceuticals, Inc.

We have audited the accompanying combined balance sheets of Incyte Genetics, a division of Incyte Pharmaceuticals, Inc., as of December 31, 1996 and 1997, and the related combined statements of operations and division equity and combined statements of cash flows from July 1, 1996 through December 31, 1996, and for the year ended December 31, 1997. These financial statements are the responsibility of Incyte Genetics' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Incyte Genetics, a division of Incyte Pharmaceuticals, Inc., at December 31, 1996 and 1997, and the combined results of its operations and its cash flows from July 1, 1996 through December 31, 1996, and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

As described above and more fully described in Note 1 to these financial statements, Incyte Genetics is a division of Incyte Pharmaceuticals, Inc. Accordingly the combined financial statements of Incyte Genetics should be read in conjunction with the audited consolidated financial statements of Incyte Pharmaceuticals, Inc. Holders of Incyte Genetics Stock will be subject to the risks associated with an investment in a single corporation and all of the business, assets and liabilities of Incyte Pharmaceuticals, Inc.

                                                            /S/ERNST & YOUNG LLP


Palo Alto, California
September 11, 1998


                                                 INCYTE GENETICS
                                             COMBINED BALANCE SHEETS
                                                 (in thousands)




                                                                     December 31,            December 31,               June 30,
                                                                        1996                   1997                      1998
                                                                  -----------------      -----------------        ----------------
                                                                                                                       (unaudited)
ASSETS
Current assets:
      Restricted cash                                             $           -          $           6,000        $          4,000
      Accounts receivable                                                         -                    800                       -
      Prepaid expenses and other current assets                                  62                     98                      63
                                                                  -----------------      -----------------        ----------------
              Total current assets                                               62                  6,898                   4,063

Investment in joint venture                                                       -                  9,700                   9,060
                                                                  -----------------      -----------------      ------------------

              Total assets                                        $              62      $          16,598        $         13,123
                                                                  =================      =================      ==================

LIABILITIES AND DIVISION EQUITY (DEFICIT)

Current liabilities:
      Accounts payable                                            $              59      $             177        $            181
      Accrued liabilities                                                        23                     98                      64
      Due to joint venture                                                        -                  6,000                   4,000
      Deferred revenues                                                         300                    700                     675
                                                                  -----------------      -----------------      ------------------
               Total current liabilities                                        382                  6,975                   4,920

      Division equity (deficit)                                               (320)                  9,623                   8,203
                                                                  -----------------      -----------------      ------------------
                Total liabilities and division equity             $              62      $          16,598        $         13,123
                                                                  =================      =================      ==================


                                              See accompanying notes.




                                                  INCYTE GENETICS
                               COMBINED STATEMENTS OF OPERATIONS AND DIVISION EQUITY
                                                  (in thousands)


                                               July 1, 1996                Year               Six Months            Six Months
                                                   Through                 Ended                  Ended                 Ended
                                                December 31,            December 31,            June 30,              June 30,
                                                    1996                    1997                  1997                  1998
                                              -----------------      ------------------      ---------------      -----------------
                                                                                                          (unaudited)

Revenues
                                              $             450                   1,133      $           384      $           1,135

Costs and expenses:
     Research and development                               207                   2,300                  950                  1,598
     Selling, general and administrative                     31                     213                   59                    189
                                              -----------------      ------------------      ---------------      -----------------
Total costs and expenses                                    238                   2,513                1,009                  1,787

Income (loss) from operations                               212                 (1,380)                (625)                  (652)

Losses from joint venture                                     -                   (300)                    -                  (640)
                                              -----------------      ------------------      ---------------      -----------------
Income (loss) before income taxes                           212                 (1,680)                (625)                (1,292)

Income tax benefit                                            -                    (34)                 (14)                  (492)
                                              -----------------      ------------------      ---------------      -----------------
Net income (loss)                                           212                 (1,646)                (611)                  (800)
Division equity (deficit), beginning of                       -                   (320)                (320)                  9,623
 period
Contribution to (from) the division                       (532)                  11,589                  655                  (620)
                                              -----------------      ------------------      ---------------      -----------------
Division equity (deficit), end of period      $           (320)      $            9,623      $         (276)      $           8,203
                                              =================      ==================      ===============      =================

                                              See accompanying notes

                                                  INCYTE GENETICS
                                         COMBINED STATEMENTS OF CASH FLOWS
                                                  (in thousands)



                                                                                                       Six               Six
                                                        July 1, 1996             Year                Months             Months
                                                          Through                Ended                Ended             Ended
                                                        December 31,         December 31,           June 30,           June 30,
                                                            1996                 1997                 1997               1998
                                                     ------------------    -----------------    -----------------   ---------------

                                                                                                      (unaudited)
Cash flows from operating activities:
   Net income (loss)                                 $              212              (1,646)                (611)             (800)
   Adjustments to reconcile net income to net cash
        provided by (used in) operating activities
    Losses from joint venture                                         -                  300                    -               640
    Changes in certain assets and liabilities:
         Accounts receivables                                         -                (800)                    -               800
         Prepaid expenses and other current assets                 (62)                 (36)                 (65)                35
         Accounts payable                                            59                  118                   10                 4
         Accrued liabilities                                         23                   75                   23              (34)
         Deferred revenues                                          300                  400                 (12)              (25)
                                                     ------------------    -----------------    -----------------   ---------------
Net cash provided by (used in) operating activities                 532              (1,589)                (655)               620
                                                     ------------------    -----------------    -----------------   ---------------

Cash flows from investing activities:                                                                           -                 -
     Investment in joint venture                                      -              (4,000)                    -                 -
     Transfer to restricted cash                                      -              (6,000)                    -                 -
                                                     ------------------    -----------------    -----------------   ---------------
Net cash used by investing activities                                 -             (10,000)                    -                 -
                                                     ------------------    -----------------    -----------------   ---------------


Cash flows from financing activities:
    Equity contribution from (to) Incyte General                  (532)               11,589                  655             (620)
                                                     ------------------    -----------------    -----------------   ---------------

Net increase (decrease) in cash and cash equivalents                  -                    -                    -                 -
Cash and cash equivalents at beginning of period                      -                    -                    -                 -
                                                     ------------------    -----------------    -----------------   ---------------
Cash and cash equivalents at end of period           $                -    $               -    $               -   $             -
                                                     ==================    =================    =================   ===============

                             See accompanying notes



                                 INCYTE GENETICS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1997 AND 1998 IS UNAUDITED)


Note 1.  Organization and Summary of Significant Accounting Policies

Organization and Business. Incyte Genetics, a division of Incyte Pharmaceuticals, Inc. ("Incyte", and together with its wholly owned subsidiaries, the "Company"), represents a new business unit of Incyte Pharmaceuticals, Inc. formed to develop products and services related to genetic mapping to assist pharmaceutical companies in the identification and analysis of a type of genetic variation believed to correlate to disease prognosis and drug response, called single nucleotide polymorphisms ("SNPs"). The products in development include databases, software, reagents, genotyping and related services. Incyte Genetics believes these products and services could have applications in both the development of new drugs as well as disease management.

Basis of Presentation. The Board of Directors of the Company has recommended stockholder approval of a proposal (the "Incyte Genetics Stock Proposal") that would create two series of common stock that are intended to reflect separately the performance of the Company's Incyte General and Incyte Genetics divisions. Under the Incyte Genetics Stock Proposal, the Company's Certificate of Incorporation would be amended to designate a new series of common stock entitled Incyte Pharmaceuticals, Inc.-Incyte Genetics Common Stock ("Incyte Genetics Stock") and to redesignate each share of the Company's existing common stock ("Existing Common Stock") as one share of a new series of common stock entitled Incyte Pharmaceuticals, Inc.-Incyte General Common Stock ("Incyte General Stock").

          The accompanying combined financial statements have been derived from the consolidated assets, liabilities, revenues and expenses recorded in the accounting records of the Company. These combined financial statements reflect the assets, liabilities, revenue and expenses of the Company and its wholly-owned subsidiaries directly related to its programs in the area of genetic mapping, as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of Incyte Genetics on a stand-alone basis, in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated. Although management is unable to estimate the actual costs that would have been incurred if the services performed by the Company had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where applicable, and management considers the allocations to be reasonable. However, the financial position, results of operations and cash flows of Incyte Genetics may differ from those that would have been achieved had Incyte Genetics operated autonomously or as an entity independent of the Company. To date, Incyte Genetics' sole source of funding has been from advances from Incyte General. In September 1998, Incyte General committed funding of $20 million, in addition to funds provided through June 30, 1998, funding to Incyte Genetics for working capital needs; however, Incyte Genetics will have to find alternative funding to fully support anticipated levels of operations.

Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and division equity between Incyte General and Incyte Genetics for the purposes of preparing their respective financial statements, the Company continues to hold title to all of the assets and is responsible for all of the liabilities allocated to each division. If the Incyte Genetics Stock Proposal is approved, holders of Incyte General Stock and Incyte Genetics Stock will be subject to the risks associated with an investment in a single corporation and all of the Company's businesses, assets and liabilities. Events attributable to Incyte General that affect the Company's results of operations or financial condition could affect the results of operations or financial position of Incyte Genetics or the market price of Incyte Genetics Stock.

The management and accounting policies applicable to the preparation of the financial statements of Incyte General and Incyte Genetics may be modified or rescinded, or additional policies may be adopted, at the sole discretion by the Company's Board of Directors at any time without approval of the stockholders.

Financial  Statements  and  Allocation  Matters.   Incyte  General  manages  the
financial activities of both of the Company's divisions. These financial activities include the day to day cash disbursements and receipts activities, investment of surplus cash, the issuance, and repayment of short-term and long-term debt and capital lease obligations and the issuance of common stock. During the three year period ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998, the Company attributed all of its short-term and long-term debt and capital lease obligations to Incyte General based upon the specific purpose for which the debt was incurred. Accordingly, all of the Company's interest expense has been allocated to Incyte Genetics. All revenues that are not directly attributed to the Incyte Genetics product, LifeSeq Atlas(TM), have been allocated to Incyte General. Incyte Genetics recognizes all expenses directly incurred in its operations and is allocated expenses for shared services. All other expenses are recognized by Incyte General.

Unaudited Interim Financial Information. The combined balance sheet as of June 30, 1998, combined statements of operations for the six months ended June 30, 1997 and 1998 and the statements of cash flows for the six months ended June 30, 1997 and 1998 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which Incyte Genetics considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentrations of Credit Risk. Trade receivables are financial instruments which potentially subject Incyte Genetics to concentrations of credit risk. Incyte Genetics' customers are pharmaceutical companies which are typically located in the United States. Incyte Genetics has not experienced any credit losses to date and does not require collateral on receivables.

Restricted Cash. Restricted cash consists of cash held in an escrow account which will be disbursed to Incyte Genetics' joint venture, diaDexus, LLC ("diaDexus"), as needed in accordance with the joint venture agreement In July 1998, all remaining amounts were disbursed to diaDexus. See Joint Venture and
Note 4 to the Combined Financial Statements.

Prepaid and Other Current Assets. Prepaid and other current assets primarily consist of supplies and reagents on hand that are used in support of Incyte Genetics' day-to-day operations and unbilled receivable balances.

Software Costs. In accordance with the provisions of Financial Accounting Standards Board Statement No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, Incyte Genetics has a policy of capitalizing software development costs incurred in developing certain products once technological feasibility of the products has been determined. Capitalized software costs are amortized over three years and have been immaterial to date.

Accrued Expenses. Accrued expenses represent any accrued liability that is directly attributable to Incyte Genetics.

Joint Venture. In September 1997, the Company formed a joint venture, diaDexus, LLC ("diaDexus"), with SmithKline Beecham Corporation ("SB") which will utilize genomic and bioinformatic technologies in the discovery and commercialization of molecular diagnostics. The Company and SB each hold a 50 percent equity interest in diaDexus. The investment is accounted for under the equity method, and Incyte Genetics records the Company's share of diaDexus' earnings and losses in its statement of operations.

Revenue Recognition. Incyte Genetics' LifeSeq Atlas database has historically been sold in conjunction with Incyte General's databases and a single annual database access fee charged for the combined set of databases. Thus, a portion of the total revenues has been allocated to the LifeSeq Atlas database based on the Company's management and accounting policies. These revenues are recognized by Incyte Genetics evenly over the term of the agreement. Revenue is deferred for fees received before earned.

Significant Customers. In the year ended December 31, 1996, one customer accounted for 100% of total revenues. In the year ended December 31, 1997, and the six months ended June 30, 1998, three customers accounted for 100% of total revenues. One customer accounted for 100% of the receivable balance as of December 31, 1997.

Stock-Based Compensation. The Company accounts for stock option grants to employees in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. Incyte Genetics' employees have received options to purchase Existing Common Stock to date. The Company records stock compensation expense equal to the difference, if any, between the exercise price of the option and the fair market value of the stock at the date of grant.

Allocated Expenses. Certain overhead, selling, administrative and corporate expenses represent an allocation of the operating expenses, and include payroll and charges for office space which Incyte Genetics shares with Incyte General. These costs have been allocated to Incyte Genetics based on the ratio that the total headcount for Incyte Genetics bears to the total headcount of Incyte General.

Income Taxes. Both Incyte Genetics and Incyte General are included in the consolidated United States federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and the related payments or refunds of tax are determined on a consolidated basis. The consolidated provision and the related tax payments or refunds have been reflected in both Incyte Genetics' and Incyte General's financial statements in accordance with the Company's tax allocation policy. In general, such policy provides that the consolidated tax provision and related tax payments or refunds are allocated among the divisions for financial statement purposes based principally upon the financial income, taxable income, credits, preferences and other amounts directly related to the respective divisions. For tax provision purposes, tax benefits resulting from attributes (principally net operating losses and various tax credits), which cannot be utilized by one of the divisions on a separate return basis, but which can be utilized on a consolidated basis in that year or in a carryback year, are allocated to the division that generated the attributes.

Cash Flows. The Company does not maintain separate cash accounts for Incyte Genetics, and all cash receipts and disbursements are made by Incyte General. For the purposes of the statement of cash flows, the allocated assets and liabilities of Incyte Genetics have been used to calculate the cash flow statement.

New Pronouncements. In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130"), and Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") (collectively, the "Statements"). The Statements are effective for fiscal periods beginning after December 15, 1997. SFAS 130 establishes standards for reporting of comprehensive income and its components in annual financial statements. SFAS 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its annual financial statements and selected segment information in interim financial reports. Reclassification or restatement of comparative financial statements or financial information for earlier periods is required upon adoption of SFAS 130 and SFAS 131, respectively. Adoption of the Statements' disclosure requirements had no impact on the Incyte Genetics' consolidated financial position or results of operations.

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). The statement is effective for fiscal years beginning after June 15, 1999. SFAS 133 establishes standards for reporting derivative instruments and hedging activities. Application of SFAS 133 will have no impact on the Incyte Genetics combined financial position or results of operations as currently reported.


Note 2.  Related party transactions

Overview. The Company allocates corporate general and administrative expenses, research and development expenses, and income taxes in accordance with certain policies adopted by the Company's Board of Directors. Such policies may be further modified or rescinded by action of the Company's Board of Directors who may adopt additional policies, without approval of Incyte Genetics' stockholders, subject only to their fiduciary duty to such stockholders.

Shared Services. Incyte Genetics operates as a division of the Company with access to the Company's personnel, financial resources, facilities, and fixed assets. The two divisions, Incyte Genetics and Incyte General will share sequencing operations, marketing/sales and general and administrative services with the costs being allocated to Incyte General and Incyte Genetics in a reasonable and consistent manner, based on utilization by each division of the services to which such costs relate.

Access to Technology and Know-How. Incyte Genetics has free access to all technology and know-how of the Company that may be useful, subject to any obligations or limitations applicable to the Company. The costs of developing this technology remain in the business unit responsible for its development.


Note 3. Joint Venture

In September 1997, the Company formed a joint venture, diaDexus, LLC ("diaDexus"), with SmithKline Beecham Corporation ("SB") which will utilize genomic and bioinformatic technologies in the discovery and commercialization of molecular diagnostics. The Company and SB each hold a 50 percent equity interest in diaDexus. The investment is accounted for under the equity method and Incyte Genetics records the Company's share of diaDexus' earnings and losses on its statement of operations.


Note 4.  Division Equity

Incyte Genetics Stock. If the Incyte Genetics Stock Proposal is approved by the Company's stockholders each share of Existing Common Stock will be redesignated as Incyte General Stock, which is intended to reflect the performance of Incyte General, and a new series of common stock, Incyte Genetics Stock, will be created to reflect the performance of Incyte Genetics. Incyte General and Incyte Genetics stockholders will vote as one class of stock with Incyte General stockholders receiving one vote per share. The number of votes allocated to each share of Incyte Genetics' Stock will be adjusted to reflect the ratio of the average market values of the Incyte Genetics Stock and the Incyte General Stock as of a 20 trading day period prior to the record date of any vote. Upon liquidation, holders of Incyte General and Incyte Genetics Stock will be entitled to a portion of the assets remaining for distribution to holders of common stock in proportion to the aggregate Liquidation Units, as defined, of each series of stock, which is to be determined. Additional shares of Incyte Genetics Stock may be issued from time to time upon exercise of stock options or at the discretion of the Company's Board.

Incyte Genetics Stock Options. Currently, Incyte Genetics employees have received options to purchase Existing Common Stock. Should the Incyte Genetics Stock Proposal be approved, the Company's 1991 Stock Plan (the "Stock Plan") and 1993 Directors' Stock Option Plan (the "Directors' Plan") will be amended to provide for the issuance of options to purchase Incyte General Stock and Incyte Genetics Stock. Options issued under the plan shall, at the discretion of the compensation committee of the Board of Directors, be either incentive stock options or nonstatutory stock options. The exercise prices of incentive stock options granted under the Stock Plan will not be less than the fair market value of the relevant series of common stock on the date of the grant, as determined by a Committee of the Company's Board of Directors. The exercise prices of nonstatutory stock options granted under the plans are not less than 85% of the fair market value of the relevant series of common stock on the date of the grant, as determined by a Committee of the Company's Board of Directors. Options granted under the Stock Plan generally vest over approximately four years, pursuant to a formula determined by a committee of the Company's Board of Directors, and expire after ten years. In addition, should the Incyte Genetics Stock Proposal and the Additional Proposals be approved, the Company's 1997 Employee Stock Purchase Plan (the "ESPP") will be amended to provide for the issuance of Incyte General Stock and Incyte Genetics Stock.

Note 5.  Income Taxes

Income tax provisions and related assets and liabilities attributed to Incyte Genetics are determined in accordance with the Incyte tax allocation policy. See
Note 1.

For the year ended December 31, 1997, Incyte Genetics generated a loss before income taxes of approximately $1,680,000 for which a benefit of $34,000 has been allocated to Incyte Genetics in accordance with the allocation policy. The difference between the expected tax benefit at 35% and the benefit recorded will be allocated to Incyte Genetics in the future to the extent that benefits are realized on the consolidated income tax provision.


Note 6.  Defined Contribution Plan

The Company has a defined contribution plan covering all domestic employees. Employees may contribute a portion of their compensation, which is then matched by Incyte Genetics, subject to certain limitations. Defined contribution expense for Incyte Genetics was approximately $13,000, $38,000, $15,000 and $19,000 from July 1, 1996 through December 31, 1996, for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, respectively.


Note 7. Litigation

In January 1998, Affymetrix, Inc. ("Affymetrix") filed a lawsuit in the United States District Court for the District of Delaware alleging infringement of U.S. patent number 5,445,934 (the "'934 Patent") by both Synteni and Incyte. The complaint alleges that the '934 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte and that such infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '934 Patent and, in addition, seeks damages, costs and attorney's fees and interest. Affymetrix further requests that any such damages be trebled based on its allegation of willful infringement by Incyte and Synteni.

In September 1998, Affymetrix filed an additional lawsuit in the United States District Court for the District of Delaware alleging infringement of the U.S. patent number 5,800,992 (the "'992 Patent") and U.S. patent number 5,744,305 (the "'305 Patent") by both Synteni and Incyte. The complaint alleges that the '305 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte, that the '992 Patent has been infringed by the use of Synteni's and Incyte's GEMTM microarray technology to conduct gene expression monitoring using two-color labeling, and that such infringement was willful.
Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '305 and '992 Patents and, in addition, Affymetrix seeks a preliminary injunction enjoining Incyte and Synteni from using Synteni's and Incyte's GEM microarray technology to conduct gene expression monitoring using two-color labeling, as described in the '992 Patent.

Incyte and Synteni believe they have meritorious defenses and intend to defend the suits vigorously. However, there can be no assurance that Incyte and Synteni will be successful in the defense of these suits. Regardless of the outcome, this litigation has resulted and is expected to continue to result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all. All of the costs associated with the defense of the litigation have been allocated to Incyte General.

Note 8.  Subsequent Events (unaudited)

In September 1998, the Company completed the acquisition of Hexagen Limited ("Hexagen"), a privately held company based in Cambridge, England. The transaction will be accounted for as a purchase. The Company issued 976,130 shares of Existing Common Stock and $5.0 million in cash in exchange for all 27,721,541 shares of Hexagen's outstanding capital stock. In addition, the Company assumed Hexagen's stock options, which if exercised, would amount to 125,909 shares of Existing Common Stock. The assets, liabilities and results of operations of Hexagen have been allocated to Incyte Genetics.

In September 1998, the Board of Directors of the Company recommended stockholder approval of a proposal (the "Incyte Genetics Stock Proposal") that would create two series of common stock that are intended to reflect separately the performance of the Company's Incyte General and Incyte Genetics divisions. Under the Incyte Genetics Stock Proposal, the Company's Certificate of Incorporation would be amended to designate a new series of common stock entitled Incyte Genetics Stock and to redesignate each share of Existing Common Stock as one share of a new series of common stock entitled Incyte General Stock. In addition, the Board has recommended for stockholder approval amendments to the Company's Stock Plan, Directors' Plan, and ESPP, that would allow for the issuance of both Incyte Genetics Stock and Incyte General Stock through these plans.

On September 25, 1998, the Board of Directors adopted a Stockholder Rights Plan (the "Original Rights Plan"), pursuant to which one preferred stock purchase right (an "Original Right") will be distributed for each outstanding share of Common Stock held of record on October 13, 1998. One Original Right will also attach to each share of Common Stock issued by the Company subsequent to such date and prior to the distribution date defined below. Each Original Right represents a right to purchase, under certain circumstances, a fractional share of a newly created series of the Company's preferred stock at an exercise price of $200.00, subject to adjustment. In general, the Original Rights will become exercisable and trade independently from the Common Stock on a distribution date that will occur on the earlier of (i) the public announcement of the acquisition by a person or group of 15% or more of the Common Stock or (ii) ten days after commencement of a tender or exchange offer for the Common Stock that would result in the acquisition of 15% or more of the Common Stock. Upon the occurrence of certain other events related to changes in ownership of the Common Stock, each holder of an Original Right would be entitled to purchase shares of Common Stock, or an acquiring corporation's common stock, having a market value of twice the exercise price. Under certain conditions, the Original Rights may be redeemed at $0.01 per Original Right by the Board of Directors. The Original Rights expire on September 25, 2008. If the Incyte Genetics Stock Proposal is approved by the Company's stockholders and implemented by the Board of Directors, the Original Rights Plan will be amended and restated to, among other things, (i) reflect the new equity structure of the Company, (ii) redesignate each Original Right as an Incyte General Stock Right, (iii) issue an Incyte Genetics Stock Right with respect to each share of Incyte Genetics Stock, which will entitle the holders thereof to purchase shares of a newly designated series of preferred stock under the conditions similar to those specified for the Incyte General Stock Rights and the Original Rights (the Incyte General Stock Rights and Incyte Genetics Stock Rights being collectively referred to as the "Rights"), and (iv) change the triggers for exercisability of the Rights to 15% of the voting power of all outstanding voting securities of the Company from 15% of the outstanding Common Stock. The Rights will otherwise have attributes similar to those of the Original Rights.

                    ANNEX H: ADDITIONAL FINANCIAL INFORMATION


                                                                            Page

Unaudited Pro Forma Financial Information                                    H-1
Condensed Consolidated Financial Statements of Hexagen plc for the
         six months ended June 30, 1997 and 1998 (unaudited)                 H-8
Consolidated Financial Statements of Hexagen plc for
         the year ended December, 1997 and the period ended
         December 31, 1996                                                  H-15

UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following Unaudited Pro Forma Condensed Balance Sheets as of June 30, 1998, and the Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1997, and the six months ended June 30, 1998 give effect to the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen Limited, formerly Hexagen plc ("Hexagen"), accounted for using the purchase method of accounting. The assets, liabilities and results of operations of Hexagen, as well as the amortization of the goodwill generated by the acquisition, have been allocated in their entirety to the Incyte Genetics division of Incyte Pharmaceuticals, Inc. In addition, the Unaudited Pro Forma Condensed Balance Sheets give effect to the commitment of Incyte General, a division of Incyte Pharmaceuticals, Inc., to fund Incyte Genetics a total of $20 million in cash.

         The Unaudited Pro Forma Condensed Financial Statements are based on the historical financial statements of the Company and its two divisions, Incyte General and Incyte Genetics, and Hexagen, and give effect to the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations.

         The Unaudited Pro Forma Financial Statements include the following:

     (A) Incyte Genetics Pro Forma includes the accounts of Incyte Genetics, Hexagen and Proforma entries.

     (B) Incyte General Pro Forma includes the accounts of Incyte General and Proforma entries.

     (C) Incyte Consolidated Pro Forma includes the accounts of Incyte General, Incyte Genetics, Hexagen and Pro Forma Entries.

         The Unaudited Pro Forma Condensed Balance Sheet assumes that the acquisition was consummated on June 30, 1998. The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 assumes the acquisition was consummated on January 1, 1997 and the Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 1998 assumes the acquisition was consummated on January 1, 1998.

         The pro forma adjustments are based on the agreements between the Company and Hexagen, which provide for Hexagen shareholders to receive 976,130 shares of newly issued Incyte Pharmaceuticals, Inc. common stock (the "Existing Common Stock"), options to purchase 125,909 shares of Existing Common Stock and $5 million in cash.

         The Unaudited Pro Forma Condensed Statement of Operations excludes any potential benefits that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate efforts or any non-recurring costs of the integration of the two operations. The Unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the results that actually would have occurred if the acquisition occurred on the dates indicated or indicative of results which may be obtained in the future. The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements and accompanying Notes for the Company, Incyte Genetics, Incyte General and Hexagen.

         The historical financial statements of Hexagen included herein are expressed in British pounds sterling (BPS) and are prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP"). For purposes of preparing pro forma information in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"), the historical statements have been adjusted as appropriate utilizing the reconciliations of the approximate effect on net income (loss) and shareholders' equity of differences between U.K. GAAP and U.S. GAAP provided in Hexagen's historical financial statements. For purposes of preparing the pro forma information, certain reclassifications have also been made to the U.K. GAAP historical statements to conform with the U.S. GAAP presentation. The statements have been translated into U.S. dollars using the following exchange rates:

                                                                      BPS to $
                                                                     -----------
Pro Forma Condensed Balance Sheet at June 30, 1998                     1.67
Pro Forma Condensed Statement of Operations for the year ended         1.64
December 31, 1997
Pro Forma Condensed Statement of Operations for the six months ended   1.65
June 30, 1998


                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                                  June 30, 1998
                                 (in thousands)

                                       Incyte General      Incyte      Hexagen         Incyte         Incyte      Incyte General
                                          Combined        Genetics                  Genetics Pro   Genetics Pro      Pro Forma
                                                          Combined                 Forma Entries    Forma Total       Entries
                                        ------------   -----------    ----------   -------------   ------------   ---------------
ASSETS                                                                                                  (A)
---------------------------------------
Current assets:
Cash and cash equivalents               $  32,944      $    --        $   2,826      $    --        $   2,826      $ (5,000)(3)
Restricted cash                              --            4,000           --             --            4,000           --
Marketable securities -
available-for-sale                         93,766           --             --             --             --             --
Accounts receivable, net                   10,970           --             --             --             --             --
Prepaid expenses and other current
   assets                                   5,453             63            361           --              424           --
                                        ---------      ---------      ---------      ---------      ---------      ---------

Total current assets                      143,133          4,063          3,187           --            7,250         (5,000)
Property and equipment, net                45,653           --            2,141           --            2,141           --
Long-term investments                      11,994          9,060           --             --            9,060           --
Deposits and other assets                   5,285           --             --           16,015(1)      36,015           --
                                                                                        20,000(2)
Total assets                            ---------      ---------      ---------      ---------      ---------      ---------
                                        $ 206,065      $  13,123      $   5,328      $  36,015      $  54,466      $  (5,000)
                                        =========      =========      =========      =========      =========      =========

  LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current liabilities:

Accounts payable                        $   3,346      $     181      $     299      $    --        $     480      $    --
Accrued and other current liabilities       9,600             64          1,007          1,200          2,271         20,000(2)
Due to joint venture                         --            4,000           --             --            4,000           --
Deferred revenue                           42,538            675           --             --              675           --
                                        ---------      ---------      ---------      ---------      ---------      ---------
Total current liabilities                  55,484          4,920          1,306          1,200          7,426           --

Non-current portion of accrued rent
and other Non-current liabilities             908           --              771           --              771           --
                                        ---------      ---------      ---------      ---------      ---------      ---------
Total liabilities                          56,392          4,920          2,077          1,200          8,197         20,000
                                        ---------      ---------      ---------      ---------      ---------      ---------

Stockholders' equity:
Division equity                           149,673          8,203           --             --             --             --
Common stock                                 --             --             --             --             --
Additional paid-in capital                   --             --             --          (10,648)        46,269        (20,000)(2)
                                                                                        28,714 (1)                    (5,000)(3)
                                                                                        20,000 (2)
Preferred Ordinary Stock                     --             --           10,261        (10,261)(1)       --             --
Ordinary "A" Stock                           --             --              387           (387)(1)       --             --
Ordinary Stock                               --             --            1,668         (1,668)(1)       --             --
Deferred compensation                        --             --           (1,413)         1,413 (1)       --             --
Receivable from stockholder                  --             --             --             --             --             --
Accumulated other comprehensive income       --             --              286           (286)(1)       --             --
Accumulated deficit                          --             --           (7,938)         7,938           --             --
                                        ---------      ---------      ---------      ---------      ---------      ---------

Total stockholders' equity                149,673          8,203          3,251         34,815         46,269        (25,000)
                                        ---------      ---------      ---------      ---------      ---------      ---------
Total liabilities and stockholders'
equity                                  $ 206,065        $13,123         $5,328        $36,015        $54,466        $(5,000)
                                        =========      =========      =========      =========      =========      =========

                             See accompanying notes




                   UNAUDITED PROFORMA CONDENSED BALANCE SHEET
                                  June 30, 1998
                                 (in thousands)

                                                            Incyte           Incyte
                                         Incyte General   Consolidated     Consolidated
                                            Pro Forma       Pro Forma       Pro Forma
                                             Total          Entries          Total
                                         -------------- ---------------  --------------
ASSETS                                        (B)                             (C)
---------------------------------------
Current assets:
Cash and cash equivalents                $  27,944      $ (5,000)(1)   $  30,770
Restricted cash                               --             --            4,000
Marketable securities -
available-for-sale                          93,766           --           93,766
Accounts receivable, net                    10,970           --           10,970
Prepaid expenses and other current
   assets                                    5,453           --            5,877
                                         ---------      ---------      ---------
Total current assets                       138,133         (5,000)       145,383
Property and equipment, net                 45,653           --           47,794
Long-term investments                       11,994
Deposits and other assets                    5,285         16,015(1)      21,300

Total assets                             ---------      ---------      ---------
                                         $ 201,065      $  11,015      $ 235,531
                                         =========      =========      =========

  LIABILITIES AND STOCKHOLDERS'
   EQUITY
Current liabilities:

Accounts payable                         $   3,346      $    --        $   3,826
Accrued and other current liabilities       29,600          1,200         11,871
Due to joint venture                          --             --            4,000
Deferred revenue                            42,538           --           43,213

Total current liabilities                   75,484          1,200         62,910

Non-current portion of accrued rent
and other Non-current liabilities              908           --            1,679
                                         ---------      ---------      ---------
Total liabilities                           76,392          1,200         64,589
                                         ---------      ---------      ---------

Stockholders' equity:
Division equity                               --             --               --
Common stock                                  --             --               28
Additional paid-in capital                 124,673        (10,648)(1)    195,468
                                                           23,714 (1)

Preferred Ordinary Stock                      --          (10,261)(1)       --
Ordinary "A" Stock                            --             (387)(1)       --
Ordinary Stock                                --           (1,668)(1)       --
Deferred compensation                         --            1,413 (1)     (1,412)
Receivable from stockholder                   --            --    (1)        (49)
Accumulated other comprehensive income        --             (286)(1)          7
Accumulated deficit                           --            7,938 (1)    (23,100)
                                         ---------      ---------      ---------

Total stockholders' equity                 124,673          9,815        170,942
                                         ---------      ---------      ---------
Total liabilities and stockholders'
equity                                    $201,065        $11,015       $235,531
                                         =========      =========      =========

                             See accompanying notes


                        NOTES TO THE UNAUDITED PRO FORMA
                             CONDENSED BALANCE SHEET


         The Unaudited Pro Forma Condensed Balance Sheet was prepared to reflect the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen, accounted for using the purchase method of accounting as if such transaction was consummated on June 30, 1998. In addition, the Unaudited Pro Forma Condensed Balance Sheet gives effect to the commitment of Incyte General to fund Incyte Genetics with a total of $20 million in cash.

         (1) The pro forma adjustment represents the entry to record: the issuance of 976,130 shares of Existing Common Stock, options to purchase 125,909 shares of Existing Common Stock at a price of $2.03 per share, and $5 million in cash in exchange for all of the shares and outstanding stock options of Hexagen; the related charge for the purchase of in-process research and development of $10.6 million and resulting goodwill and other intangibles of $16.0 million.

         (2) The pro forma adjustment represents the entry to record Incyte General's commitment to provide $20 million of additional funding to Incyte Genetics to support Incyte Genetics' working capital needs.

         (3) The pro forma adjustment represents the entry to record the $5 million equity infusion from Incyte General to Incyte Genetics, as Incyte General performs all treasury functions for Incyte Genetics.



              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997
                    (in thousands, except per share amounts)

                                                                                                     Incyte      Incyte
                                         Incyte    Incyte                                           Genetics  Consolidated
                                        General    Genetics       Incyte               Pro Forma   Pro Forma    Pro Forma
                                        Combined   Combined    Consolidated  Hexagen  Adjustments    Total        Total
                                        --------  ---------    ------------  -------  ----------- ----------- -------------
                                                                    (C)                                (A)        (C)

Revenues                                  $ 88,863   $  1,133    $ 89,996     $   --     $   --     $  1,133   $ 89,996

Costs and expenses
Research and development                    70,152      2,300      74,452        3,351       --        5,651     75,803
Selling, general, and administrative
                                            13,715        213      13,928        1,214      2,182      3,609     17,324
                                          --------   --------    --------     --------   --------   --------   --------
Total costs and expenses
                                            83,867      2,513      86,380        4,565      2,182      9,260     93,127

Income (loss) from operations
                                             4,996     (1,380)      3,616       (4,565)    (2,182)    (8,127)    (3,131)

Interest and other income (expense), net
                                             4,140       (300)      3,840          320       --           20      4,160
                                          --------   --------    --------     --------   --------   --------   --------
Income (loss) before income taxes
                                             9,136     (1,680)      7,456       (4,245)    (2,182)    (8,107)    (1,029)

Provision for income taxes
                                               582        (34)        548         --         --          (34)       548
                                          --------   --------    --------     --------   --------   --------   --------

Net income (loss)                            8,554     (1,646)      6,908       (4,245)    (2,182)    (8,073)       481
                                          ========   ========    ========     ========   ========   ========   ========

Basic net income (loss) per share                                    0.28                                          0.02
                                                                 --------                                      --------
Shares used in computing basic
  net income (loss) per share                                      24,300                                        25,276
                                                                 --------                                      --------
Diluted net income (loss) per share                                  0.26                                          0.02
                                                                 --------                                      --------
Shares used in computing diluted
   net income (loss) per share                                     26,498                                        25,276
                                                                 --------                                      --------

                 See accompanying notes

                             NOTES TO THE PRO FORMA
                        CONDENSED STATEMENT OF OPERATIONS


         The Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1997 was prepared to reflect the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen accounted for under the purchase method of accounting, as if it occurred on January 1, 1997.

         The adjustments reflected in the Unaudited Pro Forma Condensed Statement of Operations represent the amortization of the intangible assets acquired in the acquisition of Hexagen over an estimated useful life of 8 years.

         The Unaudited Pro Forma basic and diluted net income per share were computed assuming the 976,130 shares of Existing Common Stock issued in connection with the acquisition were outstanding as of January 1, 1997. The Unaudited Pro Forma diluted net income per share also gives effect to dilutive potential shares of Existing Common Stock subject to options assumed in connection with the acquisition under the treasury stock method.

         No adjustments have been made to reflect the charge for the purchase of in-process research and development, as the entry represents a non-recurring charge. No tax benefit has been recognized for the Hexagen net operating loss, as the related deferred tax asset has been fully offset by a valuation allowance.




              UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1998
                    (in thousands, except per share amounts)


                                                                                                             Incyte      Incyte
                                                  Incyte    Incyte                                          Genetics  Consolidated
                                                 General    Genetics     Incyte                Pro Forma   Pro Forma    Pro Forma
                                                 Combined   Combined  Consolidated   Hexagen  Adjustments    Total        Total
                                                 --------  ---------  -------------  -------  ----------- ----------- -------------
                                                                                                               (A)         (C)
Revenues                                        $ 62,337   $ 1,135      $ 63,472    $  --        $  --      $ 1,135    $ 63,472

Costs and expenses
Research and development
                                                  43,221     1,598        44,819      1,885         --        3,483      46,704
Selling, general, and administrative
                                                  10,133       189        10,322        806        1,091      2,086      12,219
Acquisition-related charges
                                                   1,171      --           1,171       --           --         --         1,171
                                                 -------   -------     ---------    -------      -------    -------   ---------
Total costs and expenses                        $ 54,525   $ 1,787      $ 56,312    $ 2,691      $ 1,091    $ 5,569    $ 60,094

Income (loss) from operations                      7,812      (652)        7,160     (2,691)      (1,091)    (4,434)      3,378
Interest and other income (expense), net           3,681      (640)        3,041         38         --         (602)      3,079
                                                 -------   -------     ---------    -------      -------    -------   ---------
Income (loss) before income taxes                 11,493    (1,292)       10,201     (2,653)      (1,091)    (5,036)      6,457

Provision for income taxes                         1,920      (492)        1,428       --           --         (492)      1,428

Net income (loss)                                =======   =======     ---------    =======      =======    =======   =--------
                                                $  9,573   $  (800)     $  8,723    $(2,653)     $(1,091)   $(4,544)   $  5,029
                                                 =======   =======     =========    =======      =======    =======   =========

Basic net income per share                                              $   0.33                                        $   0.18
                                                                       ---------                                       ---------
Shares used in computing basic net income per share                       26,504                                          27,480
                                                                       ---------                                       ---------
Diluted net income per share                                            $   0.30                                        $   0.17
                                                                       ---------                                       ---------
Shares used in computing diluted net income per share                     28,792                                          29,882
                                                                       ---------                                       ---------


See accompanying notes

                             NOTES TO THE PRO FORMA
                        CONDENSED STATEMENT OF OPERATIONS


         The Unaudited Pro Forma Condensed Statement of Operations for the six months ended June 30, 1998 was prepared to reflect the acquisition by Incyte Pharmaceuticals, Inc. of all of the outstanding capital stock of Hexagen accounted for under the purchase method of accounting, as if it occurred on January 1, 1998.

         The adjustments reflected in The Unaudited Pro Forma Condensed Statement of Operations represent the amortization of the intangible assets acquired in the acquisition of Hexagen.

         The Unaudited Pro Forma basic and diluted net income per share were computed assuming the 976,130 shares of Existing Common Stock issued in connection with the acquisition, were outstanding as of January 1, 1998. The Unaudited Pro Forma net income per share also gives effect to dilutive potential shares of Existing Common Stock subject to options assumed in connection with the acquisition, under the treasury stock method.

         No adjustments have been made to reflect the charge for the purchase of in-process research and development, recorded by the Company at the time of the acquisition, as it represents a non-recurring charge directly attributable to the transaction. No tax benefit has been recognized for the Hexagen net operating loss, as the related deferred tax asset has been fully offset by a valuation allowance.

                                   HEXAGEN plc
                  Condensed Consolidated Financial Statements
           for the Six Months Ended June 30, 1997 and 1998 (unaudited)

                                   HEXAGEN plc
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                               Six months ended
                                                   June 30,
                                          --------------------------
                                            1997              1998
                                          (pound)            (pound)
                                          --------          --------

Cost and expenses:
         Research and development       (945,141)           (1,142,072)
         General and administrative     (334,450)           (1,216,347)
                                        --------            ----------
Net loss from operations              (1,279,591)           (2,358,419)

Interest income                          153,882                97,000
Interest payable and similar charges     (73,636)              (74,000)
                                         -------            ----------
         Net loss                     (1,199,345)           (2,335,419)
                                      ==========            ==========

                             See accompanying notes

                                   HEXAGEN plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



                                                    December 31,    June 30,
                                                       1997*         1998
                                                    ------------  ------------
                                                     (pound)        (pound)

Fixed assets                                         1,328,131    1,282,229
                                                     ---------    ---------

Current assets:
 Debtors:  amounts falling due within one year         339,045      216,560
 Cash at hand and in bank                              233,460      177,563
 Short term investments                              3,400,000    1,515,000
                                                     ---------    ---------
          Total current assets                       3,972,505    1,909,123

Creditors:  amounts falling due within one year      (997,529)    (781,877)
                                                     --------     --------

Net current assets                                   2,974,976    1,127,246
                                                     ---------    ---------

Total assets less current liabilities                4,303,107    2,409,475

Creditors:  amounts falling due
  after more than one year                            (811,249)    (461,900)
                                                     ---------    ---------

Net assets                                           3,491,858    1,947,575
                                                     =========    =========

Capital and reserves
Called up share capital                              1,376,117    1,384,978
Merger reserve                                        (240,000)    (240,000)
Share premium                                        5,566,507    5,566,507
Accumulated deficit                                 (3,210,766)  (4,763,910)
                                                    ----------   ----------
Equity shareholders' fund                            3,491,858    1,947,575
                                                    ==========   ==========




* The balances at December 31, 1997 are derived from the audited financial statements



                             See accompanying notes

                                   HEXAGEN plc
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)



                                                         Six months ended
                                                            June 30,
                                                   ---------------------------
                                                       1997         1998
                                                   ----------    -----------
                                                      (pound)      (pound)

Net cash flows from continuing operations           (1,570,625)   (1,495,276)
                                                    ----------    ----------

Returns on investments and servicing of finance
Interest received                                      153,882        97,000
Interest paid on finance leases                        (73,636)      (74,000)
                                                       -------       -------
                                                        80,246        23,000
                                                        ------        ------

Net cash outflow before management
 of liquid resources                                (1,490,379)    (1,324,276)
  and financing                                     -----------    ----------


Management of liquid resources
Sale of treasury deposits                            1,270,000     1,885,000
                                                     ---------     ---------
                                                     1,270,000     1,885,000
                                                     ---------     ---------

Financing
Issue of shares                                           --          8,861
Repayment of principal under finance leases           (182,488)    (263,192)
Change in finance lease funds not yet utilized         415,342     (214,290)
                                                       -------     --------
Net cash inflow (outflow) from financing               232,854     (468,621)
                                                       -------     --------

Increase (decrease) in cash                             12,475      (55,897)
                                                       =======     --------




                             See accompanying notes

                                   HEXAGEN plc
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 1998



Note 1...BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom (U.K. GAAP) applied on a basis consistent with the audited financial statements for the year ended December 31, 1997. Those accounting practices differ in certain respects from United States generally accepted accounting practices (U.S. GAAP) as discussed in Note 2. In preparing the financial statements and notes thereto, certain reclassifications and changes in presentation have been made in order to comply with accounting presentation and disclosure requirements in the United States.

The condensed consolidated balance sheet as of June 30, 1998 and December 31, 1997 and the consolidated statements of operations and cash flows for the six months ended June 30, 1998 and 1997 are unaudited, but include all adjustments (consisting of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information and footnote information normally included have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

Note 2   SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

Employee share options

Under both U.K. and U.S. GAAP, if stock options are issued at below fair market value there is a compensation cost charged to the profit and loss account. Under U.K. GAAP any compensation cost arising on options issued to reward past performance is charged to the profit and loss account when the options are granted. Under U.S. GAAP the equivalent compensation cost is charged to the profit and loss account over the vesting period of the related share options.

The effect of this difference on the group is as follows:

                                           Six months ended June 30,
                                      ----------------------------------
                                          1997                  1998
                                      ------------         -------------
                                        (pound)                (pound)

Net loss under U.K. GAAP              (1,199,345)             (2,335,419)
U.S. GAAP adjustments:
Deferral of stock compensation
  expense on stock options                25,987                727,330
  granted                             -----------            -----------

Net loss under U.S. GAAP       (pound)(1,173,358)      (pound)(1,608,089)
                                      ===========            ===========

                                   HEXAGEN plc
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 1998



The difference between the treatment of stock compensation for option grants between U.K. GAAP and U.S. GAAP has no impact on cash flows, and has no effect on the total consolidated net shareholders' equity of the Company.

Statement of cash flows

Under U.K. GAAP, cash does not include short term deposits and investments which cannot be withdrawn without notice and without incurring a financial penalty. Such items are shown as current asset investments. Under U.S. GAAP, deposits with a maturity period at inception of less than three months and which are convertible into known amounts of cash are included as cash and cash equivalents.

The effect of this difference on the group is as follows:

                                                                           June 30,
                                                          ------------------------------------------
                                                                   1997                        1998
                                                          ------------------          -------------

Cash as reported under U.K. GAAP                      (pound)      179,367       (pound)    177,563
Adjustments for cash equivalents                                 5,250,000                1,515,000
                                                                 ----------               ---------
Cash and equivalents under U.S. GAAP                             5,429,367                1,692,563
                                                                 ==========               =========

Increase (decrease) in cash under U.K. GAAP                         12,475                  (55,897)
Adjustment for cash equivalents                                 (1,270,000)              (1,885,000)
                                                                -----------               ----------
Decrease in cash and cash equivalents under            (pound)  (1,257,525)      (pound) (1,940,897)
                                                                ===========              ===========
         U.S. GAAP


Additionally, under U.K. GAAP cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, and management of liquid resources and financing. Under U.S. GAAP, cash flows are classified under operating, investing, and financing activities.

Note 3   SUBSEQUENT EVENTS

In September 1998, Incyte Pharmaceuticals, Inc. ("Incyte") completed the acquisition of the Company. Incyte issued 976,130 shares of its Common Stock and $5.0 million in cash in exchange for all of the outstanding capital stock of the Company. In addition, Incyte assumed all of the Company's outstanding stock options. Immediately prior to the consummation of this transaction, the Company was re-registered as a private limited company under the law of England and Wales under the name Hexagen Limited.


    X                                  H-13

                                   HEXAGEN plc
                  Condensed Consolidated Financial Statements
                      for the Year Ended December 31, 1997

Financial statements
for the year ended 31 December 1997



                                                                          Pages


Report of independent accountants ........................................ H-16

Consolidated profit and loss account ..................................... H-17

Statement of total recognized gains and losses ........................... H-18

Balance sheets ........................................................... H-19

Consolidated cash flow statement ......................................... H-20

Notes to the financial statements ........................................ H-21

Report of independent accountants

To the Board of Directors and Shareholders of Hexagen plc

We have audited the accompanying consolidated financial statements of Hexagen plc, a development stage company, as at December 31, 1997 and 1996, and the consolidated profit and loss accounts, statements of total recognized gains and losses and cash flows of Hexagen plc for the year ended December 31 1997 and period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom which are substantially the same as those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In forming our opinion, we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation. The financial statements have been prepared on a going concern basis and the validity of this depends on the company successfully obtaining additional finance. The financial statements do not include any adjustments that would result from a failure to obtain this funding. Details of the circumstances relating to this fundamental uncertainty are discussed in note 1. Our opinion is not qualified in this respect.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hexagen plc at December 31, 1997 and 1996, and the consolidated results of its operations, total recognized gains and losses and its cash flows for the year ended December 31, 1997 and period ended December 31, 1996 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see note 30 to the financial statements).



/s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
Cambridge, England

August 14, 1998
except for the information presented in note 30 for which the date is October 1, 1998.

Consolidated profit and loss account
for the year ended 31 December 1997

                                                                  Notes             1997                  10 months
                                                                                                              ended
                                                                                                        31 December
                                                                                                               1996
                                                                                                        as restated
                                                                                (pound)                     (pound)
Net operating expenses - continuing operations                        2      (2,751,444)                  (767,132)
Exceptional net operating expenses                                    2         (77,550)                  (101,250)
                                                                             ----------                   --------
Operating loss - continuing operations                                       (2,828,994)                  (868,382)
Investment income                                                     5          318,341                    125,649
Interest payable and similar charges                                  6        (123,161)                   (13,019)
                                                                             ----------                   --------
Retained loss for the financial year                               7,20      (2,633,814)                  (755,752)
                                                                             ==========                   ========

There is no difference between the loss on ordinary activities before taxation and the retained loss for the year stated above, and their historical cost equivalents.




Statement of total recognized gains and losses


                                                                                         1997                1996
                                                                                        (pound)             (pound)
(Loss) for the financial year and
 total recognized losses relating
 to the year                                                                        (2,633,814)           (755,752)
                                                                                    ==========            ========



The introduciton to UITF Abstract 17 ("Employee share schemes") has necessitated a prior year adjustment relating to the granting of options in 1996 (see note
10).

The cumulative effect on opening reserves is nil, comprising charges to the prior year profit and loss account of (pound)101,250, offset by a corresponding credit to reserves representing the proceeds of the equity investment.




Balance sheets
at 31 December 1997

                                      Notes             Group           Company             Group           Company
                                                         1997              1997              1996              1996
                                                                                      as restated
                                                       (pound)           (pound)          (pound)           (pound)

Fixed Assets
Tangible Assets                          11         1,328,131                 -         1,009,692                 -
Investments                              12                 -           250,000                 -           250,000
                                                    ---------           -------         ---------           -------
                                                    1,328,131           250,000         1,009,692           250,000
                                                    ---------           -------         ---------           -------

Current Assets
Debtors: amounts falling due
within one year                          13           339,045                 -           325,547            31,710
Debtors: amounts falling due
after one year                           13                 -         6,668,656                 -         6,667,527
Short-term investments                              3,400,000                 -         6,520,000                 -
Cash at bank and in hand                              233,460            25,321           166,892               269
                                                    ---------         ---------         ---------         ---------
                                                    3,972,505         6,693,977         7,012,439         6,699,506

Creditors: amounts falling due
within one year                          14         (997,529)                 -       (1,201,300)           (5,531)
                                                    ---------         ---------       -----------         ---------
Net current assets                                  2,974,976         6,693,977         5,811,139         6,693,975
                                                    ---------         ---------         ---------         ---------

Total assets less current
liabilities                                         4,303,107         6,943,977         6,820,831         6,943,975

Creditors: amounts falling due
after more than one year                 15         (811,249)                 -         (772,709)                 -
                                                    ---------         ---------        ----------        ---------
Net assets                                          3,491,858         6,943,977         6,048,122         6,943,975
                                                    =========         =========         =========         =========

Capital and reserves
Called up share capital                  18         1,376,117         1,376,117         1,376,117         1,376,117
Share premium                            20         5,566,507         5,566,507         5,566,507         5,566,507
Merger reserve                           20         (240,000)                 -         (240,000)                 -
Profit and loss account                  20       (3,210,766)             1,353         (654,502)             1,351
                                                  -----------         ---------         ---------         ---------
Shareholder's funds                      21         3,491,858         6,943,977         6,048,122         6,943,975
                                                  ===========         =========         =========         =========

Equity shareholders' deficit/
         (funds)                                  (3,214,742)           237,377         (708,578)           187,275
Non-equity shareholders' funds                      6,706,600         6,706,600         6,756,700         6,756,700
                                                    ---------         ---------         ---------         ---------
Total shareholders' funds                           3,491,858         6,943,977         6,048,122         6,943,975
                                                   ==========         =========         =========         =========





Consolidated cash flow statement
for the year ended 31 December 1997

                                                            Notes                Year                    10 months
                                                                                ended                        ended
                                                                          31 December                  31 December
                                                                                 1997                         1996
                                                                               (pound)                      (pound)
Net cash outflow from continuing operating  activities
                                                               22          (2,898,115)                    (164,754)
                                                                           ----------                   ----------

Returns on investments and servicing of finance
Interest received                                                             305,786                      108,923
Interest paid on finance leases                                              (123,161)                     (13,019)
                                                                           ----------                   ----------
                                                                              182,625                       95,904
                                                                           ----------                   ----------

Taxation
UK corporation tax paid                                                              -                            -
                                                                           ----------                   ----------
Capital expenditure
Purchase of tangible fixed assets                                                   -                      (85,874)
Sale of tangible fixed assets                                                   2,396                       32,900
                                                                                2,396                      (52,974)
                                                                           ----------                   ----------

Net cash outflow before management of liquid
resources and financing                                                    (2,713,094)                    (121,824)
                                                                           ----------                   ----------

Management of liquid resources
Purchase of treasury deposits                                                        -                  (6,520,000)
Sale of treasury deposits                                                   3,120,000                            -
                                                                            3,120,000                   (6,520,000)
                                                                           ----------                   ----------

Financing
Issue of shares                                                                     -                    6,677,574
Repayment of principal under finance leases                                  (445,675)                     (48,271)
Finance lease funds not yet utilized                                          105,337                      179,413
                                                                           ----------                   ----------
Net cash inflow from financing                                               (340,338)                   6,808,716
                                                                           ----------                   ----------
Increase in cash                                               23              66,568                      166,892
                                                                           ==========                   ==========


1    Principal accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

Basis of preparing the financial statements - going concern assumption

The company supports its subsidiary, Hexagen Technology Limited, through intercompany funding. The directors estimate that cash and short term investments held at the balance sheet date within the group are not sufficient to continue funding activities for a full twelve months from 1 January 1998. Accordingly, the directors currently plan to obtain further finance which would enable the group to continue its activities for the foreseeable future. The directors intend to obtain these additional funds during 1998. However, there is uncertainty over the amount of finance which would be obtained.

The financial statements have been prepared on a going concern basis which assumes that the company and its subsidiaries will continue in operational existence for the foreseeable future.

The validity of this assumption depends on Hexagen plc being able to obtain adequate additional finance to continue its activities.

If the company or its subsidiary were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise, and to reclassify fixed assets as current assets.

Whilst the directors are presently uncertain as to the outcome of the matters mentioned above, they believe that it is appropriate for the financial statements to be prepared on the going concern basis.

Basis of consolidation

The consolidated profit and loss account includes the financial statements of the holding company and its subsidiary undertaking. The consolidated financial statements have been prepared using the principles of merger accounting. The cost of investment in the company's balance sheet is recorded as the nominal value of the shares issued.

Change in presentation of financial information

FRS1 ("Cash flow statements") was revised in 1996 to change the format for reporting cash flows. The revised standard came into effect for accounting periods ending on or after 23 March 1997. Accordingly the group's cash flow statement has been presented under the new format.

Change in accounting policy

UITF Abstract 17 ("Employee share schemes") was introduced in 1997 and applies to accounting periods ending on or after 22 June 1997. In accordance with its provisions, Hexagen plc has made a charge to the profit and loss account when options are granted being the market value of the shares at the date of grant less the exercise price of the options. The charge is then credited back to reserves in accordance with the Abstract. The effects of the change in accounting policy are disclosed in note 10.

Tangible fixed assets

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition. Depreciation is calculated so as to write off the cost of tangible fixed assets, less their estimated residual values, on a straight line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

                                                                             %
     Laboratory equipment                                                   20
     Fixtures and fittings                                                  11
     Office equipment                                                       20
     Computer equipment                                                 33 1/3

Finance and operating leases

Costs in respect of operating leases are charged on a straight line basis over the lease term. Leasing agreements which transfer to the company substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

Deferred taxation

Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable that a liability or asset will crystallize.

Research and development

Costs associated with research and development are charged to the profit and loss account in the year in which they occur.

Foreign currencies

Trading transactions denominated in foreign currencies are translated into sterling at the exchange rate ruling when the transaction was entered into. Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the exchange rates ruling at the balance sheet date. Exchange gains or losses are taken to the profit and loss account in the year in which they arise.

Turnover

There is no turnover shown in the accounts.

Pension scheme arrangements

The company operates a defined contribution pension scheme. The pension cost is the amount of contributions payable in the year.

2    Net operating expenses

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                                     as restated
                                                            (pound)      (pound)

Continuing operations                                     2,046,451     482,519
Research and development                                    704,993     284,613
                                                          ---------     -------
Administrative expenses                                   2,751,444     767,132
Exceptional administrative expenses                          77,550     101,250
                                                          ---------     -------
                                                          2,828,994     868,382
                                                          =========     =======

The exceptional administrative expenses arise from the charge made on the granting of share options. The charge is the difference between the market value of the shares at the date of grant and the exercise price of the options (see note 10).

3    Directors' emoluments

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

Aggregate emoluments                                       223,189       106,257
Company pension contributions to defined
  contribution scheme                                       18,478         9,750
                                                           -------       -------
                                                           241,667       116,007
                                                           =======       =======

Included above are amounts paid to the highest paid director of:

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

Aggregate emoluments                                       112,046        57,374
Company pension contributions to defined
  contribution scheme                                        9,291         5,250
                                                           -------        ------
                                                           121,337        62,624
                                                           =======        ======

Benefits accrued to two directors during the year under a defined contribution scheme.

4    Employee information

The average monthly number of persons (including executive directors) employed by the group during the year was:

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                            Number        Number
By Activity
Research                                                        24             5
Administration                                                   5             4
                                                         ---------       -------
                                                                29             9
                                                         =========       =======

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

Staff costs (for the above persons)
Wages and salaries                                         898,468       198,526
Social security costs                                       92,226        19,859
Other pension costs (see note 16)                           80,383        17,883
                                                         ---------       -------
                                                         1,071,077       236,268
                                                         =========       =======

5    Investment income

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

Other interest receivable                                  318,341       125,649
                                                           =======       =======

6    Interest payable and similar charges

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

On finance leases                                          123,161        13,019
                                                           =======        ======

7    Loss on ordinary activities before taxation

                                                              Year     10 months
                                                             ended         ended
                                                       31 December   31 December
                                                              1997          1996
                                                           (pound)       (pound)

Loss on ordinary activities before taxation is
  stated after charging:
Depreciation charge for the year:
  Tangible owned fixed assets                                 --             949
  Tangible fixed assets held under finance leases          251,352         8,700
Research and development expenditure - current year      2,046,451       482,519
Auditors' remuneration:
         Audit (company(pound)500 (1996:(pound)500))         6,000         4,500
         Other services to the group                         4,900        17,450
Hire of other assets - operating leases                     91,093        15,117
                                                         =========       =======


8    Tax on profit on ordinary activities

No corporation tax liability arises on the results for the year due to the loss incurred. At 31 December 1997 there were estimated tax losses to carry forward in excess of (pound)3,150,000 (1996: (pound)500,000).

9    Profit for the financial year

As permitted by section 230 of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements. The parent company's profit for the financial year was (pound)2.

10   Change in accounting policies

The prior year adjustment of (pound)101,250 is made as a result of the change in accounting policy for share options discussed in note 1. The adjustment is reported in the statement of total recognized gains and losses and reserves (see note 20).

The effect of the change in accounting policy is to increase the current year's loss before taxation by (pound)77,550. The effect on the comparative profit and loss account is to increase the loss before taxation from (pound)654,502 to (pound)755,752.

11   Tangible fixed assets

Group
                                                            Office
                                                         equipment
                                                               and
                                                          fixtures
                            Laboratory      Computer           and
                             equipment     equipment      fittings         Total
                               (pound)       (pound)       (pound)       (pound)
Cost
At 1 January 1997              628,020       131,541       259,780    1,019,341
Additions                      319,456       172,641        80,465      572,562
Disposals                       (2,071)         (700)         --         (2,771)
                               -------       -------        ------      -------
At 31 December 1997            945,405       303,482       340,245    1,589,132
                               -------       -------        ------      -------
Depreciation
At 31 December 1996               --           5,364         4,285        9,649
Charge for year                140,203        71,121        40,028      251,352
                               -------       -------        ------      -------
At 31 December 1997            140,203        76,485        44,313      261,001
                               -------       -------        ------      -------
Net book value
At 31 December 1997            805,202       226,997       295,932    1,328,131
                               =======       =======       =======    =========

Net book value
At 31 December 1996            628,020       126,177       255,495    1,009,692
                               =======       =======       =======    =========

The  net   book   value  of   tangible   fixed   assets   includes   an   amount
of(pound)1,328,131 (1996:(pound)965,567) in respect of assets held under finance leases.

The company has no tangible fixed assets.

12   Fixed asset investments

Company

                                                                     Interest in
                                                              group undertakings
                                                                         (pound)
Cost and net book value:
At 31 December 1997 and at 1 January 1997                                250,000
                                                                         =======

Interests in group undertakings

Name of                        Country of        Description of shares held       Percentage of
undertaking                    incorporation                                        shares held

Hexagen Technology Limited     Great Britain           Ordinary 0.2p shares                100%

Hexagen Technology Limited's principal activity is research into potential new drug targets. Its results are included in the consolidated financial statements.

13   Debtors

                                          Group     Company       Group     Company
                                           1997        1997        1996        1996
                                        (pound)     (pound)     (pound)     (pound)

Amounts falling due within one year
Other debtors                           118,345        --       233,490      31,710
Prepayments and accrued income          220,700        --        92,057        --
                                        -------   ---------     -------   ---------
                                        339,045        --       325,547      31,710
                                        -------   ---------     -------   ---------
Amounts falling due after one year
Amounts owed by group undertaking          --     6,668,656        --     6,667,527
                                        -------   ---------     -------   ---------
                                           --     6,668,656        --     6,667,527
                                        =======   =========     =======   =========

14   Creditors: amounts falling due within one year

                                          Group     Company       Group     Company
                                           1997        1997        1996        1996
                                        (pound)     (pound)     (pound)     (pound)

Trade creditors                         376,977        --       644,296       5,531
Obligations under finance leases        526,384        --       332,700        --
Other taxation and social security       31,384        --        86,710        --
Accruals and deferred income             62,784        --       137,594        --
                                        -------     -------   ---------       -----
                                        997,529        --     1,201,300       5,531
                                        =======     =======   =========       =====

15   Creditors: amounts falling due after more than one year

                                          Group     Company       Group     Company
                                           1997        1997        1996        1996
                                        (pound)     (pound)     (pound)     (pound)

Obligations under finance leases        811,249       --        772,709         --
                                        =======    ========     =======     =========

The net finance lease obligations to which the group is committed are:

                                                          1997              1996
                                                       (pound)           (pound)

In one year or less                                    526,384           332,700
Between one and two years                              526,384           332,700
Between two and five years                             284,865           440,009
                                                     ---------         ---------
                                                     1,337,633         1,105,409
                                                     =========         =========

Hexagen plc has guaranteed the liabilities of Hexagen Technology Limited with regard to that company's finance lease commitments

16   Deferred taxation

At 31 December 1997 the company has no potential liability for deferred taxation.

The group had potential deferred tax assets as follows:

                                             Amount provided         Amount unprovided
                                               1997     1996           1997        1996
                                             pound)  (pound)        (pound)     (pound)

Tax effect of timing differences because of:
Excess of capital allowances over                --       --          --        (2,784)
  depreciation
Other                                            --       --      (992,546)   (203,630)
                                              -------  -------    --------    --------
                                                 --       --      (992,546)   (206,414)
                                              =======  =======    ========    ========

17   Pensions

The group operates a defined contribution scheme. The pension charge for the year is(pound)80,383 (1996:(pound)17,883).(pound)45 remained outstanding at the year-end and is included within accruals.

18   Called up share capital

                                                                1997        1996
                                                             (pound)     (pound)
Authorised
23,355,672 preferred ordinary shares of 5p each            1,167,784   1,167,784
5,000,000 'A' ordinary shares of 5p each                     250,000     250,000
3,339,668 ordinary shares of 5p each                         166,983     166,983
                                                           ---------   ---------
                                                           1,584,767   1,584,767
                                                           =========   =========
Allotted, called up and fully paid
23,355,331 preferred ordinary shares of 5p each            1,117,767   1,117,767
5,000,000 'A' ordinary shares of 5p each                     250,000     250,000
167,000 (1996: Nil) ordinary shares of 5p each                 8,350        --
                                                           ---------   ---------
                                                           1,376,117   1,367,767
Allotted shares - not fully paid up
Nil (1996: 167,000) preferred ordinary shares of 5p each        --         8,350
                                                           ---------   ---------
                                                           1,376,117   1,376,117
                                                           =========   =========


On 26 November 1997 the holders of 167,000 of the preferred ordinary shares exercised the right to convert their shares into ordinary shares.

The preferred ordinary shares rank in priority to the other shares in a return of capital and in the payment of a dividend.

The priority in respect of the dividend is limited to 8% (non-cumulative) of the nominal value of the shares. Thereafter they rank equally with the 'A' ordinary and ordinary shares.

The priority in respect of a return of capital is limited to the subscription price plus any arrears of dividends. Thereafter they rank equally with the 'A' ordinary and ordinary shares. The preferred ordinary shares are classed as non equity because one of the rights in respect of dividends is for a limited amount.

The classes of shares are equal in all other respects.

19   Options in shares of Hexagen plc

Options have been granted for 5p ordinary shares as follows:


        Number         Subscription        Period
     of shares      price per share        within which options exercisable

        50,000                   5p        15 July 1997 - 15 July 2003
        10,000                   5p        12 August 1997 - 12 August 2003
       225,000                   5p        3 September 1997 - 3 September 2003
        30,000                   5p        23 September 1997 - 23 September 2003
        30,000                   5p        30 September 1997 - 30 September 2003
       100,000                   5p        7 October 1997 - 7 October 2003
        40,000                   5p        14 October 1997 - 14 October 2003
        15,000                   5p        21 October 1997 - 21 October 2003
       150,000                   5p        1 November 1997 - 1 November 2003
        25,000                   5p        16 December 1997 - 16 December 2003
        75,000                   5p        28 February 1998 - 28 February 2004
        15,000                   5p        1 March 1998 - 28 February 2004
        95,000                   5p        1 March 1998 - 29 February 2004
        50,000                   5p        1 April 1998 - 1 April 2004
        72,000                   5p        1 May 1998 -1 May 2004
        35,000                   5p        1June 1998 -1 June 2004
        75,000                   5p        1 July 1998 - 1 July 2004
        20,000                   5p        1 August 1998 - 1 August 2004
        15,000                   5p        1 September 1998 - 1 September 2004
        15,000                   5p        1 October 1998 - 1 October 2004
        50,000                   5p        1 December 1998 - 1 December 2004
     ---------
     1,192,000
     =========

20   Reserves

Group                                                 Share         Merger      Profit and
                                                    premium        reserve    loss account
                                                    (pound)        (pound)         (pound)

At 1 January 1997                                 5,566,507      (240,000)       (654,502)
Prior year adjustment (see note 10)                    --            --          (101,250)
Reversal of prior year adjustment (see note 1)         --            --           101,250
Reversal of share option charge (see note 1)           --            --            77,550
Loss for the year                                      --            --       (2,633,814)
                                                  ---------      --------     ----------
                                                  5,566,507      (240,000)    (3,210,766)
                                                  =========      ========     ==========

Company
                                                       Share          Profit and
                                                     premium        loss account
                                                     (pound)             (pound)

At 1 January 1997                                  5,566,507               1,351
Profit for the year                                     --                     2
                                                   ---------               -----
                                                   5,566,507               1,353
                                                   =========               =====

21   Reconciliation of movements in shareholders' funds

                                                         Group             Group
                                                          1997              1996
                                                       (pound)           (pound)

Opening shareholders' funds                          6,048,122             --
Share issue during the year                               --          7,006,700
Expenses of share issues                                  --            (64,076)
Reversal of share option charge                         77,550          101,250
(Loss) for the financial year                       (2,633,814)        (755,752)
Difference arising on consolidation                       --           (240,000)
                                                     ---------        ---------
Closing shareholders' funds                          3,491,858        6,048,122
                                                     =========        =========

22 Reconciliation of operating loss to net cash outflow from operating activities

                                                            Year       10 months
                                                           ended           ended
                                                     31 December     31 December
                                                            1997            1996
                                                         (pound)         (pound)
Continuing operating activities
Operating loss                                       (2,828,994)       (868,382)
Share option charge                                      77,550         101,250
                                                     ----------        --------
                                                     (2,751,444)       (767,132)
Depreciation on tangible fixed assets                   251,352           9,649
Loss on sale of tangible fixed assets                       375           7,900
Decrease/(increase) in other debtors                    115,145        (191,714)
(Increase) in prepayments and accrued
  income                                               (116,088)        (92,057)
(Decrease)/increase in trade creditors                 (267,319)        644,296
(Decrease)/increase in other taxation and
  social security                                       (55,326)         86,710
(Decrease)/increase in accruals and
  deferred income                                       (74,810)        137,594
                                                     ----------        --------
Net cash outflow from continuing
   operating activities                              (2,898,115)       (164,754)
                                                     ==========        ========

23   Reconciliation of net cash flow to movement in net funds

                                                            Year       10 months
                                                           ended           ended
                                                     31 December     31 December
                                                            1997            1996
                                                         (pound)         (pound)

Increase in cash in the period                           66,568         166,892
Cash (inflow)/outflow from decrease in
  debt  and lease financing                             445,675          48,271
Cash (inflow)/outflow from
  (decrease)/increase in liquid resources            (3,120,000)      6,520,000
                                                     ----------       ---------
Change in net funds resulting from cash
  flows                                              (2,607,757)      6,735,163
Other non-cash items
New finance leases                                     (677,899)     (1,153,680)
                                                      ---------       ---------
Movement in net funds in the period                  (3,285,656)      5,581,483
Net funds at 1 January/incorporation                  5,581,483            --
                                                      ---------       ---------
Net funds at 31 December                              2,295,827       5,581,483
                                                      =========       =========

24   Analysis of net funds

                                              At                              At
                                       1 January            Cash     31 December
                                            1997            flow            1997
                                         (pound)         (pound)         (pound)

Cash in hand, at bank                   166,892          66,568         233,460
Finance leases                       (1,105,409)       (232,224)     (1,337,633)
Current asset investments             6,520,000      (3,120,000)      3,400,000
                                      ---------      ----------       ---------
Total                                 5,581,483      (3,285,656)      2,295,827
                                      =========      ==========       =========

25   Capital commitments

Group
                                                                  1997      1996
                                                               (pound)   (pound)
Capital expenditure that has been contracted for but has not
been provided for in the financial statements                  386,100    39,000
                                                               =======    ======

26   Contingent liabilities

The Inland Revenue has recently challenged the group's view that it has been trading since incorporation. The company has sought professional advice on this matter but if the challenge is upheld, taxation may become payable on interest receivable since incorporation. This would amount to (pound)30,500 (plus interest) for the year ended 31 December 1996 and (pound)70,500 for the year ended 31 December 1997. No provision has been made in the financial statements for these amounts.

27   Financial commitments

At 31 December 1997 the group had annual commitments under non-cancellable operating leases as follows:

                                        Land and              Land and
                                       buildings     Other   buildings     Other
                                            1997      1997        1996      1996
                                         (pound)   (pound)     (pound)   (pound)

Expiring within one year                   --        9,036       --         --
In the second to fifth years
  inclusive                              70,000      9,000     70,000     21,068
                                         ------      -----     ------     ------
                                         70,000     18,036     70,000     21,068
                                         ======     ======     ======     ======

28   Post balance sheet event

In February 1998 the group entered into a lease agreement for further premises at 214 Cambridge Science Park, Milton Road, Cambridge.

The new agreement replaced the existing lease on the premises which at 31 December 1997 committed the group to (pound)70,000 per annum for less than five years (see note 27). Under the terms of the new agreement, the group is committed to annual leasing costs on the premises of (pound)180,000 for more than five years.

29   Related party transactions

The company has taken advantage of the exemption available to companies not to disclose transactions with wholly owned subsidiaries which are eliminated on consolidation. There are no other related party transactions requiring disclosure.

30 Summary of significant differences between UK and US Generally Accepted Accounting Principles ("GAAP")

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). A summary of principal differences and additional disclosures applicable to the Group are set out below.

Reconciliation of consolidated profit and loss account:

                                                         1997               1996
                                                      (pound)            (pound)

Retained loss under UK GAAP                       (2,633,814)          (755,752)
US GAAP adjustments:
   Stock options                                      40,174             91,931
                                                  ----------           --------
Net loss under US GAAP                            (2,593,640)          (663,821)
                                                  ==========           ========


Reconciliation of shareholders' equity:

                                                         1997               1996
                                                      (pound)            (pound)

Shareholders' funds under UK GAAP                   3,491,858          6,048,122
US GAAP adjustments:
   Stock options                                      132,105             91,931
                                                    ---------          ---------
Shareholders' equity under US GAAP                  3,623,963          6,140,053
                                                    =========          =========

(i)  Stock options

Under both UK and US GAAP, options issued with an exercise price below the fair market value are considered compensatory. Under UK GAAP, the compensation charge on options issued to reward past performance is reflected in the profit and loss on the date of grant.

Under US GAAP, compensation cost also represents the difference between the current market price and the exercise price on the grant date, but is recognized in the profit and loss over the vesting period of the options granted.

(ii) Disclosures related to development stage enterprises

The company was formed on 12 March 1996 to research potential new drug targets that may enable the treatment of human and veterinary diseases. The company is considered a development stage enterprise as defined by Financial Accounting Standards Board Statement No. 7, Accounting and Reporting by Development Stage Enterprises. As required under the standard, the deficit accumulated in the development stage on a UK GAAP basis from 12 March 1996 to 31 December 1997 is (pound)3,210,766. The cumulative statements of profit and loss and cash flows for the period since inception are shown below.

Consolidated profit and loss account from 12 March 1996, date of inception, to 31 December 1997

                                                                         (pound)

Net operating expenses - continuing operations                       (3,518,576)
Exceptional net operating expenses                                     (178,800)
                                                                     ----------
Operating loss - continuing operations                               (3,697,376)
Investment income                                                        443,990
Interest payable and similar charges                                   (136,180)
                                                                     ----------
Retained loss since inception                                        (3,389,566)
                                                                     ==========

Consolidated cash flow statement from 12 March 1996, date of inception, to 31 December 1997

                                                                         (pound)

Net cash outflow from continuing operating activities                (3,062,869)
                                                                     ----------
Returns on investments and servicing of finance
Interest received                                                       414,709
Interest paid on finance leases                                        (136,180)
                                                                     ----------
                                                                        278,529
                                                                     ----------
Capital expenditure
Purchase of tangible fixed assets                                       (85,874)
Sale of tangible fixed assets                                            35,296
                                                                     ----------
                                                                        (50,578)
                                                                     ----------
Net cash outflow before management of liquid resources and
financing                                                            (2,834,918)
                                                                     ----------

Management of liquid resources
Purchase of treasury deposits                                        (6,520,000)
Sale of treasury deposits                                             3,120,000
                                                                     ----------
                                                                     (3,400,000)
                                                                     ----------
Financing
Issue of shares                                                       6,677,574
Repayment of principal under finance leases                            (493,946)
Finance lease funds not yet utilized                                    284,750
                                                                     ----------
Net cash inflow from financing                                        6,468,378
                                                                     ----------

Increase in cash                                                        233,460
                                                                     ==========

(iii) Statement of cash flows

Under UK GAAP, the consolidated cash flow statements have been prepared in accordance with the revised version of UK Financial Reporting Standard No.1 ("FRS 1 revised") and presents substantially the same information as required under SFAS No. 95. Under US GAAP however, there are certain differences from UK GAAP with regard to classification of items within the cash flow statement.

Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. Under US GAAP cash flows are classified under operating activities, investing activities and financing activities. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less.

A summary of the Group's operating, investing and financing activities classified in accordance with US GAAP is presented below. For the purposes of this summary, the Group considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

                                                            1997           1996
                                                         (pound)        (pound)

Net cash used in operating activities                 (2,715,490)       (68,850)
Net cash provided by investing activities               (997,604)       (52,974)
Net cash (used in)/provided by financing activities     (340,338)     6,808,716
                                                      ----------      ---------
Net increase in cash and cash equivalents             (4,053,432)     6,686,892
Cash and cash equivalents at beginning of period       6,686,892             -
                                                      ----------      --------
Cash and equivalents at end of period                  2,633,460      6,686,892
                                                      ==========      =========

Cash and cash equivalents are:
Cash at bank and in hand                                 233,460        166,892
Current asset investments                              2,400,000      6,520,000

                    ANNEX I: FACTORS THAT MAY AFFECT RESULTS

        If the Incyte Genetics Stock Proposal is approved and implemented, holders of Incyte General Stock and Incyte Genetics Stock will be stockholders of Incyte Pharmaceuticals, Inc. ("Incyte" and, together with its wholly owned subsidiaries, the "Company"). The Company owns all of the assets and is responsible for all of the liabilities of both Incyte General and Incyte Genetics. Losses and liabilities of one division that affect the Company's resources or financial condition could adversely affect the financial condition or results of operations of the other division and the market price of the series of Common Stock relating to that division. Accordingly, in evaluating the financial condition and results of operations of the Company, Incyte General and Incyte Genetics, you should carefully consider the factors set forth below.

        When used in this discussion, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements as to profitability, expected expenditure levels, the adequacy of capital resources, growth in operations, and Year 2000 related actions, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Factors Relating to Both Incyte General and Incyte Genetics

        Uncertain Effects of Recent Acquisitions. The combinations of Synteni, Inc. ("Synteni") and Hexagen Limited ("Hexagen") with the Company involve several potential operating and business risks, including the integration of Synteni's, Hexagen's and the Company's businesses and management in a timely, efficient and effective manner, the timely integration of Synteni's microarray technology and services and Hexagen's technology with the Company's products and services, integration of the respective sales and marketing and research and development efforts, and any resulting loss of efficiency or loss of employees. The combined companies may not realize any revenue enhancements or cost savings. Also, any cost savings that are realized may be offset by increases in other expenses or operating losses, including losses due to problems in integrating the acquired companies with the Company. See "--Factors Relating to Both Incyte General and Incyte Genetics--Risks Associated With Acquisitions." Although the Company believes that beneficial synergies will result from the Synteni merger and Hexagen acquisition, the combination of the companies' businesses, even if achieved in an efficient, effective and timely manner, may not result in combined results of operations and financial condition superior to what would have been achieved by each company independently, and may take longer than expected. See "--Factors Relating to Both Incyte General and Incyte Genetics--History of Operating Losses; Uncertainty of Continued Profitability or Revenues."

        Risks Associated with Acquisitions. As part of its business strategy, the Company may from time to time acquire assets and businesses principally relating or complementary to its operations. These acquisitions may include acquisitions for the purpose of acquiring specific technology. The Company acquired two companies, Genome Systems, Inc. and Combion, Inc. in 1996, acquired Synteni in January 1998, and acquired Hexagen in September 1998. If the Company acquires additional businesses that are not located near the Company's Palo Alto, California headquarters, the Company may experience more difficulty integrating and managing the acquired businesses' operations. These and any other acquisitions by the Company involve risks commonly encountered in acquisitions of companies. These risks include, among other things, the following: the Company may be exposed to unknown liabilities of acquired companies; the Company may incur acquisition costs and expenses higher than it anticipated; fluctuations in the Company's quarterly and annual operating results may occur due to the costs and expenses of acquiring and integrating new businesses or technologies; the Company may experience difficulty and expense of assimilating the operations and personnel of the acquired businesses; the Company's ongoing business may be disrupted and its management's time and attention may be diverted; the Company may be unable to integrate successfully or to complete the development and application of acquired technology and may fail to achieve the anticipated financial, operating and strategic benefits from these acquisitions; the Company may experience difficulties in establishing and maintaining uniform standards, controls, procedures and policies; the Company's relationships with key employees and customers of acquired businesses may be impaired, or these key employees and customers may be lost, as a result of changes in management and ownership of the acquired businesses; the Company may incur amortization expenses if an acquisition is accounted for as a purchase, resulting in significant goodwill or other intangible asset; and the Company's stockholders may be diluted if the consideration for the acquisition consists of equity securities. The Company may not overcome these risks or any other problems encountered in connection with acquisitions. If the Company is unsuccessful in doing so, its business, financial condition and results of operations could be materially and adversely affected.

        History of Operating Losses; Uncertainty of Continued Profitability or Revenues. For the years ended December 31, 1996 and 1995, the Company had net losses of $7.3 million and $9.9 million, respectively, and as of June 30, 1998, the Company had an accumulated deficit of $23.1 million. Driven by the Incyte General division, the Company has experienced substantial revenue growth since 1995 and has reported quarterly profits since the first quarter of 1997. However, because the Company intends to make a significant investment in building the business of Incyte Genetics over the next few years, the Company expects to report a consolidated net loss for 1999 and possibly 2000. The Company may report consolidated net losses in future periods as well.

        Part of the Company's commercialization strategy is to license to database collaborators the Company's patent rights to individual partial genes or full-length cDNA sequences from the Company's proprietary sequence database, for development as potential pharmaceutical, diagnostic or other products. Any potential product that is the subject of such a license will require several years of further development, clinical testing and regulatory approval prior to commercialization. Accordingly, the Company does not expect to receive any milestone or royalty payments from any such licenses for a substantial period of time, if at all.

        Fluctuations in Operating Results. The Company's operating results may fluctuate significantly from quarter to quarter as a result of a variety of factors, including changes in the demand for the Company's products and services; the pricing of database access to database collaborators; the nature, pricing and timing of other products and services provided to the Company's collaborators; changes in the research and development budgets of the Company's collaborators and potential collaborators; capital expenditures; acquisition and licensing costs and other costs related to the expansion of the Company's operations, including operating losses of acquired businesses such as Synteni; the introduction of competitive databases or services; and expenses related to, and results of, litigation (including the lawsuits filed by Affymetrix, Inc. described below under "--Factors Relating to Both Incyte General and Incyte Genetics-Litigation") and other proceedings relating to intellectual property rights. In particular, the Company has a limited ability to control the timing of database installations, a lengthy sales cycle is required for the Company's database products, the Company's revenue levels are difficult to forecast, the time required to complete custom orders can vary significantly and the Company's increasing investments in external alliances could result in significant quarterly fluctuations in expenses due to the payment of milestones, license fees or research payments.

        The Company's investments in joint ventures and businesses, particularly diaDexus, LLC ("diaDexus"), the Company's joint venture with SmithKline Beecham Corporation, may require the Company to record losses or expenses related to its proportionate ownership interest in such entities, to record charges for the acquisition of in-process technologies, or to record charges for the recognition of the impairment in the value of the securities underlying such investments. To date, the Company have not recognized any significant losses on its long-term equity investments, all of which to date have been allocated to Incyte General. Due to the recent stock market volatility, certain investments held by Incyte General are below the investments' book value. The decrease in the market price of these investments is considered temporary and therefore no change in the carrying value of the investments is considered necessary. Incyte General will continue to evaluate its long term equity investments for impairment on a quarterly basis. As part of the collaborative agreement with Oxford GlycoSciences plc ("OGS") relating to the joint development of a proteomics database, Incyte General has agreed to reimburse OGS up to $5.0 million in 1999 if revenues are not sufficient to offset OGS' expenses for services rendered. In an effort to broaden its business, the Company is investing in a number of new areas, including microarray services, molecular diagnostics, pharmacogenomics and proteomics. Given that many of these address new markets, or involve untested technologies, it is not known if any of them will generate revenues or if the revenues will be sufficient to provide an adequate return on the investment. Depending on the investment required and the timing of such investments, expenses or losses related to these investments could adversely affect operating results.

     Litigation. In January 1998, Affymetrix filed a lawsuit in the United States District Court for the District of Delaware alleging infringement of U.S. patent number 5,445,934 (the "'934 Patent") by both Synteni and Incyte. The complaint alleges that the '934 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte and that such infringement was willful. Affymetrix seeks a permanent injunction enjoining Synteni and Incyte from further infringement of the '934 Patent and, in addition, seeks damages, costs and attorney's fees and interest. Affymetrix further requests that any such damages be trebled based on its allegation of willful infringement by Synteni and Incyte.

       In September 1998, Affymetrix filed an additional lawsuit in the United States District Court for the District of Delaware alleging infringement of the U.S. patent number 5,800,992 (the "'992 Patent") and U.S. patent number 5,744,305 (the "'305 Patent") by both Synteni and Incyte. The complaint alleges that the '305 Patent has been infringed by the making, using, selling, importing, distributing or offering to sell in the United States high density arrays by Synteni and Incyte, that the '992 Patent has been infringed by the use of Synteni's and Incyte's GEMTM microarray technology to conduct gene expression monitoring using two-color labeling, and that such infringement was willful. Affymetrix seeks a preliminary injunction enjoining Synteni and Incyte from using Synteni's and Incyte's GEM microarray technology to conduct gene expression monitoring using two-color labeling, as described in the '992 patent, and a permanent injunction enjoining Synteni and the Company from further infringement of the '305 and '992 Patents.

        Incyte and Synteni believe they have meritorious defenses and intend to defend these suits vigorously. However, there can be no assurance that Incyte and Synteni will be successful in the defense of these suits. Regardless of the outcome, this litigation has resulted and is expected to continue to result in substantial expenses and diversion of the efforts of management and technical personnel. Further, there can be no assurance that any license that may be required as a result of these suits or the outcome thereof would be made available on commercially acceptable terms, if at all.

        New and Uncertain Business. The Company's single nucleotide polymorphism ("SNP") discovery business and microarray-based gene expression service business represents businesses for which there is no precedent. The utility of the information generated by these businesses is unproven. The nature and price of the products and services offered in these businesses are such that there are a limited number of companies that are potential collaborators for such products and services. Additional factors that may affect demand for the Company's products and services include: the extent to which pharmaceutical and biotechnology companies may choose to generate the information in-house; the emergence of competitors offering similar services at competitive prices; the extent to which the information in the Company's databases are made public by, or is the subject of, patents issued to others; the Company's ability to establish and enforce proprietary rights to its products; and the emergence of technological innovations that are more advanced than the technology used by and available to the Company.

        Risks Associated with Strategic Investments. The Company has funded and intends in the future to fund strategic equity investments in joint ventures or businesses that complement the business of the Company.

These investments, such as the Company's investment in diaDexus, may be illiquid and may require the Company to record losses and expenses related to its proportionate ownership interest in such entities, charges related to the acquisition of in-process technologies, or the impairment in the value of the securities underlying such investments. These losses may exceed amounts anticipated, which could result in the Company's operating results being below the expectations of public market analysts and investors. These investments may often be made in securities for which there is no public trading market or in securities not registered under the Securities Act of 1933 and therefore subject to trading restrictions, either of which increases the Company's risk of investment and reduces the liquidity of the Company's investment. In addition, the Company could be required to invest greater amounts than initially anticipated or to devote substantial management time to the management of research and development relationships and joint ventures. The occurrence of any of the foregoing could result in a material adverse effect on the Company's business, financial condition and results of operations.

        Lengthy Sales Cycle. The ability of the Company to obtain new collaborators for its databases, software tools and microarray and other services depends in significant part upon prospective collaborators' perceptions that the Company's databases, software tools, and microarray services can help accelerate drug discovery efforts. The sales cycle is typically lengthy due to the education effort that is required, as well as the need to effectively sell the benefits of the Company's databases, software tools, and microarray services to a variety of constituencies within potential collaborator companies. In addition, each database collaboration and microarray services agreement involves the negotiation of agreements containing terms that may be unique to each partner, such as the scope of any licenses granted and whether satellite database services or access to multiple database modules is desired. The Company may expend substantial funds and management effort with no assurance that a collaboration will result.

        Uncertainty of Protection of Patents and Proprietary Rights. Incyte General's and Incyte Genetic's database businesses and competitive position are dependent in part upon the Company's ability to protect its proprietary database information and software technology. Despite the Company's efforts to protect its proprietary database information and software technology, unauthorized parties may attempt to obtain and use information that the Company regards as proprietary. Although the Company's database collaboration agreements require its collaborators to provide adequate security for, and to control access to the Company's databases, policing unauthorized use of the Company's databases and software by the Company or its collaborators is difficult. The Company relies on patent, trade secret, and copyright law, and nondisclosure and other contractual arrangements to protect its proprietary information.

        To date, the Company has been issued a number of patents with respect to the gene sequences in the Company's databases and has filed for patents on selected features of its related software, but has not been issued patents or registered copyrights for that software. Patents cannot prevent others from developing, selling or licensing databases that include sequences which might be covered by the Company's patents and copyrights. The Company cannot prevent others from independently developing software that might be covered by any copyrights issued to the Company and trade secret laws do not prevent independent development. Thus, there can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's proprietary information, that this information will not be disclosed or that the Company can effectively protect its rights to unpatented trade secrets.

        The Company pursues a policy of having its employees, consultants and advisors execute proprietary information and invention agreements upon commencement of employment or consulting relationships with the Company. These agreements provide that all confidential information developed or made known to the individual during the course of the relationship shall be kept confidential except in specified circumstances. These agreements may not, however, provide meaningful protection for the Company's trade secrets or other proprietary information in the event of unauthorized use or disclosure of this information.

        The Company's current policy is to file patent applications on what it believes to be novel full-length cDNA sequences and partial sequences obtained through the Company's high-throughput computer-aided gene sequencing efforts. The Company has filed U.S. patent applications in which the Company has claimed certain partial gene sequences and has filed patent applications in the U.S. and applications under the Patent Cooperation Treaty ("PCT") designating countries in Europe as well as Canada, Japan, Mexico and New Zealand claiming full-length gene sequences associated with cells and tissues that are the subject of the

Company's high-throughput gene sequencing program. To date, the Company holds a number of issued U.S. patents on full-length genes, but no patent has issued from any of the Company's patent applications that claim partial gene sequences. The Company is aware that a number of entities, such as Merck & Co., Inc. (in conjunction with Washington University), have made certain gene sequences publicly available, which may adversely affect the ability of the Company and others to obtain patents on such genes. The Company's ability to obtain patent protection for certain sequences that have been made publicly available may be adversely affected.

        The Company believes that certain of its patent applications claim genes which may also be claimed in patent applications filed by other parties. In some or all of these applications, a determination of priority of inventorship may need to be decided in an interference before the United States Patent and Trademark Office ("USPTO"). The USPTO has declared an interference involving a Company patent application covering one full-length gene, and the Company has been informed that interferences may be declared with respect to applications covering approximately a dozen additional genes.

        In support of Incyte Genetics' plan to commercialize SNP data, the Company plans to seek patent protection for patentable SNPs identified in the LifeSeq database, through the Incyte Genetics human genome sequencing program, and through the use of Hexagen's fSSCP SNP-discovery technology. These patents will claim rights in patentable SNPs for diagnostic and genotyping purposes. As information relating to particular SNPs is developed, the Company plans to seek additional rights in those SNPs that are associated with specific diseases, functions or drug responses. Incyte Genetics will have the exclusive right to commercialize the SNP data, human genome data and human genome mapping data, for use in pharmacogenetic applications.

        The patentability of partial gene sequences in general is uncertain, involves complex legal and factual questions, and has recently been the subject of much controversy. As a result, patent applications filed by the Company on such partial gene sequences may not result in issued patents. Even if patents are issued for partial gene sequences, there may be uncertainty as to the scope of the coverage, enforceability or commercial protection provided by any such patents. Certain court decisions suggest that disclosure of a partial sequence may not be sufficient to support the patentability of a full-length sequence and that patent claims to a partial sequence may not cover a full-length sequence inclusive of that partial sequence.

        The USPTO has had a substantial backlog of biotechnology patent applications and, in particular, applications that claim gene sequences. In 1996, the USPTO issued guidelines limiting the number of partial gene sequences that can be examined within a single patent application. Many of the Company's patent applications containing multiple partial sequences contain more sequences than the maximum number allowed under the new guidelines. The Company is reviewing its options and, due to the resources needed to comply with the guidelines, may decide to abandon patent applications for some of its partial gene sequences. Given that the Company's cost of filing large numbers of patent applications and maintaining issued patents can be significant, the Company may choose not to pursue every application. If the Company does not pursue patent protection for all of its full-length and partial gene sequences, the value of its intellectual property portfolio could be diminished.

        In view of the possible delay in obtaining allowance of some of the Company's patent applications, and the secrecy of patent applications, the Company does not know if other applications that would have priority over the Company's applications have been filed. Also, changes in U.S. patent laws resulting from the General Agreement on Tariffs and Trade ("GATT") became effective in June 1995. Most notably, GATT resulted in U.S. law being amended to change the term of patent protection from seventeen years from patent issuance to twenty years from the earliest effective filing date of the application. Because the average time from filing to issuance of biotechnology applications is at least one year and may be more than three years depending on the subject matter, a twenty-year patent term from the date of filing may result in a substantially shortened term of patent protection, which may adversely affect the Company's period of exclusivity under any patents that may issue to the Company. Pending applications claiming large numbers of gene sequences may, in some situations, need to be refiled while claiming priority to the earliest filing date and, in such situations, the patent term will be measured from the date of the earliest priority application. This would reduce the patent term and have a potentially adverse effect on the Company's period of exclusivity.

        Biotechnology patent law outside the United States is even more uncertain and is currently undergoing review and revision in many countries. Further, the laws of certain foreign countries may not protect the Company's intellectual property rights to the same extent as do the laws of the United States. The Company may participate in opposition proceedings to determine the validity of its or its competitors' non-U.S. patents, which could result in substantial costs to and diversion of effort by the Company.

        As the biotechnology industry expands, more patents are issued and other companies engage in the business of discovering genes and SNPs through the use of high speed sequencers and in other genomic-related businesses, such as microarray and gene expression profiling, the risk increases that the Company's potential products or the processes used by the Company to develop these products may be subject to claims that they infringe the patents of others. Certain of these patents are the subject of litigation. Therefore, the Company's operations may require it to obtain licenses under any of these patents or proprietary rights, and these licenses may not be made available on terms acceptable to the Company. Litigation may be necessary to defend against or assert claims of infringement, to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, or to determine the scope and validity of the proprietary rights of others. The Company could also be involved in interferences with respect to patent applications. Given the large number of applications filed by the Company, a large number of interferences could be expensive and time consuming. In addition, it is impossible to predict how many, if any, of the interferences would be resolved in the Company's favor. The Company is currently involved in litigation and interference proceedings with respect to patents and intellectual property rights. Litigation or interference proceedings, regardless of the outcome, could result in substantial costs to, and diversion of effort by the Company, and may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, these efforts by the Company may not be successful.

        As is typical in the genomics and software industries, the Company has from time to time received, and believes that it likely will receive in the future, notices from third parties alleging infringement claims. The Company believes that it is not infringing the patent rights of any such third party, and in circumstances in which the Company has determined a response to an alleged infringement claim to be appropriate, the Company has notified the claimant to that effect. To date, except as set forth above under "--Factors Relating to Both Incyte General and Incyte Genetics-Litigation," no third party has filed suit with respect to an alleged claim against the Company. Action may, however, be taken against the Company in the future, either with respect to previously asserted or new claims. The outcome of any such action is uncertain.

        Future Capital Needs; Uncertainty of Additional Funding. Based upon its current plans, the Company believes that its existing resources and anticipated cash flow from operations will be adequate to satisfy its capital needs at least through the next twelve months. However, the Company may be unable to raise sufficient funds to support the efforts of the Incyte Genetics, obtain additional collaborators or retain existing collaborators for the Company's databases, and its database products and services may not produce revenues which, together with the Company's cash, cash equivalents, and marketable securities, would be adequate to fund the Company's cash requirements. The Company's cash requirements depend on numerous factors, including: the ability of the Company to attract and retain collaborators for its databases and products and services; expenditures in connection with alliances, license agreements and acquisitions of and investments in complementary technologies and businesses; competing technological and market developments; the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights; the purchase of additional capital equipment, including capital equipment necessary to ensure the Company's sequencing and microarray operations remain competitive; capital expenditures required to expand the Company's facilities; and costs associated with the integration of new operations assumed through mergers and acquisitions. The Company expects to continue to fund future operations with revenues from database products and services and with private and/or public equity capital to support Incyte Genetics, in addition to using its current cash, cash equivalents, and marketable securities. Changes in the Company's research and development plans or other changes affecting the Company's operating expenses may result in changes in the timing and amount of expenditures of the Company's capital resources. Additional funding, if necessary, may not be available on favorable terms, if at all. If adequate funds are not available, the Company may be required to curtail operations significantly or to obtain funds through entering into collaborative arrangements that may require the Company to relinquish rights to certain of its technologies, product candidates, products or potential markets.

         Management of Growth. The Company has recently experienced, and expects to continue to experience, significant growth in the number of its employees and the scope of its operations. This growth has placed, and may continue to place, a significant strain on the Company's management and operations. The Company's ability to manage effectively this growth will depend upon its ability to broaden its management team and its ability to attract, hire and retain skilled employees. The Company's success will also depend on the ability of its officers and key employees to continue to implement and improve its operational, management information and financial control systems and to expand, train and manage its employee base. In addition, the Company must continue to take steps to provide customer support resources as the number of overall database collaborators and the number of requests from collaborators increases. Further, the Company's database collaborators typically have worldwide operations and may require support at multiple U.S. and foreign sites. Providing this support may require the Company to open offices in addition to its Palo Alto, California headquarters and its offices in Fremont, California, St. Louis, Missouri and Cambridge, England which could result in additional burdens on the Company's systems and resources. The Company's inability to manage growth effectively, including its growth through acquisitions, could have a material adverse effect on the Company's business, financia condition and results of operations.

         Dependence on Key Employees. The Company is highly dependent on the principal members of its management, operations and scientific staff, including Roy A. Whitfield, its Chief Executive Officer, and Randal W. Scott, its President and Chief Scientific Officer, the loss of whose services would have a material adverse effect on the Company's business. The Company has not entered into any employment agreements with any of these persons and does not maintain any key person life insurance policy on the life of any employee. The Company's future success also will depend in part on the continued service of its key scientific, software, bioinformatics and management personnel and its ability to identify, hire and retain additional personnel, including personnel in the customer service, marketing and sales areas. The Company experiences intense competition for qualified personnel in the areas of the Company's activities, especially with respect to experienced bioinformatics and software personnel, and there can be no assurance that the Company will be able to continue to attract and retain personnel necessary for the development of the Company's business. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

        Dependence on Others. The Company relies on a limited number of suppliers of gene sequencing machines and certain reagents required in connection with the gene sequencing process. Although the Company is evaluating alternative gene sequencing machines, these machines may not be available in sufficient quantities, available at acceptable costs, or prove to be more cost-effective than current machines. Patent right issues concerning certain current and future generation sequencing machines may also arise which could prevent the Company from using them or make their use more expensive. If the Company is unable to obtain additional machines or an adequate supply of reagents or other materials at commercially reasonable rates, its ability to identify genes and SNPs through gene sequencing and related methods would be adversely affected. In addition, although the Company obtains, from a number of sources, tissue samples from which mRNA or DNA may be isolated, the loss of access to some of these sources increased fees for access to these sources or increased restrictions on use of the information generated could adversely affect the Company's business.

        The gene sequencing machines that are utilized in the Company's high throughput computer-aided genomic sequencing operations are commercially available and are currently being utilized by at least one competitor. Moreover, the majority owner of Celera Genomics Corporation ("Celera") has announced that a new gel-based sequencing machine is expected to be ready for commercial production in early 1999, and that a large number of these sequencing machines will be provided to Celera. Although the Company has been told that it will have access to these machines, there is no guarantee that access will be provided under conditions that are acceptable to the Company or at all.

        The Company's strategy for the development of its database and sequencing business and the commercialization of its portfolio of partial and full-length gene sequences may require the Company to enter into various research and development relationships with corporate and academic collaborators and others. The success of these relationships is dependent upon the performance of outside parties of their responsibilities. The Company may not be able to establish collaborative arrangements or license agreements that the Company deems necessary or acceptable to develop its database and sequencing business or, in the future, to commercialize its portfolio of partial and full-length gene sequences. In addition, these collaborative arrangements or license agreements may not be successful. The Company's collaborators may also be pursuing alternative technologies or developing alternative products either on their own or in collaboration with others, including the Company's competitors.

        The Company has relied on scientific, technical, pathology, commercial and other data supplied and disclosed by others, including its academic collaborators and sources of tissue samples, and may rely on these data in the construction of its database. There can be no assurance that these data contain no errors or omissions, or that the sources of these data have acquired the data in compliance with applicable legal requirements, the knowledge of which would adversely change the prospects for the Company's business.

        Year 2000 Issue. As a result of computer programs being written using two digits, rather than four, to represent year dates, the performance of the Company's computer systems and those of its suppliers and customers in the Year 2000 is uncertain. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in other normal business activities.

        The Company is in the process of evaluating the Year 2000 readiness of the software products sold by the Company ("Products"), the information technology systems used in its operations ("IT Systems"), and its non-IT Systems, such as building security, voice mail, and other systems. The Company currently anticipates that this project will consist of the following phases:
(i) identification of all Products, IT Systems, non-IT Systems; (ii) assessment of repair or replacement requirements; (iii) repair or replacement; (iv) testing; (v) implementation; and (vi) creation of contingency plans in the event of Year 2000 failures.

        The Company will initiate an assessment of all current versions of its Products and believes that this will be completed in the first half of 1999. Even so, whether a complete system or device in which a Product is embedded will operate correctly for an end-user depends in large part on the Year 2000 compliance of the system's other components, most of which are supplied by parties other than the Company. The supplier of the Company's current financial and accounting software has informed the Company that such software is Year 2000 compliant. The Company relies, both domestically and internationally, upon various vendors, government agencies, utility companies, telecommunications service companies, delivery service companies, and other service providers who are outside of the Company's control. There is no assurance that such parties will not suffer a Year 2000 business disruption, which could have a material adverse effect on the Company's financial condition and results of operations.

        To date, the Company has not incurred any material expenditures in connection with identifying or evaluating Year 2000 compliance issues. Most of its expenses have related to the opportunity cost of time spent by employees of the Company evaluating the financial and accounting software, its Products, and general Year 2000 compliance matters. Absent a significant Year 2000 compliance deficiency, management currently estimates that the cost to complete its Year 2000 compliance programs will be between $1.0 million and $1.5 million, which will be expensed as incurred.

        The Company is focusing on identifying and addressing all aspects of its operations that may be affected by the Year 2000 issue and is addressing the most critical applications first. The Company intends to develop and implement, if necessary, appropriate contingency plans to mitigate to the extent possible the effects of any Year 2000 noncompliance. Although the full consequences are unknown, the failure of either the Company's critical systems or those of its material third parties to be Year 2000 compliant would result in the interruption of the Company's business, which could have a material adverse effect on the Company's business, financial condition and results of operations.

        Hazardous Materials; Environmental Matters. The Company's research and development involves the controlled use of hazardous and radioactive materials and biological waste. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. Although the Company believes that its safety procedures for handling and disposing of these materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result and any such liability could exceed the resources of the Company. Although the Company believes that it is in compliance in all material respects with applicable environmental laws and regulations and currently does not expect to make material additional capital expenditures for environmental control facilities in the near-term, the Company may in the future be required to incur significant costs to comply with environmental laws and regulations, and there can be no assurance that the operations, business or assets of the Company will not be materially or adversely affected by current or future environmental laws or regulations.

        Reliance on Pharmaceutical Industry; Uncertainty of Health Care Reform and Related Matters. The Company expects that all of its revenues in the foreseeable future will be derived from products and services provided to the pharmaceutical and biotechnology industries. Accordingly, the Company's success in the foreseeable future is directly dependent upon the success of the companies within those industries and their continued demand for the Company's products and services. The Company's operations may in the future be subject to substantial period-to-period fluctuations as a consequence of reductions and delays in research and development expenditures by companies in these industries resulting from factors such as changes in economic conditions, changes in the regulatory environment affecting health care and health care providers, pricing pressures, market-driven pressures on companies to consolidate and reduce costs, and other factors affecting research and development spending. The occurrence of any of the foregoing factors could have a material adverse effect on the Company's business, financial condition and results of operations.

        Risk of Business Interruption. The Company conducts all of its sequencing and a significant portion of its other activities at its facilities in Palo Alto, California, and conducts all of microarray-related operations at its facilities in Fremont, California. Both locations are in a seismically active area. Although the Company maintains business interruption insurance, the Company does not currently have, nor does it plan to obtain, earthquake insurance. A major catastrophe (such as an earthquake or other natural disaster) could result in a prolonged interruption of the Company's business.

Factors Relating to Incyte General

        Uncertain Effects of the Synteni Merger. The combination of Synteni and the Company involves several potential operating and business risks, including the integration of Synteni's and Incyte General's businesses and management in a timely, efficient and effective manner, the timely integration of Synteni's microarray technology and services with Incyte General's database products and services, integration of the respective sales and marketing and research and development efforts, and any resultin loss of efficiency or loss of employees. The combined companies may not realize any revenue enhancements or cost savings. Also, any cost savings that are realized due to the merger may be offset by increases in other expenses or operating losses, including losses due to problems in integrating the two companies. See "--Factors Relating to Both Incyte General and Incyte Genetics--Risks Associated With Acquisitions." Although Incyte General believes that beneficial synergies will result from the Synteni merger, the combination of the two companies' businesses, even if achieved in an efficient, effective and timely manner, may not result in combined results of operations and financial condition superior to what would have been achieved by each company independently, and may take longer than expected. See "--Factors Relating to Incyte General--History of Operating Losses; Uncertainty of Continued Profitability or Revenues."

         History of Operating Losses; Uncertainty of Continued Profitability or Revenues. For the years ended December 31, 1996 and 1995, Incyte General had net losses of $7.5 million and $9.9 million, respectively, and as of June 30, 1998, Incyte General had an accumulated deficit of $20.9 million. Incyte General has experienced substantial revenue growth since 1995 and has reported quarterly profits since the first quarter of 1997. However, Incyte General may not be able to maintain revenue growth or profitability. Incyte General's continued investment in new product and technology development, obligations under existing and future research and development alliances, and increased investment in marketing, sales and customer service will require a continued increase in expenditures in 1998 and beyond. Synteni's ability to contribute to the profitability of Incyte General will be dependent on the ability of Incyte General to obtain high volume customers for microarray services and the costs associated with increasing microarray production capacity. Prior to the merger, Synteni's microarray service agreements consist of small volume pilot or feasibility agreements. Incyte General's ability to achieve and maintain significant revenues will be dependent upon its ability to obtain additional database collaborators, retain existing collaborators, and expand its customer base for microarray services. Incyte General's ability to maintain profitability will be dependent upon its ability to obtain database collaborators, expand its customer base for microarray services, the level of expenditures necessary for Incyte General to maintain and support its services to its collaborators, and the extent to which it incurs research and development, investment, acquisition-related or other expenses related to the development and provision of its products and services to database collaborators. While, as of August 1998, Incyte General had twenty-one database agreements, Incyte General may be unable to enter into any additional collaborations. Further, Incyte General's database agreements typically have a term of three years. Some of these agreements require Incyte General to meet certain performance obligations. These agreements may not be renewed upon expiration, and a database agreement may be terminated earlier by a collaborator if Incyte General breaches the agreement and fails to cure such breach within a specified period. The loss of revenues from any database collaborator could have a material adverse effect on Incyte General's business, financial condition and results of operations.

        Part of Incyte General's commercialization strategy is to license to database collaborators Incyte

General's patent rights to individual partial genes or full-length cDNA sequences from Incyte General's proprietary sequence database, for development as potential pharmaceutical, diagnostic or other products. Any potential product that is the subject of such a license will require several years of further development, clinical testing and regulatory approval prior to commercialization. Accordingly, Incyte General does not expect to receive any milestone or royalty payments from any such licenses for a substantial period of time, if at all.

        Fluctuations in Operating Results. Incyte General's operating results may fluctuate significantly from quarter to quarter as a result of a variety of factors, including: changes in the demand for Incyte General's products and services; the pricing of database access to database collaborators; the nature, pricing and timing of other products and services provided to Incyte General's collaborators; changes in the research and development budgets of Incyte General's collaborators and potential collaborators; capital expenditures; acquisition and licensing costs and other costs related to the expansion of Incyte General's operations, including operating losses of acquired businesses such as Synteni; the introduction of competitive databases or services; and expenses related to, and results of, litigation and other proceedings relating to intellectual property rights. In particular, Incyte General has a limited ability to control the timing of database installations, there is a lengthy sales cycle required for Incyte General's database products, Incyte General's revenue levels are difficult to forecast, the time required to complete custom orders can vary significantly and Incyte General's increasing investments in external alliances could result in significant quarterly fluctuations in expenses due to the payment of milestones, license fees or research payments.

        Incyte General's equity investments may require Incyte General to record charges for the acquisition of in-process technologies, or to record charges for recognition of the impairment in the value of the securities underlying such investments. See "--Factors Relating to Both Incyte General and Incyte Genetics--Fluctuations in Operating Results."

        To date, Incyte General has not recognized any significant losses on its long-term equity investments. Due to the recent stock market volatility, certain investments held by Incyte General are below the investments book value. The decrease in the market price of these investments is considered temporary and therefore no change in the carrying value of the investments is considered necessary at this time. Incyte General will continue to evaluate its long-term equity investments for impairment on a quarterly basis.

         The need for continued investment in development of Incyte General's databases and related products and services and for extensive ongoing collaborator support capabilities results in significant fixed expenses. If revenue in a particular period does not meet expectations, Incyte General may not be able to adjust significantly its level of expenditures in such period, which would have an adverse effect on Incyte General's operating results. Incyte General may also experience difficulty in forecasting levels of operating expenditures for, and integration-related expenses with respect to, subsidiaries acquired through acquisitions, at least until a substantial period of time has passed since the acquisition date. This is particularly true when attempting to forecast expenditure levels for acquired businesses that focus on technologies for which there is not yet an established market. Incyte General believes that quarterly comparisons of its financial results will not necessarily be meaningfu and should not be relied upon as an indication of future performance. Due to the foregoing and other unforeseen factors, it is likely that in some future quarter or quarters, Incyte General's operating results will be below the expectations of public market analysts and investors. In such event, the price of Incyte General's Common Stock would likely be materially and adversely affected.

        Competition and Technological Changes. There are a finite number of genes in the human genome, and competitors may seek to identify, sequence and determine in the shortest time possible the biological function of a large number of genes in order to obtain a proprietary position with respect to the largest number of new genes discovered. There are a number of companies, other institutions, and government-financed entities engaged in gene sequencing, gene discovery, gene expression analysis, positional cloning and other genomic service businesses. Many of these companies, institutions and entities have greater financial and human resources than Incyte General. In addition, Incyte General is aware that other companies have developed genomic databases and are marketing, or have announced their intention to market their data to pharmaceutical companies. Incyte General expects that additional competitors may attempt to establish gene sequence, gene expression or other genomic databases in the future.

        In addition, competitors may discover and establish patent positions with respect to gene sequences in Incyte General's databases. Further, certain entities engaged in gene sequencing have made the results of their sequencing efforts publicly available. Celera Genomics Corporation ("Celera") has the goal of sequencing the entire human genome within three years and intends to make the sequence information publicly available. The public availability of gene sequences or resulting patent positions comprising substantial portions of the human genome or microbial or plant genomes could decrease the potential value of Incyte General's databases to Incyte General's collaborators and adversely affect Incyte General's ability to realize royalties or other revenue from commercialization of products based upon this genetic information.

        Some of Incyte General's competitors or potential competitors are in the process of developing, and may successfully develop, proprietary sequencing technologies that may be more advanced than the technology used by Incyte General. In addition, Incyte General is aware that a number of companies are pursuing alternative methods for generating gene expression information, including some that have developed, and are developing, microarray technologies. At least one other company currently offers microarray-based services that might be competitive with those offered by Incyte General. These advanced sequencing or gene expression technologies, if developed, may not be commercially available for purchase or license by Incyte General on reasonable terms, if at all.

        A number of companies have announced their intent to develop and market software to assist pharmaceutical companies and academic researchers in the management and analysis of their own genomic data, as well as the analysis of sequence data available in the public domain. Some of these entities have access to significantly greater resources than Incyte General, and their products may achieve greater market acceptance than Incyte General's products.

        Incyte General's databases also require extensive software support and incorporate features determined by database collaborators' needs. If Incyte General experiences delays or difficulties in implementing its database software or collaborator-requested features, its ability to service its collaborators may be adversely affected, which might have an adverse effect on Incyte General's business and operating results.

        The genomics industry is characterized by extensive research efforts and rapid technological progress. To remain competitive, Incyte General will be required to continue to expand its databases and to enhance the functionality of its bioinformatics and database software. New developments are expected to continue and discoveries by others may render Incyte General's services and potential products noncompetitive.

        Future Capital Needs; Uncertainty of Additional Funding. Based upon its current plans, Incyte General believes that its existing resources and anticipated cash flow from operations will be adequate to satisfy its capital needs at least through the next twelve months. However, Incyte General may be unable to obtain additional collaborators or retain existing collaborators for its databases, and its database products and services may not produce revenues which, together with the Incyte General's cash, cash equivalents, and marketable securities, would be adequate to fund its cash requirements. Incyte General's cash requirements depend on numerous factors, including: the ability of Incyte General to attract and retain collaborators for its databases and products and services; expenditures in connection with alliances, license agreements and acquisitions of and investments in complementary technologies and businesses; competing technological and market developments; the cost of filing, prosecuting defending and enforcing patent claims and other intellectual property rights; the purchase of additional capital equipment, including capital equipment necessary to ensure Incyte General's sequencing and microarray operations remain competitive; capital expenditures required to expand Incyte General's facilities; costs associated with the integration of new operations assumed through mergers and acquisitions; and funding requ;irements of Incyte Genetics. Incyte General has committed to Incyte Genetics to provide $20 million in cash and will provide additional funding, as appropriate, in the form of loans or investment. Incyte General expects to continue to fund future operations with revenues from database products and services in addition to using its current cash, cash equivalents, and marketable securities. Changes in Incyte General's research and development plans or other changes affecting Incyte General's operating expenses may result in changes in the timing and amount of expenditures of Incyte General's capital resources. If additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to Incyte General's existing stockholders. Additional funding, if necessary, may not be available on favorable terms, if at all. If adequate funds are not available, Incyte General may be required to curtail operations significantly or to obtain funds through entering into collaborative arrangements that may require Incyte General to relinquish rights to certain of its technologies, product candidates, products or potential markets.

Factors Relating to Incyte Genetics

        New and Uncertain Business; Product Development Risk. Incyte Genetics' business is based on products, including databases, and services to assist pharmaceutical companies in the identification and correlation of genetic variation to disease and drug response. This business is new and unproven.

        Incyte Genetics' products will focus on SNPs, one type of genetic variation. The role of SNPs in disease and drug response is not fully understood, and relatively few therapeutic or diagnostic products based on SNPs have been developed and commercialized. Incyte Genetics believes that pharmaceutical companies will be interested in its products and services due to their belief that certain SNPs correlate with a patient's disease prognosis, disease susceptibility, ability to respond to a particular drug or class of drugs and in particular with a patient's susceptibility to adverse drug reactions. With the exception of a few anecdotal examples, these correlations between SNPs and disease and drug response are unproven. Furthermore, the process to identify statistically significant correlations is time-consuming and could involve the collection and screening of a large number of patient samples. Incyte Genetics has not yet discovered the SNPs that would be the subject of these correlation studies, and does not currently have access to the patient samples needed, or access to a technology proven to be able to rapidly detect pre-determined SNPs reproducibly and at a low cost in large numbers of patient samples. Most SNPs may occur at a frequency in the population that is too low to warrant their use in analyzing genetic variation in patients. It may be difficult to identify SNPs that both correlate with patient disease and drug response as well as occur at a high enough frequency to justify their use by pharmaceutical companies in drug development or in disease management. Incyte Genetics' strategy of using high-throughput mutation detection processes and sequencing to identify SNPs and genes rapidly and obtain proprietary rights in as many SNPs and genes as possible is also unproven. In addition, ethical and social concerns about the confidentiality of patient specific genetic information and about the use of genetic testing for diagnostic purposes could adversely affect the market acceptance of Incyte Genetics' products or those developed by its collaborators.

        Incyte Genetics' success will also depend upon its ability to develop, use and enhance new and relatively unproven technologies. Among other things, Incyte Genetics will need to improve the throughput of Hexagen's fSSCP SNP-discovery technology. Incyte Genetics may not be able to achieve these necessary improvements and other factors may impair its ability to develop the LifeSNP database. The failure to rapidly develop this database would adversely affect Incyte Genetics' business and results of operations.

        Early Stage of Development; Anticipated Operating Losses. Incyte Genetics is at an early stage of development. To date, it has generated only limited revenues from database agreements. All of these revenues relate to the LifeSeq Atlas(TM) database previously developed by the Company. Hexagen, which will be an important part of Incyte Genetics' business, was founded in 1996 and has generated no revenues to date. Incyte Genetics' expansion of its research and development efforts will require substantial increases in expenditures, including the hiring of a substantial number of new employees, over the next several years. As a result, Incyte Genetics currently expects to incur operating losses for at least the next few years. Incyte Genetics may never achieve significant revenues or profitable operations.

         Incyte Genetics believes that, for the next couple of years, it will derive the majority of its revenues from fees paid by pharmaceutical companies in return for access to Incyte Genetics' databases and from fees paid by pharmaceutical companies in return for pharmacogenetic and directed SNP program services. The latter services are not yet offered. Incyte Genetics' LifeSNP and LifeSeq Genome databases are being developed and currently generate no fees. Incyte Genetics' ability to generate significant revenues will depend upon its ability to attract and retain pharmaceutical partners as database subscribers. Only a limited number of pharmaceutical companies are potential subscribers for Incyte Genetics' proposed products and services due to their nature and price. These companies may choose to conduct SNP discovery and analysis in-house, to form an industry consortium, or to work with Incyte Genetics' competitors. Incyte Genetics has not entered into any database or service agreements other than agreements relating to the existing LifeSeq Atlas mapping database, and it may be unable to attract any additional subscribers. Incyte Genetics expects that the database agreements will provide for the payment of milestone and royalty payments from the sale of drugs, diagnostic products and genotyping products derived from the information within the databases. Subscribers may not develop such products or may encounter delays and difficulties in developing and commercializing products based on Incyte Genetics' products and services. Any product developed by a database subscriber will require several years of development, clinical testing and regulatory approval prior to commercialization. Accordingly, Incyte Genetics does not expect to receive any milestone or royalty payments under any collaborative arrangement for a substantial period of time, if at all.

        The level of demand for Incyte Genetics' products and services will be unpredictable due to a number of other factors, including: the possible emergence of competitors offering similar or superior products and services at competitive prices; the extent to which the information in Incyte Genetics' and the Company's databases is made public or is the subject of patents issued to others; Incyte Genetics' ability to establish and enforce proprietary rights to its products; regulatory developments or changes in public perceptions relating to the use of genetic information and the diagnosis and treatment of disease based on genetic information; and technological innovations in gene sequencing, mapping and SNP discovery and detection. Incyte Genetics' ability to achieve profitability will also depend upon the level of expenditures necessary to support its services to subscribers, and the extent to which it incurs research and development, investment, acquisition-related or other expenses.

         Incyte Genetics' operating results will be affected by losses and expenses relating to its equity interest in diaDexus and any other strategic investments Incyte Genetics might make in the future. Although it has no specific plans at this time, Incyte Genetics will consider making strategic equity investments in businesses perceived to be complementary. These investments may be illiquid, may require Incyte Genetics to record losses or expenses related to its proportionate ownership interest, to record charges for acquisition of in-process technologies, or to record charges relating to the impairment in the value of its investments. In addition, any investments in external alliances could result in significant quarterly fluctuations in expenses due to the payment of milestones, license fees or research payments.

        Uncertain Effects of the Hexagen Acquisition. The acquisition of Hexagen involves several potential risks, including the uncertainties associated with attempting to integrate Hexagen's and Incyte Genetics's businesses, management, technologies and research and development efforts. This integration has begun only very recently, and it may result in a loss of efficiency or employees, or may otherwise be unsuccessful. The timely development of the LifeSNP database will depend upon the successful integration of Hexagen's fSSCP technology into Incyte Genetics' technologies and processes, and also upon Incyte Genetics' ability to improve the throughput of Hexagen's fSSCP technology. Incyte Genetics may not be able to achieve these necessary improvements. The discovery of SNPs is a competitive area and other companies may develop or obtain access to SNP discovery and detection platforms, which Incyte Genetics may not be provided access to, that may make Hexagen's fSSCP technology obsolete.

        Need for Additional Funding. Incyte Genetics will require substantial additional funding to develop its databases and other products and services, and to market any products and services that may be developed. Incyte Genetics currently anticipates requiring total funds of approximately $100 million to $150 million through the year 2000. Initially, Incyte General has committed to provide Incyte Genetics with $20 million in cash. Incyte Genetics intends to fund the remainder of its anticipated cash requirements from third-party sources, including database subscription revenues, strategic equity investments from pharmaceutical companies and/or the proceeds from an Incyte Genetics Public Offering. Other than the LifeSeq AtlasTM database revenues Incyte Genetics currently has no other database subscribers and has no commitments for equity investments. Incyte Genetics' ability to fund its anticipated cash requirements is difficult to predict and dependent on a number of factors, some of which are under the control of Incyte Genetics, and many of which are not. These factors include the receptivity of pharmaceutical companies to Incyte Genetics' products, the utility of SNPs, the ability to raise capital from the equity markets, the effect of competitive efforts, and the progress of Incyte Genetics' research and development efforts. Additional funding may not be available on favorable terms or at all. If adequate funds are unavailable, Incyte Genetics may be required to curtail its research and development and other operations significantly. If operations are curtailed significantly, Incyte Genetics' products and services may not develop in a sufficiently timely manner and its long-term prospects may be materially and adversely affected. In addition, if additional capital is raised through the sale of equity or convertible debt securities, the existing holders of Incyte Genetics Stock could be diluted.

        Competition and Technological Changes. A number of companies, institutions, and government-financed entities are engaged in the study of genetic variation, including gene sequencing, mapping and polymorphism discovery or detection. Many of these companies, institutions and entities have greater financial and human resources than Incyte Genetics. At least three other companies, Celera, Affymetrix, Inc. and Genset, S.A., have announced their intent to market mapping, sequence and/ or polymorphism data to the pharmaceutical industry. Incyte Genetics expects that additional competitors may attempt to establish databases containing such information in the future and that competition in the industry will continue to intensify.

        In addition, competitors may discover and establish patent positions with respect to gene sequences and polymorphisms in Incyte Genetics' databases. One company, Celera, has announced its intention to make the results of its genomic sequencing efforts publicly available. Competitors' patent positions or the public availability of gene sequences and polymorphisms could decrease the potential value of Incyte Genetics' databases and services to the Incyte Genetics' collaborators and adversely affect the Incyte Genetics' ability to realize royalties or other revenue from commercialization of products based upon such information.

        The gene sequencing machines that are utilized in Incyte Genetics' high throughput computer-aided genomic sequencing operations are commercially available and are currently being utilized by at least one competitor. Moreover, the majority owner of Celera has announced the development of a new gel-based sequencing machine that it expects to have ready for commercial production in early 1999, and that a large number of such sequencing machines will be provided to Celera. See "--Factors Relating to Both Incyte General and Incyte Genetics--Dependence on Others."

        The SNP discovery platform used by Incyte Genetics represents a modification of a process that is in the public domain. Although the patent protection is being sought for these improvements, no patents have yet been issued. Other companies could make similar or superior improvements in this process without providing access to the Company to these improvements.

        Incyte Genetics expects that its databases will require extensive software support and will need to incorporate features determined by database collaborators. If Incyte Genetics is delayed or has problems implementing its database software or collaborator-requested features, its ability to service its collaborators may be adversely affected. This could adversely affect Incyte Genetics' business and operating results.

        The genomics and pharmacogenetics industries are characterized by extensive research efforts and rapid technological progress. To remain competitive, Incyte Genetics will have to expand its databases rapidly, enhance the functionality of its bioinformatics and database software and invest in new technologies. In particular, the development of the LifeSNP database will require improvements in the throughput of Hexagen's SNP discovery technology. New developments in the industry are expected to continue, and discoveries by others may render Incyte Genetics' potential products and services noncompetitive.

        Dependence on Incyte General. Incyte Genetics has made no investment in marketing or product sales resources, and currently intends to rely upon Incyte General's marketing and sales staff to market all of the potential products and services to be developed by Incyte Genetics. Sufficient marketing resources may not be available to Incyte Genetics when needed, and the Company may determine that Incyte Genetics needs to have its own marketing and sales staff, which could be difficult and expensive t create. In addition, Incyte Genetics will depend on the sequencing operations of Incyte General. This operation needs to be expanded significantly in order to meet the needs of Incyte Genetics' genomic sequencing program. If sufficient sequencing resources are not available to Incyte Genetics, it may be required to build its own operations or seek third parties capable of meeting Incyte Genetics' sequencing needs. If third party sequencing is needed, there is no assurance that such sequencing capacity would be available, or if not available, that Incyte Genetics would have the resources to build its own operations. Even if Incyte Genetics had sufficient resources, this might cause significant delay in its ability to generate sequence and SNP data or meet potential future obligations under database subscription agreements.

        Management of Incyte Genetics. Incyte Genetics has only recently been formed and its management team is still being completed. Randal W. Scott, President and Chief Scientific Officer of the Company, is also acting as Chief Executive Officer of Incyte Genetics. Mark Bodmer, formerly Chief Executive Officer of Hexagen, has been appointed President of Incyte Genetics. See "--Factors Relating to Both Incyte General and Incyte Genetics--Dependence on Key Employees" and "--Factors Relating to Incyte Genetics--Uncertain Effects of the Hexagen Acquisition."

                        ANNEX J: CERTAIN SCIENTIFIC TERMS




Bioinformatics:       The application of computational tools (algorithmic,
                      database and hardware) to the understanding of complex biological problems and to process, interpret and integrate the very large quantities of biological information.

Chromosome:           DNA is tightly coiled and organized into discrete units,
                      known as chromosomes. Human DNA is organized into 23 chromosomes. Every cell within our body contains two pairs of identical sets of chromosomes.

Clinical Trial:       Any investigation in human subjects intended to discover
                      or verify the clinical, pharmacological and/or other pharmacodynamic effects of an investigational product.

DNA: DNA or deoxyribonucleic acid is a linear strand of four nucleotides: adenine (A), thymine (T), guanine (G) and cytosine (C), also referred to as "bases". The linear sequence of these nucleotides codes for all of the information required for the functions of living organisms, (the "genetic code"). Genomic DNA occurs as a double-stranded molecule, where one strand is paired with another, in a helical form (hence the term "double-helix"). The nucleotide A in one strand is always found paired with the nucleotide T in the other strand, and the nucleotide C is always paired with the nucleotide
                      G. The human genome contains approximately three billion base pairs.

Genes: Genes are the fundamental basis of heredity. They represent discrete regions of the DNA, consisting of an ordered sequence of nucleotides, which contain the instructions for the production of proteins, which mediate all the functions of an organism. Genes are also referred to as the 'coding region' of DNA. The human genome is estimated to contain 100,000 - 150,000 genes, representing only about 5% of the three billion nucleotide bases in DNA.

Genome: An organism's genome refers to its total complement of DNA.

Genomics:             Broadly defined as the discovery and analysis of the
                      structure (sequence), expression and function of all the genes in the genome.

Genetics:             The study of the heredity of genes, sequence diversity
                      between individuals and how such sequence variation affects the function of the gene.

Gene mapping:         Determination of the relative position of genes
                      on a DNA molecule and of the distance between neighboring genes.


Pharmacogenomics:     The application of genomics to discover genes and their
                      functions which mediate disease and drug response.

Pharmacogenetics:     The application of Genetics to discover the effects that
                      gene sequence differences between individuals have on drug response.

Polymorphisms:        DNA sequence differences in the same DNA region which
                      occur among individuals.

SNPs: Single Nucleotide Polymorphisms representing single base variation at a particular position along the DNA sequence, when comparing a DNA region from one individual with its equivalent from another.

PROXY                                                                     PROXY

                           INCYTE PHARMACEUTICALS INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR SPECIAL MEETING -- [MEETING DATE], 1998


ROY A. WHITFIELD, RANDAL W. SCOTT and DENISE M. GILBERT, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of Incyte Pharmaceuticals, Inc. (the "Company") the undersigned is entitled to vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may properly be presented for action at the Special Meeting of Stockholders of the Company to be held at the [Stanford Park Hotel, 100 El Camino Real, Menlo Park,] California on [DAY], [MEETING DATE], 1998 at [_____a.m.] or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR proposals 1, 2, 3 and 4.


------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
                (continued and to be signed on the reverse side)


The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

                                                 Please mark your votes as
                                                 indicated in this example   [X]

1.     To approve the Incyte FOR      AGAINST      ABSTAIN       3.     To approve the            FOR      AGAINST       ABSTAIN
       Genetics Stock                                                   amendment of the
       Proposal, including                                              Company's 1997
       the amendment and                                                Employee Stock
       restatement of the                                               Purchase Plan related
       Company's Restated                                               to the Incyte Genetics
       Certificate of                                                   Stock Proposal.
       Incorporation

2.     To amend the 1991     FOR      AGAINST      ABSTAIN       4.     To approve the            FOR      AGAINST       ABSTAIN
       Stock Plan related to                                            amendment of the
       the Incyte Genetics                                              Company's 1993
       Stock Proposal                                                   Director's  Stock
                                                                        Option Plan related to
                                                                        the Incyte General
                                                                        Stock Proposal.



                           PLEASE MARK, SIGN, DATE AND
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                              PROXY IN THE ENCLOSED
                                    ENVELOPE.

Signature(s)__________________________________________Dated:______________, 1998
Please sign exactly as your name or name(s) appear in this proxy. When signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign
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